Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of

December 16, 2009

among

NAVISTAR FINANCIAL CORPORATION,

and

NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO

MULTIPLE, ENTIDAD NO REGULADA

as Borrowers

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

BANK OF AMERICA, N.A.,

as Syndication Agent

and

THE BANK OF NOVA SCOTIA,

as Documentation Agent

J.P. MORGAN SECURITIES INC.

and

BANC OF AMERICA SECURITIES, LLC,

as Joint Book Managers and Joint Lead Arrangers

i

ii

iii

SECTION 12.21.	Blocked Account	96
SECTION 12.22.	USA PATRIOT Act	96
SECTION 12.23.	Consents under the Security Agreement	96

iv

SCHEDULES:

Schedule 2.01 – Commitments

Schedule 5.05 – Disclosed Matters

Schedule 5.10 – Subsidiaries

Schedule 8.02 – Existing Indebtedness

Schedule 8.03 – Existing Liens

Schedule 8.05 – Scheduled Investments

EXHIBITS:

Exhibit A	– Form of Assignment and Acceptance

Exhibit B-1	– Form of Opinion of Borrower’s New York Counsel

Exhibit B-2	– Form of Opinion of Borrower’s General Counsel

Exhibit B-3	– Form of Opinion of Borrowers’ Mexican Counsel

Exhibit C	– Form of Amended and Restated Parents’ Side Agreement

Exhibit D	– Form of Report of Statistical Information

Exhibit E	– Form of Borrowing Request

Exhibit F	– Form of Compliance Certificate

Exhibit G	– Form of Amended and Restated Parent Guarantee

Exhibit H	– Form of Amended and Restated Security Agreement

Exhibit I	– Form of First Amendment to the Security Agreement

Exhibit J	– Form of Blocked Account Agreement

Exhibit K	– Form of Blocked Account Certificate

Exhibit L	– Form of Intercreditor Agreement

Exhibit M	– Form of U.S. Tax Compliance

Exhibit N	– Form of Compliance Certificate

v

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of December 16, 2009, among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”) and NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, a Mexican corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and THE BANK OF NOVA SCOTIA, as Documentation Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers are parties to the Existing Credit Agreement (as defined below);

WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated as set forth below; and

WHEREAS, it is the intent of the parties hereto that this Agreement amend and restate in its entirety the Existing Credit Agreement and evidence the obligations of the Borrowers hereunder;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that, on the Effective Date, the Existing Credit Agreement will be amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor agent appointed in accordance with Article X hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person (other than, in the case of any Borrower, such Borrower’s respective Subsidiaries) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Margin” means, with respect to Revolving Loans, Swingline Loans and Term Loans, a percentage per annum equal to (a) 3.25% in the case of ABR Loans and (b) 4.25% in the case of Eurodollar Loans.

“Approved Fund” has the meaning set forth in Section 12.04(b).

“Asset Sale” means any Disposition of property or series of related Dispositions of property (excluding the Disposition of obsolete or worn-out property in the ordinary course of business and any Disposition permitted by Section 8.04) that yields gross proceeds to the US Borrower or its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Available Mexican Commitment” means, as at any date of determination (after giving effect to the making, and the application of the proceeds, of any US Revolving Loans required to be made on such date pursuant to Section 2.07), with respect to any Mexican Lender, an amount equal to the lesser of (a) the excess, if any, of (i) the amount of such Mexican Lender’s Mexican Commitment in effect on such date over (ii) such Mexican Lender’s Mexican Commitment Percentage of the aggregate principal amount of Mexican Revolving Loans outstanding on such date and (b) the excess, if any, of (i) the amount of such Mexican Lender’s

US Revolving Commitment in effect on such date over (ii) the amount of the Revolving Credit Exposure of such Mexican Lender on such date.

“Available US Revolving Commitment” means as at any date of determination with respect to any US Lender (after giving effect to the making, and the application of the proceeds, of any US Revolving Loans required to be made on such date pursuant to Section 2.07 or for the prepayment of any outstanding Mexican Revolving Loans), an amount equal to the excess, if any, of (a) the amount of such Lender’s US Revolving Commitment in effect on such date over (b) the Revolving Credit Exposure of such Lender on such date.

“Blocked Account” means the bank account subject to the Blocked Account Agreement.

“Blocked Account Agreement” means the Blocked Account Control Agreement, dated as of the date hereof, substantially in the form of Exhibit J, among the US Borrower, JPMorgan Chase Bank, N.A., as depositary bank and the Administrative Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Borrowers” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means, with respect to each Borrower as applicable, (a) Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Date” has the meaning set forth in Section 2.07.

“Borrowing Request” means a request, substantially in the form of Exhibit E, by the US Borrower for a US Revolving Borrowing in accordance with Section 2.06 or a request by the Mexican Borrower for a Mexican Revolving Borrowing in accordance with Section 3.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Market Transaction” means the issuance or sale in a registered public offering, Rule 144A/Regulation S transaction or private placement of Capital Stock (including equity-linked securities) or notes, debentures, instruments or other debt securities with a maturity in excess of one year from the Maturity Date (provided that Capital Market Transaction shall exclude any Qualified Securitization Transaction).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Balance” means Unrestricted Cash of the US Borrower and its Subsidiaries minus (i) any amounts utilized for normal operating expenses of the US Borrower and its Subsidiaries consistent with the US Borrower’s and its Subsidiaries’ past business practices, (ii) amounts utilized to purchase receivables in the normal course of business, (iii) amounts utilized to make payments of permitted dividends consistent with the US Borrower’s past business practices and (iv) amounts on deposit in the Blocked Account.

“Change in Control” means the occurrence of one or more of the following events: (i) any Person or group (within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than employee or retiree benefit plans or trusts sponsored or established by the Parent, the US Borrower or International, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 35% or more of the combined voting power of the Parent’s then outstanding voting stock; (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors of the Parent: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of the office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Parent) whose appointment or election by the Board of Directors or nomination for election by the Parent’s stockholders was approved by the vote of a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; and (iii) the stockholders of the Parent shall approve any Plan of Liquidation.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 4.10(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Revolving Loans, or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Collateral” means all property of the US Borrower, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Coverage Ratio” means, at any date of determination, the ratio of (i) the Eligible Collateral to (ii) the aggregate principal amount of Term Loans and Revolving Credit Exposures and the aggregate principal amount (or its equivalent (including the net mark to market obligations under Secured Interest Rate Agreements, as defined in the Security Agreement)) in respect of the other obligations secured under the Security Agreement.

“Commitment Fee Rate” means 0.75% per annum.

“Commitments” means, collectively, the US Commitments and the Mexican Commitments.

“Consolidated Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated Tangible Net Worth on such date.

“Consolidated Tangible Net Worth” means, on any date, the consolidated stockholders’ equity of the US Borrower and its consolidated Subsidiaries less, without duplication, (a) their consolidated Intangible Assets and (b) all Redeemable Preferred Stock (if any), all determined as of such date. For purposes of this definition, “Intangible Assets” means the amount (to the extent reflected in determining such consolidated stockholders’ equity) of (i) all investments in Subsidiaries of the US Borrower other than consolidated Subsidiaries and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

“Consolidated Total Debt” means, on any date, the outstanding Indebtedness of the US Borrower and its consolidated Subsidiaries determined on a consolidated basis as of such date; provided that the amount of such Indebtedness shall be (a) increased by all Debt Discount Adjustments (if any) applicable thereto (to the extent not included in determining the amount of such Indebtedness) and (b) decreased by (i) the aggregate principal amount of all Warehousing Debt outstanding on such date and (ii) the aggregate principal amount of Indebtedness incurred in connection with Qualified Securitization Transactions outstanding on such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Customary Securitization Undertaking” means, with respect to any Person, any obligation of such Person under a Permitted Receivables Document that is of a type customarily arising on the part of a seller or servicer of Receivables in securitization transactions of the same general type as the transaction contemplated by such Permitted Receivables Document, including without limitation, any obligation to (A) purchase or repurchase Receivables or related assets upon the occurrence of certain events, (B) service Receivables or related assets, (C) fund a spread or reserve account at the time of the sale of Receivables, rights to receive income from Receivables or undivided interests in Receivables or (D) indemnify other Persons; provided that the term “Customary Securitization Undertaking” shall not include any obligation to the extent that it (i) results from credit losses on receivables or (ii) constitutes a direct obligation of such Person to repay any Indebtedness issued or incurred by any other Person or to indemnify any Person for losses resulting from the nonpayment of any such Indebtedness or to provide additional capital to, or maintain the financial condition or otherwise support the credit of, the obligor in respect of such Indebtedness (except any obligation to provide additional funds to Subsidiaries of the US Borrower as part of any Qualified Securitization Transaction).

“Debt Discount Adjustment” means at any time, with respect to any interest-bearing Indebtedness for Borrowed Money of the US Borrower or any of its consolidated Subsidiaries, the amount (if any) by which (a) the full outstanding principal amount of such Indebtedness for Borrowed Money exceeds (b) the amount of the liability reflected on the books of the US Borrower or such consolidated Subsidiary with respect to such Indebtedness for Borrowed Money. Without limiting the generality of the foregoing, it is understood that the concept of a “Debt Discount Adjustment” would not apply to non-interest bearing commercial paper issued at a discount or “zero coupon” bonds.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent after notice to the US Borrower and such Lender, that has (a) failed to fund any portion of its Revolving Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, unless such Lender’s failure to fund such Loan is based on such Lender’s good faith determination that the conditions precedent to funding such loan under this Agreement have not been satisfied and such Lender has notified the Administrative Agent in writing of such, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within five Business Days after a written request by the Administrative Agent (based on the reasonable belief that it may not fulfill its funding obligations and a copy of which was sent to the US Borrower), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, unless the subject of a good faith dispute, provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within five Business Days of the date when due, unless the subject of a good faith dispute, or (e) in the case of a Revolving Lender, (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action authorizing, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action authorizing, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment (unless in the case of any Lender referred to in this clause (e) the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder); provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof.

“Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule 5.05.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Eligible Collateral” means, as at any date of determination (a) the sum of “Finance receivables, net,” “Net investment in operating leases,” “Cash and cash equivalents” and “Vehicle inventory,” each as set forth in the US Borrower’s financial statements as of such date plus (b) the sum of retail reserve account, fixed assets, TRIP spread and reserve account, wholesale subordinated interest, retail accounts subordinated interest, wholesale restricted cash and other restricted cash, each calculated consistent with the US Borrower’s past practices as of such date less (c) the sum of “Borrowings secured by asset-backed securities,” “Borrowing secured by operating and finance leases,” and “Retail notes and finance leases in TRIP” or any similar items from time to time, each as set forth in the US Borrower’s financial statements as of such date.

“Equalization Date” means any date on which either (a) an Event of Default described in clause (i) or (j) of Article IX has occurred or (b) the Commitments shall have been terminated prior to the Maturity Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to Article IX.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the US Borrower, is treated as a single employer under Section 414(b) or (c) of the

Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” or an “unpaid minimum required contribution,” as applicable (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the US Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the US Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the US Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the US Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the US Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article IX.

“Existing Credit Agreement” means the Credit Agreement (as amended, supplemented or otherwise modified prior to the date hereof), dated as of July 1, 2005, among the Borrowers, Arrendadora Financiera Navistar, S.A. de C.V., Organización Auxiliar de Crédito, Servicios Financieros Navistar, S.A. de C.V., Sociedad Financiera de Objecto Limitado, Navistar Comercial, S.A. de C.V., the banks listed therein and JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and The Bank of Nova Scotia, as documentation agent.

“Facility” means each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”) and (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“First Lender” has the meaning set forth in Section 12.18(b).

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) the sum of (i) consolidated interest expense of the US Borrower and its consolidated Subsidiaries, (ii) consolidated income of the US Borrower and its consolidated Subsidiaries before income taxes, (iii) dividends on any preferred stock of the US Borrower or other scheduled payments of a similar nature and (iv) any International Contributions with respect to any fiscal quarter during such period to (b) the sum of (i) consolidated interest expense of the US Borrower and its consolidated Subsidiaries and (ii) dividends on any preferred stock of the US Borrower or other scheduled payments of a similar nature.

“Foreign Lender” means, in respect of any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, Mexico, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 12.04(h).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including an aval and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include (i) endorsements for collection or deposit or (ii) standard contractual indemnities, each in the ordinary course of business or (iii) any Customary Securitization Undertaking. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person’s maximum reasonably anticipated liability (assuming such Person is required to perform) in respect thereof as determined by such Person in good faith.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“IMSS” means the Instituto Mexicano del Seguro Social or Mexican Social Security Institute.

“Increased Amount Date” has the meaning set forth in Section 4.16(a).

“Indebtedness” of any Person means on any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Guarantees by such Person of Indebtedness of others, (d) all Capital Lease Obligations of such Person and (e) all obligations, contingent or otherwise, of such Person to reimburse issuers of letters of credit, surety bonds or similar obligations for payments made to repay, purchase or otherwise retire any Indebtedness referred to in the foregoing clauses (a) through (d), excluding trade payables and accrued expenses.

“Indebtedness for Borrowed Money” means the types of Indebtedness referred to in clauses (a) and (b) of the definition of “Indebtedness”.

“Index Debt” means senior, unsecured, long-term Indebtedness for Borrowed Money that is not guaranteed by any other Person or subject to any other credit enhancement.

“INFONAVIT” means the Mexican Instituto del Fondo Nacional de la Vivienda para los Trabajadores or Workers’ Housing Fund Institute.

“Intercompany Loan Agreements” means each agreement from time to time creating or evidencing any Indebtedness owing from time to time to the US Borrower from one of its Subsidiaries.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, executed and delivered by Wells Fargo, the Administrative Agent, the Trustee and the US Borrower, substantially in the form of Exhibit L hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Interest Election Request” means a request by any Borrower to convert or continue a Borrowing in accordance with Section 4.02.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six, or nine months (or, if available from the relevant Lenders, twelve months or other period requested by the relevant Borrower) thereafter, as the relevant Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“International” means Navistar, Inc. (formerly known as International Truck and Engine Corporation), a Delaware corporation.

“International Contribution” means a contribution from International pursuant to the Parents’ Side Agreement with respect to any fiscal quarter so long as such contribution from International is made on or after the first day of such fiscal quarter and on or prior to the day that is three business days following the date of delivery of the financial statements for the relevant fiscal quarter (or, if earlier, the date a quarterly or annual report containing such financial statements is required to be filed with the SEC) (it being understood that each such contribution shall be credited with respect to only one fiscal quarter; provided that such credit shall be effective as to such fiscal quarter for all periods in which such fiscal quarter is included).

“Investments” has the meaning set forth in Section 8.05.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder (or any affiliate thereof in its capacity as issuer of Letters of Credit hereunder), and its successors in such capacity as provided in Section 2.09(i).

“Joinder Agreement” has the meaning set forth in Section 4.16(a).

“Joint Lead Arrangers” means J.P. Morgan Securities Inc. and Banc of America Securities LLC.

“KPMG” means KPMG LLP.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Letters of Credit that have not yet been reimbursed by or on behalf of the US Borrower at such time. The LC Exposure of any US Lender in respect of any Letter of Credit shall be its US Funding Revolving Commitment Percentage (determined on the date of issuance thereof, as reduced or increased by any assignment effected in accordance with Section 12.04) of the LC Exposure in respect of such Letter of Credit, as reduced by any reduction of such Letter of Credit or any reimbursed drawings thereunder.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to Section 2.09.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters “LIBOR01” screen (or on any successor or substitute page provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, assignment, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Loan Documents” means this Agreement, the Security Documents, the Notes, the Parent Guarantee, the Parents’ Side Agreement, the Intercreditor Agreement and any amendment, waiver, supplement or any other modification to any of the foregoing.

“Majority Facility Lenders” means with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Credit Exposure, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

“Master Intercompany Agreement” means the Amended and Restated Master Intercompany Agreement, dated as of April 1, 2007, between the US Borrower and International, as amended by the Treasurer’s Agreement Number 1, dated as January 30, 2009 and the Treasurers’ Agreement Number 2, dated as of July 31, 2009, and as further amended, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the US Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of any Loan Document or the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements in an aggregate principal amount exceeding (a) $10,000,000, in the case of the US Borrower, and (b) $5,000,000, in the case of the Mexican Borrower. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means the third anniversary of the Effective Date, which date is December 16, 2012.

“Mexican”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are being made to the Mexican Borrower.

“Mexican Borrower” has the meaning set forth in the Preamble to this Agreement.

“Mexican Change in Control” shall occur in the event that the Parent ceases to own, directly or indirectly, more than 50% of the voting capital stock of the Mexican Borrower.

“Mexican Commitment” means, with respect to each Mexican Lender, the commitment of such Lender to make Mexican Revolving Loans hereunder, in an aggregate amount not to exceed at any time outstanding the lesser of (i) the amount initially set forth opposite such Lender’s name on Schedule 2.01 under the heading “Mexican Commitment” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Mexican Commitment, as applicable, and (ii) the US Commitment of such Mexican Lender, as either such commitment may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The original aggregate principal amount of the Mexican Commitments is $100,000,000.

“Mexican Commitment Percentage” means, as to any Mexican Lender at any time, the percentage which such Lender’s Mexican Commitment then constitutes of the aggregate Mexican Commitments of all Mexican Lenders (or, if the Mexican Commitments have terminated or expired, the percentage shall be determined based upon the Mexican Commitments most recently in effect, giving effect to any assignments).

“Mexican Lender” means each Lender having an amount greater than zero set forth opposite such Lender’s name in Schedule 2.01 under the heading “Mexican Commitment” and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance with respect to a Mexican Commitment. Any US Lender may cause a branch or affiliate of such US Lender to make available its Mexican Commitment and to make the Mexican Loans thereunder, and the term “Mexican Lender” shall include such branch or affiliate in such capacity where the context permits.

“Mexican Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Mexican Revolving Loans and interest accruing after the filing of any petition in bankruptcy (“concurso mercantil” or “quiebra”), or the commencement of any insolvency, reorganization or like proceeding, relating to the Mexican Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Mexican Revolving Loans and all other obligations and liabilities of the Mexican Borrower to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Mexican Borrower pursuant to the terms of this Agreement) or otherwise.

“Mexico” means the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) or (b) in connection with any Capital Markets Transaction, the proceeds thereof in the form of cash, net of attorneys’ fees, accountants’ fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Lender” has the meaning set forth in Section 4.16(b).

“New Term Loans” has the meaning set forth in Section 4.16(a).

“New Term Loan Commitments” has the meaning set forth in Section 4.16(a).

“NFC Receivables Purchase Agreement” means the Receivables Purchase Agreement between the US Borrower and TRIP, dated as of October 16, 2000, as such agreement may be amended or supplemented from time to time.

“NFRRC” means Navistar Financial Retail Receivables Corporation, a Delaware corporation, and its successors.

“NFSC” means Navistar Financial Securities Corporation, a Delaware corporation, and its successors.

“Non-Excluded Taxes” has the meaning set forth in Section 4.12(a).

“Non-Mexican Lender” means each US Lender which is not a Mexican Lender.

“Note” has the meaning set forth in Section 4.04(e).

“Other Lender” has the meaning set forth in Section 12.18.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” means Navistar International Corporation, a Delaware corporation.

“Parent Guarantee” means the Amended and Restated Parent Guarantee, dated as of the date hereof, substantially in the form of Exhibit G, as amended, supplemented, or otherwise modified from time to time.

“Parents’ Side Agreement” means the Second Amended and Restated Parents’ Side Agreement, substantially in the form of Exhibit C, dated as of the date hereof, by the Parent and International for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

“Past Due Serviced Retail Notes” at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Retail Notes with respect to which any amount payable is more than 60 days past due at the end of such month.

“Past Due Serviced Wholesale Notes” at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Wholesale Notes (or installments thereof) which are more than one month past due at the end of such month.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or governmental charges that are not yet due or are being contested in compliance with Section 7.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days or (ii) are being contested in compliance with Section 7.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health insurance and other social security laws or regulations and withholding taxes;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the relevant Borrower or any of its Subsidiaries;

(f) Liens arising from judgments, decrees or attachments that do not constitute an Event of Default hereunder;

(g) Liens arising from precautionary Uniform Commercial Code financing statements filed in connection with operating leases of the US Borrower or its Subsidiaries;

(h) any interest or title of a licensor, lessor or sublessor under any license, lease or sublease entered into by any Borrower in the ordinary course of business and covering only the assets so licensed, leased or subleased; and

(i) Liens arising in connection with any Qualified Securitization Transaction;

provided that, with respect to clauses (a) through (h) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twenty-four months from the date of acquisition;

(b) certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any commercial bank incorporated under the laws of the United States of America, any state thereof or the District of Columbia having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(c) repurchase obligations or securities lending arrangements for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d) commercial paper having a rating of at least “A-2” from S&P or “P-2” from Moody’s and in each case maturing within 270 days after the date of acquisition or asset-backed securities having a rating of at least “A” from S&P or “A2” from Moody’s and in each case maturing within thirty-six months after the date of acquisition;

(e) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank has, at the time of the Investment therein, (1) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100,000,000 and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Investment therein, are rated at least “A” from S&P or “A2” from Moody’s;

(f) obligations (including, but not limited to demand or time deposits, bankers’ acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof and (B) such depository institution or trust company has at the time of the Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100,000,000 and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Investment therein or contractual commitment providing for such Investment, are rated at least “A” from S&P or “A2” from Moody’s; and

(g) money market funds at least 95% of the assets of which constitute Permitted Investments of the kinds described in clauses (a) through (e) of this definition.

Notwithstanding the foregoing, Investments which would otherwise constitute Permitted Investments of the kinds described in clauses (a), (b), (c) and (d) that are permitted to have maturities in excess of twelve months shall only be deemed to be Permitted Investments under this definition if and only if the total weighted average maturity of all Permitted Investments of the kinds described in clauses (a), (b), (c) and (d) does not exceed twelve months on an aggregate basis.

“Permitted Receivables Document” means any document to which the US Borrower or any Subsidiary of the US Borrower is a party that relates to a sale or transfer by the US Borrower or such Subsidiary of Receivables, undivided interests therein or rights to receive income therefrom.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the US Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Liquidation” means, with respect to the Parent, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Parent to holders of capital stock of the Parent.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Qualified Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the US Borrower or any of its Subsidiaries in connection with or reasonably related to (a) a transaction or series of transactions in which the US Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or interests therein secured by the goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the US Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all security interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, (b) financing transactions based upon receivables that are in the ordinary course of business for a finance company at the time of the consummation thereof so long as the recourse to the US Borrower (excluding residual guarantees) is no greater than 15% or (c) financing transactions pursuant to that certain Note Purchase Agreement dated as of the date hereof, among Navistar Financial Asset Sales Corp., the US Borrower and Wells Fargo and the other Basic Documents (as defined therein); provided that the foregoing shall not apply to the Wells Fargo Secured Agreement.

“Receivables” means, as the context may require, either (a) all assets of the types classified under the heading “Finance Receivables” on the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 2008 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2008 Annual Report and reported on by KPMG or (b) the aggregate Unpaid Balances thereof or (c) equipment on operating leases.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the US Borrower or its Subsidiaries that yields gross proceeds to the US Borrower or its Subsidiaries in excess of $10,000,000.

“Redeemable Preferred Stock” means preferred stock of the US Borrower which is required, or at the option of the holder may be required, to be redeemed or repurchased at any time.

“Reimbursement Obligation” means the obligation of the US Borrower to reimburse the Issuing Lender for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount” means with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the US Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 4.06(a) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the US Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the US Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in the business of the US Borrower and its Subsidiaries.

“Reinvestment Prepayment Amount” means with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the business of the US Borrower and its Subsidiaries.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the US Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in business of the US Borrower and its Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.

“Register” has the meaning set forth in Section 12.04(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, employees, agents and advisors of such Person and such Person’s Affiliates.

“Requested Mexican Loans” has the meaning set forth in Section 2.07.

“Required Lenders” means, at any time, the holders of more than 50% of (a) until the Effective Date, the US Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the aggregate US Revolving Commitments then in effect; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article IX, and for all purposes after the Loans become due and payable pursuant to Article IX or the Commitments expire or terminate, “Required Lenders” means Lenders having Term Loans and Revolving Credit Exposures representing more than 50% of the aggregate amount of the Term Loans and the aggregate Revolving Credit Exposures of all Lenders.

“Responsible Officer” means, (1) with respect to the US Borrower, the chief executive officer, president, chief financial officer, vice president and treasurer, vice president and controller, assistant treasurer and general counsel of such Borrower, but in any event, with respect to financial matters, the vice president and treasurer or the vice president and controller of such Borrower and (2) with respect to the Mexican Borrower, the treasurer, financial director and managing director of such Borrower, but in any event, with respect to financial matters, the treasurer or the financial director of such Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Borrower or any Subsidiary (except dividends payable solely in shares of its capital stock), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of such Borrower or any option, warrant or other right to acquire any such shares of capital stock of such Borrower.

“Retail Accounts” means, as the context may require, (a) all assets of the types classified under the heading “Accounts” in the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 2008 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2008 Annual Report and reported on by KPMG (other than with respect to which the obligor is (i) a dealer in or distributor of products manufactured, assembled or sold by International or any subsidiary of International or (ii) a manufacturer which incorporates, in its products, products manufactured assembled or sold by International or any subsidiary of International) or (b) the aggregate Unpaid Balances thereof.

“Retail Notes” means, as the context may require, either (a) all assets of the types classified under the heading “Retail notes and finance leases” in the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 2008 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2008 Annual Report and reported on by KPMG or (b) the aggregate Unpaid Balances thereof or (c) investment in equipment on operating leases.

“Revolving Commitments” means, collectively, the US Revolving Commitments and the Mexican Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Exposure Percentage” means, on any date with respect to any Lender, the percentage which the Revolving Credit Exposure of such Lender constitutes of the Revolving Credit Exposure of all Lenders.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.06 or Section 3.03.

“Revolving Retail Facility Documents” means the NFC Receivables Purchase Agreement, the Revolving Retail Note Indenture and related documents.

“Revolving Retail Facility Trustee” means the trustee under the Revolving Retail Note Indenture.

“Revolving Retail Note Indenture” means an Indenture between TRIP and the Revolving Retail Facility Trustee, dated as of October 16, 2000, as such agreement may be amended or supplemented from time to time.

“Revolving Retail Notes” means the medium term notes issued by TRIP pursuant to the Revolving Retail Note Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“SAR” means the Mexican Sistema de Ahorro para el Retiro or Savings for Retirement System.

“Securitization Subsidiary” means a wholly owned Subsidiary of the US Borrower which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the US Borrower (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the US Borrower or any other Subsidiary of the US Borrower other than pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the US Borrower or any other Subsidiary of the US Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the US Borrower or any other Subsidiary of the US Borrower, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the US Borrower nor any other Subsidiary of the US Borrower (i) provides any credit support (for the avoidance of doubt, no Intercompany Loan Agreement shall be deemed to constitute “credit support”) or (ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the US Borrower or such Subsidiary than could be obtained from an unrelated Person (other than Standard Securitization Undertakings and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) with which neither the US Borrower nor any Subsidiary of the US Borrower has any obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the US Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolutions of the Board of Directors of the US Borrower giving effect to such designation.

“Security Agreement” means the Amended and Restated Security, Pledge & Trust Agreement dated as of July 1, 2005 between the US Borrower and the Trustee, a copy of which is attached as Exhibit H, as amended by the First Amendment thereto (the “First Amendment to the Security Agreement”), substantially in the form of Exhibit I, to be dated the date hereof.

“Security Documents” means the collective reference to the Security Agreement, the Blocked Account Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of the Borrowers under any Loan Document.

“Serviced Retail Accounts” means, at any time, as the context may require, (a) all outstanding Retail Accounts which the US Borrower or any Subsidiary of the US Borrower owns at such time or which the US Borrower or any Subsidiary of the US Borrower has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

“Serviced Retail Notes” means, at any time, as the context may require, (a) all outstanding Retail Notes which the US Borrower, NFRRC, TRIP or any other Subsidiary of the US Borrower owns at such time or which the US Borrower, NFRRC, TRIP or any other Subsidiary of the US Borrower has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

“Serviced Retail Receivables” means Serviced Retail Notes and Serviced Retail Accounts.

“Serviced Wholesale Notes” means, at any time, as the context may require, (a) all outstanding Wholesale Notes which the US Borrower, NFSC or any other Subsidiary of the US Borrower owns at such time or which the US Borrower, NFSC or any other Subsidiary of the US Borrower has theretofore sold and continues to have an economic interest in (through ownership of a seller certificate, a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

“SPC” has the meaning set forth in Section 12.04(h).

“Standard Securitization Undertakings” means representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means Indebtedness that (i) is unsecured and is subordinated to the US Obligations, (ii) is not Guaranteed by the Parent, International or any subsidiary of the Parent or International, (iii) does not mature or require any scheduled payment of principal or any mandatory repayment or prepayment (contingent or otherwise) prior to the date that is six months after the Maturity Date, and (iv) contains other terms and conditions reasonably acceptable to the Administrative Agent (it being understood that the terms of such Indebtedness shall not include any financial covenants or a default based solely on the occurrence of a Default or Event of Default).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of any Borrower.

“Supermajority Lenders” means, at any time, the holders of at least 66-2/3% of (a) until the Effective Date, the US Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the aggregate US Revolving Commitments then in effect; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article IX, and for all purposes after the Loans become due and payable pursuant to Article IX or the Commitments expire or terminate, “Supermajority Lenders” means Lenders having Term Loans and Revolving Credit Exposures representing at least 66-2/3% of the aggregate amount of the Term Loans and the aggregate Revolving Credit Exposures of all Lenders.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender in respect of any Swingline Loan shall be its US Funding Revolving Commitment Percentage (determined on the date such Swingline Loan is made, as reduced or increased by any assignment effected in accordance with Section 12.04) of the principal amount of such Swingline Loan.

“Swingline Fixed Rate Loan” has the meaning set forth in Section 2.08(b).

“Swingline Interest Period” has the meaning set forth in Section 2.08(b).

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.08.

“Tax Allocation Agreement” means the Tax Allocation Agreement, effective October 1, 1981, between and among International and certain of its subsidiaries, as amended, supplemented or otherwise modified from time to time.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Commitment” means, as to any US Lender, the obligation of such US Lender, if any, to make a Term Loan to the US Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 2.01. The original aggregate principal amount of the Term Commitments is $365,000,000.

“Term Lender” means each US Lender that has a Term Commitment or a New Term Commitment or that holds a Term Loan.

“Term Loan” has the meaning set forth in Section 2.01 and shall include, following the making thereof, any New Term Loan.

“Term Percentage” means, as to any Term Lender, at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Effective Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“(Three-Month Total)” means, when used with respect to any type of Receivables (or portions thereof) at the end of any month, the sum of the aggregate Unpaid Balances of such type of Receivables (or portions thereof) at the end of such month and at the end of each of the immediately preceding two months.

“Total Revolving Commitments” means at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Credit Exposure” means at any time, the aggregate amount of the Revolving Credit Exposure of the Lenders outstanding at such time.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the execution, delivery and performance by the Parent of the Parent Guarantee and by the Parent and International of the Parents’ Side Agreement.

“TRIP” means Truck Retail Instalment Paper Corp., a Delaware corporation, and its successors.

“Trustee” means Deutsche Bank Trust Company Americas.

“2008 Annual Report” means the US Borrower’s 2008 Annual Report on Form 10-K for the fiscal year ended October 31, 2008, in the form delivered to the Lenders prior to the date hereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate.

“Unpaid Balance” means at any time (a) with respect to any Serviced Retail Note, the unpaid amount thereof at such time, including all finance income, whether or not earned, and other amounts due or to become due thereunder, except interest payments not already included in scheduled installments, late payment charges, delinquency charges, extension fees and collection fees, (b) with respect to any Serviced Wholesale Note (or installment thereof), the unpaid principal amount thereof at such time and (c) with respect to any Serviced Retail Account, the net balance of such Account at such time.

“Unrestricted Cash” means all cash and marketable securities of the US Borrower and its Subsidiaries not classified as “Restricted Cash” in accordance with GAAP.

“US”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are being made to the US Borrower.

“US Borrower” has the meaning set forth in the preamble to this Agreement.

“US Commitments” means, collectively, the Term Commitments, the New Term Commitments and the US Revolving Commitments.

“US Funding Revolving Commitment Percentage” means, as at any date of determination (after giving effect to the making, and application of proceeds, of any Loans made on such date pursuant to Section 2.07), with respect to any US Lender, that percentage which the Available US Revolving Commitment of such Lender then constitutes of the aggregate Available US Revolving Commitments; provided that each US Lender’s US Funding Revolving

Commitment Percentage of any US Revolving Loan or Swingline Loan the proceeds of which are applied to refund any Swingline Loan or to pay reimbursement obligations in respect of any Letter of Credit shall be equal to such US Lender’s US Funding Revolving Commitment Percentage of such Swingline Loan or reimbursement obligations (determined on the date on which such Swingline Loans were made or such Letter of Credit was issued, as the case may be, but giving effect to any assignments).

“US Lenders” means each Lender having an amount greater than zero set forth under the heading “US Revolving Commitment” or “Term Commitment” opposite its name on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or a Joinder Agreement with respect to a US Commitment.

“US Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the US Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the US Borrower to the Administrative Agent or to any Lender (or, in the case of Hedging Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedging Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the US Borrower pursuant hereto) or otherwise.

“US Revolving Commitment” means, with respect to each US Lender, the commitment of such Lender to make US Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, in an aggregate amount not to exceed at any time outstanding the amount initially set forth opposite such Lender’s name on Schedule 2.01 under the heading “Total Revolving Commitment” or in the Joinder Agreement or Assignment and Acceptance pursuant to which such Lender shall have assumed its US Revolving Commitment, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The original aggregate principal amount of the US Revolving Commitments is $450,000,000.

“US Revolving Commitment Percentage” means, as to any US Lender at any time, the percentage which such Lender’s US Revolving Commitment then constitutes of the aggregate US Revolving Commitments of all US Lenders (or, if the US Revolving Commitments have terminated or expired, the percentage shall be determined based upon the US Revolving Commitments most recently in effect, giving effect to any assignments).

“Warehousing Collateral” means the collateral securing Warehousing Debt, including, without limitation, any spread account or reserve required to be established under the Revolving Retail Facility Documents or any other relevant securitization documents.

“Warehousing Debt” means as of any date Indebtedness of (a) TRIP owing to holders of the Revolving Retail Notes or (b) the US Borrower or any of its Subsidiaries, in each case with respect to which (i) neither the US Borrower nor any of its Subsidiaries (other than TRIP, in the case of clause (a), or the US Borrower or such Subsidiary, in the case of clause (b)) has any liability, absolute or contingent, direct or indirect, provided that, for purposes of the foregoing, neither the US Borrower nor any of its Subsidiaries shall be deemed to have any liability with respect to any such Indebtedness solely as a result of any Customary Securitization Undertaking of the US Borrower or such Subsidiary, as the case may be, and (ii) recourse for payment thereof is expressly limited to the Warehousing Collateral.

“Wells Fargo” means Wells Fargo Equipment Finance, Inc., a Minnesota corporation.

“Wells Fargo Secured Agreement” means the loans made under the Loan and Security Agreement between the US Borrower and Wells Fargo, dated the date hereof, as such agreement may be amended or supplemented from time to time.

“Wholesale Notes” means, as the context may require, (a) all assets of the types classified under the heading “Wholesale notes” in the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 2008 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2008 Annual Report and reported on by KPMG or (b) the aggregate Unpaid Balances thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement and any other Loan Document, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”), by Type (e.g., a “Eurodollar Loan”), by Borrower (e.g., a “Mexican Loan”), by Class and Type (e.g., a “Eurodollar Revolving Loan”), by Class and Borrower (e.g., a “Mexican Revolving Loan”), by Borrower and Type (e.g., a “Mexican Eurodollar Loan”) or by Class, Type and Borrower (e.g., a “Mexican Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) by Type (e.g., a “Eurodollar Borrowing”), by Borrower (e.g., a “Mexican Borrowing”), by Class and Type (e.g., a “Eurodollar Revolving Borrowing”), by Class and Borrower (e.g., a “Mexican Revolving Loan”), by Borrower and Type (e.g., a “Mexican Eurodollar Loan”) or by Class, Type and Borrower (e.g., a “Mexican Eurodollar Revolving Loan”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if the US Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the US Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (b) if at any time after the Effective Date, any obligations of the US Borrower or any of its Subsidiaries that would not have constituted Indebtedness as of the Effective Date are recharacterized as Indebtedness in accordance with any relevant changes in GAAP, such recharacterized obligations shall not be considered Indebtedness for all purposes hereunder. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of the Parent, the US Borrower or any Subsidiary at “fair value”, as defined therein.

SECTION 1.05. Interpretation. References in this Agreement to the term “sale” with respect to any transfer of Receivables, rights to receive income therefrom or undivided interests therein are deemed to include any transfer which purports to be a sale on the face of the agreement governing such transfer, without regard to whether such transfer would constitute a “true sale” under applicable legal principles. The terms “sell” and “sold”, as used as described in the foregoing sentence, shall have correlative meanings.

ARTICLE II

THE US CREDIT FACILITIES

SECTION 2.01. Term Commitment. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the US Borrower on the Effective Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the US Borrower and notified to the Administrative Agent in accordance with Section 2.02 and Section 4.02(b).

SECTION 2.02. Procedure for Term Loan Borrowing. The US Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the anticipated Effective Date in the case of a Eurodollar Borrowing or (b) on the anticipated Effective Date in the case of an ABR Borrowing) requesting that the Term Lenders make the Term Loans on the Effective Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof.

SECTION 2.03. Repayment of Term Loans. The Term Loan of each Term Lender shall mature in 19 consecutive quarterly installments, commencing on April 30, 2010, and one installment on the Maturity Date, each of which shall be in an amount equal to such Lender’s Term Percentage multiplied by the percentage of the aggregate amount of the Term Loans made on the Effective Date set forth below opposite such installment:

Installment	Percentage

April 30, 2010	0.50%
July 31, 2010	0.25%
October 31, 2010	0.25%
January 31, 2011	0.25%
April 30, 2011	0.25%
July 31, 2011	0.25%
October 31, 2011	0.25%
January 31, 2012	0.25%
April 30, 2012	0.25%
July 31, 2012	0.25%
October 31, 2012	0.25%
Maturity Date	97%

SECTION 2.04. US Revolving Commitments. Subject to the terms and conditions set forth herein, each US Lender agrees to make US Revolving Loans to the US Borrower from time to time during the Availability Period so long as after giving effect thereto (a) the Available US Revolving Commitment of each US Lender is greater than or equal to zero and (b) the aggregate Revolving Credit Exposures of all the Lenders does not exceed the aggregate US Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow US Revolving Loans.

SECTION 2.05. US Revolving Loans and Borrowings. (a) Each US Revolving Loan shall be made as part of a US Borrowing consisting of US Revolving Loans made by the US Lenders ratably in accordance with their US Funding Revolving Commitment Percentages. The failure of any US Lender to make any US Revolving Loan required to be made by it shall not relieve any other US Lender of its obligations hereunder; provided that the US Revolving

Commitments of the US Lenders are several and no US Lender shall be responsible for any other US Lender’s failure to make US Revolving Loans as required.

(b) Subject to Section 4.09, each US Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the US Borrower may request in accordance herewith. Unless otherwise agreed between the US Borrower and the Swingline Lender as provided in Section 2.08(a), each Swingline Loan shall be an ABR Loan. Each US Lender at its option may make any US Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the US Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any US Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each US ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a US ABR Revolving Borrowing may be in an aggregate amount that is equal to (i) the entire unused balance of the total US Revolving Commitments or (ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.09(e) or (iii) that is required to repay any US Revolving Loans as contemplated by Section 2.07(a). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. US Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten US Eurodollar Revolving Borrowings outstanding.

Notwithstanding any other provision of this Agreement, the US Borrower shall not be entitled to request, or to elect to convert or continue, any US Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.06. Procedure for US Revolving Borrowings. To request a US Revolving Borrowing, the US Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a US Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a US ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of a US ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.09(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make a US Eurodollar Borrowing) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the US Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.05:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the US Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 4.01.

If no election as to the Type of US Revolving Borrowing is specified, then the requested US Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the US Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each US Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested US Borrowing.

SECTION 2.07. Certain Borrowings of US Revolving Loans and Refunding of Loans. (a) If on any date (a “Borrowing Date”) on which the Mexican Borrower has requested the Mexican Lenders to make Mexican Revolving Loans (the “Requested Mexican Loans”), (i) any Mexican Lender’s Mexican Commitment Percentage of the Requested Mexican Loans exceeds the Available Mexican Commitment of such Mexican Lender on such date (before giving effect to the making, and application of proceeds, of any Loans required to be made pursuant to this Section 2.07 on such date) and (ii) the amount of such excess is less than or equal to the aggregate Available US Revolving Commitments of all Non-Mexican Lenders (before giving effect to the making, and application of proceeds, of any Loans pursuant to this Section 2.07 on such date), each Non-Mexican Lender shall make a US Revolving Loan to the US Borrower on such date, and the proceeds of such US Revolving Loans shall be simultaneously applied to repay outstanding US Revolving Loans of the Mexican Lenders, in amounts such that, after giving effect to (A) such borrowings and repayments and (B) the making of the Requested Mexican Loans, the Revolving Credit Exposure Percentage of each US Lender will equal (as nearly as possible) its US Revolving Commitment Percentage. To effect such borrowings and repayments, (1) not later than 12:00 Noon, New York City time, on such requested Borrowing Date, the proceeds of such US Revolving Loans shall be made available by each Non-Mexican Lender to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, in immediately available funds, and the Administrative Agent shall apply the proceeds of such US Revolving Loans toward repayment of outstanding US Revolving Loans of the Mexican Lenders and (2) concurrently with the repayment of such Loans on such date, (x) the Mexican Lenders shall, in accordance with the applicable provisions hereof, make the Requested Mexican Loans in an aggregate amount equal to the amount so requested by the Mexican Borrower (but not in any event greater than the aggregate Available Mexican Commitments after giving effect to the making of such repayment of US Revolving Loans on such date) and (y) the US Borrower shall pay to the Administrative Agent for the account of the Lenders whose US Revolving Loans are repaid on such date pursuant to this Section 2.07 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to Section 4.11 in connection with such repayment.

(b) If any borrowing of US Revolving Loans is required pursuant to this Section 2.07, the US Borrower shall notify the Administrative Agent in the manner provided for US Revolving Loans in Section 2.06, except that the minimum borrowing amounts and threshold multiples in excess thereof applicable to ABR Loans set forth in Section 2.05(c) shall not be applicable to the extent that such minimum borrowing amounts exceed the amounts of US Revolving Loans required to be made pursuant to this Section 2.07.

SECTION 2.08. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the US Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not to exceed $50,000,000, so long as after giving effect thereto (i) the Available US Revolving Commitment of each US Lender is greater than or equal to zero and (ii) the aggregate Revolving Credit Exposures of all the Lenders does not exceed the aggregate US Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the US Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan; provided, that the US Borrower and the Swingline Lender may agree that the Swingline Loan shall bear interest at a fixed rate for a fixed interest period (any such Swingline Loan, a “Swingline Fixed Rate Loan”; and any such fixed interest period, a “Swingline Interest Period”). The Swingline Lender shall make each Swingline Loan available to the US Borrower by means of a credit to the general deposit account of the US Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.09(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may, by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time on any Business Day, require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding; provided, that unless a Default has occurred and is continuing, the Swingline Lender shall not make such a request in respect of any Swingline Fixed Rate Loan until the end of the Swingline Interest Period applicable thereto. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s US Funding Revolving Commitment Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s US Funding Revolving Commitment Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the US Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 4.01 with respect to Loans made by such Lender (and Section 4.01 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the US Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the US Borrower (or other party on behalf of the US Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the US Borrower of any default in the payment thereof.

SECTION 2.09. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the US Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the US Borrower to, or entered into by the US Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the US Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the US Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000, (ii) the Available US Revolving Commitment of each US Lender is greater than or equal to zero and (iii) the aggregate Revolving Credit Exposures of all the Lenders shall not exceed the aggregate US Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension; provided that such renewal or extension shall in no event extend beyond the date referred to in the following clause (ii)) and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each US Lender, and each US Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such US Lender’s US Funding Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each US Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s US Funding Revolving Commitment Percentage of each LC Disbursement made in respect of a Letter of Credit by the Issuing Bank and not reimbursed by the US Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the US Borrower for any reason. Each US Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the US Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the US Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the US Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the US Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the US Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the US Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the US Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.06 or Section 2.08 that such payment be financed with a US ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the US Borrower’s obligation to make such payment shall be discharged and replaced by the resulting US ABR Revolving Borrowing or Swingline Loan. If the US Borrower fails to make such payment when due, the Administrative Agent shall notify each US Lender of the applicable LC Disbursement, the payment then due from the US Borrower in respect thereof and such US Lender’s US Funding Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each US Lender shall pay to the Administrative Agent its US Funding Revolving Commitment Percentage of the payment then due from the US Borrower, in the same manner as provided in Section 4.01 with respect to Loans made by such Lender (and Section 4.01 shall apply, mutatis mutandis, to the payment obligations of the US Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the US Lenders. Promptly following receipt by the Administrative Agent of any payment from the US Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that US Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such US Lenders and the Issuing Bank as their interests may appear. Any payment made by a US Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of US ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the US Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The US Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

(ii) any amendment or waiver of or any consent to or departure from all or any of the provisions of any Letter of Credit or this Agreement;

(iii) the existence of any claim, setoff, defense or other right that the US Borrower, any other party guaranteeing, or otherwise obligated with, the US Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, so long as such draft or other document appears on its face to comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders or the Administrative Agent or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the US Borrower’s obligations hereunder, so long as such act or omission to act or delay has not resulted from the gross negligence or willful misconduct of the Issuing Bank, the Lenders or the Administrative Agent.

Neither the Administrative Agent, the US Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the US Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the US Borrower to the extent permitted by applicable law) suffered by the US Borrower that are caused by the Issuing Bank’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct on the part of the Issuing Bank. Without limiting the generality of the foregoing, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the US Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the US Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then, unless the US Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the US Borrower reimburses such LC Disbursement, at the rate per annum then applicable to US ABR Revolving Loans; provided that, if the US Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 4.08(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any US Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the US Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the US Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 4.07(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement and any other Loan Document with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and any other Loan Document with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the US Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, US Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the US Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (i) or (j) of Article IX. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the US Borrower under this Agreement and any other Loan Document. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the US Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in such cash collateral account and all cash and other investment property from time to time credited thereto, and all proceeds thereof. Other than any interest earned on the investment of such deposit, which investments shall be made at the option and sole discretion of the Administrative Agent and at the US Borrower’s risk and expense, such deposit shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements in respect of Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of US Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the US Borrower under this Agreement and any other Loan Document. If the US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the US Borrower within two Business Days after all Events of Default have been cured or waived.

(k) On the Effective Date, the letters of credit outstanding under the Existing Credit Agreement as of the Effective Date shall be deemed to be Letters of Credit pursuant to and in compliance with this Section 2.09 on the Effective Date.

ARTICLE III

THE MEXICAN CREDIT FACILITY

SECTION 3.01. Commitments. Subject to the terms and conditions set forth herein, each Mexican Lender agrees to make Mexican Revolving Loans to the Mexican Borrower from time to time during the Availability Period so long as after giving effect thereto (a) the aggregate principal amount of outstanding Mexican Revolving Loans does not exceed $100,000,000, (b) the Available Mexican Commitment of each Mexican Lender is greater than or equal to zero and (c) the aggregate Revolving Credit Exposures of all the Lenders does not exceed the aggregate US Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Mexican Borrower may borrow, prepay and reborrow Mexican Revolving Loans.

SECTION 3.02. Loans and Borrowings. (a) Each Mexican Revolving Loan shall be made as part of a Mexican Borrowing consisting of Mexican Revolving Loans made by the Mexican Lenders ratably in accordance with their respective Mexican Commitments. The failure of any Mexican Lender to make any Mexican Revolving Loan required to be made by it shall not relieve any other Mexican Lender of its obligations hereunder; provided that the Mexican Commitments of the Mexican Lenders are several and no Mexican Lender shall be responsible for any other Mexican Lender’s failure to make Mexican Revolving Loans as required.

(b) Subject to Section 4.09, each Mexican Revolving Borrowing shall be comprised entirely of Eurodollar Loans. Each Mexican Lender at its option may make any Mexican Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Mexican Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Mexican Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. There shall not at any time be more than a total of ten Mexican Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Mexican Borrower shall not be entitled to request, or to elect to continue, any Mexican Borrowing having an Interest Period ending after the Maturity Date.

SECTION 3.03. Requests for Mexican Revolving Borrowings. To request a Mexican Revolving Borrowing, the Mexican Borrower shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make a Mexican Revolving Borrowing) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Mexican Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 3.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(iv) the location and number of the Mexican Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 4.01.

If no Interest Period is specified, then the Mexican Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Mexican Lender of the details thereof and of the amount of such Mexican Lender’s Loan to be made as part of the requested Borrowing.

ARTICLE IV

TERMS APPLICABLE TO US CREDIT FACILITIES AND MEXICAN CREDIT FACILITY

SECTION 4.01. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 P.M., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.08. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.10(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing or other funding that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing or such other funding, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 4.02. Interest Elections. (a) Each US Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the US Borrower may elect to convert any of its Borrowings to a different Type or to continue any of such Borrowings and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Except as provided in Section 4.09, all Mexican Revolving Loans shall be Eurodollar Loans, and the Mexican Borrower may elect Interest Periods in respect thereof as provided in this Section. Each Borrower may elect different options with respect to different portions of its respective affected Borrowings, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.02 or Section 2.06 if the US Borrower, or Section 3.03 if the Mexican Borrower, as the case may be, were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make the proposed conversion or continuance) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02, Section 2.06 and Section 3.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) in the case of US Borrowings, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the US Borrower fails to deliver a timely Interest Election Request with respect to a US Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the Mexican Borrower fails to deliver a timely Interest Election Request with respect to a Mexican Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Revolving Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding US Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each US Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 4.03. Termination and Reduction of Revolving Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

(b)(i) The US Borrower may at any time terminate, or from time to time reduce, the US Revolving Commitments; provided that (i) each reduction of the US Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the US Borrower shall not terminate or reduce the US Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 4.05, the Available US Revolving Commitment or Available Mexican Commitment of any Lender would be less than zero.

(ii) The US Borrower may at any time terminate, or from time to time reduce, the Mexican Commitments; provided that (i) each reduction of the Mexican Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the US Borrower shall not terminate or reduce the Mexican Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 4.05, the Available Mexican Commitment of any Mexican Lender would be less than zero.

(c) The US Borrower shall notify the Administrative Agent of any election to terminate or reduce the US Revolving Commitments or the Mexican Commitments, as the case may be, under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the US Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the US Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the US Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the US Revolving Commitments or the Mexican Commitments, as the case may be, shall be permanent.

SECTION 4.04. Repayment of Loans; Evidence of Debt. (a) The US Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each US Lender, the Term Loans in accordance with Section 2.03, (ii) to the Administrative Agent for the account of each US Lender, the then unpaid principal amount of each US Revolving Loan on the Maturity Date, (iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan (other than any Swingline Fixed Rate Loan) on the Maturity Date and (iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Fixed Rate Loan on the last day of the Swingline Interest Period applicable thereto. The Mexican Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Mexican Lender the then unpaid principal amount of each of its respective Mexican Revolving Loans on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Borrower, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered Note, to such payee and its registered assigns).

SECTION 4.05. Optional Prepayments of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section. Optional prepayments of the Term Loans may not be reborrowed.

(b) The US Borrower or the Mexican Borrower, as the case may be, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the US Revolving Commitments or Mexican Commitments as contemplated by Section 4.03, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 4.03. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Partial prepayments of Term Loans and Revolving Loans shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Partial prepayments of Swingline Loans shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Prepayments shall be accompanied by accrued interest to the extent required by Section 4.08 and any amounts payable under Section 4.11 in connection with such prepayment.

SECTION 4.06. Mandatory Prepayments and Commitment Reductions. (a) If on any date the US Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within three Business Days toward the prepayment of the Term Loans as set forth in Section 4.06(c); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 4.06(c).

(b) If on any date the US Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Capital Market Transactions, then an amount equal to 75% of the Net Cash Proceeds from such Capital Market Transaction (to the extent such Net Cash Proceeds, together with the Net Cash Proceeds from prior Capital Markets Transactions after the date hereof are in excess of $200,000,000) shall be applied within five Business Days of such issuance or incurrence to the prepayment of the Term Loans as set forth in Section 4.06(c); provided, that, notwithstanding the foregoing, any Net Cash Proceeds from any Capital Markets Transactions of less than $200,000,000 shall be applied to prepay any amounts outstanding under the Revolving Credit Facility.

(c) Amounts to be applied in connection with prepayments made pursuant to Section 4.06 shall be applied to the prepayment of the Term Loans in accordance with Section 4.13(a)(iii). The application of any prepayment pursuant to Section 4.06 shall be made, first, to ABR Loans and, second, to Eurodollar Loans in a manner that minimizes amounts due under Section 4.11. Each prepayment of the Loans under Section 4.06 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

SECTION 4.07. Fees. (a) The US Borrower agrees to pay to the Administrative Agent a commitment fee for the account of each US Lender, which shall accrue at the Commitment Fee Rate on the average daily amount of the unused portion of the US Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the US Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of calculating commitment fees, Swingline Loans shall not be treated as usage of the US Revolving Commitments.

(b) The US Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender, a participation fee with respect to its participations in Letters of Credit issued for the US Borrower’s account, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure in respect of Letters of Credit issued for the US Borrower’s account (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any such Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Each Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 4.08. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan other than a Swingline Fixed Rate Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to in the case of a Eurodollar Revolving Loan or a Eurodollar Term Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Each Swingline Fixed Rate Loan shall bear interest during the Swingline Interest Period applicable thereto at the fixed rate agreed upon by the US Borrower and the Swingline Lender pursuant to Section 2.08(b); provided that, from and after the last day of such Swingline Interest Period (if such Swingline Fixed Rate Loan is not repaid on such date), and from and after the date of any notice by the Swingline Lender with respect to such Swingline Fixed Rate Loan pursuant to the proviso to the first sentence of Section 2.08(c), such Swingline Fixed Rate Loan shall constitute an ABR Loan bearing interest in accordance with Section 4.08(a) or Section 4.08(d), as applicable.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Revolving Commitments.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 4.09. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Facility Lenders in respect of the relevant Facility that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the relevant Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be revoked, (ii) if any Borrowing Request requests a US Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request for a Mexican Eurodollar Borrowing shall be revoked; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 4.10. Increased Costs. (a) If any Change in Law shall:

(i) subject any Lender to any tax of any kind whatsoever (other than taxes to which the Lender is subject to as of the date hereof) with respect to this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, or change the basis of taxation of payments to such Lender in respect thereto (except for Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(iii) impose on any Lender or the London interbank market any other condition;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the US Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the US Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the US Borrower and shall be conclusive absent manifest error. The US Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the US Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 4.11. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto, or of a Swingline Fixed Rate Loan other than on the last day of the Swingline Interest Period applicable thereto (including, in each case, as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.06, Section 3.03 or Section 4.02(b) and is revoked in accordance with Section 4.09(b) or is permitted to be revocable under Section 4.05(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 4.14, then, in any such event, the Borrower in respect of such Loan shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 4.12. Taxes. (a) Any and all payments made by each Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender (i) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document or (ii) having a representative office or a subsidiary in Mexico, provided that any such representative office or subsidiary is not the lending office). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld or deducted from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all such Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement or any other Loan Document; provided, however, that no such additional amounts shall be payable in respect of any taxes imposed by reason of the Administrative Agent or any Lender’s failure to comply with Section 4.12(c) or (d), in excess of the additional amounts that would have been payable had the Administrative Agent or any Lender complied with such Section. Whenever any such Non-Excluded Taxes or Other Taxes are payable by any Borrower, thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, the original official report or return, or a certified copy thereof, received by such Borrower showing payment thereof. If any Borrower fails to pay any such Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of any such failure.

(b) In addition, the US Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Mexican Borrower shall not be obligated to pay the Administrative Agent or any Lender any amounts described in Section 4.12(a) in respect of Non-Excluded Taxes or Other Taxes that would not have been imposed but for the failure of the Administrative Agent or such Lender: (I) to use its reasonable commercial efforts (consistent with legal and regulatory restrictions) to (i) maintain its registration with the Mexican Ministry of Finance and Public Credit as a foreign financial institution or bank for purposes of and in conformity with Article 195-I, or Article 196, as applicable of the Mexican Income Tax Law, the rules thereunder and any administrative regulations (resoluciones misceláneas) thereunder, (ii) maintain its status as a resident (or its principal office to remain as a resident, if acting through an office or a branch thereof) for tax purposes in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation and (iii) comply with the requirements provided in such tax treaty to apply a reduced withholding tax rate on interest or (II) following a reasonable request of the Mexican Borrower upon 30 days’ written notice (unless a lesser period is reasonable under the circumstances), to (x) provide a letter specifying that such Lender is the effective beneficiary of interest hereunder and under any Note held by such Lender as set forth in, and for so long as it is requested under, the Mexican Income Tax Law or in the applicable double taxation treaty to which Mexico is a party and which is in effect or any equivalent administrative regulations (resoluciones misceláneas) in effect thereafter while this Agreement shall remain in full force and effect and (y) complete and file with the appropriate Governmental Authority, such forms, certificates or documents (collectively, “Forms”) prescribed by law, rule or regulation enacted or issued by Mexico, or required under the applicable double taxation treaty to which Mexico is a party and which is in effect, that are necessary to avoid or reduce such Non-Excluded Taxes or Other Taxes pursuant to provisions of any law, rule or regulation enacted or issued by Mexico, or a double taxation treaty to which Mexico is a party and which is in effect (provided, that (A) such Lender or the Administrative Agent shall be under no obligation to provide any information of any nature (including the information specified above) to the Mexican Borrower which such Lender or the Administrative Agent deems, in such Lender’s or the Administrative Agent’s judgment, to be confidential or the disclosure of which is not permitted by law, (B) such Lender or the Administrative Agent is legally entitled to complete, execute and deliver such Forms and (C) the completion, execution and delivery of such Forms will not result, in the good faith, reasonable determination of such Lender or the Administrative Agent, in the imposition on such Lender or the Administrative Agent of (1) any additional material legal or regulatory burden or (2) any additional material out-of-pocket costs or (3) any other material adverse consequences). If the registration set forth in subparagraph (c)(I)(i) above is canceled or not renewed upon expiration during the term of this Agreement, or if any Lender or beneficial owner of a Note fails to provide the Forms or the letter mentioned in subparagraph (c)(II)(x) above (other than as excepted in the prior proviso), or any Lender (but not an office or branch thereof through which such Lender may be acting) is no longer a resident for tax purposes in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation or due to its own action no longer complies with the requirements set forth in such tax treaty to apply a reduced Mexican withholding tax on interest, the Mexican Borrower may terminate the Mexican Commitment of such Lender and prepay the then outstanding Loans of the affected Lender, together with accrued interest thereon, additional amounts payable in respect thereto and any other amounts payable hereunder.

(d) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the relevant Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Unless prejudicial to such Mexican Lender, each Mexican Lender agrees that it shall file an application for renewal of its registration with the Ministry of Finance and Public Credit under Article 195-I of the Mexican Income Tax Law, the rules thereunder and/or any administrative regulations (resoluciones misceláneas) thereunder. In addition, any Lender, if requested by the US Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the US Borrower or the Administrative Agent as will enable the US Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, any Foreign Lender with respect to the US Borrower shall, to the extent it is legally entitled to do so, deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the Form of Exhibit M to the effect that (A) such Non-U.S. Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of the US Borrower within the meaning of section 881(c)(3)(B) of the Code, (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (D) the interest payment in question are not effectively connected with the United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN,

(iv) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable, or

(v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the US Borrower or Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification previously delivered by it expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the US Borrower and the Administrative Agent in writing of its legal inability to do so.

(e) If any Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes paid by any Borrower, (a “Tax Refund”), which in the sole judgment of such Lender is allocable to such payment, it shall promptly pay such Tax Refund to such Borrower net of all out-of-pocket expenses of such Lender incurred in obtaining such Tax Refund; provided, however, that such Borrower agrees to promptly return such Tax Refund to the applicable Lender if it receives notice from the applicable Lender that such Lender is required to repay such Tax Refund. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

(f) Each Lender shall indemnify the Administrative Agent within 10 days after demand therefor, for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions or withholdings attributable to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes, levies, imposts, duties, charges, fees, deductions or withholdings were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

SECTION 4.13. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) (i) Except as provided in Section 2.07, each Borrowing by the US Borrower from the US Lenders hereunder shall be made pro rata according to the respective US Funding Revolving Commitment Percentages or Term Percentages, as the case may be, of the US Lenders in effect on the date of such borrowing. Any reduction of the US Revolving Commitments of the US Lenders shall be allocated by the Administrative Agent among the US Lenders pro rata according to the US Revolving Commitment Percentages of the US Lenders.

(ii) Except as provided in Section 2.07, each payment (other than any optional prepayment) by the US Borrower on account of principal of or interest on the US Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts thereof then due and owing to each US Lender. Each optional prepayment by the US Borrower on account of principal of or interest on the US Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof.

(iii) Each payment (including each prepayment) by the US Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans in direct order of maturity. Amounts prepaid on account of the Term Loans may not be reborrowed.

(iv) Each borrowing of Mexican Revolving Loans by the Mexican Borrower from the Mexican Lenders hereunder shall be made, and any reduction of the Mexican Commitments shall be allocated by the Administrative Agent, pro rata according to the Mexican Commitment Percentages of the Mexican Lenders.

(v) Each payment (including each prepayment) by the Mexican Borrower on account of principal of and interest on Mexican Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Mexican Loans then due and owing by such Borrower to each Mexican Lender.

(b) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 4.10, Section 4.11 or Section 4.12, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 4.10, Section 4.11, Section 4.12 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.08(c), Section 2.09(d) or Section 2.09(e) or Section 4.01(b), then the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the relevant Borrower.

SECTION 4.14. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 4.10, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 4.10, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.12, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement or any other Loan Document to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent or consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.12, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 4.15. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 4.07(a);

(b) the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 6.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s remaining Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s remaining LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Article IX for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 4.15(c)(ii), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.07(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 4.15(c)(i), then the fees payable to the Lenders pursuant to Section 4.07(a) and Section 4.07(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Commitment Percentages; and

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 4.15(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 4.07(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d) so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.15(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 4.15(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) so long as any Lender is a Defaulting Lender, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 4.13(d) but excluding Section 4.14) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account (for the avoidance of doubt, it is noted that any amounts retained pursuant to this Section 4.15(e) shall for all other purposes be treated as having been paid to such Defaulting Lender) and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder, (iii) third, if such Defaulting Lender is a Revolving Lender and the Administrative Agent so determines or is requested by an Issuing Bank or Swingline Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swingline Loan or Letter of Credit, (iv) fourth, to the funding of any

Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if such Defaulting Lender is a Revolving Lender and the Administrative Agent or the Borrower (with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed) so determines, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or an Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such Defaulting Lender is a Revolving Lender and such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which such Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 6.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender; provided further that, if such Defaulting Lender is also a Term Loan Lender, then the amounts to be paid in accordance with Section 4.06 with respect to such Lender’s Term Loans shall not be withheld from such Defaulting Lender.

In the event that the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender (as applicable), each agrees that a Defaulting Lender which is a Revolving Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its pro rata share.

SECTION 4.16. Incremental Loans and Commitments. (a) The US Borrower may by written notice to the Administrative Agent elect from time to time to request the establishment of one or more new term loan commitments (“New Term Loan Commitments” and the loans thereunder, the “New Term Loans”) or additional or increased US Revolving Commitments hereunder, in an aggregate amount for all such New Term Loan Commitments and additional or increased US Revolving Commitments, not in excess of $85,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the US Borrower proposes that the New Term Loan Commitments or additional or increased US Revolving Commitments shall be effective, which shall be a date not less than three Business Days after the date on which such notice is delivered to Administrative Agent; provided that any Lender offered or approached to provide all or a portion of any New Term Loan Commitments or additional or increased US Revolving Commitments may elect or decline, in its sole discretion, to provide or not to provide the same. Such New Term Loan Commitments or additional or increased US Revolving Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments or additional or increased US Revolving Commitments, as the case may be; (2) the proceeds of any New Term Loans shall be used for general corporate purposes of the US Borrower and its Subsidiaries; (3) the terms and provisions of the New Term Loans made under New Term Loan Commitments shall be, identical to those of the Term Loans and for purposes of this Agreement, any New Term Loans shall, upon the making thereof, be deemed to be Term Loans; (4) any such additional or increased US Revolving Commitments and the extensions of credit thereunder shall be ratable with the existing US Revolving Commitments and extensions of credit thereunder; (5) such New Term Loan Commitments or additional or increased US Revolving Commitments shall be effected pursuant to one or more joinder agreements (each, a “Joinder Agreement”) executed and delivered by the US Borrower, the Administrative Agent and one or more new lenders or existing Lenders as to which consents have been given as provided for in Section 12.04(b) for assignees of existing Term Loans or US Revolving Commitments, as the case may be; and (6) the US Borrower shall deliver or cause to be delivered any customary legal opinions or other documents, in each case as reasonably requested by the Administrative Agent or the New Lenders in connection with any such transaction, including any supplements or amendments to the Security Documents providing for such New Term Loans or additional or increased US Revolving Commitments and the extensions of credit thereunder to be secured thereby.

(b) On any Increased Amount Date on which any New Term Loan Commitments or additional or increased US Revolving Commitments become effective, subject to the foregoing terms and conditions, each new lender with a New Term Loan Commitment or additional US Revolving Commitment (each, a “New Lender”) shall become a Lender hereunder with respect to such New Term Loan Commitment or additional US Revolving Commitment and each Lender with an increased US Revolving Commitment shall have its US Revolving Commitment adjusted accordingly. The New Term Loans to be made under the New Term Loan Commitments shall be made on or promptly following such effectiveness.

(c) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 4.16 (including to provide transition provisions to provide for any New Term Loans to be ratable with the Term Loans and any additional or increased US Revolving Commitments to share ratably in the extensions of credit under the US Revolving Commitments).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 5.01. Organization; Powers. Each Borrower and each of its respective Subsidiaries is duly organized, validly existing and in good standing (to the extent such requirement shall be applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 5.02. Authorization; Enforceability. (a) The Transactions to be consummated by each Borrower are within such Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Each of the Master Intercompany Agreement and the Tax Allocation Agreement constitutes a legal, valid and binding obligation of the US Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) routine renewals of existing licenses and permits of the US Borrower and its Subsidiaries in the ordinary course of business and (iii) such filings as may be required under federal and state securities laws for purposes of disclosure, (b) will not violate any applicable law or regulation (including, without limitation, all laws, rules and regulations promulgated by or relating to IMSS, INFONAVIT and SAR) or the charter, by-laws or other organizational documents of any Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries other than the Liens created by the Security Documents.

SECTION 5.04. Financial Condition; No Material Adverse Change. (a) The statement of consolidated financial condition of the US Borrower and its Subsidiaries as at October 31, 2008 and the related statements of consolidated income and retained earnings and consolidated cash flow for such fiscal year ended on such date, reported on by KPMG, copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the US Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and cash flow for such fiscal year then ended.

(b) The unaudited statement of consolidated financial condition of the US Borrower and its Subsidiaries as at July 31, 2009 and the related unaudited statements of consolidated income and retained earnings and consolidated cash flow for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the US Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and cash flow for the nine-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes).

(c) All the financial statements referred to in clauses (a) and (b) of this Section 5.04, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

(d) The US Borrower and its Subsidiaries do not have, at the date hereof, any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are not reflected in the financial statements referred to in this Section.

(e) Since October 31, 2008, there has been no material adverse change in the business, assets, property or financial condition of the US Borrower and its Subsidiaries, taken as a whole.

SECTION 5.05. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any of its Subsidiaries (a) which could reasonably be expected to result in an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve this Agreement, the Loan Documents or the Transactions.

SECTION 5.06. Compliance with Laws and Agreements. Each Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 5.07. Investment and Holding Company Status. None of the Borrowers is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 5.08. Taxes. Each Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the relevant Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10. Subsidiaries. As of the Effective Date, Schedule 5.10 sets forth the name, jurisdiction of incorporation and capital stock ownership of each Subsidiary owned by any Borrower.

SECTION 5.11. Ownership of Property; Liens. The US Borrower has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, a valid leasehold interest in or other rights to use, all of its other property (other than immaterial assets), and none of such property is subject to any Lien except as permitted by Section 8.03.

SECTION 5.12. Use of Proceeds. The proceeds of the Loans and the Letters of Credit shall be used (a) to repay any amounts outstanding under the Existing Credit Agreement and (b) for general corporate purposes.

SECTION 5.13. Foreign Exchange Regulations; Immunity; Enforcement. (a) Under the laws of Mexico, with respect to the execution, delivery and performance of this Agreement or any Note issued hereunder, each of the Mexican Borrower and its Subsidiaries is subject to private commercial law and to suit, and neither it nor its properties have any immunity from the jurisdiction of any court or any legal process that may be brought in the courts of Mexico (whether through service of notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(b) It is not necessary, in order to ensure the legality, validity, enforceability or admissibility into evidence in Mexico of this Agreement or any Note issued hereunder, that any such document be filed, recorded or enrolled with any Governmental Authority, or that this Agreement or any Note issued hereunder be stamped with any stamp, registration or similar transaction tax, except that in order for this Agreement or any Note issued hereunder to be admissible in evidence in legal proceedings in a court in Mexico, such documents would have to be translated into the Spanish language by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

SECTION 5.14. Disclosure. (a) Each Borrower has disclosed to the Lenders all matters known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b) None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 5.15. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to Section 12.21 of this Agreement and the other Liens permitted to exist on the Blocked Account by the terms of this Agreement, the US Borrower owns the Blocked Account free and clear of any and all Liens or claims of others.

SECTION 5.16. Perfected First Priority Lien. The security interest granted pursuant to Section 12.21 of this Agreement (a) upon execution of the Blocked Account Agreement will constitute a valid perfected security interest in the Blocked Account in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the US Obligations, enforceable against all creditors of the US Borrower and (b) is prior to all other Liens on the Blocked Account except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Blocked Account by operation of law.

SECTION 5.17. Regulation U. Following the application of the proceeds of each Borrowing, no more than 25% of the value of the assets, of the Borrower and its subsidiaries, subject to any restriction on sale or pledge, will consist of, or be represented by, “margin stock” within the meaning of the quoted term under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

ARTICLE VI

CONDITIONS

SECTION 6.01. Effective Date. This Agreement shall become effective upon the execution and delivery hereof by all parties hereto. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement, the First Amendment to the Security Agreement, the Blocked Account Agreement and the Intercreditor Agreement, as applicable, signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of this Agreement, the First Amendment to the Security Agreement, the Blocked Account Agreement and the Intercreditor Agreement, as applicable.

(b) The Administrative Agent shall have received an executed copy of the Parents’ Side Agreement and the Parent Guarantee, duly executed and delivered by the parties thereto, which shall be in full force and effect on the Effective Date.

(c) The Administrative Agent shall have received a copy of the Master Intercompany Agreement and the Tax Allocation Agreement as in effect on the Effective Date.

(d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Kirkland & Ellis LLP, New York counsel for the Borrowers, substantially in the form of Exhibit B-1, (ii) the General Counsel of the US Borrower, substantially in the form of Exhibit B-2 and (iii) Gonzalez Calvillo, S.C., Mexican counsel for the Borrowers, substantially in the form of Exhibit B-3, and, in each case, covering such matters relating to the Borrowers, this Agreement or the Transactions as the Administrative Agent shall reasonably request.

(e) The Administrative Agent shall have received a certificate of each Borrower, dated the Effective Date, as to (i) the adoption of resolutions (or equivalent corporate actions including, in the case of the Mexican Borrower, notarized powers of attorney, certified by a notary public, evidencing authority to, among other things, execute negotiable instruments), of the Board of Directors (or other similar governing body) of each Borrower authorizing (A) the execution, delivery and performance of this Agreement and (B) the borrowings contemplated hereunder, (ii) the incumbency and true signature of the officers of each Borrower executing this Agreement and any Notes issued hereunder and (iii) the certificate of incorporation and by-laws, in the case of the US Borrower, and the estatutos sociales (certified by a notary public), in the case of the Mexican Borrower, which certificate shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and executed by the secretary or any assistant secretary or a legal representative of such Borrower.

(f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the US Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 6.02.

(g) The Lenders shall have received (i) audited consolidated financial statements of each of the US Borrower and the Parent for the fiscal year ended October 31, 2008 and (ii) unaudited consolidated financial statements of each of the US Borrower and the Parent for the quarterly period ended July 31, 2009, and such financial statements shall not, in the reasonable judgment of the Required Lenders, reflect any material adverse change in the consolidated financial condition of the US Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum supplied to the Lenders, in November 2009.

(h) The Administrative Agent, the Lenders and the Joint Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(i) The Administrative Agent shall have received evidence that the US Borrower has agreed to act as agent for service of process in New York, New York on behalf of the Mexican Borrower under this Agreement (together with a notarized power of attorney to that effect).

(j) The Administrative Agent shall have received (i) a Borrowing Request from the US Borrower, requesting a US Revolving Borrowing and a Term Borrowing to be made on the Effective Date in an amount, together with available cash of the US Borrower, sufficient to repay all outstanding amounts (including accrued interest and fees) under the Existing Credit Agreement, and (ii) directions and evidence reasonably satisfactory to it to the effect that such Borrowings, together with such available cash, shall be applied at the time of such Borrowings to such repayment and that upon such repayment the commitments under the Existing Credit Agreement shall be terminated.

(k) The Administrative Agent shall have received the results of a recent lien search in each of the US jurisdictions where assets of the US Borrower are located, and such search shall reveal no liens on any of the assets of the US Borrower except for liens permitted by Section 8.03 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(l) To the extent not previously delivered, the Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(m) Each document (including any Uniform Commercial Code financing statement) required by the Security Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.03 which have priority), shall be in proper form for filing, registration or recordation.

(n) The Administrative Agent shall have received evidence from the US Borrower, reflecting that in combination with the Facility and any other facilities and cash resources, of total liquidity available to the US Borrower and its Subsidiaries of at least $500,000,000.

(o) The Administrative Agent shall have received a certificate from the US Borrower evidencing that the Collateral Coverage Ratio as of and after giving effect on a pro forma basis of the Transactions to occur on the Effective Date is, in the best judgment of the US Borrower based on then available financial information, at least 1.20 to 1.00.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 6.02. Each Borrowing Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction (or waiver) of the following conditions:

(a) The representations and warranties of the Borrowers, the Parent and International set forth in this Agreement (except for, other than in the case of the Loans made on the Effective Date, the representations and warranties set forth in Section 5.04(e) and Section 5.14(a)) and any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) The Cash Balance of the US Borrower and its Subsidiaries as of such date (after giving effect to such extension of credit, the application of proceeds of such Borrowing and the use of cash on hand) shall not exceed $50,000,000. If the Cash Balance exceeds $50,000,000, the US Borrower shall have caused all excess amounts to be deposited into the Blocked Account to be held as security for the US Obligations in accordance with the terms hereof and of the Blocked Account Agreement.

(d) In the case of any Borrowing by the Mexican Borrower, the Parent Guarantee and the Guarantee contained in Article XI shall be in full force and effect and neither the Parent, nor the US Borrower nor any Affiliate thereof shall have asserted that either such Guarantee is not in full force and effect.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the relevant Borrower on the date thereof as to the matters specified in this Section 6.02.

SECTION 6.03. Concurrent Condition for Initial Borrowing. Immediately upon the satisfaction (or waiver) of all conditions specified in Section 6.01 and Section 6.02, the US Borrower shall repay all outstanding amounts due under the Existing Credit Agreement and shall deliver evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that the Existing Credit Agreement shall have been terminated on the Effective Date and all obligations thereunder satisfied in full.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 7.01. Financial Statements and Other Information. Each of the Borrowers and the Parent, as applicable, will furnish to the Administrative Agent, for prompt distribution to each Lender:

(a) (i) within 90 days after the end of each fiscal year of each of the Parent and the US Borrower, its Form 10-K for such fiscal year, which shall include its audited consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flow of the Parent and its consolidated Subsidiaries and the US Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP;

(ii) within 90 days after the end of each fiscal year of the Mexican Borrower, its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of the such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of footnotes;

(iii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each of the Parent and the US Borrower, its Form 10-Q for such fiscal quarter, which shall include its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of the Parent and its consolidated Subsidiaries and the US Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iv) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Mexican Borrower, its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(v) concurrently with the delivery of the financial statements under clause (a) above, an attestation report from of KPMG or other independent public accountants of recognized national standing stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default pursuant to Section 8.01 (or, in the case of such financial statements for the fiscal year ended October 31, 2009 any default or event of default pursuant to Section 8.01 of the Existing Credit Agreement), except as specified in such attestation report;

(b) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the US Borrower, substantially in the form of Exhibit F (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.01(a), (b) and (c) and (iii) stating whether any change in GAAP, or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(c) within 30 days after the end of each fiscal month of the US Borrower that is not the end of a fiscal quarter, a certificate of a Responsible Officer of the US Borrower, substantially in the form of Exhibit N setting forth reasonably detailed calculations demonstrating compliance with Section 8.01(c);

(d) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; and

(e) concurrently with the delivery of the financial statements under clause (a) or (b) above, a report containing statistical and other information in respect of all Serviced Wholesale Notes and Serviced Retail Receivables for the fiscal quarter then ended and comparative information relating to the corresponding portion of the previous fiscal year, all substantially in the same form and scope (except for the period covered) as set forth on Exhibit D hereto.

SECTION 7.02. Notices of Material Events. The US Borrower (or the Mexican Borrower, in the case of paragraph (b) below) will furnish to the Administrative Agent, for prompt distribution to each Lender, prompt written notice of the following:

(a) the occurrence of any Default;

(b) any changes in taxes, duties or other charges of Mexico or any political subdivision or taxing authority thereof or any change in any laws of Mexico that may affect the amount or timing of receipt of any payment due under this Agreement or any Notes issued hereunder;

(c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower, any Subsidiary or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the relevant Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 7.03. Existence; Conduct of Business. Each Borrower will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material and necessary to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.04.

SECTION 7.04. Payment of Obligations. Each Borrower will, and will cause each of its respective Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the relevant Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 7.04 shall impose an obligation on any Borrower to cause a Securitization Subsidiary to repay any Indebtedness or to repay any Indebtedness of any Securitization Subsidiary.

SECTION 7.05. Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its respective Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and damage by casualty excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 7.06. Books and Records; Inspection Rights. Each Borrower will, and will cause each of its respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its respective Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 7.07. Compliance with Laws and Material Contractual Obligations. Each Borrower will, and will cause each of its respective Subsidiaries to, comply with (a) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, all laws, rules and regulations relating to INFONAVIT and SAR) and (b) all material obligations under any indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries, in each case except where (i) the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

SECTION 7.08. Intercompany Agreements. (a) The US Borrower will (i) perform all of its obligations under the Master Intercompany Agreement unless International shall have failed to make any payment payable by it to the US Borrower under the Master Intercompany Agreement or the Tax Allocation Agreement; (ii) enforce the Master Intercompany Agreement against International in accordance with its terms; (iii) not cancel or terminate, or permit the cancellation or termination of, the Master Intercompany Agreement, or Article II, III or IV thereof if such cancellation or termination is materially adverse to the US Borrower, and (iv) not agree to any amendment, waiver or modification of the Master Intercompany Agreement which is materially adverse to the US Borrower; provided that the Master Intercompany agreement may be modified to modify, amend or eliminate Section II.A of the Master Intercompany Agreement insofar as such Section requires International to offer to sell to the US Borrower, or requires the US Borrower to purchase, “Wholesale Contracts” (as such term is defined in the Master Intercompany Agreement).

(b) The US Borrower will (i) enforce the Tax Allocation Agreement against International in accordance with its terms, (ii) not agree to any amendment, waiver or modification of the Tax Allocation Agreement which amends or modifies the provisions of the Amendment to Tax Allocation Agreement and Acknowledgement dated as of April 26, 1993 among the US Borrower, International and TRIP or is in any manner adverse to the US Borrower or to the US Borrower and its Subsidiaries taken as a whole.

(c) The US Borrower will (i) enforce each Intercompany Loan Agreement against the Subsidiary of the US Borrower that is a party thereto in accordance with its terms; (ii) cause each of its Subsidiaries to pay promptly all accounts payable from time to time owing by such Subsidiary to the US Borrower (including without limitation amounts payable from time to time by such Subsidiary to the US Borrower under the Tax Allocation Agreement); (iii) not cancel or terminate, or permit the cancellation or termination of, any Intercompany Loan Agreement without the consent of the Required Lenders (other than the cancellation or termination of any Intercompany Loan Agreement resulting from the termination of the Qualified Securitization Transaction to which such Intercompany Loan Agreement relates and the repayment of all amounts outstanding under such Intercompany Loan Agreement); (iv) not agree to any amendment, waiver or modification of any provision of any Intercompany Loan

Agreement if there is a reasonable possibility that such amendment, waiver or modification would have the effect of (1) reducing the amount owed by any Subsidiary of the US Borrower to the US Borrower under any Intercompany Loan Agreement, (2) postponing the date that any payment would otherwise be payable to the US Borrower thereunder, (3) further subordinating the US Borrower’s right to payment thereunder to the rights of any other creditors, (4) further restricting the Subsidiary party thereto from applying, or releasing to any extent such Subsidiary from its obligation to apply, cash received by it to pay its allocated share of payments from time to time owing by the US Borrower to International under the Tax Allocation Agreement or (5) changing the transactions contemplated thereunder in a manner that makes them, taken as a whole, less favorable to the US Borrower; and (v) deliver to the Administrative Agent, promptly upon receipt thereof, a copy of each certificate, notice, instruction or other document received or delivered by it in connection with each Intercompany Loan Agreement.

(d) The US Borrower will (i) maintain in effect and enforce the Parents’ Side Agreement with the Parent in accordance with its terms and (ii) not agree to any amendment, waiver or modification of the Parents’ Side Agreement which is materially adverse to the US Borrower or which is materially adverse to the interest of the Lenders.

SECTION 7.09. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the relevant Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

SECTION 7.10. Additional Collateral, etc. The US Borrower will comply with all provisions in the Security Documents with respect to property acquired after the Effective Date.

ARTICLE VIII

NEGATIVE COVENANTS

Until the Commitments have expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 8.01. Financial Covenants. (a) The US Borrower will not permit the Consolidated Leverage Ratio to exceed 6.00 to 1.00 as of the last Business Day of each calendar month.

(b) The US Borrower will not permit the Fixed Charge Coverage Ratio as at the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended to be less than 1.25 to 1.00.

(c) The US Borrower will not permit the Collateral Coverage Ratio as at the last day of any fiscal month to be less than 1.20 to 1.00 through the month ended October 31, 2010, to be less than 1.35 to 1.00 thereafter through the month ended October 31, 2011 and to be less than 1.50 to 1.00 thereafter, commencing with the month ended November 30, 2011, provided that any Default or Event of Default arising from any non-compliance with this Section 8.01(c) shall be deemed cured and no longer in effect if within five Business Days following timely delivery of a compliance certificate pursuant to Section 7.01(b) with respect to such last day, the US Borrower shall deliver a certificate setting forth reasonably detailed calculations demonstrating that the Collateral Coverage Ratio as of the most recent Business Day prior to the date of such delivery for which sufficient information is available to the US Borrower to prepare such certificate is not less than the required Collateral Coverage Ratio for such last day.

SECTION 8.02. Indebtedness. The US Borrower will not, and will not permit any of its Subsidiaries to create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of the US Borrower pursuant to any Loan Document;

(b)(i) Indebtedness of the US Borrower to any of its Subsidiaries, (ii) Indebtedness for Borrowed Money of the US Borrower to the Mexican Borrower (iii) Indebtedness of any Subsidiary of the US Borrower to the US Borrower or any other Subsidiary of the US Borrower or (iv) Indebtedness for Borrowed Money of any Subsidiary of the US Borrower to the Mexican Borrower;

(c) Guarantees and Indebtedness permitted by Section 8.05(a);

(d) Indebtedness outstanding on the date hereof (or available to be borrowed under facilities existing on the date hereof) and listed on Schedule 8.02 and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof (or amount available for borrowing thereunder));

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 8.03(d) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(f) Subordinated Debt and other unsecured Indebtedness of the US Borrower issued or incurred in Capital Market Transactions; provided that (i) the US Borrower uses the Net Cash Proceeds of any such Indebtedness to make a mandatory prepayment to the extent required in Section 4.06(b), (ii) after giving effect to the issuance or incurrence of any such Indebtedness, the US Borrower is in pro forma compliance with Section 8.01(a) as of the end of the most recent fiscal quarter and (iii) any such Indebtedness is issued or incurred on market terms and matures after the Maturity Date;

(g) unsecured Indebtedness of the US Borrower in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;

(h) Indebtedness with respect to Hedging Agreements permitted by Section 8.05(b);

(i) Indebtedness incurred pursuant to Qualified Securitization Transactions;

(j) Indebtedness of any Person that becomes a Subsidiary after the date hereof that is outstanding on the date such Person becomes a Subsidiary; provided that (i) such Indebtedness is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the amount of such Indebtedness shall not be increased;

(k) Indebtedness assumed in connection with the acquisition of any asset or property; provided that (i) immediately after giving effect thereto, no Default or Event of Default shall exist or result therefrom, (ii) the US Borrower will be in pro forma compliance with the covenants set forth in Section 8.01 after giving effect to such acquisition and the incurrence of such Indebtedness, (iii) such Indebtedness is not created in contemplation of or in connection with such acquisition and (iv) the amount of such Indebtedness shall not be increased;

(l) Indebtedness incurred in the ordinary course of business to finance insurance premiums; and

(m) additional unsecured Indebtedness of the US Borrower in an aggregate principal amount not to exceed $50,000,000.

SECTION 8.03. Liens. The US Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the US Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 8.03; provided that (i) such Lien shall not apply to any other property or asset of the US Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the US Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the US Borrower or such Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the US Borrower or any of its Subsidiaries; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the US Borrower or such Subsidiary;

(e) any rights of set-off of financial institutions holding accounts of the US Borrower and its Subsidiaries;

(f) any Lien created pursuant to the Security Documents;

(g) any Lien on unearned insurance premiums securing Indebtedness permitted under Section 8.02(k); and

(h) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not at any time exceed $10,000,000.

SECTION 8.04. Fundamental Changes. (a) The US Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (other than sales of Receivables, operating leases through its leasing Subsidiaries or interests therein in the ordinary course of business for finance companies by the US Borrower or a Securitization Subsidiary in connection with a Qualified Securitization Transaction), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into any Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Person (other than the US Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a direct or indirect Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the US Borrower or to another Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the US Borrower determines in good faith that such liquidation or dissolution is in the best interests of the US Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.06 and (v) the US Borrower may sell, transfer, lease or otherwise dispose of stock of any Subsidiary and any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets, so long as the aggregate consideration received in any such transaction does not exceed $25,000,000 and shall be applied to the extent required by Section 4.06.

(b) The US Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the US Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related, similar, supportive or ancillary thereto.

SECTION 8.05. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements. (a) Other than in the ordinary course of business for a finance company, the US Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any investment or any other interest in, or Guarantee any obligations of , any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (all of the foregoing, “Investments”), except:

(i) Permitted Investments;

(ii) Investments by the US Borrower in the capital stock of its Subsidiaries;

(iii) loans or advances made by the US Borrower to any Subsidiary or the Mexican Borrower and made by any Subsidiary to the US Borrower, the Mexican Borrower or any other Subsidiary; provided that the aggregate principal amount of loans and advances made by the US Borrower and its Subsidiaries to the Mexican Borrower together with the aggregate principal amount of Indebtedness permitted to be incurred or to exist pursuant to Section 8.02(g) and Section 8.02(m), shall not exceed $250,000,000 at any time outstanding;

(iv) loans and advances to employees of any Borrower or its Subsidiaries in the ordinary course of business (including for travel and relocation expenses);

(v) loans made by the US Borrower to International in an amount not to exceed $50,000,000 at any one time outstanding;

(vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(vii) the US Borrower and its Subsidiaries may acquire a Controlling interest in an entity, or any assets constituting a business unit of a Person, that engages in a business similar to the business of the type conducted by the US Borrower and its Subsidiaries so long as, after giving pro forma effect thereto, the US Borrower is in compliance with Section 8.01(a) and (b);

(viii) Investments made in connection with Qualified Securitization Transactions;

(ix) Investments set forth on Schedule 8.05;

(x) the Guarantee by the US Borrower contained in Article XI and other Guarantee obligations of the US Borrower incurred in accordance with Section 8.02;

(xi) Guarantees by any Subsidiary, so long as such guarantor simultaneously delivers to the Administrative Agent a Guarantee, in form and substance reasonably satisfactory to the Administrative Agent and on terms no less favorable than the terms in such original Guarantee entered into by such Subsidiary, for the benefit of the Administrative Agent, on behalf of the Lenders;

(xii) in addition to Investments otherwise expressly permitted by this Section, Investments in an aggregate amount (valued at cost) not to exceed the sum of (A) $50,000,000 and (B) any return of capital or earnings received in respect of such Investments during the term of this Agreement; and

(xiii) Investments (including debt obligations and equity) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

(b) The US Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the US Borrower or such Subsidiary is exposed in the conduct of its business or the management of its liabilities or as otherwise required by any Qualified Securitization Transaction.

SECTION 8.06. Restricted Payments. The US Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) any Subsidiary may make Restricted Payments to the US Borrower, (b) the US Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the US Borrower and its Subsidiaries and (c) so long as no Default or Event of Default has occurred and is continuing or would result after giving effect thereto, the US Borrower may make Restricted Payments to International, provided that Restricted Payments shall be permitted after November 1, 2010 in an amount not to exceed, as calculated as at the date of any such Restricted Payment, the sum of (i) 50% of cumulative annual net income (minus 100% of cumulative annual net losses) since November 1, 2010 and (ii) the proceeds of sales of non-core assets of the US Borrower and its Subsidiaries (to the extent such proceeds are not required to be used for a mandatory prepayment pursuant to Section 4.06(a) and are not the subject of a Reinvestment Notice as contemplated by Section 4.06(a)) since November 1, 2010, so long as, after giving effect to such Restricted Payment and any borrowing used therefor, the Consolidated Leverage Ratio on a pro forma basis as at the end of the most recent fiscal quarter is not greater than 4.00 to 1.00; provided further that if the Consolidated Leverage Ratio is not greater than 3.00 to 1.00 (after giving effect to any proposed Restricted Payment), then the cumulative annual net income amount referenced in clause (i) shall be increased to 100%.

SECTION 8.07. Transactions with Affiliates. The US Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms not less favorable to the US Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the US Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 8.06, (d) in connection with any Qualified Securitization Transaction (e) any Indebtedness or Guarantees permitted by Section 8.02, (f) any Investment permitted by Section 8.05 and (g) in connection with the Master Intercompany Agreement, the Tax Allocation Agreement and any Intercompany Loan Agreement.

SECTION 8.08. Negative Pledge. The US Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the US Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of the US Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the US Borrower or any other Subsidiary or to Guarantee Indebtedness of the US Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof, (iii) the foregoing shall not apply to Qualified Securitization Transactions, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) the foregoing shall not apply to the Wells Fargo Secured Agreement, (vi) clause (a) above shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vii) clause (a) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, and (viii) clause (a) above shall not apply to restrictions and conditions that require that other Indebtedness be secured equally and ratably with Indebtedness under this Agreement; and provided, further, that so long as any Event of Default shall be continuing, neither the US Borrower nor any of its Subsidiaries shall assume or incur any Indebtedness that is subject to a provision requiring such Indebtedness to be secured equally and ratably with, or prior to, the Indebtedness hereunder.

SECTION 8.09. Prepayments of Subordinated Debt. The US Borrower will not, and will not permit any of its Subsidiaries to, prepay, purchase or otherwise retire any of the Subordinated Debt prior to the stated maturity thereof unless at the time of such prepayment, purchase or retirement or, in the case of any Subordinated Debt of the US Borrower issued pursuant to an indenture, at the time notice of redemption is given to the holders thereof pursuant to the terms thereof, (a)(i) the US Borrower has at least two of the following ratings for its Index Debt: (A) BBB- or higher by S&P, (B) Baa3 or higher by Moody’s and (C) BBB- or higher by Duff & Phelps Credit Rating Co. or (ii) after giving effect to such prepayment, purchase or retirement, the sum of (A) the aggregate amount of all outstanding preferred stock of the US Borrower and (B) the aggregate principal amount of all outstanding Subordinated Debt, is at least equal to $100,000,000 and (b) no Default has occurred and is continuing or would result from such prepayment, purchase or retirement.

SECTION 8.10. Serviced Wholesale Portfolio Quality. The US Borrower will not permit:

(a) Past Due Serviced Wholesale Notes (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of the Effective Date), expressed as a percentage of Serviced Wholesale Notes (Three-Month Total) at the end of such month, to exceed 5%; or

(b) net losses of the US Borrower (determined on the basis of the US Borrower’s normal practice) on Serviced Wholesale Notes recognized during any period of four consecutive fiscal quarters to exceed 0.5% of Serviced Wholesale Notes liquidated during the same period.

For purposes of clause (b) of this Section, Serviced Wholesale Notes liquidated during any period shall be determined on the same basis as was used in determining the statistics as to “Wholesale notes charge-offs to liquidations” included under “Asset Quality” in the 2008 Annual Report.

SECTION 8.11. Serviced Retail Portfolio Quality. The US Borrower will not permit:

(a) Past Due Serviced Retail Notes (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of the Effective Date), expressed as a percentage of Serviced Retail Notes (Three-Month Total) at the end of such month, to exceed 3%; or

(b) the Combined Retail Losses to Liquidations Ratio to exceed 7% at any time through October 31, 2010 or 6% at any time thereafter.

For purposes of clause (b) of this Section:

(i) “Combined Retail Losses to Liquidations Ratio” means, as of any date, the ratio (expressed as a percentage) of (A) the sum of (1) Net Losses on Serviced Retail Notes for the period of twelve consecutive months ending on the last day of the then most recently ended month, plus (2) the net losses of International (determined on the basis of International’s normal practice) on Serviced Retail Notes for such period to (B) Serviced Retail Liquidations for such period;

(ii) “Net Losses on Serviced Retail Notes” means, for any period, the net credit losses of the US Borrower (determined on the basis of the US Borrower’s normal practice with the benefit of rights of recourse to International and dealers and other obligors and to reserves the US Borrower maintains with regard to dealers) on Serviced Retail Notes for such period; and

(iii) “Serviced Retail Liquidations” means liquidations determined on the same basis as was used in determining the statistics as to “Retail notes & finance leases charge-offs to liquidations” included under “Asset Quality” in the 2008 Annual Report.

SECTION 8.12. Sales and Leasebacks. The US Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the US Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by, the US Borrower or any of its Subsidiaries, as applicable, to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of, the US Borrower or any of its Subsidiaries, as applicable, except in connection with Qualified Securitization Transactions.

SECTION 8.13. Changes in Fiscal Periods. The US Borrower will not permit its fiscal year to end on a day other than October 31 or change its method of determining fiscal quarters.

ARTICLE IX

EVENTS OF DEFAULT

If any of the following events (each, an “Event of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Parent, the US Borrower or any of their respective Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any such other Loan Document or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made (for the avoidance of doubt, the representations and warranties set forth in Section 5.04(d) and Section 5.14(a) are made or deemed made solely on and as of the Effective Date) and, if the consequences of such representation or warranty being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 10 Business Days after the Parent, the US Borrower or its respective Subsidiary becomes aware or is advised that such representation or warranty was incorrect in any material respect;

(d) the US Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 7.02, 7.03, or 7.09, or in Article VIII;

(e) the US Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the US Borrower;

(f) at any time when any Mexican Obligations are outstanding, the Parent Guarantee or the Guarantee contained in Article XI hereunder shall cease, for any reason, to be in full force and effect or the Parent, the US Borrower or any Affiliate of the Parent or the US Borrower shall so assert and such matter shall continue unremedied for a period of 10 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Parent or the US Borrower, as applicable;

(g) any Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created;

(h) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) solely in the case of the US Borrower, enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, concurso mercantil, quiebra or other relief in respect of the Parent, International, any Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conciliador, síndico, conservator or similar official for the Parent, International, any Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) the Parent, International, any Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, concurso mercantil, quiebra or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (j) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conciliador, síndico, conservator or similar official for the Parent, International, any Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) the Parent, International, any Borrower or any of its Subsidiaries shall become unable, admit in writing or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the US Borrower, any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the US Borrower or any of its Subsidiaries to enforce any such judgment;

(m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n) a Change in Control shall occur;

(o) International or the Parent shall fail to observe or perform any of its obligations contained in the Parents’ Side Agreement for a period of 30 days after notice of such failure shall have been given to the US Borrower, International and the Parent by the Administrative Agent at the request of any Lender, or the Parents’ Side Agreement shall fail, at any time and for any reason, to be in full force and effect or International or the Parent shall so assert in writing;

(p) International shall (i) cancel or terminate the Master Intercompany Agreement, or Article II, III or IV, (ii) fail to make any payment payable by it to the US Borrower under the Master Intercompany Agreement, the Tax Allocation Agreement, or otherwise, within ten Business Days after such payment is due or (iii) fail to observe or perform any of its other covenants or obligations under the Master Intercompany Agreement for a period of 30 days after notice of such failure shall have been given to the US Borrower and International by the Administrative Agent at the request of any Lender;

(q) either the Parent or International shall fail to pay when due, or within any applicable grace period, any principal of or interest on its Indebtedness for Borrowed Money which exceeds $50,000,000 in aggregate principal or face amount; or

(r) any Indebtedness for Borrowed Money of either the Parent or International which exceeds $50,000,000 in aggregate principal or face amount shall become due prior to its stated maturity, or any event or circumstance shall occur which permits one or more Persons other than the Parent or International, as the case may be, to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity;

then, and in every such event relating to the US Borrower or its Subsidiaries, the Parent or International (other than an event described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the US Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; in the case of any event with respect to the US Borrower or its Subsidiaries (other than the Securitization Subsidiaries), the Parent or International described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any such event relating to the Mexican Borrower, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the US Borrower, terminate the Commitments with respect to the Mexican Borrower and declare the Loans of the Mexican Borrower then outstanding to be due and payable in whole or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable.

ARTICLE X

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the relevant Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, with the consent of the US Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Lender with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE XI

GUARANTEE

SECTION 11.01. Guarantee. To induce the Lenders to execute and deliver this Agreement and to make Mexican Loans, and in consideration thereof, the US Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and joint and several co-debtor and not merely as surety, to the Administrative Agent, the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Mexican Obligations, and the US Borrower further agrees to pay the expenses which may be paid or incurred by the Administrative Agent or the Lenders in collecting any or all of the Mexican Obligations and/or enforcing any rights under this Article XI or under the Mexican Obligations in accordance with this Article XI. The guarantee contained in this Article XI shall remain in full force and effect until the Mexican Obligations are paid in full. Anything herein to the contrary notwithstanding, the maximum liability of the US Borrower under this Article XI shall in no event exceed the amount which can be guaranteed by the US Borrower under applicable federal and state laws relating to the insolvency of debtors.

SECTION 11.02. Waiver of Subrogation. Notwithstanding any payment or payments made by the US Borrower in respect of the Mexican Obligations or any setoff or application of funds of the US Borrower by the Administrative Agent or any Lender, until payment in full of the Mexican Obligations, the US Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or the Lenders against the Borrowers or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Mexican Obligations, nor shall the US Borrower seek any reimbursement from the Mexican Borrower in respect of payments made by the US Borrower hereunder.

SECTION 11.03. Modification of Mexican Obligations. The US Borrower hereby consents that, without the necessity of any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower (except as otherwise provided in this Agreement), (a) any demand for payment of the Mexican Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and the Mexican Obligations continued, (b) the Mexican Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c) this Agreement may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent or the Lenders may deem advisable from time to time, and (d) to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by the Administrative Agent or any Lender, for the payment of the Mexican Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower, which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Administrative Agent and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Mexican Obligations. When making any demand hereunder against the US Borrower, the Administrative Agent or the Lenders may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Borrower or any such other guarantor shall not relieve the US Borrower of its obligations or liabilities hereunder and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or the Lenders against the US Borrower. For the purposes of this Section 11.03 “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 11.04. Waiver by the US Borrower. The US Borrower waives the benefits of any and all notice of the creation, renewal, extension or accrual of the Mexican Obligations and notice of or proof of reliance by the Administrative Agent or the Lenders upon the guarantee contained in this Article XI or acceptance of the guarantee contained in this Article XI, and the Mexican Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Article XI, and all dealings between the US Borrower and the Administrative Agent or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article XI. The US Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Mexican Borrower or the US Borrower with respect to any relevant Mexican Obligations. This guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of this Agreement or the Mexican Obligations, including, without limitation, any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of the Mexican Borrower or the US Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Mexican Borrower for any of the Mexican Obligations, or of the US Borrower under the guarantee contained in this Article XI in bankruptcy or in any other instance, and the obligations and liabilities of the US Borrower hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender or any other Person at any time of any right or remedy against the Mexican Borrower or against any other Person which may be or become liable in respect of any Mexican Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Article XI shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the US Borrower and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Mexican Obligations shall have been satisfied in full, notwithstanding that from time to time during the term of this Agreement the Mexican Borrower may be free from any Mexican Obligations.

SECTION 11.05. Reinstatement. This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Mexican Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the US Borrower or the Mexican Borrower or upon or as a result of the appointment of a receiver, intervenor, síndico or conservator of, or trustee or similar officer for, the US Borrower, the Mexican Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers, the Administrative Agent, the Issuing Bank and the Swingline Lender, and as set forth its Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

(i) if to the Borrowers:	Navistar Financial Corporation 425 N. Martingale Road Schaumburg, Illinois 60173 Attention: Chief Financial Officer and Treasurer Telecopy: 630-753-4420

Navistar Financial Corporation 425 N. Martingale Road Schaumburg, Illinois 60173 Attention: General Counsel Telecopy: 630-753-4410

(ii) if to the Administrative Agent:	JPMorgan Chase Bank, N.A. 1111 Fannin Street, 10th Floor Houston, Texas 77002-6925 Attention: Loan and Agency Services Telecopy: 713-750-2938

(iii) if to the Issuing Bank:

JPMorgan Chase Bank, N.A.

10420 Highland Manor Drive, 4th Floor

Tampa, Florida 33610-9120

Attention: Global Trade Services

Telecopy: 813-432-5161

with a copy to:

1111 Fannin Street, 10th Floor

Houston, Texas 77002-6925

Attention: Loan and Agency Services

Telecopy: 713-750-2938

(iv) if to the Swingline Lender:	JPMorgan Chase Bank, N.A. 1111 Fannin Street, 10th Floor Houston, Texas 77002-6925 Attention: Loan and Agency Services Telecopy: 713-750-2938

(b) The Administrative Agent and the Lenders are authorized to rely on instructions received by telephone from persons they believe in good faith to be authorized to give such instructions hereunder. Neither the Administrative Agent nor any Lender shall incur any liability to any Borrower or any other person as a result of any act or omission by it in accordance with such instructions.

SECTION 12.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement, any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender (including a Defaulting Lender) without the written consent of such Lender, (ii) forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including a Defaulting Lender) affected thereby, (iv) change Section 4.13(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility (vii) release the US Borrower from its Guarantee obligations set forth in Article XI or the Parent from its obligations under the Parent Guarantee, or modify Section 12.19 in a manner adverse to the Lenders, in each case without the written consent of the Supermajority Lenders, (viii) if the Liens granted pursuant to the Security Documents shall be in effect, release all or substantially all of the assets of the US Borrower subject to such Liens (other than as permitted under Section 12.19), without the written consent of each Lender, (ix) amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be or (x) amend or modify Section 4.15 without the prior written consent of the Administrative Agent, the Issuing Lender and the Swingline Lender.

SECTION 12.03. Expenses; Indemnity; Damage Waiver. (a) Each Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one firm of counsel for the Administrative Agent, the Issuing Bank and the Lenders in each relevant jurisdiction, subject to conflicts, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) Each Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s US Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

(f) No Borrower shall indemnify any Person for any claim whatsoever against any Securitization Subsidiary.

SECTION 12.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that each Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its US Commitment and the US Loans at the time owing to it or, if applicable, all or a portion of its Mexican Commitment and the Mexican Loans at the time owing to it, which assignments may be made on a non pro rata basis); provided that (i) each Borrower (except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below) and except when a payment or bankruptcy Event of Default has occurred and is continuing), the Administrative Agent (except in the case of an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund), and, in the case of an assignment of all or a portion of a US Revolving Commitment or any Lender’s obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, if any US Lender assigns a part of its rights and obligations under this Agreement in respect of its US Revolving Loans and/or US Revolving Commitment to an assignee, such US Lender shall assign proportionate interests in (A) its participations in the Letters of Credit and other rights and obligations hereunder in respect of the Letters of Credit, (B) its participations in the Swingline Loans and other rights and obligations hereunder in respect of the Swingline Loans and (C) its Mexican Revolving Loans and Mexican Commitment to such assignee (provided, that with the consent of the US Borrower and the Administrative Agent, a US Lender may assign portions of its US Revolving Commitment without assigning a proportionate share of its Mexican Commitment if either (x) such proportionate share of such Mexican Commitment shall be assumed by another Lender or (y) if the US Borrower so agrees, such proportionate share of such Mexican Commitment shall be terminated), (iii) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Term Loans, $1,000,000) unless each Borrower and the Administrative Agent otherwise consent (each such consent not to be unreasonably withheld or delayed), (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that clause (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 4.10, Section 4.11, Section 4.12 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

For the purposes of this Section 12.04, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Section 4.10, Section 4.11, and Section 4.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) A Participant shall not be entitled to receive any greater payment under Section 4.10 or Section 4.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.12 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.12(d) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the US Borrower or the Mexican Borrower, as the case may be, all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the US Borrower or the Mexican Borrower, as the case may be, pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the US Commitment or the Mexican Commitment, as the case may be, of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 12.04(h), any SPC may (A) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrowers and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to any Borrower may be disclosed only with such Borrower’s consent which will not be unreasonably withheld. This paragraph (h) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

SECTION 12.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 4.10, Section 4.11, Section 4.12 and Section 12.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 12.06. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This agreement amends and restates in its entirety the terms and provisions of the Existing Credit Agreement and supersedes and replaces the terms thereof in their entirety.

SECTION 12.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 12.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits designated to payroll accounts, any trust accounts or any accounts related to any Qualified Securitization Transaction) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 12.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 12.10. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the State of New York in the Borough of Manhattan, City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof and to the courts of its own corporate domicile in respect of any actions brought against it as a defendant in any action or proceeding arising out of this Agreement;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection (including any objection based on place of residence or domicile) that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the US Borrower (in the case of the Mexican Borrower, as the Mexican Borrower’s agent for service of process in New York City) or to any other party at its address set forth in Section 12.01 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 12.11. Acknowledgments. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship, and with respect to the Lenders only, any advisory or agency relationship, with or duty to any Borrower arising out of or in connection with this Agreement,

(c) the relationship between the Administrative Agent and Lenders, on one hand, and each Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(d) the Administrative Agent and each Lender may have interests that conflict with those of the Borrower; and

(e) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

SECTION 12.12. WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 12.14. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors involved with this financing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the administration of the facilities and the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the relevant Borrower, (h) subject to an agreement containing provisions at least as restrictive as those of this Section, to direct or indirect counterparties in connection with swaps or derivatives, (i) to ratings agencies, (j) subject to an agreement containing provisions at least as restrictive as those of this Section, to market data collectors or (k) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the relevant Borrower. For the purposes of this Section, “Information” means all information received from such Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from such Borrower after the date hereof, such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 12.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 12.16. Waiver of Immunities. To the extent permitted by applicable law, if any Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement. Each Borrower agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

SECTION 12.17. Judgment Currency. The obligation of the Borrowers hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders of the full amount of Dollars expressed to be payable hereunder, and the Borrowers shall indemnify the Lenders (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of Dollars expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.

SECTION 12.18. Loan Equalization; Loan Conversion. (a) On any Equalization Date each US Lender severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the Mexican Revolving Loans of each Mexican Lender that have not been assumed by the US Borrower pursuant to clause (c) below to the extent necessary to cause the Revolving Credit Exposure Percentage of each US Lender, after giving effect to such purchase and sale of participating interests, to equal its US Commitment Percentage (calculated immediately prior to the termination or expiration of the US Commitments). Each US Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amounts of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each Lender from which a participating interest is being purchased in the amount(s) provided for in the preceding sentence. Notwithstanding the foregoing, Export Development Canada (“EDC”) shall not be required to purchase a participating interest in any Mexican Revolving Loans, and in lieu of EDC’s purchase of such participating interest, (i) JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”) will purchase the participating interest that would, but for this sentence, be required to be purchased by EDC, and (ii) simultaneously therewith, EDC will purchase from JPMorgan Chase Bank a participating interest in the US Revolving Loans of JPMorgan Chase Bank in an amount equal to the amount of the participating interest purchased by JPMorgan Chase Bank in Mexican Revolving Loans pursuant to clause (i) of this sentence.

(b) To the extent any Taxes are required to be withheld from any amounts payable by a Lender (the “First Lender”) to another Lender (the “Other Lender”) in connection with its participating interest in any Mexican Revolving Loan, each Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the Other Lender receiving such payments from the First Lender to the same extent they would be required under Section 4.12 if such Borrower were making payments with respect to the participating interest directly to the Other Lender. For purposes of receipt by any Other Lender of payments pursuant to this Section 12.18(b), such Other Lender shall not be required to comply with the requirements of Section 4.12(c).

(c) If an Event of Default or a Mexican Change in Control has occurred and is continuing, upon the notice of any Mexican Lender to the Borrowers, the US Borrower (through the guarantee contained in Section 11) shall automatically be deemed to have assumed the Mexican Revolving Loans of such Mexican Lender outstanding on such date.

SECTION 12.19. Release of Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 12.02) to take any action requested by the US Borrower having the effect of releasing any assets from the Liens granted pursuant to the Security Documents (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 12.02 or (ii) under the circumstances described in paragraph (b) or (c) below.

(b) At such time as the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all LC Disbursements shall have been reimbursed and no Letters of Credit shall be outstanding, the assets subject to the Liens granted pursuant to the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the US Borrower under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 12.20. Intercompany Security Agreements. Notwithstanding anything to the contrary contained in the intercompany security agreements between the US Borrower as secured party and certain of its Subsidiaries as pledgors, the parties thereto may amend, waive, modify, restate, discharge or terminate such intercompany security agreements without the consent of the Administrative Agent and the Lenders so long as after giving effect to any such amendment, waiver, modification, restatement, discharge or termination, no Event of Default shall have occurred and be continuing.

SECTION 12.21. Blocked Account. (a) The US Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in the Blocked Account, as collateral security for the prompt and complete payment and performance when due of the US Obligations. The Administrative Agent shall have all rights and remedies of a secured party with respect to such collateral security under the Uniform Commercial Code.

(b) The US Borrower shall have no right to issue instructions or have any other right or ability to access or withdraw or transfer funds from the Blocked Account without the prior written consent of the Administrative Agent, which consent shall be given if the US Borrower has delivered a certificate, substantially in the form of Exhibit K, certifying that the following conditions have been met: (i) no Default or Event of Default shall have occurred and be continuing, (ii) the US Borrower represents and warrants that such funds shall be utilized (A) for normal operating expenses of the US Borrower and its Subsidiaries consistent with the US Borrower’s and its Subsidiaries’ past business practices, (B) to purchase receivables in the normal course of business or (C) to make payments of permitted dividends consistent with the US Borrower’s past business practices and (iii) the Cash Balance shall be less than $50,000,000.

(c) The Blocked Account Agreement may not be terminated without the consent of the Administrative Agent and the Required Lenders.

SECTION 12.22. USA PATRIOT Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it may be required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with said Act.

SECTION 12.23. Consents under the Security Agreement. The Lenders (including, to the extent relevant, in their capacities where applicable as lenders under the Existing Credit Agreement) hereby consent to the execution and delivery by (a) the US Borrower and the Trustee of the First Amendment to the Security Agreement, substantially in the form of Exhibit I, to be dated the date hereof, and (b) the US Borrower, the Trustee, the Administrative Agent and Wells Fargo of the Intercreditor Agreement, substantially in the form of Exhibit L, to be dated the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION

By	/s/ Bill V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, CFO & Treasurer

NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA

By	/s/ Jose Reyeros
Name:	José A. Reyeros
Title:	CFO

[Signature Page to the Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By	/s/ Richard W. Duker
Name:	Richard W. Duker
Title:	Managing Director

BANK OF AMERICA, N.A., as Syndication Agent and a Lender

By	/s/ Chase McDonell
Name:	Chas McDonell
Title:	SVP

[Signature Page to the Credit Agreement]

THE BANK OF NOVA SCOTIA, as Documentation Agent and a Lender

By	/s/ Paula Czach
Name:	P. Czach
Title:	Director

[Signature Page to the Credit Agreement]

CITIBANK, N.A., as a Lender

By	/s/ Paul L. Burroughs Jr
Name:	Paul L. Burroughs Jr.
Title:	Director

BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, as a Lender of Record

By	/s/ F Delgado
Name:	Federico Delgado Pastor Surrell
Title:	Director

[Signature Page to the Credit Agreement]

Credit Suisse AG, Cayman Islands Branch, as a Lender

By	/s/ Alain Daoust
Name:	Alain Daoust
Title:	Director

By	/s/ Vipul Dhadda
Name:	VIPUL DHADDA
Title:	ASSOCIATE

[Signature Page to the Credit Agreement]

Deutsche Bank Trust Company Americas, as a Lender

By	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Director

By	/s/ Paul O’Leary
Name:	Paul O’Leary
Title:	Director

[Signature Page to the Credit Agreement]

EXPORT DEVELOPMENT CANADA, as a Lender

By	/s/ Cathy LeBlanc
Cathy LeBlanc
Financing Manager

By	/s/ Chris Timbrell
Chris Timbrell
Senior Financing Manager

[Signature Page to the Credit Agreement]

GOLDMAN SACHS BANK USEA, as a Lender

By	/s/ Alexis Maged
Name:	Alexis Maged
Title:	Authorized Signatory

[Signature Page to the Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By	/s/ Meredith Majesty
Name:	Meredith Majesty
Title:	Authorized Signatory

[Signature Page to the Credit Agreement]

The Northern Trust Company, as a Lender

By	/s/ Lisa McDermott
Name:	Lisa McDermott
Title:	Vice President

[Signature Page to the Credit Agreement]

UBS Loan Finance LLC, as a Lender

By	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

[Signature Page to the Credit Agreement]

Comerica Bank , as a Lender

By	/s/ Brandon Welling
Name:	Brandon Welling
Title:	Assistant Vice President

[Signature Page to the Credit Agreement]

Schedule 2.01

Commitments

Investor	US Revolving Commitment	Mexican Commitment	Term Commitment	Total Commitments
J.P. Morgan Chase Bank, N.A.	$49,693,251.53	$4,805,725.97	$40,306,748.47	$90,000,000.00
Bank of America, N.A.	$49,693,251.53	$4,805,725.97	$40,306,748.47	$90,000,000.00
Citibank, N.A.	$49,693,251.53	$49,693,251.53	$40,306,748.47	$90,000,000.00
Credit Suisse AG, Cayman Islands Branch	$49,693,251.53	$4,805,725.97	$40,306,748.47	$90,000,000.00
Deutsche Bank Trust Company Americas	$49,693,251.53	—	$40,306,748.47	$90,000,000.00
Export Development Canada	$35,889,570.55	$35,889,570.55	$29,110,429.45	$65,000,000.00
Goldman Sachs	$33,128,834.36	—	$26,871,165.64	$60,000,000.00
Royal Bank of Canada	$33,128,834.36	—	$26,871,165.64	$60,000,000.00
The Bank of Nova Scotia	$33,128,834.36	—	$26,871,165.64	$60,000,000.00
The Northern Trust Company	$27,607,361.96	—	$22,392,638.04	$50,000,000.00
UBS Loan Finance LLC	$24,846,625.77	—	$20,153,374.23	$45,000,000.00
Comerica Bank	$13,803,680.98	—	$11,196,319.02	$25,000,000.00

Total	$450,000,000.00	$100,000,000.00	$365,000,000.00	$815,000,000.00

Schedule 5.05

Disclosure Matters

None.

Schedule 5.10

Subsidiaries

Subsidiary Name	Jurisdiction of Incorporation	Capital Stock Ownership
Navistar Financial Retail Receivables Corporation	Delaware	100% owned by Navistar Financial Corporation

Navistar Financial Securities Corporation	Delaware	100% owned by Navistar Financial Corporation

Truck Retail Instalment Paper Corp.	Delaware	100% owned by Navistar Financial Corporation

Servicios Corporativos NFC, S.A. de C.V.	Mexico	29,511 shares owned by Navistar Financial Corporation (29,512 shares outstanding)

Truck Retail Accounts Corporation	Delaware	100% owned by Navistar Financial Corporation

Truck Engine Receivables Financing Co.	Delaware	100% owned by Navistar Financial Corporation

International Truck Leasing Corp.	Delaware	100% owned by Navistar Financial Corporation

Navistar Leasing Services Corporation	Delaware	100% owned by Navistar Financial Corporation

Navistar Leasing Company	Delaware	Statutory trust with 100% interest held by Navistar Leasing Services Corporation

Schedule 8.02

Existing Indebtedness

Loan and Security Agreement made on or about the date hereof by and between Wells Fargo Equipment Finance, Inc., a Minnesota corporation, and the US Borrower, and the other Transaction Documents (as defined therein) entered into in connection therewith.

Schedule 8.03

Existing Liens

Loan and Security Agreement made on or about the date hereof by and between Wells Fargo Equipment Finance, Inc., a Minnesota corporation, and the US Borrower, and the other Transaction Documents (as defined therein) entered into in connection therewith.

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	UCC	9508216 06/08/1995	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008

Secretary of State, Delaware	CONT	0030147 05/11/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Continuation to financing statement 9508216.

Secretary of State, Delaware	CONT	51731497 06/07/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Continuation to financing statement 9508216.

Secretary of State, Delaware	AMEND	51732521 06/07/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Amendment to financing statement 9508216 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	AMEND	20092923552 09/11/2009	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Amendment to financing statement 9508216 to add Secured Party of record: The Bank of New York Mellon, as Master Trust Trustee 101 Barclay Street Floor 4 West New York, NY 10286

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	AMEND	20092937388 09/11/2009	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation 2850 West Golf Road Rolling Meadows, IL 60008 The Bank of New York Mellon, as Master Trust Trustee 101 Barclay Street Floor 4 West New York, NY 10286	Amendment to financing statement 9508216 to add Secured Party of record: Navistar Financial Dealer Note Master Trust 101 Barclay Street Floor 4 West New York, NY 10286

Secretary of State, Delaware	UCC	0041116 06/29/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

Secretary of State, Delaware	AMEND	51798710 06/10/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Amendment to financing statement 0041116 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	CONT	51798744 06/10/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Securities Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19801	Continuation to financing statement 0041116.

Secretary of State, Delaware	UCC	0071327 10/23/2000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Truck Retail Instalment Paper Corp. 1209 Orange Street Wilmington, DE 19801

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	AMEND	52007764 06/29/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Truck Retail Instalment Paper Corp. 1209 Orange Street Wilmington, DE 19801	Amendment to financing statement 0071327 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	CONT	52007764 06/29/2005	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Truck Retail Instalment Paper Corp. 1209 Orange Street Wilmington, DE 19801	Continuation to financing statement 0071327.

Secretary of State, Delaware	UCC	31426819 06/05/2003	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008

Secretary of State, Delaware	AMEND	52368968 08/01/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 600081	Amendment to financing statement 31426819 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	CONT	20081857430 05/30/2008	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 600081	Continuation to financing statement 31426819.

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	AMEND	20081857638 05/30/2008	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 600081	Amendment to financing statement 31426819 changing Secured Party address to: Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	40923476 04/01/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008

Secretary of State, Delaware	AMEND	52373737 08/02/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 600081	Amendment to financing statement 52373737 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	41055849 04/14/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Bank One, NA, as Agent One Bank One Plaza IL 1-0079 Attn: Asset Backed Finance Chicago, IL 60670

Secretary of State, Delaware	AMEND	52356849 08/01/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Bank One, NA, as Agent One Bank One Plaza IL 1-0079 Attn: Asset Backed Finance Chicago, IL 60670	Amendment to financing statement 41055849 changing Debtor to: Truck Retail Accounts Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	AMEND	52405950 08/04/2005	Truck Retail Accounts Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Bank One, NA, as Agent One Bank One Plaza IL 1-0079 Attn: Asset Backed Finance Chicago, IL 60670	Amendment to financing statement 41055849 changing Debtor to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	AMEND	52504513 08/11/2005	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Bank One, NA, as Agent One Bank One Plaza IL 1-0079 Attn: Asset Backed Finance Chicago, IL 60670	Amendment to financing statement 41055849 changing Secured Party to: JPMorgan Chase Bank, N.A., as Agent 1 Bank One Plaza Chicago, IL 60670

Secretary of State, Delaware	AMEND	52520352 08/12/2005	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	JPMorgan Chase Bank, N.A., as Agent 1 Bank One Plaza Chicago, IL 60670	Amendment to financing statement 41055849 changing Debtor to: Navistar Financial Corporation 425 N Martingale Road Schaumburg, IL 60173

Secretary of State, Delaware	CONT	20083778063 11/12/2008	Navistar Financial Corporation 425 N Martingale Road Schaumburg, IL 60173	JPMorgan Chase Bank, N.A., as Agent 1 Bank One Plaza Chicago, IL 60670	Continuation to financing statement 41055849.

Secretary of State, Delaware	AMEND	20084294763 12/29/2008	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	JPMorgan Chase Bank, N.A., as Agent 1 Bank One Plaza Chicago, IL 60670	Amendment to financing statement 41055849 changing Secured Party to: JPMorgan Chase Bank, N.A. 10 S. Dearborn Chicago, IL 60670

Secretary of State, Delaware	UCC	41829920 06/30/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	International Truck Leasing Corp. 2850 West Golf Road Rolling Meadows, IL 60008

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	AMEND	52373760 08/02/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	International Truck Leasing Corp. 2850 West Golf Road Rolling Meadows, IL 60008	Amendment to financing statement 41829920 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	AMEND	20091969150 06/19/2009	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	International Truck Leasing Corp. 2850 West Golf Road Rolling Meadows, IL 60008	Amendment to financing statement 41829920 changing Secured Party address to: International Truck Leasing Corp. 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	CONT	20091969226 06/19/2009	Navistar Financial Corporation 425 N Martingale Road Schaumburg, IL 60173	International Truck Leasing Corp. 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Continuation to financing statement 41829920.

Secretary of State, Delaware	UCC	41883950 07/01/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Banc of America Leasing & Capital, LLC One South Wacker Drive Suite 3700 Chicago, IL 60606

Secretary of State, Delaware	AMEND	52378850 08/02/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Banc of America Leasing & Capital, LLC One South Wacker Drive Suite 3700 Chicago, IL 60606	Amendment to financing statement 41883950 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	AMEND	20092046685 06/25/2009	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Banc of America Leasing & Capital, LLC One South Wacker Drive Suite 3700 Chicago, IL 60606	Amendment to financing statement 41883950 changing Secured Party to: Banc of America Leasing and Capital LLC 231 S. LaSalle Street Chicago, IL 60697

Secretary of State, Delaware	CONT	20092046735 06/25/2009	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Banc of America Leasing & Capital, LLC One South Wacker Drive Suite 3700 Chicago, IL 60606	Continuation for financing statement 41883950.

Secretary of State, Delaware	UCC	42147819 07/30/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008 Assignee: Royal Bank of Canada, as agent One Liberty Plaza 5th Floor New York, NY 10006

Secretary of State, Delaware	AMEND	52373778 08/02/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008 Assignee: Royal Bank of Canada, as agent One Liberty Plaza 5th Floor New York, NY 10006	Amendment to financing statement 42147819 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	43241660 11/17/2004	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	AMEND	52379809 08/02/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Navistar Financial Retail Receivables Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Amendment to financing statement 43241660 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	51314674 04/28/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Pitney Bowes Credit Corporation Shelton, CT 27 Waterview Drive Shelton, CT 06484	This “in lieu” financing statement is being filed to continue the effectiveness of the following financing statement, which remains effective: IL- Secretary of State 04/27/2000, 4203100

Secretary of State, Delaware	CONT	52363266 08/01/2005	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, IL 60008	Pitney Bowes Credit Corporation Shelton, CT 27 Waterview Drive Shelton, CT 06484	Amendment to financing statement 51314674 changing Debtor address to: Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	51337626 05/02/2005	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173 Assignee: Royal Bank of Canada, as agent One Liberty Plaza 5th Floor New York, NY 10006

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	AMEND	20071221810 04/02/2007	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173 Assignee: Royal Bank of Canada, as agent One Liberty Plaza 5th Floor New York, NY 10006	Amendment to financing statement 51337626 changing Secured Party to: Royal Bank of Canada, as agent One Liberty Plaza 5th Floor New York, NY 10006

Secretary of State, Delaware	AMEND	20071235646 04/02/2007	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Royal Bank of Canada, as agent One Liberty Plaza 5th Floor New York, NY 10006	Amendment to financing statement 51337626 changing Secured Party to: Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	52007566 06/29/2005	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Truck Retail Instalment Paper Corp. 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Financing Statement filed in lieu of a continuation statement for financing statement 4286921 filed 10/20/2000 with the Illinois Secretary of State.

Secretary of State, Delaware	UCC	52045368 07/01/2005	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Deutsche Bank Trust Company, as Trustee 60 Wall Street New York, NY 10005

Secretary of State, Delaware	UCC	52324029 07/27/2005	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	UCC	60686105 02/27/2006	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	63063187 09/01/2006	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	63685559 10/23/2006	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	20070632520 02/16/2007	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	20072383775 06/22/2007	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	20074504840 11/28/2007	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	20081459377 04/28/2008	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	NOTES
Secretary of State, Delaware	UCC	20082576872 07/28/2008	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Secretary of State, Delaware	UCC	20091369369 04/30/2009	Navistar Financial Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173	Navistar Financial Retail Receivables Corporation 425 N Martingale Road Suite 1800 Schaumburg, IL 60173

Schedule 8.05

Scheduled Investments

None.

EXHIBIT A

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Credit Agreement, dated as of December 16, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, a Mexican Corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers, any of their Affiliates or any other obligor or the performance or observance by any of the Borrowers, any of their Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Sections 5.04 and 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other

Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States or Mexico, its obligations pursuant to Section 4.12 of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance by the Assignor, the Assignee and, as required pursuant to Section 12.04 of the Credit Agreement, each Borrower, the Administrative Agent, and, as required pursuant to Section 12.04 of the Credit Agreement, the Issuing Bank and the Swingline Lender, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date.

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1

to Assignment and Acceptance with respect to the Amended and Restated Credit Agreement,

dated as of December 16, 2009, among Navistar Financial Corporation,

Navistar Finanacial, S.A. de C.V., Sociedad Financiera de Objeto Multiple, Entidad no

Regulada, the Lenders party thereto, Bank of America, N.A., as Syndication Agent, The Bank of

Nova Scotia, as Documentation Agent, and JPMorgan Chase Bank, N.A., as Administrative

Agent.

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned
	$	_____.__________%

[Name of Assignee]	[Name of Assignor]

By	By
Name:		Name:
Title:		Title:

[Consented To:]

[JPMORGAN CHASE BANK, N.A., as Administrative Agent	[NAVISTAR FINANCIAL CORPORATION, as US Borrower

By	By
Name:		Name:
Title:]		Title:]

[NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, as Mexican Borrower

By
Name:
Title:]

[JPMORGAN CHASE BANK, N.A., as Issuing Bank

By
Name:
Title:]

[JPMORGAN CHASE BANK, N.A., as Swingline Lender

By
Name:
Title:]

4

EXHIBIT B-1

FORM OF OPINION OF BORROWER’S NEW YORK COUNSEL

December 16, 2009

JPMorgan Chase Bank, N.A., as Administrative

Agent under the Credit Agreement, as hereinafter

defined

Bank of America, N.A., as Syndication Agent

under the Credit Agreement, as hereinafter

defined

and

The Lenders which are parties to the Credit Agreement

on the date hereof (the “Initial Lenders”)

Re:	Navistar Financial Corporation

Ladies and Gentlemen:

We have acted as special counsel to Navistar Financial Corporation, a Delaware corporation (the “U.S. Borrower”), Navistar Financial, S.A. de C.V., Sociedad Financiera de Objeto Multiple, Entidad No Regulada, a Mexican corporation (the “Mexican Borrower”), in connection with the transactions contemplated by the Operative Documents (as defined below). We are issuing this opinion letter in response to Section 6.01(d)(i) of that certain Amended and Restated Credit Agreement dated as of the date hereof among the U.S. Borrower, the Mexican Borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A., as syndication agent, and each of the Lenders from time to time a party thereto (the “Credit Agreement”). Our knowledge of the Credit Parties’ (as defined below) business, records, transactions and activities is limited to the information which has been brought to our attention by the Credit Parties in connection with such matters or by a certificate executed and delivered to us by officers of the Credit Parties in connection with this opinion letter. Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded such terms in the Credit Agreement (with references herein to the Credit Agreement and each document defined therein meaning the Credit Agreement and each such document as executed and delivered this date (or if executed and delivered on an earlier date, as the same is in effect on the date hereof)). The Initial Lenders and the Administrative Agent and the Trustee are herein sometimes called “you”.

JPMorgan Chase Bank, N.A.,

as Administrative Agent

December 16, 2009

For purposes of this opinion letter, we have reviewed (i) the Credit Agreement, (ii) the First Amendment (the “Security Agreement Amendment”), dated as of the date hereof, by and between the U.S. Borrower and Deutsche Bank Trust Company of Americas (the “Trustee”), (iii) the Second Amended and Restated Parents’ Side Agreement (the “Parents’ Side Agreement”), dated as of the date hereof, by Navistar International Corporation, a Delaware corporation (the “Parent”), and Navistar, Inc. (formerly known as International Truck and Engine Corporation), a Delaware corporation (“International”), (iv) the Second Amended and Restated Parent Guarantee (the “Parent Guarantee”), dated as of the date hereof, made by the Parent in your favor, (v) the Blocked Account Control Agreement (the “Blocked Account Agreement”), dated as of the date hereof by and among the U.S. Borrower, the Administrative Agent, and JPMorgan Chase Bank, N.A., as depository bank, and (vi) the Note (the “Note”) issued by the Mexican Borrower as of the date hereof in favor of that certain Lender who has requested it as of the date hereof. The U.S. Borrower, the Mexican Borrower, the Parent and International are referred to herein collectively as the “Credit Parties” and individually as a “Credit Party.” The U.S. Borrower, the Parent and International are referred to herein collectively as the “U.S. Credit Parties” and individually as a “U.S. Credit Party.” The Credit Agreement, the Security Agreement Amendment, the Parents’ Side Agreement, the Parent Guarantee, the Blocked Account Agreement and the Note are referred to herein collectively as the “Operative Documents.” We have also examined originals or copies of the Certificate of Incorporation and By-Laws of the U.S. Borrower and the Amended and Restated Security, Pledge and Trust Agreement dated as of July 1, 2005, between U.S. Borrower and Deutsche Bank Trust Company Americas, a corporation duly organized and existing under the laws of the State of New York, acting individually and as trustee for the holders of the Secured Obligations (as defined therein) (the “Security Agreement”).

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion letter and in the schedules attached to this opinion letter, it is our opinion that:

1.	Each of the Operative Documents is a valid and binding obligation of each Credit Party that is a party thereto and is enforceable against such Credit Party in accordance with its terms.

2.	The execution and delivery by each U.S. Credit Party of the Operative Documents to which it is a party, the consummation of the transactions contemplated by each Operative Document to which it is a party, the incurrence of the Loans under the Credit Agreement (in the case of the U.S. Borrower) and the performance of its obligations under each Operative Document to which it is a party, in each case, to be consummated on or prior to the Effective Date will not (a) constitute a violation by such U.S. Credit Party of any applicable provision of existing State of New York or United States Federal statutory law or governmental regulation covered by this opinion letter, (b) result in a material breach or other material violation of, or constitute a material default under any agreement listed on the Schedule of Specified Agreements attached hereto (the “Specified Agreements”)

2

JPMorgan Chase Bank, N.A.,

as Administrative Agent

December 16, 2009

(except that we express no opinion with respect to conflicts, breaches or defaults under cross-default provisions arising out of a default under any agreement which is not a Specified Agreement or with respect to financial covenants or tests) or (c) result in the creation or imposition of (or obligation to create or impose) any lien, charge, or encumbrance on, or security interest in, any material property of any U.S. Credit Parties pursuant to the provisions of any of the Specified Agreements.

3.	None of the U.S. Credit Parties is presently required to obtain any consent, approval, authorization or order of any court or governmental or regulatory agency in order to obtain the right to execute and deliver the Operative Documents to which it is a party, to borrow money under the Credit Agreement (in the case of the U.S. Borrower), and to perform its obligations under the Operative Documents to which it is a party except for: (a) those obtained or made prior to the Effective Date (and which continue in effect), (b) any actions or filings to grant liens or release existing liens, (c) actions or filings required in connection with the ordinary course conduct by each U.S. Credit Party of its business and ownership or operation by each U.S. Credit Party of its assets and (d) any actions or filings which might be required by any banking, insurance or other regulatory statute to which you may be subject or by any laws, regulations or governmental requirements set forth on Schedule C hereto (as to which we express no opinion).

4.	Upon due execution and delivery of the Blocked Account Agreement governed by New York law by each party thereto, and so long as such Blocked Account Agreement shall remain in full force and effect, shall not have been terminated and continues to provide that the depositary bank thereunder will comply with any instructions it receives from the Administrative Agent at any time directing disposition of the funds in the respective pledged accounts without further consent by U.S Borrower, and assuming that each such pledged account is a “deposit account” (as to which we express no opinion) within the meaning of Article 9 of the Uniform Commercial Code as presently in effect in the State of New York (the “New York UCC”), Administrative Agent’s security interest under the Credit Agreement with respect to each such pledged account and the funds deposited therein will be perfected under the New York UCC. For the purposes of this opinion, we have also assumed that the jurisdiction of the depository bank is the State of New York for purposes of the New York UCC and that the depositary bank is a “bank” as defined in the New York UCC.

5.	The U.S. Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.	The consummation on the date hereof of the making and borrowing under the Credit Agreement will not violate or result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

3

JPMorgan Chase Bank, N.A.,

as Administrative Agent

December 16, 2009

7.	With respect to U.S. Borrower, the Security Agreement continues to create valid and enforceable security interest in favor of the Trustee in the U.S. Borrower’s collateral therein respectively described with respect to which the U.S. Borrower has rights or has the power to transfer rights (the “Collateral”) and which constitutes property in which a security interest can be granted under Article 9 of the New York UCC. Such Collateral is referred to herein as the “Code Collateral”.

8.	After giving effect to the Security Agreement Amendment, the security interest in favor of the Trustee in the Code Collateral of each of the parties referred to in the preceding paragraph continues to be perfected by the Financing Statement (as defined in our opinion dated July 1, 2005, the “2005 Opinion”) to the same extent that such security interest in the Code Collateral was perfected by such Financing Statements immediately prior to giving effect to the Credit Agreement (although we express no opinion pursuant to this letter as to whether such security interest in such collateral is a valid and perfected security interest immediately prior to giving effect to the Credit Agreement (as to which matters, as of July 1, 2005, we refer you to the 2005 Opinion (subject to the assumptions, qualifications, exclusions and limitations stated therein))). Our opinions in this paragraph 8, with respect to perfection by filing, are limited to Article 9 of the Uniform Commercial Code as presently in effect in the State of Delaware as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide and supplemented through November 24, 2009 (the “Guide” and such Article 9 Uniform Commercial Code provisions, the “Delaware UCC”) and such opinions are based solely on such review), and therefore such opinions do not address (x) laws of jurisdictions other than Delaware or laws of Delaware except for Article 9 of the Delaware UCC, (y) Collateral of a type not subject to Article 9 of the Delaware UCC and (z) which law governs perfection of the security interests granted in the Collateral covered by this opinion; provided, that our opinions in this paragraph 8 regarding continued perfection of a security interest in the Collateral are rendered under Article 9 of the Delaware UCC.

Each opinion in this letter is subject to the General Qualifications that are recited in Schedule A to this letter to the extent relevant to that opinion. In preparing this opinion letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this opinion letter and upon: (i) factual information contained in certificates obtained from governmental authorities, (ii) factual information represented to be true in the Credit Agreement and the other Operative Documents; (iii) factual information provided to us in a support certificate signed by each of the Credit Parties; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have examined the originals or copies certified to our satisfaction, of such other corporate records of the Credit Parties as we deem necessary for or relevant to this opinion, and certificates of public officials and other officers of the Credit Parties and we have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the

4

JPMorgan Chase Bank, N.A.,

as Administrative Agent

December 16, 2009

preceding sentence was given and the date of this opinion letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this opinion letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this opinion letter is wrong. The terms “knowledge” and “actual knowledge” and references to “awareness” whenever used in this opinion letter with respect to our firm means conscious awareness at the time this opinion letter is delivered on the date it bears by the following Kirkland & Ellis LLP lawyers who are the only lawyers at Kirkland & Ellis LLP that have had significant involvement with the negotiation and preparation of the Credit Agreement (herein called “our Designated Transaction Lawyers”): Maureen E. Sweeney, P.C., Michelle Kilkenney and Kimberly Edsenga.

Our advice on every legal issue addressed in this opinion letter is based exclusively on such internal laws of the State of New York and such federal law of the United States which is in our experience normally applicable to general business corporations not engaged in regulated business activities and to transactions of the type contemplated in the Operative Documents between the Credit Parties, on the one hand, and you on the other hand (but without our having made any special investigation as to any other laws), except that we express no opinion or advice as to any law or legal issue (i) which might be violated by any misrepresentation or omission or a fraudulent act, (ii) to which any Credit Party may be subject as a result of your legal or regulatory status, your sale or transfer of the Loans or interests therein or your (as opposed to any other Lender’s) involvement in the transactions contemplated by the Operative Documents, or (iii) identified on Schedule C. We advise you that some issues addressed by this opinion letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions do not cover or otherwise address any provision of the Operative Documents of any type identified in Schedule D. Provisions in the Operative Documents which are not excluded by Schedule D or any other part of this opinion letter or its attachments are called the “Relevant Agreement Terms.”

Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action

5

JPMorgan Chase Bank, N.A.,

as Administrative Agent

December 16, 2009

be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.

This opinion letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this opinion letter, and any term defined in this opinion letter or any schedule has that defined meaning wherever it is used in this opinion letter or in any schedule to this opinion letter.

You may rely upon this letter only for the purpose served by the provision in the Credit Agreement cited in the initial paragraph of this opinion letter in response to which it has been delivered. Without our written consent: (i) no Person other than you may rely on this opinion letter for any purpose; (ii) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this opinion letter may not be cited or quoted in any other document or communication which might encourage reliance upon this opinion letter by any Person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance. Notwithstanding the foregoing, Persons who subsequently become Lenders in accordance with the terms of Section 12.04 of the Credit Agreement may rely on this opinion letter as of the time of its delivery on the date hereof as if this letter were addressed to them.

Sincerely,

Kirkland & Ellis LLP

6

Schedule A

General Qualifications

Our opinions in the opinion letter to which this Schedule A is attached (“our letter”) are subject as follows to the following qualifications:

1.	Bankruptcy and Insolvency Exception. Each of the opinions (“our opinions”) in our letter regarding the validity, binding effect and enforceability of any Operative Document or to the availability of injunctive relief and other equitable remedies (the “Specified Opinions”) is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally. This exception includes:

(a)	the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

(b)	all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

(c)	state fraudulent transfer and conveyance laws; and

(d)	judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

2.	Equitable Principles Limitation. Each of the Specified Opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

(a)	governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

(b)	affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

(c)	requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d)	requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

(e)	requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

(f)	requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement;

(g)	affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract; and

(h)	that may permit a party that has materially failed to render or offer performance required by a contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

3.	Other Common Qualifications. Each of the Specified Opinions is subject to the effect of rules of law that:

(a)	limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

(b)	provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

(c)	limit the availability of a remedy under certain circumstances where another remedy has been elected;

(d)	provide a time limitation after which a remedy may not be enforced;

(e)	limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

(f)	relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

(g)	limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;

(h)	may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(i)	govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;

(j)	may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

(k)	may render guarantees unenforceable under circumstances where the beneficiary’s actions, failures to act or waivers, amendments or replacement of the documents evidencing or relating to the guaranteed obligations so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the beneficiary and any the principal obligor or any guarantor which is substantially and materially different from that presently contemplated by the original documents evidencing or relating to the guaranteed obligations; and

(l)	limit the enforceability of requirements in the Operative Documents that provisions therein may only be waived or amended in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

4.	Referenced Provision Qualification. Each opinion regarding the validity, binding effect or enforceability of a provision (the “First Provision”) in the Operative Documents requiring any Credit Party to perform its obligations under, or to cause any other Person to perform its obligations under, any other provision (the “Second Provision”) of any Operative Document, or stating that any action will be taken as provided in or in accordance with any such Second Provision, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Second Provision. Requirements in the Operative Documents that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

5.	Collateral Qualifications. The opinions and advice contained in our letter are subject to the following advice (terms used herein which are defined in the New York UCC or any other applicable UCC having the meanings for purposes hereof given to them therein):

(a)	rights of debtors and obligors and duties of secured parties referred to in Sections 1-102(3) and 9-602 of the New York UCC (and the corresponding sections of any other applicable Uniform Commercial Code) may not be waived, released, varied or disclaimed by agreement, and our opinions regarding any such waivers, releases, variations and disclaimers are limited accordingly;

(b)

our opinions regarding the creation and perfection of security interests are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-315 of any applicable Uniform Commercial Code; (ii) the limitations in favor of buyers, licensees and lessees imposed by Sections 9-320, 9-321 and 9-323 of any applicable Uniform Commercial

Code; (iii) the limitations with respect to documents, instruments and securities imposed by Section 9-331 and 8-303 of any applicable Uniform Commercial Code; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; and (v) section 547 of the Bankruptcy Code with respect to preferential transfers and section 552 of the Bankruptcy Code with respect to any Collateral acquired by any Credit Party subsequent to the commencement of a case against or by any Credit Party under the Bankruptcy Code;

(c)	Article 9 of each applicable Uniform Commercial Code requires the filing of continuation statements within specified periods in order to maintain the effectiveness of any filings referred to in our letter;

(d)	additional filings or actions may be necessary if any Credit Party changes its name, identity or corporate structure or the jurisdiction in which it is organized;

(e)	your security interest in certain of the Collateral may not be perfected by the filing of financing statements to the extent specified under the Uniform Commercial Code or applicable federal law;

(f)	we express no opinion regarding the perfection of any lien or security interest in any property (whether real, personal or mixed, and whether such perfection be accomplished or purport to be accomplished by filing, by possession, by control or otherwise) except as specifically set forth in our letter or regarding the continued perfection of any possessory security interest in any Collateral (or other security interest the perfection of which depends upon the location of such Collateral) upon or following the removal of such Collateral to another jurisdiction; we express no opinion regarding the perfection of any security interest in deposit accounts (except as set forth in opinion paragraph 4), money or letter-of-credit rights or regarding the perfection of any possessory security interest in Collateral in possession of a person other than the secured party; and we express no opinion as to matters of title or regarding the priority of any lien or security interest;

(g)	the assignment of or creation of a security interest in any contract, lease, license, permit or other general intangible or account, chattel paper or promissory note may require the approval of the issuer thereof or the other parties thereto, except to the extent that restrictions on the creation, attachment, perfection or enforcement of a security interest therein are unenforceable under Sections 9-406 and 9-408 of the New York UCC;

(h)	we express no opinion with respect to any self-help remedies with respect to Collateral to the extent they vary from those available under the New York UCC or other applicable Uniform Commercial Code or with respect to any remedies otherwise inconsistent with the New York UCC (to the extent that the New York UCC is applicable thereto) or other applicable law (including, without limitation, any other applicable Uniform Commercial Code);

(i)	a substantial body of case law treats guarantors as “debtors” under the New York UCC, thereby according guarantors rights and remedies of debtors established by the New York UCC;

(j)	we express no opinion with respect to (1) the creation, perfection or enforceability of agricultural liens or (2) the creation, perfection or enforceability of security interests in: property in which it is illegal or violative of governmental rules or regulations to grant a security interest (such as, for example, governmental permits and licenses); general intangibles which terminate or become terminable if a security interest is granted therein; property subject to negative pledge clauses of which you have knowledge; vehicles, ships, vessels, barges, boats, railroad cars, locomotives and other rolling stock, aircraft, aircraft engines, propellers and related parts, and other property for which a state or federal statute or treaty (including without limitation any applicable Uniform Commercial Code) provides for registration or certification of title or specifies a place of filing different from that specified in Section 9-501 of any applicable Uniform Commercial Code; health care insurance receivables, commercial tort claims; crops, farm products, equipment used in farming operations and accounts or general intangibles arising from or relating to the sale of farm products by a farmer; timber to be cut; fixtures; “as-extracted collateral” (including without limitation oil, gas or other minerals and accounts arising out of the sale at the wellhead or minehead of oil, gas or other minerals); consumer goods; property identified to a contract with, or in the possession of, the United States of America or any state, county, city, municipality or other governmental body or agency; goods for which a negotiable document of title has been issued; copyrights, patents and trademarks, other literary property rights, service marks, know-how, processes, trade secrets, undocumented computer software, unrecorded and unwritten data and information, and rights and licenses thereunder;

(k)	we note that your remedies under the Credit Agreement and the Security Agreement, as amended by the Security Agreement Amendment, with regard to (i) the sale or after the sale of any securities subject to any security interest are subject to compliance with state and federal securities laws and (ii) exercising control over equity interests in limited liability companies are subject to compliance with applicable state law;

(l)	we express no opinion with respect to the enforceability of any security interest in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof;

(m)	we express no opinion with respect to the enforceability of any provision of any Operative Document which purports to authorize you to file financing statements under circumstances not authorized under the applicable Uniform Commercial Code;

(n)	we express no opinion with respect to the enforceability of any provision of any Operative Document which purports to authorize you to purchase at a private sale Collateral which is not subject to widely distributed standard price quotations or sold on a recognized market;

(o)	we express no opinion regarding any Credit Party’s rights in or title to, or power to transfer any of its rights in or title to, its properties, including without limitation, any of the Collateral;

(p)	we express no opinion regarding the characterization of a transaction as one involving the creation of a lien on real property, the characterization of a contract as one in a form sufficient to create a lien or a security interest in real property, the creation, perfection, priority or enforcement of a lien on real property or matters involving ownership or title to any real property;

(q)	we note that the perfection of any security interest may be terminated as to Collateral otherwise disposed of by any Credit Party if such disposition is authorized in the Operative Documents or otherwise by the Trustee;

(r)	we express no opinion regarding the enforceability of any pre-default waiver of notification of disposition of Collateral, mandatory disposition of Collateral or redemption rights;

(s)	we express no opinion regarding the enforceability of any provisions asserting that Collateral is owned by or is property of a secured party prior to such secured party’s foreclosure of such Collateral in accordance with the applicable Uniform Commercial Code or, in the case of cash Collateral, the application of such cash Collateral in payment of the secured obligations;

(t)	we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning real estate or mixed collateral foreclosures or elections of remedies;

(u)	our opinions as to the validity, binding effect and enforceability of the Operative Documents do not constitute opinions as to the creation, existence, effect of perfection, or perfection or priority of any security interest; such opinions are given, if at all, only to the extent expressly set forth in opinion paragraph 4 and are subject to the assumptions, qualifications and limitations applicable to such opinions set forth in this letter and the accompanying attachments;

(v)	we express no opinion with respect to the creation and perfection of security interests in the shares of stock or other equity interests issued by any issuer thereof which is organized under the laws of any jurisdiction other than the United States of America or a State thereof;

(w)	we express no opinion regarding the creation, attachment, perfection, effect of perfection or enforceability of any security interest created in Collateral described in the Security Agreement, as amended by the Security Agreement Amendment, as “any property or assets whatsoever”, “all other tangible and intangible personal property”, “all assets”, “all personal property” or words of similar import, but we advise that such descriptions of Collateral under the Security Agreement, as amended by the Security Agreement Amendment, are sufficient in any UCC financing statements; and

(x)	we express no opinion as to the ability of either the Trustee to obtain possession of rents or exercise rights under leases prior to obtaining actual possession of the property from which the assigned rents are produced or which are the subject of the assigned leases or subleases.

6.	Lender’s Regulatory Qualification. We express no opinion with respect to, and all our opinions are subject to, the effect of the compliance or noncompliance of each of you with any state or federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.

7.	Usury Qualification. We express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for, other than the internal laws of the State of New York and the federal laws of the United States, and, without limiting the foregoing, we expressly disclaim any opinions as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) which may be applicable to the transactions contemplated by the Operative Documents.

Schedule B

Assumptions

For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1.	Each of the Credit Parties (i) has the requisite title and rights to any property involved in the transactions effected under the Operative Documents (herein called the “Transactions”) including without limiting the generality of the foregoing, each item of Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of Collateral arising after the date hereof.

2.	Each natural person who is executing any Operative Documents on behalf of any Credit Party has sufficient legal capacity to enter into such Operative Documents, and we have no actual knowledge of any such incapacity.

3.	You are existing and in good standing in your jurisdiction of organization.

4.	You have full power and authority (including without limitation under the laws of your jurisdiction of organization) to execute, deliver and to perform your obligations under each of the Operative Documents and each of the Operative Documents has been duly authorized by all necessary action on your part and has been duly executed and duly delivered by you.

5.	Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

6.	Each certificate obtained from a governmental authority relied on by us is accurate, complete and authentic and all relevant official public records to which each such certificate relates are accurate and complete.

7.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

8.	The Operative Documents constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

9.	You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Operative Documents enforceable against you.

10.	The conduct of the parties to the Operative Documents has complied with any requirement of good faith, fair dealing and conscionability.

11.	Each Credit Party will obtain all third party or governmental consents, permits and approvals required in the future, and will take all actions similarly required, relevant to the subsequent consummation of the Transactions or performance of the Operative Documents.

12.	All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Operative Documents.

13.	Any information required to be disclosed to the Credit Parties or their governing bodies in connection with any matter relevant to any legal issue covered by our opinions has been disclosed and no such disclosure contains any relevant error or omission.

14.	Each Public Authority Document is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete. The term “Public Authority Document” means a certificate issued by any secretary of state of any other government official, office or agency concerning a person’s property or status, such as a certificate of corporate or partnership existence or good standing, a certificate concerning tax status, a certificate concerning Uniform Commercial Code filings or a certificate concerning title registration or ownership.

15.	You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transactions.

16.	There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Operative Documents.

17.	The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

18.	All agreements other than the Operative Documents (if any) with respect to which we have provided advice in our letter or reviewed in connection with our letter would be enforced as written.

19.	All parties to the Operative Documents will not in the future take any discretionary action (including a decision not to act) permitted under the Operative Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which the Credit Parties may be subject.

20.	The representations made by each Credit Party in the Operative Documents to which it is a party with respect to its jurisdiction of organization, chief executive office and location of equipment and inventory are and will remain true and correct.

21.	Each person who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to that director or officer position and held that position when such action was taken (except that this assumption is limited to those of the preceding items with respect to the adoption of which we did not have involvement).

22.	You are not subject to Regulation T of the Board of Governors of the Federal Reserve System; and no proceeds of the Loans will be used for any purpose which would violate or be inconsistent with the Credit Agreement.

23.	All information required to be disclosed in connection with any consent or approval by the Credit Parties’ respective Boards of Directors or Board of Managers or stockholders (or equivalent governing group) and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed.

24.	The Credit Parties’ respective certificate or articles of incorporation, as applicable (or equivalent governing instrument), all amendments to that certificate/articles, all resolutions adopted establishing classes or series of stock under that certificate, the Credit Parties’ respective bylaws and all amendments to its bylaws have been adopted in accordance with all applicable legal requirements.

25.	The transactions contemplated by the Operative Documents are directly or indirectly related to the business interests of each Credit Party party thereto and the transactions were fair and reasonable to each such entity at the time each such transaction was authorized by such Credit Party.

26.	Collateral Assumptions. The opinions and advice contained in our letter are subject to the following assumptions:

(a)	Value (as defined in Section 1-201(44) of the New York UCC) has been given by you to the Credit Parties for the security interests and other rights in and assignments of Collateral described in or contemplated by the Operative Documents.

(b)	The descriptions of Collateral in the Operative Documents and the financing statement executed in connection therewith reasonably describe the property intended to be described as Collateral.

27.	All information regarding the secured party on the financing statement executed in connection with the Operative Documents is accurate and complete in all respects.

28.

Assumptions With Respect to the Credit Parties. We have assumed without investigation that (i) each of the Credit Parties is an entity validly existing and in good standing under its jurisdiction of organization; (ii) each of the Credit Parties has the power to enter into and perform its obligations under the Operative Documents to which it is a party; (iii) each of the Credit Parties’ execution, delivery and performance of the Operative Documents to which it is a party have been duly authorized by all necessary company action on the part of such Credit Party; (iv) each of the Credit Parties has duly executed and delivered each of the Operative Documents to which it is a party; and (v) the execution and delivery by each Credit Party of the Operative Documents, each, to which it is a party, and the performance by each Credit Party of its obligations under the Operative Documents, each, to which it is a party, will not violate any existing provisions of such Credit Party’s certificate of incorporation (including any certificates of designation a part thereof) or bylaws.

29.	The Security Agreement, as such document exists prior to giving effect to Security Agreement Amendment, is in full force and effect and is enforceable in accordance with its terms against all parties thereto.

Schedule C

Excluded Law and Legal Issues

None of the opinions or advice contained in the letter to which this Schedule C is attached (herein called “our letter”) covers or otherwise addresses any of the following legal issues:

1.	Federal securities laws and regulations administered by the Securities and Exchange Commission (except as set forth in opinion paragraph 5), state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.	pension and employee benefit laws and regulations (e.g., ERISA);

3.	Federal and state antitrust and unfair competition laws and regulations;

4.	Federal Reserve Board margin regulations (other than with respect to our opinion in paragraph 6 of our letter);

5.	Federal and state laws and regulations concerning filing and notice requirements (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and the Exon-Florio Act, as amended) other than as expressly set forth in our letter;

6.	Federal laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

7.	compliance with fiduciary duty requirements;

8.	the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level — e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

9.	fraudulent transfer and fraudulent conveyance laws;

10.	Federal and state environmental laws tax, land use and subdivision, racketeering (e.g., RICO), health and safety (e.g., OSHA), and labor laws and regulations;

11.	Federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations;

12.	to the extent not otherwise specified in this Schedule C, applicable zoning and building laws, ordinances, code, rules or regulations.

13.	Federal and state tax laws and regulations;

14.	Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

15.	except for usury statute to the extent described in paragraph 7 on Schedule A, other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

16.	any Anti-Terrorism Law and the Anti-Terrorism Order, including Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (together, the “Anti-Terrorism Order”) as amended, all rules and regulations promulgated thereunder and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order, the foreign assets control regulations of the United States Treasury Department, and to the extent the following relate to any Anti-Terrorism Law or the Anti-Terrorism Order, the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by any of the Credit Parties including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive materials;

17.	title to any property;

18.	the Federal Power Act, as amended, and the regulations implementing the Federal Power Act, all rules and regulations promulgated under any of the foregoing statutes, the rules, regulations and policies of the Federal Energy Regulatory Commission and any other federal or any state or local regulatory authority, and all other federal state and local laws, orders, regulations, licensing requirements and policies regulating, public utilities, electric utilities or energy facilities or services (and including without limitation any requirement under any such federal, state or local law or regulation that any Credit Party obtain any consent, approval, authorization or order in order to enter into the Operative Documents and perform the transactions contemplated thereby or effect any failure to obtain any such consent, approval, authorization or order);

19.	the Fair Packaging and Labeling Act, as amended, the Food, Drug and Cosmetic Act, as amended, the Food Security Act of 1985, as amended, the Perishable Agricultural Commodities Act, as amended, the Food, Agriculture, Conservation and Trade Act of 1990, as amended, the Nutritional Labeling and Education Act, as amended, all rules, policies and regulations promulgated under any of the foregoing statues, and all other federal, state and local laws, orders, regulations, licensing requirements and policies relating to the ownership, operation processing, production, distribution, purchase or provisions of, or otherwise regulating, food or farm products or animals;

20.	the effect of any law, regulation or order which hereafter becomes effective; and

21.	we have not undertaken any research for purposes of determining whether the Credit Parties or any of the Transactions which may occur in connection with the Credit Agreement or any of the other Operative Documents is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in the State of New York, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

Schedule D

Excluded Provisions

None of the opinions in the letter to which this Schedule D is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Operative Documents:

1.	Indemnification for gross negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

2.	Provisions mandating contribution towards judgments or settlements among various parties.

3.	Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, and (vii) other benefits to the extent they cannot be waived under applicable law.

4.	Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, interest upon interest, increased interest rates upon default, late charges and prepayment charges.

5.	Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

6.	Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular Person will be conclusive or binding on others.

7.	Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

8.	Provisions which purport to award attorneys’ fees solely to one party.

9.	Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

10.	Provisions or agreements regarding proxies, shareholder voting rights and the like.

11.	Provisions in any of the Operative Documents requiring a Credit Party to perform its obligations under, or to cause any other Person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Operative Document.

D-1

12.	Provisions, if any, which are contrary to the public policy of any jurisdiction.

13.	Choice-of-law provisions (other than under New York statutory choice of law rules, those provisions which provide that the laws of the State of New York shall govern).

14.	Covenants not to compete, including without limitation covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

15.	Time-is-of-the-essence clauses.

16.	Provisions which provide a time limitation after which a remedy may not be enforced.

17.	Confession of judgment clauses.

18.	Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

19.	Arbitration agreements.

20.	Provisions relating to the application of condemnation awards.

21.	Provisions that provide for the appointment of a receiver or the taking of possession by the Trustee except as a otherwise expressly provided in our letter.

22.	Confidentiality agreements.

23.	Provisions that provide for set-off.

24.	Provisions in the Operative Documents providing for the indemnification of the Administrative Agent, Trustee or Lenders by the Loan Parties for any rents received by the Credit Parties after an event of default and any requirements that any such rents be remitted to either the Administrative Agent, the Trustee or the Lenders by the Credit Parties.

D-2

Schedule of Specified Agreements

Master Intercompany Agreement

1.	Amended and Restated Master Intercompany Agreement, dated as of April 1, 2007, as amended January 30, 2009, and July 31, 2009, between Navistar Financial Corporation (“NFC”) and Navistar, Inc. (f/k/a/ International Truck and Engine Corporation, successor-in-interest to Navistar International Transportation Corp. and predecessor-in-interest to Navistar, Inc.) (“International”).

NFC/NFRRC Intercompany Agreements

2.	Intercompany Security Agreement, dated as of April 26, 1993, as amended and restated November 8, 1994, between NFC and Navistar Financial Retail Receivables Corporation (“NFRRC”).

3.	Amended and Restated Intercompany Advance Agreement, dated as of December 16, 1991, as amended and restated May 3, 1994, between NFC and NFRRC.

4.	Revolving Note, dated December 16, 1991, issued by NFRRC to NFC.

5.	Capital Contribution Note, dated December 16, 1991, issued by NFC to NFRRC.

6.	Amended and Restated Operating Agreement dated as of December 1, 1991, as amended and restated May 3, 1994, between NFC and NFRRC.

Titling Trust Documents

7.	The Collateral Agency Agreement, dated as of April 15, 1999, among Harco Leasing Company, Inc. (“Harco Leasing”), the Titling Trust, the Secured Parties (as defined therein) thereto, NFC, as servicer, and the Collateral Agent.

8.	The Titling Trust Agreement, dated as of April 15, 1999, among Harco Leasing, as grantor and the Initial Beneficiary, Bank One, National Association, as General Interest Trustee (the “General Interest Trustee”) and Bank One Delaware, Inc., as Delaware Trustee (the “Delaware Trustee”).

9.	The Origination and Servicing Agreement, dated as of April 15, 1999, among the Titling Trust, Harco Leasing, the Collateral Agent, the General Interest Trustee and NFC, as servicer.

Dealer Note Master Trust

10.

Pooling and Servicing Agreement, dated June 8, 1995, as amended by Amendment No.1, dated as of September 12, 1995, Amendment No. 2, dated as of March 27, 1996, Amendment No. 3, dated as of July 17, 1998, Amendment No. 4, dated as of June 2, 2000, Amendment No. 5, dated as of July 13, 2000, Amendment No. 6, dated as of October 31, 2003, Amendment No. 7, dated as of June 10, 2004, and Amendment No. 8, dated as of November 10, 2009, among NFSC, NFC, The Bank of New York, as the Master Trust Trustee (the “Dealer Note Trust Trustee”), and J.P. Morgan Chase & Co. (formerly known as The Chase Manhattan Bank), as the 1990 Trust Trustee (the “1990 Trust Trustee”).

11.	Series 2000-VFC Supplement to Pooling and Servicing Agreement, dated as of January 28, 2000, as amended January 22, 2003, October 25, 2007, October 15, 2008, August 25, 2009 and November 10, 2009, among NFC, NFSC and the Dealer Note Trust Trustee.

12.	Amended and Restated Certificate Purchase Agreement, dated as of December 27, 2004, as amended December 19, 2005, March 24, 2006, May 26, 2006, October 31, 2006, January 31, 2007, October 23, 2007, December 7, 2007, October 17, 2008, August 25, 2009, and November 10, 2009, among NFC, NFSC, Kitty Hawk Funding Corporation, as a Conduit Purchaser, Liberty Street Funding Corp., as a Conduit Purchaser, Bank of America, National Association, as Administrative Agent, Bank of America, National Association, as a Managing Agent, Bank of America, National Association, as a Committed Purchaser, The Bank of Nova Scotia, as a Committed Purchaser, and The Bank of Nova Scotia, as a Managing Agent.

13.	Series 2004-1 Supplement to the Pooling and Servicing Agreement, dated as of June 10, 2004, as amended by Amendment No. 1, dated as of November 10, 2009, among NFC, NFSC and Dealer Note Trust Trustee.

14.	Interest Deposit Agreement, dated June 8, 1995, among NITC, NFC and the Dealer Note Trust Trustee.

15.	Purchase Agreement, dated June 8, 1995, by and between NFC and NFSC.

16.	Amended and Restated Master Revolving Credit Agreement, dated June 8, 1995, as amended by Amendment No. 1, dated as of November 10, 2009, between NFC and NFSC.

17.	Amended and Restated Master Revolving Note, dated June 8, 1995, from NFSC to NFC.

18.	Intercompany Security Agreement, dated as of May 26, 1993, between NFC and NFSC.

19.	Administration Agreement, dated June 10, 2004, among Navistar Financial Dealer Note Master Owner Trust (“Dealer Note Master Owner Trust”), as issuer, NFC, as administrator, and The Bank of New York, as indenture trustee (“Master Owner Trust Trustee”).

20.	Indenture, dated as of June 10, 2004, among Dealer Note Master Owner Trust, as issuer, and the Master Owner Trust Trustee.

21.	Series 2005-1 Indenture Supplement to the Indenture, dated as of February 28, 2005, among Dealer Note Master Owner Trust, as issuer, and the Master Owner Trust Trustee.

22.	Series 2009-1 Indenture Supplement to the Indenture, dated as of November 10, 2009, among Dealer Note Master Owner Trust, as issuer, and the Master Owner Trust Trustee.

23.	Master Owner Trust Agreement, dated as of June 10, 2004, as amended by Amendment No. 1, dated as of November 10, 2009, between NFSC, as seller, and Chase Bank USA, National Association, as master owner trust trustee.

Truck Retail Accounts Corporation

24.	Receivables Purchase Agreement, dated as of April 8, 2004, among Truck Retail Accounts Corporation (“TRAC”), as seller, NFC, as servicer, Bank One, NA, as agent, and Jupiter Securitization Corporation, as conduit, as amended by Amendment No. 1, dated as of March 31, 2005, Amendment No. 2, dated as of August 14, 2005, Amendment No. 3, dated as of August 11, 2006, Amendment No. 4, dated as of August 10, 2007, Amendment No. 5, dated as of August 15, 2007, Amendment No. 6, dated as of August 8, 2008, Amendment No. 7, dated October 7, 2008, and Amendment No. 8, dated as of October 24, 2008, by Waiver and Amendment No. 9, dated as of January 21, 2009, Amendment No. 10, dated July 31, 2009, and Amendment No. 11, dated October 30, 2009.

25.	Receivables Sale Agreement, dated as of April 8, 2004, between NFC, as transferor, and TRAC, as transferee, as amended by Amendment No. 1 to Receivables Sale Agreement, dated as of April 30, 2009, between NFC and TRAC, and by Amendment No. 2 to Receivables Sale Agreement, dated as of July 31, 2009, between NFC and TRAC.

26.	Intercompany Credit Agreement, dated as of August 16, 2000, between NFC, as lender and TRAC, as borrower.

27.	Subordinated Note, dated April 8, 2004, issued by TRAC payable to NFC.

28.	Intercompany Security Agreement, dated as of August 16, 2000, between NFC and TRAC, as pledgor.

29.	Seventh Addendum to Tax Allocation Agreement, dated as of August 8, 2000, among International, NFC and TRAC.

30.	Capital Contribution Agreement, dated as of August 16, 2000, between NFC and TRAC.

TRIP Retail Warehousing Facility

31.	Capital Contribution Agreement dated April 26, 1993 between NFC and Truck Retail Instalment Paper Corp (“TRIP”).

32.	Subordinated Intercompany Advance Agreement between TRIP and NFC dated as of April 26, 1993, as amended October 16, 2000.

33.	Intercompany Purchase Agreement dated as of April 26, 1993 between NFC and TRIP.

34.	Receivables Purchase Agreement, dated as of October 16, 2000, between TRIP and NFC.

35.	Servicing Agreement, dated as of October 16, 2000, by and among TRIP, NFC, Titling Trust, The Bank of New York, a New York banking corporation, as collateral agent, J.P. Morgan Trust Company, National Association (as successor-in-interest to Bank One, National Association), as portfolio trustee with respect to the TRIP Portfolio Interest and Harco Leasing.

36.	Lease Purchase Agreement, dated as of October 16, 2000, between Harco Leasing and NFC.

37.	Indenture, dated as of October 16, 2000, as amended by Supplement No. 1, dated as of July 24, 2001, Supplement No. 2, dated July 31, 2002, and Supplement No. 3, dated June 29, 2005, between TRIP and The Bank of New York, as indenture trustee.

38.	Series 2005-1 Supplement to the Indenture, dated as of June 29, 2005, between TRIP and The Bank of New York, as indenture trustee.

39.	Supplement to the Trust Agreement dated as of October 16, 2000, among Bank One, National Association, as general interest trustee, Bank One, National Association, as portfolio interest trustee, Harco Leasing and Bank One Delaware, Inc., as Delaware trustee.

40.	Supplement to the Collateral Agency Agreement, dated as of October 16, 2000, between Harco Leasing, the Titling Trust, the TRIP Portfolio Interest Obligors identified therein, the TRIP Secured Parties identified therein, The Bank of New York, as indenture trustee, NFC, and The Bank of New York, as collateral agent.

41.	Supplement No.1 to the Trust Agreement dated as of July 31, 2002, among J.P. Morgan Trust Company, National Association (as successor-in-interest to Bank One, National Association), as general interest trustee and portfolio interest trustee, Harco Leasing and Chase Bank USA, National Association (as successor-in-interest to Bank One Delaware, Inc.), as Delaware trustee.

2005-RBC Retail

42.	Receivables Sale Agreement, dated as of April 29, 2005, between NFRCC and NFC.

43.	Receivables Purchase Agreement, dated as of April 29, 2005, among NFRRC, NFC, Thunder Bay Funding, LLC and Royal Bank of Canada, as agent for the Purchasers thereunder.

44.	Custodian Agreement, dated as of April 29, 2005, between NFRRC and NFC.

2005-A Owner Trust

45.	The Trust Agreement, dated as of July 27, 2005, between NFRRC, as seller, and Chase Bank USA, National Association, as owner trustee.

46.	The Pooling Agreement, dated as of July 27, 2005, between NFRRC and the Navistar Financial 2005-A Owner Trust.

47.	The Servicing Agreement, dated as of July 27, 2005, among NFRRC, NFC, as servicer, the Navistar Financial 2005-A Owner Trust, the Titling Trust, Harco Leasing, The Bank of New York, as indenture trustee, the Collateral Agent and the Portfolio Trustee.

48.	The Purchase Agreement, dated as of July 27, 2005, between NFC and NFRRC.

49.	The Lease Purchase Agreement, dated as of July 27, 2005, between NFC and Harco Leasing.

50.	The Series 2005-A Supplement to the Collateral Agency Agreement (dated April 15, 1999, see Titling Trust Documents, supra), dated as of July 27, 2005, among Harco Leasing, the Titling Trust, the Portfolio Interest Obligors (as defined therein) identified therein, The Bank of New York, as indenture trustee, NFC and the Collateral Agent.

51.	The Series 2005-A Portfolio Supplement to the Titling Trust Agreement (dated April 15, 1999, see Titling Trust Documents, supra), dated as of July 27, 2005, among Harco Leasing, the General Interest Trustee and NFC, as servicer.

52.	The Administration Agreement, dated as of July 27, 2005, among the Navistar Financial 2005-A Owner Trust, The Bank of New York, as indenture trustee, and NFC, as administrator.

2006-BOA Owner Trust

53.	The Trust Agreement, dated as of February 27, 2006, between NFRRC, as seller, and Chase Bank USA, National Association, as owner trustee.

54.	The Pooling Agreement, dated as of February 27, 2006, between NFRRC and the Navistar Financial 2006-BOA Owner Trust.

55.	The Servicing Agreement, dated as of February 27, 2006, among NFRRC, NFC, as servicer, the Navistar Financial 2006-BOA Owner Trust and The Bank of New York, as indenture trustee.

56.	The Purchase Agreement, dated as of February 27, 2006, between NFC and NFRRC.

57.	The Administration Agreement, dated as of February 27, 2006, among the Navistar Financial 2006-BOA Owner Trust, The Bank of New York, as indenture trustee, and NFC, as administrator.

58.	Note Purchase Agreement, dated as of February 27, 2006, as amended January 31, 2007, October 23, 2007, December 2, 2007, among NFRRC, as seller, Kitty Hawk Funding Corporation, as the conduit investor, Bank of America, N.A., as agent for the investors, administrator and as an alternate investor, the other Alternate Investors (as defined therein), and NFC, as servicer.

2006-ARC Owner Trust

59.	The Trust Agreement, dated as of September 1, 2006, between NFRRC, as seller, and Chase Bank USA, National Association, as owner trustee.

60.	The Pooling Agreement, dated as of September 1, 2006, as amended January 31, 2007, between NFRRC and the Navistar Financial 2006-ARC Owner Trust.

61.	The Servicing Agreement, dated as of September 1, 2006, among NFRRC, NFC, as servicer, the Navistar Financial 2006-ARC Owner Trust, the Titling Trust, Harco Leasing, LaSalle Bank National Association, as indenture trustee, the Collateral Agent and the Portfolio Trustee.

62.	The Purchase Agreement, dated as of September 1, 2006, between NFC and NFRRC.

63.	The Lease Purchase Agreement, dated as of September 1, 2006, between NFC and Harco Leasing.

64.	The Series 2006-ARC Supplement to the Collateral Agency Agreement (dated April 15, 1999, see Titling Trust Documents, supra), dated as of September 1, 2006, among Harco Leasing, the Titling Trust, the Portfolio Interest Obligors (as defined therein) identified therein, LaSalle Bank National Association, as indenture trustee, NFC and the Collateral Agent.

65.	The Series 2006-ARC Portfolio Supplement to the Titling Trust Agreement (dated April 15, 1999, see Titling Trust Documents, supra), dated as of September 1, 2006, among Harco Leasing, the General Interest Trustee and NFC, as servicer.

66.	The Administration Agreement, dated as of September 1, 2006, among the Navistar Financial 2006-ARC Owner Trust, LaSalle Bank National Association, as indenture trustee, and NFC, as administrator.

67.	Note Purchase Agreement, dated as of September 1, 2006, among NFRRC, as seller, Amsterdam Funding Corporation, as the conduit investor, ABN AMRO Bank, N.V., as funding agent for the investors, administrator and as an alternate investor, the alternate investors from time to time party therto and NFC, as servicer.

2006-RBC Owner Trust

68.	The Trust Agreement, dated as of October 20, 2006, between NFRRC, as seller, and Chase Bank USA, National Association, as owner trustee.

69.	The Pooling Agreement, dated as of October 20, 2006, as amended May 31, 2007, between NFRRC and the Navistar Financial 2006-RBC Owner Trust.

70.	The Servicing Agreement, dated as of October 20, 2006, among NFRRC, NFC, as servicer, the Navistar Financial 2006-RBC Owner Trust and The Bank of New York, as indenture trustee.

71.	The Purchase Agreement, dated as of October 20, 2006, between NFC and NFRRC.

72.	The Administration Agreement, dated as of October 20, 2006, among the Navistar Financial 2006-RBC Owner Trust, The Bank of New York, as indenture trustee, and NFC, as administrator.

73.	Note Purchase Agreement, dated as of October 20, 2006, among NFRRC, as seller, Thunder Bay Funding, LLC, as the conduit investor, Royal Bank of Canada, as agent for the investors and NFC, as servicer.

2007-JPM Owner Trust

74.	The Trust Agreement, dated as of February 16, 2007, between NFRRC, as seller, and Deutsche Bank Trust Company Delaware, as owner trustee.

75.	The Pooling Agreement, dated as of February 16, 2007, between NFRRC and the Navistar Financial 2007-JPM Owner Trust.

76.	The Servicing Agreement, dated as of February 16, 2007, among NFRRC, NFC, as servicer, the Navistar Financial 2007-JPM Owner Trust and The Bank of New York, as indenture trustee.

77.	The Purchase Agreement, dated as of February 16, 2007, between NFC and NFRRC.

78.	The Administration Agreement, dated as of February 16, 2007, among the Navistar Financial 2007-JPM Owner Trust, The Bank of New York, as indenture trustee, and NFC, as administrator.

79.	Note Purchase Agreement, dated as of February 16, 2007, among NFRRC, as seller, Falcon Asset Securitization Company LLC and Jupiter Securitization Company LLC collectively, as the conduit investor, JPMorgan Chase, N.A., as agent for the investors, and NFC, as servicer.

2007-BNS Owner Trust

80.	The Trust Agreement, dated as of June 22, 2007, between NFRRC, as seller, and Deutsche Bank Trust Company Delaware, as owner trustee.

81.	The Pooling Agreement, dated as of June 22, 2007, between NFRRC and the Navistar Financial 2007-BNS Owner Trust.

82.	The Servicing Agreement, dated as of June 22, 2007, among NFRRC, NFC, as servicer, the Navistar Financial 2007-BNS Owner Trust and The Bank of New York, as indenture trustee.

83.	The Purchase Agreement, dated as of June 22, 2007, between NFC and NFRRC.

84.	The Administration Agreement, dated as of June 22, 2007, among the Navistar Financial 2007-BNS Owner Trust, The Bank of New York, as indenture trustee, and NFC, as administrator.

85.	Note Purchase Agreement, dated as of June 22, 2007, among NFRRC, as seller, Liberty Street Funding LLC, as the conduit investor, The Bank of Nova Scotia, as agent for the investors, and NFC, as servicer.

2007-C Owner Trust

86.	The Trust Agreement, dated as of November 28, 2007, between NFRRC, as seller, and Deutsche Bank Trust Company Delaware, as owner trustee.

87.	The Pooling Agreement, dated as of November 28, 2007, between NFRRC and the Navistar Financial 2007-C Owner Trust.

88.	The Servicing Agreement, dated as of November 28, 2007, among NFRRC, NFC, as servicer, the Navistar Financial 2007-C Owner Trust and The Bank of New York, as indenture trustee.

89.	The Purchase Agreement, dated as of November 28, 2007, between NFRRC and NFC.

90.	The Administration Agreement, dated as of November 28, 2007, among the Navistar Financial 2007-C Owner Trust, The Bank of New York, as indenture trustee, and NFC, as administrator.

91.	Note Purchase Agreement, dated as of November 28, 2007, among NFRRC, as seller, Cafco, LLC and CRC Funding, LLC, collectively, as conduit investors, Citibank, N.A., as committed investor, Citicorp North America, Inc., as agent for the investors, and NFC, as servicer.

2008-A Owner Trust

92.	The Trust Agreement, dated as of April 25, 2008, between NFRRC, as seller, and Deutsche Bank Trust Company Delaware, as owner trustee.

93.	The Pooling Agreement, dated as of April 25, 2008, between NFRRC and the Navistar Financial 2008-A Owner Trust.

94.	The Servicing Agreement, dated as of April 25, 2008, among NFRRC, NFC, as servicer, the Navistar Financial 2008-A Owner Trust and The Bank of New York, as indenture trustee.

95.	The Purchase Agreement, dated as of April 25, 2008, between NFRRC and NFC.

96.	The Administration Agreement, dated as of April 25, 2008, among the Navistar Financial 2008-A Owner Trust, The Bank of New York, as indenture trustee, and NFC, as administrator.

97.	Note Purchase Agreement, dated as of April 25, 2008, among NFRRC, as seller, JS Siloed Trust, as conduit investor, JPMorgan Chase Bank, N.A., as agent for the investors, and NFC, as servicer.

2008-B Owner Trust

98.	The Trust Agreement, dated as of July 28, 2008, between NFRRC, as seller, and Deutsche Bank Trust Company Delaware, as owner trustee.

99.	The Pooling Agreement, dated as of July 28, 2008, between NFRRC and the Navistar Financial 2008-B Owner Trust.

100.	The Servicing Agreement, dated as of July 28, 2008, among NFRRC, NFC, as servicer, the Navistar Financial 2008-B Owner Trust and The Bank of New York Mellon, as indenture trustee.

101.	The Purchase Agreement, dated as of July 28, 2008, between NFRRC and NFC.

102.	The Administration Agreement, dated as of July 28, 2008, among the Navistar Financial 2008-B Owner Trust, The Bank of New York Mellon, as indenture trustee, and NFC, as administrator.

103.	Note Purchase Agreement, dated as of July 28, 2008, among NFRRC, as seller, Alpine Securitization Corp., as conduit investor, Credit Suisse, Cayman Islands Branch, as Committed Investor, Credit Suisse, New York Branch, as agent for the investors, and NFC, as servicer.

2009-A Owner Trust

104.	The Trust Agreement, dated as of April 30, 2009, between NFRRC, as seller, and Deutsche Bank Trust Company Delaware, as owner trustee.

105.	The Pooling Agreement, dated as of April 30, 2009, between NFRRC and the Navistar Financial 2009-A Owner Trust.

106.	The Servicing Agreement, dated as of April 30, 2009, among NFRRC, NFC, as servicer, the Navistar Financial 2009-A Owner Trust and The Bank of New York Mellon, as indenture trustee.

107.	The Purchase Agreement, dated as of April 30, 2009, between NFRRC and NFC.

108.	The Administration Agreement, dated as of April 30, 2009, among the Navistar Financial 2009-A Owner Trust, The Bank of New York Mellon, as indenture trustee, and NFC, as administrator.

109.	Note Purchase Agreement, dated as of April 30, 2009, among NFRRC, as seller, Thunder Bay Funding LLC, as conduit investor, Royal Bank of Canada, as agent for the investors, and NFC, as servicer.

TRIP Note Sale Agreement

110.	Note Purchase Agreement dated as of the date hereof, between Navistar Financial Asset Sales Corp. (“NFASC”) and Wells Fargo Equipment Finance, Inc., a Delaware corporation (“WFEFI”).

111.	Servicing Agreement, dated as of the date hereof, between NFC, as servicer, and WFEFI.

112.	Note Sale Agreement dated as of the date hereof between NFC and NFASC.

113.	NSA Assignment, dated as of the date hereof, executed by NFC in favor of NFASC.

114.	NPA Assignment, dated as of the date hereof, executed by NFASC in favor of the WFEFI.

115.	Retail Note Bill of Sale and Assignment, dated as of the date hereof, executed by Truck Retail Instalment Paper Corp. in favor of NFC.

116.	Account Control Agreement, dated as of the date hereof, between NFC, WFEFI and the Account Bank.

EXHIBIT B-2

FORM OF OPINION OF BORROWER’S GENERAL COUNSEL

December 16, 2009

The JPMorgan Chase Bank, N.A., as Administrative

Agent under the Credit Agreement, as hereinafter

defined

Bank of America, N.A. as Syndication Agent

under the Credit Agreement,

and

The Lenders which are parties to the Credit Agreement

on the date hereof (the “Initial Lenders”)

Re:	Navistar Financial Corporation

Ladies and Gentlemen:

I am General Counsel of Navistar Financial Corporation, a Delaware corporation (the “U.S. Borrower”), and have participated in the preparation of the Operative Documents (as defined below). I am issuing this opinion letter in response to Section 6.01(d)(ii) of that certain Amended and Restated Credit Agreement dated as of the date hereof, among the U.S. Borrower, Navistar Financial, S.A. de C.V., Sociedad Financiera de Objeto Multiple, Entidad No Regulada, a Mexican corporation (the “Mexican Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A., as syndication agent, and each of the Lenders from time to time a party thereto (the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded such terms in the Credit Agreement (with references herein to the Credit Agreement and each document defined therein meaning the Credit Agreement and each such document as executed and delivered this date (or if executed and delivered on an earlier date, as the same is in effect on the date hereof)). The Initial Lenders, the Administrative Agent and the Trustee are herein sometimes called “you”.

For purposes of this opinion letter, I have reviewed (i) the Credit Agreement, (ii) the First Amendment (the “Security Agreement Amendment”), dated as of the date hereof, by and between the U.S. Borrower and Deutsche Bank Trust Company of Americas (the “Trustee”), (iii) the Second Amended and Restated Parents’ Side Agreement (the “Parents’ Side Agreement”),

The JPMorgan Chase Bank, N.A.,

as Administrative Agent

December 16, 2009

dated as of the date hereof, by Navistar International Corporation, a Delaware corporation (the “Parent”), and Navistar, Inc. (formerly known as International Truck and Engine Corporation), a Delaware corporation (“International”), (iv) the Second Amended and Restated Parent Guarantee (the “Parent Guarantee”), dated as of the date hereof, made by the Parent in your favor, (v) the Blocked Account Control Agreement (the “Blocked Account Agreement”), dated as of the date hereof by and among the U.S. Borrower, the Administrative Agent and JPMorgan Chase Bank, N.A., as depository bank, and (vi) the Note (the “Note”) issued by the Mexican Borrower dated as of the date hereof in favor of that certain Lender who has requested it as of the date hereof. The U.S. Borrower, the Mexican Borrower, the Parent and International are referred to herein collectively as the “Credit Parties” and individually as a “Credit Party.” The U.S. Borrower, the Parent and International are referred to herein collectively as the “U.S. Credit Parties” and individually as a “U.S. Credit Party.” The Credit Agreement, the Security Agreement Amendment, the Parents’ Side Agreement, the Parent Guarantee, the Block Account Agreement and the Note are referred to herein collectively as the “Operative Documents.” I have also examined originals or copies of the Certificate of Incorporation and By-Laws of each U.S. Credit Party.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion letter and in the schedules attached to this opinion letter, it is my opinion that:

1.	Each of the U.S. Credit Parties was duly incorporated under the Delaware General Corporation Law. Each of the U.S. Credit Parties is a corporation existing and in good standing under the Delaware General Corporation Law. The U.S. Borrower has the corporate power and authority to carry on the business in which it is presently engaged.

2.	Without limiting other jurisdictions in which it may be qualified as a foreign corporation, as to which I express no opinion herein, the U.S. Borrower is qualified to do business as a foreign corporation and is in good standing in the states listed in Attachment 1 hereto.

3.	Each U.S. Credit Party has the corporate power to execute and deliver the Operative Documents to which it is party, to borrow money under the Credit Agreement (in the case of the U.S. Borrower), and to perform its obligations under the Operative Documents to which it is party.

The JPMorgan Chase Bank, N.A.,

as Administrative Agent

December 16, 2009

4.	All corporate action by each U.S. Credit Party has been duly taken or obtained to authorize such U.S. Credit Party’s execution and delivery of each of the Operative Documents to which it is a party and its performance of each of the Operative Documents to which it is a party.

5.	Each Operative Document to which any U.S. Credit Party is a party has been duly executed and delivered by authorized officers of such U.S. Credit Party.

6.	The execution and delivery by each U.S. Credit Party of the Operative Documents to which it is a party, the consummation of the transactions contemplated by each Operative Document to which it is a party to be consummated on or prior to the Effective Date, the incurrence of the Loans under the Credit Agreement (in the case of the U.S. Borrower) and the performance of its obligations under each Operative Document on or prior to the Effective Date to which it is a party will not (a) violate any provisions of the Certificate of Incorporation or By-Laws of such U.S. Credit Party, (b) constitute a violation by such U.S. Credit Party of any applicable provision of existing Delaware General Corporation Law, State of Illinois or United States Federal statutory law or governmental regulation covered by this opinion letter, (c) to my actual knowledge, violate any order, writ, injunction, judgment, determination, award or decree of any court or governmental instrumentality applicable to such U.S. Credit Party, (d) result in a material breach or other material violation of, or constitute a material default under, or require any material waiver or consent under, any preferred stock provision, indenture, loan agreement or other agreement or instrument (the “Specified Agreements”) to which any Credit Party is bound (except that I express no opinion with respect to conflicts, breaches or defaults under cross-default provisions arising out of a default under any agreement which is not a Specified Agreement or with respect to financial covenants or tests) or (e) result in the creation or imposition of (or obligation to create or impose) any lien, charge, or encumbrance on, or security interest in, any material property of any U.S. Credit Party pursuant to the provisions of any of the Specified Agreements. With respect to the opinion rendered in clause (c) of the preceding sentence, the U.S. Borrower has established procedures which should result in my obtaining knowledge promptly of any filed proceedings before any court or governmental authority.

7.	To my actual knowledge, other than those matters identified on the attached Schedule of Pending Litigation, no judgment or order has been rendered against or affecting the U.S. Borrower by any court or arbitrator or any governmental body, agency or official that is

The JPMorgan Chase Bank, N.A.,

as Administrative Agent

December 16, 2009

reasonably likely to have a material adverse effect on the business or financial position of the U.S. Borrower or the ability of the U.S. Borrower to carry out the transactions on its part contemplated by the Operative Documents. In addition, to my actual knowledge, no legal or governmental investigation, action, suit or proceeding is pending against the U.S. Borrower in which there is a reasonable possibility of an adverse decision which in any manner questions the validity or enforceability of, or seeks to deprive any Lender, the Administrative Agent or the U.S. Borrower of any material rights and remedies under or benefits of any Operative Document.

Each opinion in this letter is subject to the General Qualifications that are recited in Schedule A to this letter to the extent relevant to that opinion. In preparing this opinion letter, I have relied without any independent verification upon the assumptions recited in Schedule B to this opinion letter and upon: (i) factual information contained in certificates obtained from governmental authorities, (ii) factual information represented to be true in the Credit Agreement and the other Operative Documents; and (iii) factual information I have obtained from such other sources as I have deemed reasonable. I have examined the originals or copies certified to my satisfaction, of such other corporate records of the Credit Parties as I deem necessary for or relevant to this opinion, certificates of public officials and other officers of the Credit Parties and I have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this opinion letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

My advice on every legal issue addressed in this opinion letter is based exclusively on the General Corporation Law of the State of Delaware, such internal laws of the State of Illinois and such federal law of the United States which are in my experience normally applicable to general business corporations not engaged in regulated business activities and to transactions of the type contemplated in the Operative Documents between the Credit Parties, on the one hand, and you on the other hand (but without my having made any special investigation as to any other laws), except that I express no opinion or advice as to any law or legal issue (i) which might be violated by any misrepresentation or omission or a fraudulent act, (ii) to which any Credit Party may be subject as a result of your legal or regulatory status, your sale or transfer of the Loans or interests therein or your (as opposed to any other Lender’s) involvement in the transactions contemplated by the Operative Documents, or (iii) identified on Schedule C. For purposes of each opinion in the second sentence of paragraph 1 and each opinion in paragraph 2, I have relied exclusively upon certificates issued by a governmental authority in each relevant jurisdiction and such

The JPMorgan Chase Bank, N.A.,

as Administrative Agent

December 16, 2009

opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates. I advise you that some issues addressed by this opinion letter may be governed in whole or in part by other laws, but I express no opinion as to whether any relevant difference exists between the laws upon which my opinions are based and any other laws which may actually govern.

My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

This opinion letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of my opinions, or for any other reason. The attached schedules are an integral part of this opinion letter, and any term defined in this opinion letter or any schedule has that defined meaning wherever it is used in this opinion letter or in any schedule to this opinion letter.

You may rely upon this letter only for the purpose served by the provision in the Credit Agreement cited in the initial paragraph of this opinion letter in response to which it has been delivered. Without my written consent: (i) no Person other than you may rely on this opinion letter for any purpose; (ii) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this opinion letter may not be cited or quoted in any other document or communication which might encourage reliance upon this opinion letter by any Person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance. Notwithstanding the foregoing, Persons who subsequently become Lenders in accordance with the terms of Section 12.04 of the Credit Agreement may rely on this opinion letter as of the time of its delivery on the date hereof as if this letter were addressed to them.

The JPMorgan Chase Bank, N.A.,

as Administrative Agent

December 16, 2009

Sincerely,

Kristin Moran
General Counsel

Schedule A

General Qualifications

My opinions in the opinion letter to which this Schedule A is attached (“my letter”) are subject as follows to the following qualifications:

1.	Lender’s Regulatory Qualification. I express no opinion with respect to, and all of my opinions are subject to, the effect of the compliance or noncompliance of each of you with any state or federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.

2.	Usury Qualification. I express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for, and, without limiting the foregoing, I expressly disclaim any opinions as to the usury or other such laws of any jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) which may be applicable to the transactions contemplated by the Operative Documents.

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Schedule B

Assumptions

For purposes of my letter, I have relied, without investigation, upon each of the following assumptions:

1.	Each document submitted to me for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures (other than those of the U.S. Credit Parties) on each such document are genuine.

2.	Each certificate obtained from a governmental authority relied on by me is accurate, complete and authentic and all relevant official public records to which each such certificate relates are accurate and complete.

3.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

4.	You have full power and authority (including without limitation under the laws of your jurisdiction of organization) to execute, deliver and to perform your obligations under each of the Operative Documents and each of the Operative Documents has been duly authorized by all necessary action on your part and has been duly executed and duly delivered by you.

5.	The Operative Documents constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to my letter).

6.	You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Operative Documents enforceable against you.

7.	The conduct of the parties to the Operative Documents has complied with any requirement of good faith, fair dealing and conscionability.

8.	Each Credit Party will obtain all third party or governmental consents, permits and approvals required in the future, and will take all actions similarly required, relevant to the subsequent consummation of the transactions contemplated by the Operative Documents (the “Transactions”) or performance of the Operative Documents.

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9.	All parties to the Transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Operative Documents.

10.	Any information required to be disclosed to the Credit Parties or their governing bodies in connection with any matter relevant to any legal issue covered by my opinions has been disclosed and no such disclosure contains any relevant error or omission.

11.	With respect to the opinions set forth in opinion paragraph 6, I assume no U.S. Credit Party will in the future take any discretionary action (including a decision not to act) permitted under the Operative Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which the U.S. Credit Party may be subject.

12.	Assumptions With Respect to the Mexican Borrower. I have assumed without investigation that (i) the Mexican Borrower is an entity validly existing and in good standing under its jurisdiction of organization; (ii) the Mexican Borrower has the power to enter into and perform its obligations under the Operative Documents to which it is a party; (iii) the Mexican Borrower’s execution, delivery and performance of the Operative Documents to which it is a party have been duly authorized by all necessary company action on the part of the Mexican Borrower; (iv) the Mexican Borrower has duly executed and delivered each of the Operative Documents to which it is a party; and (v) the execution and delivery by the Mexican Borrower of the Operative Documents to which it is a party, and the performance by the Mexican Borrower of its obligations under the Operative Documents to which it is a party, will not violate any existing provisions of the Mexican Borrower’s certificate of incorporation (including any certificates of designation a part thereof) or bylaws, or, in each case, the applicable governing documents.

13.	Each Public Authority Document is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete. The term “Public Authority Document” means a certificate issued by any secretary of state of any other government official, office or agency concerning a person’s property or status, such as a certificate of corporate or partnership existence or good standing, a certificate concerning tax status, a certificate concerning Uniform Commercial Code filings or a certificate concerning title registration or ownership.

14.	There are no agreements or understandings among the parties, written or oral, other than those of which I have actual knowledge, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Operative Documents.

2

Schedule C

Excluded Law and Legal Issues

None of the opinions or advice contained in the letter to which this Schedule C is attached (herein called “my letter”) covers or otherwise addresses any of the following legal issues:

1.	Federal securities laws and regulations administered by the Securities and Exchange Commission, state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.	pension and employee benefit laws and regulations (e.g., ERISA);

3.	Federal and state antitrust and unfair competition laws and regulations;

4.	Federal Reserve Board margin regulations;

5.	Federal and state laws and regulations concerning filing and notice requirements (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and the Exon-Florio Act, as amended) other than as expressly set forth in our letter;

6.	Federal laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

7.	compliance with fiduciary duty requirements;

8.	the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing;

9.	fraudulent transfer and fraudulent conveyance laws;

10.	Federal and state environmental laws tax, land use and subdivision, racketeering (e.g., RICO), health and safety (e.g., OSHA), and labor laws and regulations;

11.	Federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations;

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12.	Federal and state tax laws and regulations;

13.	Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

14.	any Anti-Terrorism Law and the Anti-Terrorism Order, including Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (together, the “Anti-Terrorism Order”) as amended, all rules and regulations promulgated thereunder and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order, the foreign assets control regulations of the United States Treasury Department, and to the extent the following relate to any Anti-Terrorism Law or the Anti-Terrorism Order, the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by any of the Credit Parties including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive materials;

15.	the Federal Power Act, as amended, and the regulations implementing the Federal Power Act, all rules and regulations promulgated under any of the foregoing statutes, the rules, regulations and policies of the Federal Energy Regulatory Commission and any other federal or any state or local regulatory authority, and all other federal state and local laws, orders, regulations, licensing requirements and policies regulating, public utilities, electric utilities or energy facilities or services (and including without limitation any requirement under any such federal, state or local law or regulation that any Credit Party obtain any consent, approval, authorization or order in order to enter into the Operative Documents and perform the transactions contemplated thereby or effect any failure to obtain any such consent, approval, authorization or order);

16.	other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and

17.	the effect of any law, regulation or order which hereafter becomes effective.

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Attachment 1

Jurisdictions of Foreign Qualification and Good Standing

The U.S. Borrower

Alabama	Nebraska
Arizona	Nevada
Arkansas	New Hampshire
Colorado	New Mexico
Connecticut	New York
Florida	North Carolina
Georgia	North Dakota
Idaho	Ohio
Illinois	Oklahoma
Indiana	Oregon
Iowa	Rhode Island
Kansas	South Carolina
Kentucky	South Dakota
Louisiana	Tennessee
Maine	Texas
Maryland	Utah
Massachusetts	Virginia
Michigan	Vermont
Minnesota	Washington
Mississippi	West Virginia
Missouri	Wisconsin
Montana	Wyoming

Schedule of Specified Agreements

Master Intercompany Agreement.

Tax Allocation Agreement.

Schedule of Pending Litigation

None.

EXHIBIT B-3

FORM OF OPINION OF BORROWER’S MEXICAN COUNSEL

December 16, 2009

JPMorgan Chase Bank, N.A., as Administrative Agent

under the Credit Agreement, as hereinafter defined

and

The Lenders party thereto, on the date hereof (the “Initial Lenders”)

Dear Sirs:

We have acted as special Mexican counsel to Navistar Financial, S.A. de C.V., Sociedad Financiera de Objeto Múltiple, Entidad No Regulada (the “Mexican Borrower”), in connection with the Amended and Restated Credit Agreement dated as of December 16, 2009 (the “Credit Agreement”) among JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. as Syndication Agent, , J.P. Morgan Securities Inc. and Bank of America Securities, LLC, as Joint Book Managers and Joint Lead Arrangers, the Lenders parties thereto, Navistar Financial Corporation (“Navistar Financial”) and the Mexican Borrower.

Capitalized terms not specifically defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. This opinion is delivered to you pursuant to Section 6.01 (d)(iii) of the Credit Agreement.

In our capacity as counsel to the Mexican Borrower we have examined the Credit Agreement and the original or photostatic or certified copies of such corporate records of the Mexican Borrower, certificates of public officials, certificates of officers of the Mexican Borrower, and such other documentation and matters as we have deemed necessary and appropriate to render the opinion set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In such examination and in giving the opinions expressed below, we have assumed without any independent investigation or verification of any kind that (i) all signatures, other than the signatures of the representatives of the Mexican Borrower, on the Credit Agreement are genuine; (ii) that all documents submitted to us as originals are authentic; (iii) that all copies of documents submitted to us are complete and conform to the original documents; (iv) the accuracy of the representations and warranties (other than the Mexican Borrower), and compliance by each party with the agreements (other than the Mexican Borrower), contained in the Credit Agreement; (v) the power and authority and legal right of all parties to the Credit Agreement (other than the Mexican Borrower), under all applicable laws and regulations, to enter into, execute, deliver and perform their obligations under such agreements or instruments; (vi) that the obligations under the Credit Agreement constitute legal, valid, binding and enforceable obligations of all parties thereto (other than the Mexican Borrower) in accordance with its terms and under the laws of the State of New York, United States of America; and (vii) that no authorization, consent or approval, notice, license, registration or exemption from registration or qualification with any court or governmental authority of any jurisdiction is or will be necessary for the valid execution, delivery and performance by such parties under the Credit Agreement (other than with respect to the Mexican Borrower by the Mexican authorities).

As to questions of fact material to the opinion hereinafter expressed, we have, unless independently established by us, relied upon certificates of the Mexican Borrower or their officers or of public officials. We are not expressing any opinion or views on the authorization, execution and delivery by or on behalf of any of the parties to the Credit Agreement, other than the Mexican Borrower.

When our opinions expressed below are stated “to the best of our knowledge”, such phrase means that during the course of our representation of the Mexican Borrower, no information has come to our attention which has given us actual knowledge of the existence or absence of such facts, after having reviewed our files and records in respect of such Mexican Borrower and the Credit Agreement, to determine the existence or absence of such facts.

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Our opinions are expressed with respect to the laws of the United Mexican States (“Mexico”) and we express no opinion in respect of the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Mexican Borrower is duly organized and a validly existing Mexican corporation and has all corporate powers required to carry on its business as now conducted. The Credit Agreement has been duly executed and delivered by the Mexican Borrower and the obligations thereunder constitute valid and binding obligations of the Mexican Borrower enforceable against it in accordance with their respective terms, except as limited by Mexican laws relating to insolvency, suspension of payments or bankruptcy (concurso mercantil). The Notes, when executed and delivered by the Mexican Borrower’s officers authorized to execute the Notes as identified in the Mexican Borrower’s secretary certificate delivered to the Administrative Agent’s counsel on the date hereof, will have been duly executed and delivered by the Mexican Borrower and the obligations thereunder will constitute valid and binding obligations of the Mexican Borrower enforceable against it in accordance with their respective terms, except as limited by Mexican laws relating to insolvency, suspension of payments or bankruptcy (concurso mercantil).

2. The execution, delivery and performance by the Mexican Borrower of the Credit Agreement and the Notes is within it’s corporate powers, has been duly authorized by all necessary corporate action, requires no action or authorization by or in respect of, or filing with, any governmental body or agency and does not contravene or constitute a default under any provision of applicable law or regulation of Mexico or any political subdivision thereof or of the bylaws (estatutos sociales) of the Mexican Borrower.

3. To the best of our knowledge, the execution, delivery and performance by the Mexican Borrower of the Credit Agreement and the Notes do not violate or contravene any material contractual obligation of the Mexican Borrower or any judgment or award issued against the Mexican Borrower or any license applicable to the Mexican Borrower.

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4. The obligations of the Mexican Borrower under the Credit Agreement rank at least pari passu in priority of payment vis-á-vis all other unsecured and unsubordinated obligations of the Mexican Borrower. The obligations of the Mexican Borrower under the Notes, when properly executed, pursuant to our opinion in paragraph 1 above, will rank at least pari passu in priority of payment vis-á-vis all other unsecured and unsubordinated obligations of the Mexican Borrower.

5. There are no taxes payable by the Mexican Borrower in connection with (i) the execution and delivery of the Credit Agreement and the Notes, and (ii) the performance of (including the making of payments under) the Credit Agreement and the Notes, except for the Mexican withholding taxes applicable to interest payments (or to payments deemed interest under Mexican tax laws) under the Credit Agreement and the Notes.

6. The choice of New York law specified in the Credit Agreement and to be specified in the Notes is a legal, valid and binding choice of law.

7. The submission by the Mexican Borrower under the Credit Agreement and the Notes to the jurisdiction of the Federal and State courts located in the city of New York is legal, valid and binding.

8. The mere execution, delivery and performance of the Credit Agreement by the Agents and the Lenders does not result in any such Agents or Lenders being deemed domiciled, resident or subject to taxation in Mexico, except for the Mexican withholding taxes applicable to interest payments (or to payments deemed interest under Mexican tax laws) to the Administrative Agent on behalf of the Lenders under the Credit Agreement and the Notes.

9. It is not necessary (i) in order for the Agents or the Lenders to enforce any of their respective rights or remedies under the Credit Agreement and the Notes or (ii) solely by reason of the execution, delivery and performance thereof, that the Agents or the Lenders be licensed or qualified with any governmental authority, agency or official or be entitled to carry on business in Mexico.

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10. A judgment obtained in a State or Federal court sitting in the State of New York, arising out of or in relation to the Mexican Borrower’s obligations under the Credit Agreement and the Notes would be enforceable in Mexico against the Mexican Borrower, without relitigation of the issues, pursuant to Articles 569 and 571 of the Federal Code of Civil Procedures and Article 1347A of the Commerce Code of Mexico, which provide, inter alia, that a judgment rendered outside Mexico will be enforced by Mexican courts, provided that;

(i) such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Credit Agreement;

(ii) such judgment is strictly for the payment of a certain sum of money, based on an in personam (as opposed to an in rem) action;

(iii) service of process was made personally on the Mexican Borrower or on the appropriate process agent;

(iv) such judgment does not contravene Mexican law, public policy of Mexico or international treaties and under the law then in force, no provision of the Credit Agreement or the Notes contravenes public policy of Mexico;

(v) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(vi) such judgment is final in the jurisdiction where obtained; and

(vii) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

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11. To the best of our knowledge, the Mexican Borrower is not a party to any legal action that may have a material adverse effect in its business or operations.

12. The Mexican Borrower is not subject to immunity, of any nature, under Mexican law.

13. There are no exchange control or equivalent rules in Mexico that may restrict the ability of the Mexican Borrower to make payments in Dollars under the Credit Agreement or the Notes.

14. The Credit Agreement is in proper legal form, under the laws of Mexico, for enforcement thereof against the Mexican Borrower. The Notes, when properly executed, pursuant to our opinion in paragraph 1 above, will be in proper legal form, under the laws of Mexico, for enforcement thereof against the Mexican Borrower.

15. To ensure the legality, validity or enforceability of the Credit Agreement and the Notes, it is not necessary that any such instrument be filed or recorded with any court or authority in Mexico.

The opinions above are subject to the following qualifications:

(a)	enforcement of the Credit Agreement and the Notes may be limited by bankruptcy (concurso mercantil), insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally;

(b)	in any proceedings brought before the courts of Mexico for the enforcement of the Credit Agreement and the Notes against the Mexican Borrower, a Mexican court would apply Mexican procedural law in such proceedings;

(c)	in the event that proceedings are brought in Mexico seeking performance of the obligations of the Mexican Borrower in Mexico; pursuant to the Mexican

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Monetary Law, the Mexican Borrower may discharge its obligation to pay any sum due in a currency other than Mexican currency, by paying such sum in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made. Therefore, we express no opinion in connection with Section 12.17 of the Credit Agreement;

(d)	in the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

(e)	in any bankruptcy (concurso mercantil) proceeding initiated in Mexico pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers’ housing fund quotas and retirement fund quotas will have priority over claims of the Lenders as creditors;

(d)	in connection with the Mexican Obligations, in any bankruptcy (concurso mercantil) proceeding initiated in Mexico against the Mexican Borrower, pursuant to Article 89 of the Mexican Bankruptcy Law (Ley de Concursos Mercantiles), when the bankruptcy (concurso mercantil) of an entity is declared, all interest shall cease to accrue and the indebtedness shall be converted into investment units “UDIS” (Unidades de Inversión);

(g)	we note that an obligation to pay interest over interests is currently unenforceable under Mexican law;

(h)	the Notes referred to in Section 4.04 (e) of the Credit Agreement evidencing the Loans are not negotiable instruments under Mexican law, therefore no expeditious proceeding is available for their enforcement in Mexico, although, when properly executed, pursuant to our opinion in paragraph 1 above, they will be enforceable against the Mexican Borrower; and

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(i)	the exercise of any prerogatives of the Lenders or the Administrative Agent; although they may be discretionary, should be supported by the factual assumptions required for their reasonable exercise; the validity and performance of any agreement in Mexico may not be left to the discretion of one of the parties. Under Mexican law, the Mexican Borrower will have the right to contest in court any notice or certificate of the Lenders purporting to be conclusive and binding.

The opinions set forth above are effective as of the date hereof and are subject to change and qualification by reason of change of law and circumstances, lapse of time and other matters. We express no opinion as to rights, obligations or other matters arising subsequent to the date hereof, and we assume no responsibility to advise you, your counsel or any other person or entity of any changes to our opinion subsequent to the date hereof.

This opinion is addressed to you solely for your benefit and it is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Very truly yours,

González Calvillo, S.C.

8

EXHIBIT C

SECOND AMENDED AND RESTATED PARENTS’ SIDE AGREEMENT

SECOND AMENDED AND RESTATED PARENTS’ SIDE AGREEMENT (this “Agreement”), dated as of December 16, 2009 by Navistar International Corporation, a Delaware corporation (the “Parent”), and Navistar, Inc. (formerly known as International Truck and Engine Corporation), a Delaware corporation (“International”), for the benefit of the Lenders from time to time party to the Credit Agreement referred to below.

WHEREAS, Navistar Financial Corporation, a Delaware corporation (the “US Borrower”), has entered into an Amended and Restated Credit Agreement, dated as of December 16, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), with NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULITPLE, ENTIDAD NO REGULADA, a Mexican corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the Lenders party thereto, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, which amends and restates in its entirety the Existing Credit Agreement;

WHEREAS, it is a condition to the effectiveness of the Credit Agreement that the Parent and International execute and deliver this Agreement; and

WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and to satisfy a condition to the effectiveness thereof, the Parent and International agree for the benefit of the Lenders that, until the Commitments and all Letters of Credit under the Credit Agreement shall have expired or terminated, the principal of and interest on each Loan and all fees payable thereunder shall have been paid in full and all LC Disbursements shall have been reimbursed:

SECTION 1. Ownership of the US Borrower. Either the Parent or International will at all times own and hold the entire legal and beneficial interest in all of the outstanding stock of the US Borrower having ordinary voting power for the election of directors (other than directors’ qualifying shares). Neither the Parent nor International will, directly or indirectly, sell, exchange, transfer, pledge or in any way encumber or otherwise dispose of any such stock.

SECTION 2. US Borrower’s Fixed Charge Coverage Ratio. International will not permit the ratio of (i) the sum of (A) consolidated interest expense of the US Borrower and its consolidated Subsidiaries, (B) consolidated income of the US Borrower and its consolidated Subsidiaries before income taxes, (C) dividends on any preferred stock of the US Borrower or other scheduled payments of a similar nature, and (D) any International Contributions with respect to any fiscal quarter during such period to (ii) the sum of (A) consolidated interest expense of the US Borrower and its consolidated Subsidiaries and (B) dividends on any preferred stock of the US Borrower or other scheduled payments of a similar nature, as at the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended, to be less than 1.25 to 1.00.

SECTION 3. Intercompany Agreements. International will perform all of its obligations under the Master Intercompany Agreement and, except as permitted by Section 7.08 of the Credit Agreement, will not cancel, terminate, amend, waive or modify the Master Intercompany Agreement.

SECTION 4. Additional Covenants. Neither the Parent nor International shall enter into, execute, or otherwise permit to exist any indenture, agreement, or other instrument with a value or principal amount of $10,000,000 or more that is binding upon the Parent, International or any of their respective Subsidiaries or its assets that would prohibit, restrict, or otherwise limit in any way (including, without limitation, by giving rise to a right thereunder to require any payment to be made by the Parent, International or any of their respective Subsidiaries or by resulting in the creation or imposition of any Lien on any asset of the Parent, International or any of their respective Subsidiaries) the ability of the Parent or International to fulfill its obligations under this Agreement, or, with respect to the Parent, its obligations under the Parent Guarantee.

SECTION 5. Representations and Warranties. The execution, delivery and performance by International and the Parent of this Agreement are within such party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of International and the Parent and each of this Agreement, the Master Intercompany Agreement and the Tax Allocation Agreement constitutes a legal, valid and binding obligation of each of International and the Parent, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery by the Parent and International of this Agreement will not (a) violate or result in a default under any indenture, agreement or other instrument binding upon the Parent, International or any of their respective subsidiaries or its assets, (b) give rise to a right thereunder to require any payment to be made by the Parent, International or any of their respective subsidiaries or (c) result in the creation or imposition of any Lien on any asset of the Parent, International or any of their respective subsidiaries.

SECTION 6. Amendments and Waivers. Any provision of this Agreement may be amended or waived so long as such amendment or waiver is in writing and is signed by the Parent, International and the Required Lenders.

SECTION 7. Successors and Assigns. This Agreement shall be binding upon the Parent, International and their respective successors and assigns, and shall inure to the benefit of the Lenders and their respective successors and permitted assigns.

SECTION 8. New York Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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SECTION 9. Integration. This Agreement amends and restates in its entirety the terms and provisions of the Amended and Restated Parents’ Side Agreement, dated as of July 1, 2005, between the Parent and International for the benefit of the lenders under the Existing Credit Agreement and supersedes and replaces the terms thereof in their entirety.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their authorized officers of the day and year first above written.

NAVISTAR INTERNATIONAL CORPORATION

By
Name:
Title:

NAVISTAR, INC. (F/KA/ INTERNATIONAL TRUCK AND ENGINE CORPORATION)

By
Name:
Title:

Signature page to Second Amended and Restated Parents’ Side Agreement

NAVISTAR FINANCIAL CORPORATION

SERVICED TRUCK NET RECEIVABLES PORTFOLIO

($ Millions)

	October 31				April 30		April 30
	2007		2008		2008		2009
	$	%	$	%	$	%	$	%
WHOLESALE NOTES	1,205	24	991	25	1,261	27	931	25
WHOLESALE ACCOUNTS	110	2	100	2	102	2	87	2
RETAIL NOTES	3,192	65	2,610	65	2,881	63	2,314	61
RETAIL ACCOUNTS	185	4	116	3	162	4	229	6
LEASES	236	5	196	5	200	4	214	6

TOTAL	4,928	100	4,013	100	4,606	100	3,775	100

NAVISTAR FINANCIAL CORPORATION

SERVICED WHOLESALE NOTES AND ACCOUNTS PORTFOLIO OF NEW & USED EQUIPMENT

PAST DUE & EXTENDED AMOUNTS

($ Millions)

	October 31				April 30		April 30
	2007		2008		2008		2009
	$	%	$	%	$	%	$	%
WHOLESALE NOTES
NEW	1,129	94	919	93	1,177	94	855	92
USED	77	6	72	7	72	6	76	8

TOTAL	1,206	100	991	100	1,249	100	931	100

TURNOVER
New	2.98 X		3.43 X		2.94 X		3.61 X
Used	3.10 X		3.18 X		1.60 X		1.23 X
Total	2.98 X		3.41 X		2.85 X		3.41 X

	$	%	$	%	$	%	$	%
PAST DUE OVER 30 DAYS	4.6	0.4	4.8	0.5	3.9	0.3	4.3	0.5
EXTENDED	3.1	0.3	7.3	0.7	5.5	0.4	27.5	3.0

TOTAL	7.7	0.6	12.1	1.2	9.4	0.8	31.8	3.4

	$	%	$	%	$	%	$	%
WHOLESALE ACCTS
BALANCE OUTSTANDING	110.0		100.0		102.0		86.6
PAST DUE OVER 30 DAYS	8.2	7.5	3.2	3.2	8.7	8.5	3.7	4.3

April 30 Turnover is annualized.

NAVISTAR FINANCIAL CORPORATION

GROSS SERVICED TRUCK RETAIL NOTES RECEIVABLES AND NET INVESTMENT IN OPERATING LEASES OF NEW & USED EQUIPMENT

PAST DUE & EXTENDED AMOUNTS

($ Millions)

	October 31				April 30		April 30
	2007		2008		2008		2009
	$	%	$	%	$	%	$	%
NEW	3,250	87	2,537	85	2,842	86	2,285	85
USED	465	13	463	15	465	14	411	15

TOTAL	3,715	100	3,000	100	3,307	100	2,696	100

PAST DUE INSTALLMENTS (1)	1.4	0.0	1.9	0.1	2.2	0.1	2.3	0.1
Over 60 days
EXTENDED INSTALLMENTS	9.6	0.3	14.6	0.5	15.5	0.5	19.7	0.7

BALANCE OF RETAIL NOTES AND LEASES WITH INSTALLMENTS	18.4	0.5	22.4	0.7	24.1	0.7	24.4	0.9
Past Due Over 60 days

(1)	Past due amounts include only the installments which are past due (as opposed to the total balance of note or lease past due).

NAVISTAR FINANCIAL CORPORATION

*SERVICED TRUCK NOTES REPOSSESSION ACTIVITY & RECOVERY

( $ Thousands)

	Fiscal Year Ended		Six Months Ended	Six Months Ended
	October 31 2007	October 31 2008	April 30 2008	April 30 2009
BEGINNING BALANCE	$5,157	$23,172	$23,172	$41,979
REPOSSESSIONS	$49,660	$116,446	$56,701	$20,215
(Net of impairment)
LIQUIDATIONS	$(31,645)	$(97,639)	$(33,139)	$(36,899)

ENDING BALANCE	$23,172	$41,979	$46,734	$25,295

PROCEEDS RECOVERED ON THE SALE OF REPOSSESSIONS	$30,196	$92,877	$31,567	$35,202
INVESTMENT IN REPOSSESSED VEHICLES	$49,660	$121,310	$56,701	$42,507
RECOVERY PERCENTAGE	60.81%	76.56%	55.67%	82.81%

* - Serviced Truck Note repossessions do not include Leased Truck repossessions

NAVISTAR FINANCIAL CORPORATION

ALLOWANCE FOR LOSSES

($ Thousands)

Six Month Ended April 30, 2009
TOTAL

Balance Beginning of Period	$28,364

Provision for Losses	$12,363

Allocation for Sales of Receivables	$—

Losses Charged To Allowance
Retail Notes	$(8,004)
Lease Financing	$(723)
Wholesale Notes	$—
Accounts and Other	$(1,758)

Subtotal	$(10,485)

Balance End of Period	$30,242

NAVISTAR FINANCIAL CORPORATION

PERCENTAGE OF LOSSES TO LIQUIDATIONS AND AVERAGE RECEIVABLES BALANCES

($ Millions)

RETAIL FINANCING	Fiscal Year Ended October 31		Six Months Ended April 30	Six Months Ended April 30
	2007	2008	2008	2009
GROSS TRUCK NOTES, OPERATING LEASES & FINANCE LEASES
Serviced Receivables Beginning Of Year	$3,962	$3,783	$3,783	$3,055
Acquisitions For Year	1,399	1,009	469	370

Total	$5,361	$4,793	$4,252	$3,425

Less
Serviced Receivables End Of Year	$3,783	$3,055	$3,447	$2,752
Losses Charged Off	26	50	21	31

Total	$3,809	$3,105	$3,468	$2,783

Gross Liquidations For Year	$1,551	$1,687.65	$784.64	$641.86

% Losses To Gross Liquidations	1.68%	2.96%	2.62%	4.87%
(annualized)
% Losses To Avg Monthly Receivables Balances	0.67%	1.50%	0.58%	1.08%

WHOLESALE NOTES	2007	2008	2008	2009
Serviced Receivables Beginning Of Year	$1,997	$1,205	$1,205	$991
Acquisitions For Year	4,007	3,525	1,682	1,511

Total	$6,004	$4,730	$2,887	$2,502

Less
Serviced Receivables End Of Year	$1,205	$991	$1,261	$931
Losses (Recoveries), net	2	3	0	0

Total	$1,207	$993	$1,261	$931

Liquidations For Year	$4,798	$3,737	$1,626	$1,571

% Losses To Liquidations	0.03%	0.07%	0.00%	0.00%
(annualized)
% Losses To Avg Monthly Receivables Balances	0.10%	0.23%	0.00%	0.00%

NAVISTAR FINANCIAL CORPORATION

COMBINED NFC AND ITEC SERVICED TRUCK RETAIL CREDIT LOSSES

($ Millions)

	Fiscal Year Ended October 31		Six Months Ended April 30
	2007	2008	2008	2009
TOTAL LOSSES
International Truck and Engine Corporation	$10	$18	$8	$16
Navistar Financial Corporation	16	32	12	15

Combined Losses	$26	$50	$21	$31

LIQUIDATIONS
Gross NFC Liquidations	$1,577	$1,738	$882	$673

Liquidations Net of ITEC/NFC Losses	$1,551	$1,688	$861	$642

LOSSES / NET LIQUIDATIONS
International Truck and Engine Corporation	0.62%	1.07%	0.98%	2.52%
Navistar Financial Corporation	1.06%	1.91%	1.41%	2.35%

Combined Ratios	1.68%	2.99%	2.38%	4.87%

LOSSES / AVERAGE GROSS BALANCES
International Truck and Engine Corporation	0.23%	0.60%	0.50%	1.17%
Navistar Financial Corporation	0.35%	1.05%	0.71%	1.08%

Combined Ratios	0.58%	1.65%	1.21%	2.25%

EXHIBIT E

FORM OF

BORROWING REQUEST

Pursuant to Section [2.02][2.06][2.08][3.03] of the Amended and Restated Credit Agreement, dated as of December 16, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, a Mexican Corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, the undersigned hereby delivers this Borrowing Request. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests that a [Eurodollar][ABR]1 [Revolving Borrowing][Mexican Revolving Borrowing][Term Loan Borrowing][Swingline Loan] be made in the aggregate principal amount of $             on             ,         [with an Interest Period of             ].

The undersigned hereby certifies as follows:

(a) The representations and warranties made by the Borrowers in the Credit Agreement [(except for the representations and warranties set forth in Sections 5.04(d) and 5.14(a))]2 are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof (except to the extent they relate to a particular date, in which case they shall remain true and correct as of such date); and

(b) No Default has occurred and is continuing on the date hereof or after giving effect to the Borrowing requested to be made hereby.

(c) [The Cash Balance of the US Borrower and its Subsidiaries (after giving effect to the Borrowing to be made hereby, the application of proceeds of such Borrowing and the use of cash on hand) does not exceed $50,000,000.][The Cash Balance of the US Borrower and its Subsidiaries (after giving effect to the Borrowing to be made hereby, the application of proceeds of such Borrowing and the use of cash on hand) exceeds $50,000,000. All excess amounts have been deposited into the Blocked Account.]

The undersigned agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent. Except to the

[1]	Available only to US Borrower; Swingline Loans may only be ABR Borrowings.
[2]	Delete bracketed language for Loans made on the Effective Date]

extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Borrowing as if then made.

The undersigned further agrees to compensate each Lender for any loss, cost and expense attributable to such Lender pursuant to Section 4.11 of the Credit Agreement.

Please wire transfer the proceeds of the Borrowing to the account of the undersigned at                      Routing No.:                     (Account No.             ).

[NAVISTAR FINANCIAL CORPORATION

By:
Name:
Title:]

[NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, as Mexican Borrower

By:
Name:
Title:]

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EXHIBIT F

FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 7.01(b) of the Amended and Restated Credit Agreement, dated as of December 16, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, a Mexican Corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. I am the duly elected, qualified and acting [Responsible Officer] of the US Borrower.

2. I have reviewed and am familiar with the contents of this Certificate.

3. In my capacity as              and not in my individual capacity I have reviewed the terms of the Credit Agreement and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of each of the Borrowers and the Parent during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].

4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Sections 8.01(a), (b) and (c) of the Credit Agreement.

5. In my capacity as              and not in my individual capacity I have reviewed the Financial Statements attached hereto and hereby certify that there has been no change in GAAP, or in the application thereof, since October 31, 2008 [, except as set forth below].

IN WITNESS WHEREOF, I have executed this Certificate this              day of     , 20    .

NAVISTAR FINANCIAL CORPORATION

Name:
Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

The information described herein is as of             ,         , and pertains to the period from             ,          to                          ,         .

[Set forth Covenant Calculations]

EXHIBIT G

SECOND AMENDED AND RESTATED PARENT GUARANTEE

SECOND AMENDED AND RESTATED GUARANTEE (the “Guarantee”), dated as of December 16, 2009, made by NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the “Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) parties to the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Navistar Financial Corporation (the “US Borrower”) and Navistar Financial, S.A. de C.V., Sociedad Financiera de Objeto Multiple, Entidad No Regulada (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the Lenders, Bank of America, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and the Administrative Agent.

WHEREAS, pursuant to the Credit Agreement, certain of the Lenders have severally agreed to make Loans to the Mexican Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Mexican Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

WHEREAS, Guarantor owns, directly or indirectly, all of the capital stock of the Mexican Borrower, and it is to the advantage of Guarantor that the Lenders make the Loans to the Mexican Borrower;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Mexican Borrower under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) As used herein, “Mexican Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Mexican Revolving Loans and interest accruing after the filing of any petition in bankruptcy (“concurso mercantil” or “quiebra”), or the commencement of any insolvency, reorganization or like proceeding, relating to the Mexican Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Mexican Revolving Loans and all other obligations and liabilities of the Mexican Borrower to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may rise under, out of, or in connection with, the Credit Agreement and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Mexican Borrower pursuant to the terms of the Credit Agreement) or otherwise.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for its own benefit and for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Mexican Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Mexican Obligations of the Mexican Borrower.

(b) Without duplication of any reimbursement to the extent paid by the Borrowers, the Guarantor further agrees to pay any and all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements for one firm of counsel for the Administrative Agent, the Issuing Bank and the Lenders in each relevant jurisdiction in enforcing any or all of the Mexican Obligations and/or enforcing any rights with respect to the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Mexican Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Mexican Borrower may be free from any Mexican Obligations.

(c) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent or such Lender in writing that such payment is made under this Guarantee for such purpose.

3. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Mexican Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Mexican Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Mexican Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Mexican Borrower on account of the Mexican Obligations are paid in full and the Commitments are terminated.

4. Amendments, etc. with respect to the Mexican Obligations: Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any

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demand for payment of any of the Mexican Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Mexican Obligations continued, and the Mexican Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor (including, without limitation, the guarantee of the US Borrower contained in Article XI of the Credit Agreement) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, any Notes, any other Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite number of Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Mexican Obligations maybe sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Mexican Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Mexican Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Mexican Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Mexican Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Mexican Borrower or the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Mexican Borrower or any other guarantor with respect to the Mexican Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any Note or other Loan Document, any of the Mexican Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Mexican Borrower against the Administrative Agent or any Lender, or (c) any other circumstance (other than a defense of payment or performance) whatsoever (with or without notice to or knowledge of the Mexican Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Mexican Borrower for the Mexican Obligations, or of the Guarantor under this Guarantee, in

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bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Mexican Borrower or any other Person or against any collateral security or guarantee for the Mexican Obligations (including, without limitation, the guarantee of the US Borrower contained in Article XI of the Credit Agreement) or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Mexican Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Mexican Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective permitted successors, indorsees, transferees and assigns, until all the Mexican Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Mexican Borrower may be free from any Mexican Obligations.

6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Mexican Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Mexican Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Mexican Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

7. Payments. The Guarantor hereby agrees that the Mexican Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 1111 Fannin Street, 10th Floor, Houston, Texas 77002-6925, Attention: Loan and Agency Services, Telecopy: (713) 750-2938.

8. Representations and Warranties. In order to induce the Lenders to make the Loans pursuant to the Credit Agreement, the Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) Organization. The Guarantor is duly organized, validly existing and in good standing (to the extent such requirement shall be applicable) under the laws of the jurisdiction of its organization.

(b) Power. The Guarantor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Guarantee and has taken all necessary corporate and, if required, stockholder action to authorize its execution, delivery and performance of this Guarantee.

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(c) Due Execution. This Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

(d) Governmental Approvals; No Conflicts. The execution, delivery, performance, validity or enforceability of this Guarantee, (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect and (B) such filings as may be required under federal and state securities laws for purposes of disclosure, (ii) will not violate any applicable law or regulation (including, without limitation, all laws, rules and regulations promulgated by or relating to IMSS, INFONAVIT and SAR) or the charter, by-laws or other organizational documents of the Guarantor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by any Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

9. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as Administrative Agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

10. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, when deposited in the mails by certified mail, return receipt requested, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in or pursuant to Section 12.01 of the Credit Agreement; and

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(b) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

The Administrative Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

11. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein. This Guarantee amends and restates in its entirety the Amended and Restated Parent Guarantee, dated as of July 1, 2005, made by the Guarantor in favor of JPMorgan Chase Bank, N.A., as administrative agent for the lenders under the Existing Credit Agreement and supersedes and replaces the terms thereof in their entirety.

13. Amendments in Writing: No Waiver: Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Required Lenders; provided that any provision of this Guarantee may be waived by the Required Lenders in a letter or agreement executed by the Required Lenders provided by telex or facsimile transmission from the Administrative Agent.

(b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 13(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereofor the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on anyone occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

14. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the

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Lenders and their successors and assigns. The Guarantor may not transfer any of its rights or obligations under this Guarantee without the written consent of each Lender.

16. Governing Law. This Guarantee shall be governed by and construed and interpreted in accordance with the law of the State of New York.

17. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and any other loan documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to such party at its address set forth under its signature below or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary punitive or consequential damages.

18. WAIVERS OF JURY TRIAL. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

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IN WlTNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

NAVISTAR INTERNATIONAL CORPORATION

By:
Name:
Title:

Address for Notices:
Navistar International Corporation
4201 Winfield Road Warrenville, IL 60555-4025
Telex:
Fax:
Attention:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

Signature page to Second Amended and Restated Parent Guarantee

EXHIBIT H

AMENDED AND RESTATED

SECURITY, PLEDGE AND TRUST AGREEMENT

between

NAVISTAR FINANCIAL CORPORATION

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

Dated as of July 1, 2005

i

SECTION 9.09. Counterparts	57

SECTION 9.10. Termination	57

Schedule A	-	Permitted Receivables Sale Agreements

Schedule B	-	List of Collection Banks, Lock-boxes, Suspense Accounts and Collection Accounts

Schedule C	-	List of Proceeds Account Banks and Proceeds Deposit Accounts

Schedule D	-	Subsidiaries and Capitalization

Schedule E	-	Instruments

Exhibit A	-	Perfection Certificate

Exhibit B	-	Confirmation

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AMENDED AND RESTATED SECURITY, PLEDGE AND TRUST AGREEMENT (this “Agreement”) dated as of July 1, 2005, between NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (with its successors, “Navistar Financial”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation duly organized and existing under the laws of the State of New York, acting individually and as trustee for the holders of the Secured Obligations.

WITNESSETH:

WHEREAS, pursuant to the terms of the Credit Agreement (such capitalized term and other capitalized terms used herein being used with the meanings given to such terms in Section 1.01), Navistar Financial desires to secure, equally and ratably, the payment of (i) the principal of and interest on the Loans and all other amounts from time to time owing by Navistar Financial under the Credit Agreement and (ii) all amounts from time to time owing by Navistar Financial in respect of Financial Services Obligations; and

WHEREAS, from time to time after the date hereof Navistar Financial may desire to secure additional Indebtedness equally and ratably with the Loans and Financial Services Obligations;

DECLARATION OF TRUST:

NOW, THEREFORE, in order to secure the payment of the Secured Obligations and in consideration of the premises and the mutual agreements set forth herein, Navistar Financial hereby grants the Trust Estate to the Trustee and the Trustee declares that it holds the Trust Estate as trustee in trust under this Agreement.

TO HAVE AND TO HOLD the Trust Estate unto the Trustee in trust under this Agreement and its assigns and their assigns forever.

IN TRUST NEVERTHELESS under and subject to the conditions set forth herein and for the benefit of the Secured Obligations and the holders thereof, and for the enforcement of the payment of the Secured Obligations, and as security for the performance of and compliance with the covenants and conditions of this Agreement.

PROVIDED, HOWEVER, that if Navistar Financial or its assigns shall satisfy the conditions set forth in Section 8.02 and 8.03, then this Agreement, and the estates and rights hereby granted, shall cease, terminate and be void and of no further force and effect.

IT IS HEREBY FURTHER COVENANTED AND DECLARED that the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Account Debtor” means, with respect to any Receivable, any “account debtor” (as defined in the UCC) on such Receivable.

“Additional Secured Obligation” means any obligation which Navistar Financial designates as an Additional Secured Obligation pursuant to Section 2.07 after the date hereof.

“Additional Short-Term Debt” means (i) commercial paper issued by Navistar Financial and (ii) other Indebtedness for Borrowed Money (as defined in the Credit Agreement) of Navistar Financial owing to a bank, in each case (x) having a maturity not greater than 270 days from the date of the issuance or incurrence thereof and (y) not subject to any provision for extension or renewal or automatic “roll-over” at the option of either party.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent under the Credit Agreement, or any successor Administrative Agent appointed in accordance with the respective terms of such agreement.

“Affiliate” has the meaning specified in the Credit Agreement.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, or any successor statute.

“Blocked Account” has the meaning specified in the Credit Agreement.

“Books and Records” means all computer programs, tapes, discs, punch cards, data processing software, transaction files, master files and related property and rights (except computer and peripheral equipment) of Navistar Financial pertaining to any of the Collateral, or regularly used by Navistar Financial in enforcing or identifying any of the Collateral or establishing the amount of any Navistar Financial Receivable, or identifying the Account Debtor with respect to any Navistar Financial Receivable, or identifying or establishing the amount of any Proceeds of any of the Collateral.

“Chattel Paper” means Navistar Financial Receivables which constitute “chattel paper” (as defined in the UCC).

“Collateral” means all property in which a security interest is granted to the Trustee pursuant to Section 2.01 and not released pursuant to the terms hereof.

“Collateral Account” has the meaning set forth in Section 6.01.

“Collateral Release Notice” has the meaning set forth in Section 8.03.

“Collection Account” has the meaning set forth in Section 4.07(a).

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“Collection Bank” means each of the banks listed in Schedule C hereto, as amended from time to time in accordance with Section 4.07(c), at which one or more Lock-boxes and/or Suspense Accounts and/or Collection Accounts are maintained.

“Commitment” has the meaning specified in the Credit Agreement.

“Concentration Bank” means JPMorgan Chase Bank, N.A., in its capacity as the agent of the Trustee (or of a co-trustee or separate trustee), or any successor Concentration Bank appointed pursuant to Section 4.07(g) at which the Proceeds Allocation Account is maintained. If the Concentration Bank is an agent of a co-trustee or separate trustee appointed pursuant to Section 7.10, references to the “Trustee” in connection with the Concentration Bank shall refer to such co-trustee or separate trustee, as the case may be.

“co-trustee” has the meaning set forth in Section 7.10.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of July 1, 2005, among Navistar Financial Corporation, Arrendadora Financiera Navistar, S.A. de C.V., Organización Auxiliar Del Crédito, Servicios Financieros Navistar, S.A. de C.V., Sociedad Financiera de Objeto Limitado, a Mexican corporation, Navistar Comercial, S.A. de C.V., a Mexican corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent and The Bank of Nova Scotia, as documentation agent, as amended, supplemented or otherwise modified from time to time.

“Dealer” means (i) a Person with whom International or an affiliate of International has a valid dealer sales/maintenance agreement to sell Navistar Vehicles (it being understood that any such Person may also have an agreement with an OEM Supplier to sell OEM Vehicles), (ii) a truck equipment manufacturer with whom International has a valid agreement to sell International vehicles, (iii) a Person with whom Navistar Financial has a valid agreement to extend used truck floor plan terms or (iv) a Person for whom Navistar Financial provides financing for OEM Vehicles.

“Debt Indentures” means any indenture entered into after the date hereof pursuant to which Additional Secured Obligations are issued, in each case as such indenture is amended from time to time.

“Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by Navistar Financial.

“Dollars” and “$” mean lawful money of the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Effective Date” has the meaning specified in the Credit Agreement.

“Engine Accounts Sale Agreement” means the agreement by and between International and Navistar Financial, dated as of November 21, 2000.

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“Equipment” means all “equipment” (as defined in the UCC) now or hereafter owned by Navistar Financial, including, without limitation, all motor vehicles, trucks, trailers, office equipment and computer hardware; provided that any of the foregoing which constitute Inventory shall be included in the meaning of the term “Inventory” and excluded from the meaning of the term “Equipment”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) all rules and regulations promulgated thereunder.

“ERISA Affiliate” has the meaning specified in the Credit Agreement.

“Event of Default” has the meaning specified in the Credit Agreement.

“Excluded Foreign Subsidiary” means any Navistar Financial Subsidiary that is not organized under the laws of any jurisdiction within the United States, in respect of which the pledge of all of the capital stock of such Subsidiary would, in good faith judgment of Navistar Financial, result in adverse tax consequences to Navistar Financial.

“Existing Senior Lien” has the meaning specified in Section 2.06(d).

“Financial Services Obligations” means all obligations of Navistar Financial to any Lender, or any affiliate of any Lender, under any Secured Interest Rate Agreement.

“General Intangibles” means all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by Navistar Financial (other than any Navistar Financial Receivable or Related Receivables Right), including, without limitation, to the extent the same constitute “general intangibles” (as defined in the UCC), (i) all rights and privileges of Navistar Financial in, to and under the Material Agreements, (ii) all patents, patent licenses, trademarks, trademark licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of Navistar Financial or any ERISA Affiliate.

“Government Account” has the meaning set forth in Section 4.13(c).

“Government Receivables” has the meaning set forth in Section 4.13(a).

“Governmental Authority” has the meaning specified in the Credit Agreement.

“hereunder”, “hereby”, “herein”, “hereof” and like words refer to this Agreement as a whole (including any schedules and supplements hereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

“Indebtedness” has the meaning specified in the Credit Agreement.

“Indenture Obligations” means the securities evidencing Indebtedness of Navistar Financial outstanding from time to time under the Debt Indentures; provided that such securities are Additional Secured Obligations.

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“Indenture Trustee” means a trustee under any Debt Indenture.

“Instruments” means all “instruments” (as defined in Article 9 of the UCC) or “letters of credit” (as defined in the UCC), whether or not evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Navistar Financial Receivables, including (but not limited to) the Subsidiary Notes and any other promissory notes, drafts, bills of exchange and trade acceptances, in each case now owned by Navistar Financial or hereafter acquired by Navistar Financial or arising, other than any of the foregoing which (i) constitute or are part of a group of writings that constitute Chattel Paper or (ii) are marketable securities or Subsidiary Shares.

“Insurance Policies” means all rights of Navistar Financial in, to and under insurance policies of every kind, presently existing or hereafter acquired, under which any collateral securing any Navistar Financial Receivable is insured; provided that any such rights which constitute Proceeds shall be included in the meaning of the term “Proceeds” and excluded from the meaning of the term “Insurance Policies”.

“Intercompany Debt” means any Indebtedness owing from time to time by a Navistar Financial Subsidiary to Navistar Financial, whether or not such Indebtedness is evidenced by a promissory note or other “instrument” (as defined in Article 9 of the UCC).

“Intercompany Loan Agreement” means each agreement creating or evidencing Intercompany Debt, in each case as such agreement may be amended or supplemented from time to time.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect Navistar Financial against fluctuations in interest rates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“International” means International Truck and Engine Corporation, formerly Navistar International Transportation Corp., a Delaware corporation and its successors.

“Inventory” means all “inventory” (as defined in the UCC), now owned or hereafter acquired by Navistar Financial, wherever located.

“Lenders” means the lenders that are parties to the Credit Agreement, and their respective successors and assigns; and “Lender” means each of the foregoing.

“Letter of Credit” has the meaning specified in the Credit Agreement.

“Lien” has the meaning specified in the Credit Agreement.

“Loans” means the loans made by the Lenders pursuant to the Credit Agreement.

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“Local UCC” has the meaning set forth in Section 4.01(f).

“Lock-box” has the meaning set forth in Section 4.07(a).

“Master Intercompany Agreement” has the meaning specified in the Credit Agreement.

“Material Agreements” means, collectively, (i) the Intercompany Loan Agreements, (ii) the Master Intercompany Agreement, (iii) the Tax Allocation Agreement, and (iv) each Receivables Sale Agreement, and each other agreement entered into by Navistar Financial in connection with any Receivables Sale Agreement or pursuant thereto, to which Navistar Financial is or becomes a party, in each case as such agreement is amended from time to time.

“Navistar Financial Receivables” means all right, title and interest, whether now owned or existing or hereafter arising or acquired, of Navistar Financial in Receivables, including, without limitation:

(a) all rights of Navistar Financial to receive payments of money or other consideration from International under the Master Intercompany Agreement, the Engine Accounts Sale Agreement, the Parents’ Side Agreement, the Tax Allocation Agreement, or otherwise, or from any Person (other than any Navistar Financial Subsidiary) under secured or unsecured borrowing or other credit arrangements,

(b) all rights of Navistar Financial to receive payment in respect of the purchase price of any asset (other than any Receivable) sold by it,

(c) all rights of Navistar Financial to receive payments of money or other consideration from a Purchaser or any trust or other similar entity created in connection with the sale of Receivables by Navistar Financial under any Receivables Sale Agreement or any other agreement executed in connection with such Receivables Sale Agreement (including, without limitation, all rights of Navistar Financial (i) to receive the purchase price of any Sold Receivables, including any portion thereof which becomes payable at any time following such sale, (ii) to be reimbursed for advances made or expenses incurred on behalf of any such Purchaser, trust or similar entity, and for expenses incurred by Navistar Financial in connection with its servicing of Receivables on behalf of any such Purchaser, trust or similar entity and (iii) to receive servicing fees in connection with the collection and administration of Sold Receivables on behalf of any such Purchaser, trust or similar entity),

(d) all rights of Navistar Financial to receive payments of money or other consideration from Account Debtors in respect of Retail Receivables and Wholesale Receivables (excluding any Sold Receivables) and

(e) all rights of Navistar Financial to receive payments of money or other consideration from any Navistar Financial Subsidiary in respect of any Intercompany Debt, any amounts payable from time to time to Navistar Financial under the Tax Allocation Agreement, or otherwise;

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provided that the term “Navistar Financial Receivables” shall include Navistar Financial’s right, title and interest in Receivables with respect to which the United States of America or an agency or department thereof is the obligor only to the extent provided in Section 4.13; and provided, further, that the term “Navistar Financial Receivables” shall not include any Sold Receivables.

“Navistar Financial Subsidiary” means each Subsidiary of Navistar Financial.

“Navistar Vehicle” means any medium or heavy-duty truck produced by, or for, International or an affiliate of International and sold by International to Dealers.

“NFRRC” means Navistar Financial Retail Receivables Corporation, a Delaware corporation, and its successors.

“NFSC” means Navistar Financial Securities Corporation, a Delaware corporation, and its successors.

“Notice of Acceleration” means a written notice delivered to the Trustee:

(i) by the Administrative Agent with respect to the Loans or other indebtedness outstanding under the Credit Agreement, or

(ii) by the relevant Indenture Trustee with respect to indebtedness constituting Secured Obligations hereunder and outstanding under a Debt Indenture,

in each case, stating that (a) such indebtedness has not been paid in full at the stated final maturity thereof and any applicable grace period has expired or (b) an event of default has occurred under the provisions of the relevant Secured Instrument, and, as a result thereof, such indebtedness has become due and payable prior to the stated maturity thereof.

“OEM Supplier” means any Person who sells OEM Vehicles to a Dealer and who has entered into an agreement for the benefit of Navistar Financial to repurchase new vehicle inventory from Navistar Financial upon Navistar Financial’s foreclosure upon such inventory owned by such Dealer (subject to such customary conditions and limitations as are acceptable to Navistar Financial).

“OEM Vehicle” means a new medium or heavy-duty truck manufactured by, or for, a manufacturer other than International.

“Opinion of Counsel” means an opinion in writing signed by legal counsel to Navistar Financial (other than an employee of Navistar Financial or any Affiliate of Navistar Financial) reasonably satisfactory to the Trustee.

“Parent” means Navistar International Corporation, a Delaware corporation, and its successors.

“Parents’ Side Agreement” has the meaning specified in the Credit Agreement.

“Perfection Certificate” means a certificate substantially in the form of Exhibit A hereto, completed and supplemented with the schedules and attachments contemplated thereby to

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the reasonable satisfaction of the Trustee and duly executed by a Responsible Officer of Navistar Financial.

“Permitted Financial Intermediary” means at any time the Trustee, in its individual capacity, or any Affiliate of the Trustee, provided that (i) such Person in the ordinary course of its business maintains securities accounts for its customers and (ii) such Person is at such time acting in the capacity of a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC.

“Permitted Liens” means the Liens on the Collateral permitted to be created, assumed or to exist pursuant to Section 8.03 of the Credit Agreement.

“Permitted Receivables Sale Agreement” means any Receivables Sale Agreement (i) which is listed in Schedule A hereto or (ii) with respect to which the Trustee shall have received a certificate of a Responsible Officer (x) stating that such agreement was entered into after the date hereof and all sales thereunder are either expressly permitted or are not prohibited by any Secured Instrument and (y) setting forth the name and address of each Purchaser under such agreement, as such agreement may be amended from time to time.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Securities” means the Instruments and the Subsidiary Shares.

“Proceeds” means all “proceeds” (as defined in the UCC) of any of the Collateral described in clauses (i) through (xiv) of Section 2.01.

“Proceeds Account Bank” means any of the banks listed in Schedule C hereto, as amended from time to time in accordance with Section 4.07(c), at which a Proceeds Deposit Account is maintained.

“Proceeds Allocation Account” has the meaning set forth in Section 4.07(a).

“Proceeds Deposit Account” has the meaning set forth in Section 4.07(a).

“Purchaser” means, as applicable, NFSC, NFRRC, TRIP or any other purchaser of Receivables from Navistar Financial under any Receivables Sale Agreement.

“Qualified Securitization Transaction” has the meaning specified in the Credit Agreement.

“Receivable” means, as the context may require, either (a) all assets of the type classified under the heading “Finance Receivables” on the statement of consolidated financial condition of Navistar Financial and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof or (c) equipment on operating leases.

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“Receivables Sale Agreement” means any agreement providing for the sale by Navistar Financial of any Receivables or interests in Receivables.

“Related Receivables Rights” means the rights with respect to Navistar Financial Receivables which are described in Section 2.01(i) to the extent such rights are “accounts”, “contract rights” or “general intangibles” (as such terms are defined in the UCC) and are not excluded from the coverage of the UCC by reason of Section 9-109 thereof.

“Releasing Secured Parties” means all the Lenders.

“Relevant UCC” means, with respect to any UCC Deposit Account Jurisdiction at any time, the Uniform Commercial Code as then in effect in such UCC Deposit Account Jurisdiction.

“Required Lenders” has the meaning specified in the Credit Agreement.

“Required Secured Parties” means the Required Lenders under the Credit Agreement; provided that, if at any time all principal of and interest on the Loans and all other amounts due under the Credit Agreement shall have been paid in full and the Commitments thereunder shall have terminated in their entirety, “Required Secured Parties” shall mean Indenture Trustees under Debt Indentures under which more than 50% of then aggregate outstanding principal amount of the Indenture Obligations were issued.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, vice president and treasurer, vice president and controller, and general counsel of Navistar Financial, but in any event, with respect to financial matters, the vice president and treasurer or the vice president and controller of Navistar Financial.

“Retail Receivables” means all Receivables of the types classified in the statement of consolidated financial condition of Navistar Financial and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche LLP (a) under the heading “Retail notes and lease financing” or (b) under the heading “Accounts”, except Wholesale Receivables.

“Retained Collections” means all amounts (except Sold Collections) which from time to time are received by Navistar Financial, a Collection Bank, the Concentration Bank, a Proceeds Account Bank or the Trustee as Proceeds of Navistar Financial Receivables which are Wholesale Receivables or Retail Receivables, including, without limitation, to the extent constituting Proceeds, (i) all payments of purchase prices, principal, finance charges, interest, late payment charges and other charges, (ii) all collection fees, extension fees and other fees, (iii) all insurance proceeds, payments by guarantors and other amounts to be applied to the payment

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of the foregoing, (iv) all net proceeds of the sale or other disposition of repossessed equipment, vehicle repair and replacement parts inventory or other collateral and (v) all proceeds of any repurchase or purchase of any Navistar Financial Receivables by the original seller or a third party.

“Secured Instruments” means at any time (i) the Credit Agreement and any promissory note issued thereunder, (ii) each Secured Interest Rate Agreement, and (iii) each other agreement, Debt Indenture, promissory note or “instrument” (as defined in Article 9 of the UCC), evidencing Additional Secured Obligations.

“Secured Interest Rate Agreement” means an Interest Rate Agreement between Navistar Financial and any Lender or any affiliate of any Lender that is in effect on the date hereof or with respect to which Navistar Financial’s obligations are hereafter designated as Additional Secured Obligations pursuant to Section 2.07.

“Secured Obligations” means:

(i) all principal of and interest on the Loans and all other sums payable by Navistar Financial under the Credit Agreement,

(ii) all sums payable by Navistar Financial under this Agreement including, without limitation, Trustee’s Fees,

(iii) all sums, if any, payable by Navistar Financial to any Lender or any affiliate of any Lender under any Secured Interest Rate Agreement, and

(iv) all Additional Secured Obligations;

provided that the terms “interest”, “sums” and “Additional Secured Obligations” as used above shall each include, without limitation, any interest which accrues on the relevant Secured Obligation after, or would so accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Navistar Financial.

“Secured Parties” means:

(i) so long as any Lender has any Commitment under the Credit Agreement or any Loan is outstanding or any amount due and payable by Navistar Financial under the Credit Agreement remains unpaid, the Lenders and the Administrative Agent,

(ii) the Trustee,

(iii) so long as any Secured Obligation (whether or not due and payable) is unpaid under any Debt Indenture, the Indenture Trustee under such Debt Indenture,

(iv) each Lender or affiliate thereof that is a party to a Secured Interest Rate Agreement, and

(v) each other holder of an Additional Secured Obligation.

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“Securities Account” has the meaning set forth in Section 4.02.

“security interest” means a “security interest” (as defined in the UCC).

“Senior Lien” has the meaning specified in Section 2.06(a).

“Sold Collections” means all amounts which from time to time (i) are received by Navistar Financial, International, a Collection Bank, the Concentration Bank, a Proceeds Account Bank or the Trustee in each case with respect to Sold Receivables and (ii) are owed to a Purchaser or its assignee, or are required to be deposited in a special purpose trust or similar account, in connection with any Permitted Receivables Sale Agreement.

“Sold Receivables” means any Receivables transferred by Navistar Financial pursuant to any Permitted Receivables Sale Agreement and not repurchased by Navistar Financial, except to the extent that Navistar Financial retains an ownership or other interest therein.

“Subsidiary” of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Subsidiary Notes” means (i) the notes listed in Schedule E hereto evidencing Intercompany Debt and (ii) any other promissory notes or “instruments” (as defined in Article 9 of the UCC) required to be pledged to the Trustee pursuant to Section 4.03(c).

“Subsidiary Shares” means (i) the shares of capital stock or membership interests of the Navistar Financial Subsidiaries listed in Schedule D hereto and (ii) any other shares of capital stock or membership interests required to be pledged to the Trustee pursuant to Section 4.03(c).

“Supporting Obligations” means all “supporting obligations” (as defined in the UCC)

“Suspense Account” has the meaning set forth in Section 4.07(a).

“Tax Allocation Agreement” has the meaning specified in the Credit Agreement.

“TRIP” means Truck Retail Instalment Paper Corp., a Delaware corporation, and its successors.

“TRIP Receivables Purchase Agreement” means the Receivables Purchase Agreement by and between TRIP and Navistar Financial, dated as of October 16, 2000.

“Trust Estate” means all right, title and interest of the Trustee in, to and under the Collateral.

“Trustee” means Deutsche Bank Trust Company Americas[, a New York banking corporation,] in its capacity as Trustee hereunder, and any successor thereto in such capacity

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appointed pursuant to Section 7.07, which successor shall be (a) a bank or trust company in good standing and having power to act as Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia, having its principal corporate trust office within the 48 contiguous States and having capital, surplus and undivided profits of not less than $250,000,000.00, and (b) selected by Navistar Financial, subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Trustee’s Fees” means all fees, costs, indemnities and expenses of the Trustee of the types described in Sections 4.10, 4.11, 7.12 and 7.13.

“Trustee’s Security Interest” means the security interest granted to the Trustee in Section 2.01.

“2004 Annual Report” means Navistar Financial’s 2004 Annual Report on Form 10-K for the fiscal year ended October 31, 2004, in the form delivered to the Lenders prior to the date hereof.

“UCC” means at any time the Uniform Commercial Code as in effect in the State of New York; provided that if, by reason of mandatory provisions of law, the validity or perfection of the Trustee’s Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection (and for purposes of definitions related to such provisions).

“UCC Deposit Account” means a “deposit account” (as defined in the Relevant UCC) now or hereafter maintained by Navistar Financial in a UCC Deposit Account Jurisdiction.

“UCC Deposit Account Jurisdiction” means, at any time, any jurisdiction in which the Relevant UCC then governs the creation, attachment and perfection of security interests in “deposit accounts” (as defined in the Relevant UCC).

“Unpaid Balances” has the meaning set forth in the Credit Agreement.

“Upgrading” has the meaning set forth in the Credit Agreement.

“Used Truck Center” means any facility (including, without limitation, any Dealer or any facility of International) which regularly holds for sale any Inventory and/or Equipment.

“Wholesale Receivables” means all Receivables of the types classified in the statement of consolidated financial condition of Navistar Financial and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche LLP under the heading “Wholesale notes” or under the heading “Accounts”, but only such “Accounts” with respect to which the obligor is a Dealer.

SECTION 1.02. Interpretation. References in this Agreement to the term “sale” with respect to any transfer of Receivables, rights to receive income therefrom or undivided interests therein are deemed to include any transfer which purports to be a sale on the

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face of the agreement governing such transfer, without regard to whether such transfer would constitute a “true sale” under applicable legal principles. The terms “sell” and “sold”, as used as described in the foregoing sentence, shall have correlative meanings.

ARTICLE II

THE SECURITY INTEREST

SECTION 2.01. Grant of Security Interest. To secure the due and punctual payment of all Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the due and punctual performance of all of the obligations of Navistar Financial contained herein, Navistar Financial hereby grants to the Trustee a continuing security interest in and to all of the following property of Navistar Financial (all being collectively referred to as the “Collateral”):

(i) all Navistar Financial Receivables and all rights of Navistar Financial (A) with respect to any collateral security for any Navistar Financial Receivable, (B) under any “security agreement” (as defined in the UCC) securing any Navistar Financial Receivable or (C) assertable against any Person other than the related obligor, under a guaranty, warranty or otherwise, in connection with any Navistar Financial Receivable or any collateral securing any Navistar Financial Receivable,

(ii) all of Navistar Financial’s right, title and interest in marketable securities, and all of Navistar Financial’s rights and privileges with respect thereto, and all income and profits thereon, and all interest and other payments with respect thereto,

(iii) all Pledged Securities and all of Navistar Financial’s rights and privileges with respect to the Pledged Securities, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all rights of Navistar Financial (A) with respect to any collateral security for any Instrument or (B) under any “security agreement” (as defined in the UCC) securing any Instrument,

(iv) all Chattel Paper,

(v) all General Intangibles and all of Navistar Financial’s rights and privileges with respect to the General Intangibles, and all income and profits thereon, and all interest and other payments with respect thereto (excluding any General Intangibles, which by their terms, prohibit any security interest from being taken thereon, but not excluding any Receivables arising out of any such General Intangibles or any money due or to become due under any such General Intangibles),

(vi) all Documents,

(vii) all Inventory,

(viii) all Equipment,

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(ix) all right, title and interest of Navistar Financial in the Collateral Account, all funds deposited therein from time to time, the investments made pursuant to Section 6.03 and other monies and property of any kind of Navistar Financial in the possession or under the control of the Trustee,

(x) all right, title and interest of Navistar Financial in Books and Records,

(xi) all Insurance Policies, and

(xii) all UCC Deposit Accounts, all funds deposited therein from time to time, all interest earned thereon and all “proceeds” (as defined in the Relevant UCC) thereof,

(xiii) all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above), and

(xiv) to the extent not otherwise included, all Proceeds, Supporting Obligations, and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located; provided that the Trustee’s Security Interest may be released from time to time after the date hereof with respect to certain Collateral as provided in Sections 2.02, 2.05, 4.02(f), 4.07(d) and 8.01; provided further that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is (i) prohibited by any Requirements of Law of a Governmental Authority, (ii) requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or (iii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any marketable security or Pledged Security, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; and provided further that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in the Blocked Account or the Proceeds thereof or in more than 65% of the total outstanding capital stock of any Excluded Foreign Subsidiary. The foregoing grant of a security interest shall not be effective at any time prior to the date hereof.

SECTION 2.02. Release of Security Interest in Receivables. Navistar Financial expects to sell or assign Receivables, or interests in Receivables, from time to time pursuant to Permitted Receivables Sale Agreements. The Trustee’s Security Interest in any Sold Receivables, in all Sold Collections related thereto, in all related rights of the types described in Section 2.01(i) and related Insurance Policies and Books and Records which are expressly sold or assigned by Navistar Financial pursuant to any Permitted Receivables Sale Agreement and in all Proceeds of the foregoing (but not in Proceeds arising from the sale or assignment of such Receivables and related rights by Navistar Financial) shall, immediately upon the sale or

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assignment of such Receivables pursuant to a Permitted Receivables Sale Agreement and without any further action on the part of the Trustee, be automatically released unless a Notice of Acceleration is in effect at the time of such sale and the Purchaser under such Permitted Receivables Sale Agreement shall have received notice from the Trustee pursuant to Section 5.01, before Navistar Financial shall have become legally obligated to sell such Receivables, stating that a Notice of Acceleration is in effect.

SECTION 2.03. Continuing Liability of Navistar Financial and its Subsidiaries. Anything herein to the contrary notwithstanding, Navistar Financial shall remain liable under each contract, agreement, interest and obligation included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder (including, without limitation, any undertaking to maintain insurance), all in accordance with and pursuant to the terms and provisions thereof, and shall do nothing to impair the Trustee’s Security Interest in any Collateral. Neither the Trustee nor any other Secured Party shall have any obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of this Agreement or the receipt by the Trustee or any other Secured Party of any payment relating to any such contract, agreement, interest or obligation pursuant hereto, nor shall the Trustee or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Navistar Financial thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such contract, agreement, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

SECTION 2.04. Rights of Secured Parties Under Secured Instruments. Notwithstanding any other provision of this Agreement, the right of each Secured Party to receive payment of each Secured Obligation held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the relevant Secured Instrument or, subject to any limitations in such Secured Instrument or in any other agreement to which such Secured Party is a party or by which such Secured Party is bound, to institute suit for the enforcement of such payment on or after such due date, and the obligation of Navistar Financial to pay such Secured Obligation when due, shall not be impaired or affected without the consent of such Secured Party.

SECTION 2.05. Release of Collateral. Unless a Notice of Acceleration is in effect, Navistar Financial may (in addition to its rights under Sections 2.02, 4.02 and 4.07(d)) (x) sell or otherwise dispose of any item of Collateral in the ordinary course of business if such sale or disposition is not prohibited by any Secured Instrument, (y) sell any Collateral subject to any Senior Lien in a sale as to which the Trustee shall have waived its rights in accordance with Section 2.06 and (z) sell or otherwise dispose of any item of Collateral (including UCC Deposit Accounts) pursuant to a Qualified Securitization Transaction. In connection with any such sale or disposition,

(i) the Trustee’s Security Interest in such item (but not in the Proceeds arising from such sale or disposition) shall cease immediately upon such sale or disposition, without any further action on the part of the Trustee;

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(ii) if such item is in the possession of the Trustee, any co-trustee or any of their respective agents, the Trustee, such co-trustee or such agent shall deliver such item to Navistar Financial promptly following receipt of a certificate of a Responsible Officer (1) requesting such delivery and certifying that such sale or other disposition is permitted in accordance with this Section 2.05, (2) certifying that such delivery is for a purpose that will cause the Trustee’s Security Interest in such item to remain perfected for a specified period following the date of delivery pursuant to Section 9-312(f) of the UCC and (d) certifying that the relevant sale or disposition shall occur no later than five days prior to the expiration of such specified period; and

(iii) the Trustee, any co-trustee and any of their respective agents are each hereby authorized and instructed to deliver to the purchaser of such item a certificate prepared by Navistar Financial stating that the Trustee no longer has any security interest therein, and such purchaser shall be entitled to rely conclusively on such certificate for any and all purposes; provided that the Trustee, such co-trustee or such agent shall have received a certificate of a Responsible Officer requesting such delivery and certifying that such sale or other disposition is permitted in accordance with this Section 2.05.

Unless notified to the contrary by any Secured Party, the Trustee may assume that any sale or disposition of an item of Collateral is not prohibited by any Secured Instrument and may so inform any of its agents and any co-trustee.

SECTION 2.06. Senior Liens. (a) If at any time Navistar Financial desires to subordinate the Trustee’s Security Interest in any cash, marketable securities or Equipment and any Proceeds thereof to a Lien (a “Senior Lien”) on such Collateral that is not prohibited by any Secured Instrument, Navistar Financial shall deliver to the Trustee (and concurrently deliver to the Administrative Agent for distribution to each of the Lenders) a certificate of a Responsible Officer:

(i) describing the proposed Senior Lien and the cash, marketable securities and/or Equipment subject thereto and certifying that the creation and senior status thereof is not prohibited by any Secured Instrument,

(ii) requesting the subordination of the Trustee’s Security Interest in such Collateral to such Senior Lien,

(iii) if any marketable securities are to be delivered (or, in the case of marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, transferred) by the Trustee to the holder of such Senior Lien or its agent pursuant to subsection (c) below, requesting such delivery (or transfer) thereof,

(iv) attaching a copy of any documents to be prepared by Navistar Financial and executed by the Trustee and delivered by the Trustee to the holder of such Senior Lien or its agent pursuant to subsection (b) of this Section, and

(v) specifying the date on which Navistar Financial desires the Trustee to deliver said documents and deliver or transfer, as the case may be, any marketable securities referred to in clause (iii) above to the holder of such Senior Lien or its agent.

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(b) If the requirements set forth in subsection (a) above have been met with respect to any Senior Lien, the Trustee will, at Navistar Financial’s expense, execute and deliver to the holder of such Senior Lien or its agent as set forth in subsection (a) above such documents as Navistar Financial shall reasonably request (copies of which documents shall have been attached to the certificate delivered pursuant to subsection (a) above in accordance with clause (iv) thereof):

(i) evidencing the subordination of the Trustee’s Security Interest in the relevant cash, marketable securities and/or Equipment and any Proceeds thereof to such Senior Lien,

(ii) waiving any objection the Trustee may otherwise be entitled to make under this Agreement or under applicable law to the sale or other disposition of the Collateral subject to such Senior Lien or any exercise by the holder of such Senior Lien of remedies permitted by applicable law or contract, provided that the Trustee’s Security Interest shall continue in any Proceeds of such Collateral so sold or disposed of, subject in all respects to the rights of the holder of such Senior Lien; and

(iii) waiving any right of the Trustee under this Agreement or under applicable law to sell, or require the holder of such Senior Lien to sell, such Collateral prior to the satisfaction in full of the obligations secured by such Senior Lien.

If the holder of any such Senior Lien shall at any time sell or dispose of any marketable securities subject to such Senior Lien for materially less than fair market value, Navistar Financial agrees to use reasonable efforts to recover, as promptly as is practicable, damages from such holder if Navistar Financial determines in its reasonable discretion that such holder failed to act in a commercially reasonable manner in connection with such sale or disposal.

(c) If the requirements set forth in subsection (a) above have been met with respect to any Senior Lien and the certificate delivered pursuant to such subsection requests the delivery and/or transfer of any marketable securities, then the Trustee (either directly, through one or more of its agents referred to in Section 4.02 or, in the case of any marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, through the relevant Permitted Financial Intermediary) will make appropriate arrangements for such delivery and/or transfer.

(d) Notwithstanding anything contained in this Agreement to the contrary, the Trustee’s Security Interest in any cash, marketable securities or Equipment and any Proceeds thereof shall be junior and subordinate in all respects to any Lien (an “Existing Senior Lien”) on such Collateral existing on the date hereof and not prohibited by any Secured Instrument, and the holder of such Existing Senior Lien may continue to hold (either directly, through a duly authorized agent or, in the case of any marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, through a “securities intermediary” (as defined in the UCC)) any such cash or marketable securities held by it on the date hereof and any Proceeds thereof, provided that, on or before the date hereof, with respect to such cash or marketable securities, the Trustee shall have received, in each case in form and substance reasonably satisfactory to the Trustee:

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(i) a certificate of a Responsible Officer:

(x) describing such Existing Senior Lien and the cash and/ or marketable securities subject thereto and certifying that the creation and senior status of such Existing Senior Lien is not prohibited by any Secured Instrument,

(y) specifying any cash or marketable securities subject to the Trustee’s Security Interest that are to be held on or after the date hereof by the holder of such Existing Senior Lien, its agent or, in the case of marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, a “securities intermediary” (as defined in the UCC), and

(z) if any Collateral is to be held by or on behalf of the holder of such Existing Senior Lien, certifying that Navistar Financial has provided the holder of such Existing Senior Lien and any other Person who will hold such Collateral (and, in the case of an Existing Senior Lien on marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, the relevant “securities intermediary” (as defined in the UCC)), with (1) written notice of the existence of the Trustee’s Security Interest in such Collateral and (2) irrevocable written instructions to transfer to or as directed by the Trustee any such Collateral and Proceeds thereof remaining after the obligations secured by such Existing Senior Lien have been satisfied, unless such Person shall have previously received notice from the Trustee of the release of the Trustee’s Security Interest therein; and

(ii) to the extent obtainable by Navistar Financial using commercially reasonable efforts, a writing signed by the holder of such Existing Senior Lien:

(x) acknowledging and consenting to the creation of the Trustee’s Security Interest in such Collateral, and

(y) irrevocably agreeing to hold any such Collateral for the benefit of the Trustee and the other Secured Parties, as holders of a junior Lien with respect to such Collateral, and to transfer to or as directed by the Trustee any such Collateral held or received by such holder immediately upon the satisfaction of the obligations secured by such Existing Senior Lien, unless such holder has previously received written notice from the Trustee of the release of the Trustee’s Security Interest therein.

As of the date hereof, the Trustee hereby irrevocably waives, for the benefit of the holders of Existing Senior Liens

(i) any objection the Trustee may otherwise be entitled to make under this Agreement or under applicable law to the sale or other disposition of the Collateral subject to such Existing Senior Lien or any exercise by the holder of such Existing Senior Lien of remedies permitted by applicable law or contract, provided that (1) the Trustee’s Security Interest shall continue in any Proceeds of such Collateral so sold or disposed of,

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subject in all respects to the rights of the holder of such Existing Senior Lien, and (2) if any marketable securities are to be so sold or disposed of in connection with any sale or disposition as to which the Trustee shall not have consented, the Trustee shall have received a certificate of a Responsible Officer certifying that the consideration received for such marketable securities is at least equal to the fair market value thereof, and

(ii) any right of the Trustee under this Agreement or under applicable law to sell, or require the holder of such Existing Senior Lien to sell, such Collateral prior to the satisfaction in full of the obligations secured by such Existing Senior Lien.

SECTION 2.07. Additional Secured Obligations. (a) If at any time Navistar Financial desires to designate any of its proposed or existing Indebtedness or other obligations as an Additional Secured Obligation for purposes hereof (other than any Additional Short-Term Debt), Navistar Financial shall deliver to the Trustee (and concurrently deliver to the Administrative Agent for distribution to each of the Lenders) a certificate signed by a Responsible Officer which shall (x) identify such proposed or existing Indebtedness or other obligation, (y) certify that the designation thereof as an Additional Secured Obligation is not prohibited by any provision of any Secured Instrument and (z) specify the name and address of the proposed or existing holder or holders of each Additional Secured Obligation so designated or of an Indenture Trustee, agent or other duly authorized representative of such holder or holders designated in accordance with Section 7.11(b). Unless the Trustee (at the written direction of the Administrative Agent) or the Administrative Agent, by no later than the ninth Domestic Business Day following the receipt of such certificate by the Trustee or the Administrative Agent, notifies Navistar Financial that the Required Lenders have determined that such designation is prohibited by the Credit Agreement, such Indebtedness or other obligation shall be, from and after the later of (i) the tenth Domestic Business Day after the receipt of such certificate by the Trustee and (ii) the incurrence of such Indebtedness or other obligation, an Additional Secured Obligation for purposes of this Agreement; provided that in the case of any such Indebtedness in a principal amount of $25,000,000 or less, such Indebtedness shall be, from and after the later of (i) the date of the receipt of such certificate by the Trustee and (ii) the incurrence of such Indebtedness, an Additional Secured Obligation for purposes of this Agreement. The proviso to the immediately preceding sentence shall be applicable during each fiscal year of Navistar Financial only to the extent that the aggregate principal amount of Indebtedness designated as Additional Secured Obligations during such fiscal year does not exceed $100,000,000.

(b) If at any time Navistar Financial desires to designate any Additional Short-Term Debt as an Additional Secured Obligation for purposes hereof, Navistar Financial shall deliver to the Trustee (and concurrently deliver to the Administrative Agent for distribution to each of the Lenders) a certificate signed by a Responsible Officer which shall (w) state that Navistar Financial proposes to issue commercial paper and/or to incur other Additional Short-Term Debt owing to one or more banks, (x) specify the name and address of each Person acting as a dealer with respect to any such commercial paper, (y) certify that the designation of such Additional Short-Term Debt as an Additional Secured Obligation is not prohibited by any provision of any Secured Instrument and that, after giving effect to the issuance or incurrence thereof, the aggregate amount of the unused commitments under (or, if less, the amount actually available to be borrowed or received in connection with a purchase under) the Credit Agreement, the TRIP Receivables Purchase Agreement and all Permitted Receivables Sales Agreements

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shall be sufficient (taking into account any scheduled terminations of any such commitments) to provide funds to repay in full at maturity the aggregate outstanding principal or face amount of all Additional Secured Obligations constituting Additional Short-Term Debt and (z) specify the name and address of each bank (other than a Lender) to which any such other Additional Short-Term Debt is owing or proposed to be owing. Such commercial paper (if issued through a dealer so specified) and such other Additional Short-Term Debt (if owing to a Lender or another bank so specified) shall be, from and after the later of (i) the date of the receipt of such certificate by the Trustee and (ii) the issuance or incurrence thereof, Additional Secured Obligations for purposes of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Title to Collateral; Validity of Security Interest. In respect of all Collateral, Navistar Financial represents and warrants that:

(a) Navistar Financial owns or has rights in the Collateral free and clear of any Lien of any creditor of Navistar Financial or, to the knowledge of Navistar Financial, of any other Person, except for Permitted Liens.

(b) Except for errors and omissions, the aggregate effect of which is immaterial, Navistar Financial has taken all actions necessary under the UCC to perfect, as against its assignors and their creditors, its interest in Receivables purchased or otherwise acquired by it from such assignors and, upon compliance with the applicable provisions of Article IV, the Trustee will have a valid, perfected security interest in each such Receivable under the UCC which is prior, subject only to Permitted Liens, to the extent priority is governed by the UCC, to claims of creditors, or a trustee in bankruptcy, of the assignor of such Receivable.

(c) The Subsidiary Shares include all of the issued and outstanding stock of each Navistar Financial Subsidiary which is directly owned by Navistar Financial.

(d) The Subsidiary Shares have been duly and validly issued.

(e) The Subsidiary Shares (other than LLC membership interests) are fully paid and nonassessable.

(f) Each Subsidiary Note constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(g) Navistar Financial is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Permitted Liens.

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(h) To the extent the UCC is applicable thereto, the Trustee’s Security Interest constitutes a valid security interest under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in the Perfection Certificate shall have been filed in the offices specified by Navistar Financial in the Perfection Certificate the Trustee’s Security Interest shall constitute a perfected security interest in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing financing statements pursuant to the UCC. Upon, and assuming the continuation of, compliance with Sections 4.01(a)(i), 4.01(a)(vii), 4.02, 4.03 and, if applicable, 2.06, the Trustee will have a valid and perfected security interest in the Instruments, marketable securities, Subsidiary Shares and Subsidiary Notes, to the extent the UCC and, in the case of marketable securities issued by the United States, Treasury regulations are applicable thereto.

(i) So long as (i) the relevant Instrument remains in the possession of the Trustee, a co-trustee or any of their respective agents or (ii) the relevant marketable security, Subsidiary Note or certificate representing any Subsidiary Shares continues to be held as described below, the security interest of the Trustee in, as the case may be, (x) any Instrument that is delivered to the Trustee, a co-trustee or any of their respective agents in accordance with Section 4.01(a)(ii), (y) any marketable security that is an “instrument” (as defined in Article 9 of the UCC) and is delivered to the Trustee or any agent thereof and held in any Securities Account, or is otherwise held in accordance with Section 2.06(d), and (z) any Subsidiary Note and any certificate representing any Subsidiary Shares, will be prior to all Liens thereon of any creditor of Navistar Financial arising under the UCC and existing at the time of such delivery and prior to all Liens created or arising under the UCC after such delivery, subject only to Permitted Liens. The security interest of the Trustee in all other Collateral will be prior, to the extent that applicable law permits such priority to be determined by the absence of previously filed conflicting UCC financing statements, to all other Liens thereon of any creditor of Navistar Financial now existing or arising or created hereafter, subject only to Permitted Liens.

No financing statement or other similar document covering all or any part of the Collateral and naming Navistar Financial as debtor or seller is on file in any recording office in any jurisdiction in which such filing would be effective to perfect a security interest in such Collateral, except for financing statements with respect to Permitted Liens and filings to be terminated on or prior to the Effective Date. No Collateral is in the possession of any Person (other than Navistar Financial) asserting any claim thereto or security interest therein, except (A) such Collateral as may be in the possession of the Trustee, a co-trustee or any of their respective agents and (B) Collateral securing Permitted Liens or Senior Liens.

(j) Upon compliance by Navistar Financial with Section 4.01(a)(vii), a valid and perfected security interest (as to the creation of which any consent required from any third party has been obtained), subject only to Permitted Liens, will have been created under the Relevant UCC in favor of the Trustee for the benefit of the Secured Parties in all existing Collateral referred to in Section 2.01(xiii).

(k) Other than the filing of financing statements with respect to the Trustee’s Security Interest in the jurisdictions specified in the Perfection Certificate, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforcement hereof or for the perfection or enforcement of the Trustee’s Security Interest (except as may be

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required pursuant to Section 4.13). Neither Navistar Financial nor any of the Navistar Financial Subsidiaries has performed or will perform any acts which might prevent the Trustee from enforcing any of the terms and conditions of this Agreement or which would limit the Trustee in any such enforcement.

(l) As of the date hereof, except as specified in Schedule E hereto, (i) none of the Collateral is evidenced by any Instrument and (ii) no collateral security for any Collateral is evidenced by any promissory note or other “instrument” (as defined in Article 9 of the UCC) or any “letter of credit” (as defined in the UCC).

SECTION 3.02. Enforceability of Navistar Financial Receivables. Navistar Financial represents and warrants that to the best knowledge of Navistar Financial, (1) each Navistar Financial Receivable (i) constitutes a legal, valid and binding obligation of the related Account Debtor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) complies in all material respects with all applicable legal requirements, including, without limitation, all state and federal usury laws and (2) the amounts represented by Navistar Financial to the Trustee from time to time as owing to Navistar Financial in respect of the Navistar Financial Receivables will at such times be accurate in all material respects.

SECTION 3.03. Location of Collateral. As of the date hereof, the Perfection Certificate is correct and complete in all material respects and correctly sets forth the location of all of the Collateral (other than (i) Collateral to be delivered to the Trustee under this Agreement and (ii) repossessed and/or seized Inventory and Equipment held by any Dealer that is not a Used Truck Center) and the chief executive office of Navistar Financial.

SECTION 3.04. Jurisdiction of Organization; Chief Executive Office. As of the date hereof, the Perfection Certificate correctly sets forth the jurisdiction of organization of Navistar Financial and the location of the chief executive office of Navistar Financial.

SECTION 3.05. Subsidiaries. As of the Effective Date, Schedule D sets forth the name, jurisdiction of incorporation and capital stock ownership of each Subsidiary owned by Navistar Financial. The amount listed directly opposite the name of each Subsidiary of Navistar Financial under the column heading “Subsidiary Shares” in such Schedule correctly states the number of shares of such Subsidiary’s capital stock outstanding as of the date hereof.

ARTICLE IV

COVENANTS

SECTION 4.01. Filings and Further Assurances. (a) In respect of all Collateral, Navistar Financial will, at its expense, take the following steps:

(i) as to all (a) Navistar Financial Receivables (except those covered by clause (ii) below), (b) Related Receivable Rights, (c) marketable securities which are not “instruments” (as defined in Article 9 of the UCC), (d) General Intangibles and related

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rights and privileges described in Section 2.01(iv) (except any such rights and privileges covered by clause (iv) below), (e) Documents, (f) Inventory, (g) Equipment and (h) Books and Records, Navistar Financial will at all times on and after the date hereof cause UCC financing statements and continuation statements to be filed in all applicable jurisdictions as required to perfect the Trustee’s Security Interest, to the extent that applicable law permits perfection thereof by filing against Navistar Financial under the UCC;

(ii) as to any Instrument (other than any Subsidiary Note, as to which the provisions of Section 4.03 will apply) (including, without limitation, any Instrument received by Navistar Financial as a result of Navistar Financial’s realization upon the collateral security for any Collateral), other than any check or draft constituting a payment in respect of any Navistar Financial Receivable, as to which the provisions of Section 4.07 shall apply, Navistar Financial will, immediately upon receiving such Instrument, deliver it or cause it to be delivered to the Trustee, a co-trustee or any of their respective agents;

(iii) as to all marketable securities that are “instruments” (as defined in Article 9 of the UCC) (including, without limitation, any such instrument received by Navistar Financial as a result of Navistar Financial’s realization upon the collateral security for any Collateral), Navistar Financial will comply with the provisions of Section 4.02;

(iv) as to all Subsidiary Shares and Subsidiary Notes, Navistar Financial will comply with Section 4.03;

(v) as to Insurance Policies, Navistar Financial will comply with the provisions of Section 4.06; and

(vi) as to all UCC Deposit Accounts, all funds deposited therein and any interest earned thereon, by the later of the date hereof and the date each such UCC Deposit Account is established, Navistar Financial will notify the organization with which such UCC Deposit Account is maintained of the Trustee’s Security Interest therein and obtain from such organization and furnish to the Trustee a written acknowledgment of and consent to such notice and written confirmation that such organization (x) has not received notice of any other Lien or claim on such UCC Deposit Account, (y) does not itself have any Lien or other claim on such UCC Deposit Account other than any Permitted Lien and (z) to the extent obtainable by Navistar Financial using commercially reasonable efforts, irrevocably waives its right of set-off with respect to such UCC Deposit Account except its right to set-off against such UCC Deposit Account the face amount of any check deposited in and credited to such UCC Deposit Account which is subsequently returned for any reason, and will take such other action as may be necessary or appropriate from time to time under the Relevant UCC to perfect the Trustee’s Security Interest in any UCC Deposit Account.

(b) Navistar Financial will and will cause each Navistar Financial Subsidiary to, from time to time, at its expense, execute, deliver, file and record any other statement, assignment, instrument, document, agreement or other paper and take any other action that from time to time may be necessary, or that the Trustee may reasonably request, in order to create,

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preserve, perfect, confirm or validate the Trustee’s Security Interest or any security interest granted as collateral security for any Collateral, or to enable the Trustee to obtain the full benefits of this Agreement or any security agreement securing any Collateral, or to exercise and enforce any of its rights, powers and remedies hereunder or thereunder with respect to any of the Collateral. If Navistar Financial or the servicer of any mortgage or deed of trust securing any Collateral acquires title to any real property on foreclosure of any such mortgage or deed of trust then pledged hereunder (or pursuant to any deed in lieu of foreclosure) or repossesses any other real property collateral securing any Collateral, Navistar Financial will promptly notify the Trustee thereof and, at the reasonable request of the Required Secured Parties and at its own expense, execute and record, or cause such servicer to execute and record, a mortgage or deed of trust with respect to any such real property in favor of the Trustee for the benefit of the Secured Parties and take all further action as may be necessary, or that the Trustee may reasonably request, so that the Trustee shall have a valid and perfected Lien on such real property prior to all Liens other than Permitted Liens.

(c) Navistar Financial will not, and will not permit any Navistar Financial Subsidiary to, change its name, identity or corporate structure in any manner which would be reasonably likely to make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-507 of the UCC (or any other then applicable provision of the UCC) unless Navistar Financial shall have given the Trustee at least 15 days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Trustee to amend such financing statement or continuation statement so that it is not seriously misleading.

(d) To the fullest extent permitted by law, Navistar Financial authorizes the Trustee to file or record financing and continuation statements and amendments thereto with respect to the Collateral without the signature of Navistar Financial thereon. Navistar Financial authorizes the Trustee to use the Collateral description “all personal property” in any such financing statements.

(e) If any Collateral is at any time in the possession or control of any warehouseman or bailee or any of Navistar Financial’s agents or processors (including, without limitation, any Dealer or any Used Truck Center), Navistar Financial shall, at its expense, notify such warehouseman, bailee, agent or processor of Navistar Financial’s ownership interest in such Collateral and the Trustee’s Security Interest therein and to hold all such Collateral for the Trustee’s account; provided that, in the case of any such Person that is a Dealer, such notification may be made by inserting in Navistar Financial’s next regularly scheduled general mailing to Dealers a statement to the effect that (i) Navistar Financial has entered into this Agreement and (ii) any property of Navistar Financial (including, without limitation, any repossessed trucks) that may be held from time to time by such Dealer is owned by Navistar Financial in accordance with the terms of certain agreements between Navistar Financial and International and is subject to the Trustee’s Security Interest therein. If any collateral security for any Collateral is at any time in the possession or control of any warehouseman or bailee or any of Navistar Financial’s or any Navistar Financial Subsidiary’s agents or processors, Navistar Financial shall, at its expense, notify such warehouseman, bailee, agent or processor of the security interest to hold all such collateral security for the account of Navistar Financial. The foregoing shall apply to single items of Collateral described herein with a fair market value greater than $100,000; provided that

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if the aggregate amount of Collateral with a fair market value not exceeding $100,000 exceeds $10,000,000 (the “Maximum Level”), the foregoing shall apply to all Collateral acquired after such Maximum Level has been exceeded.

(f) If any Collateral constituting “goods” (as defined in the UCC) is regularly held for sale by any third party (including, without limitation, any Used Truck Center), Navistar Financial shall, at its expense, promptly following the later of the date hereof and the date on which such third party begins regularly to receive any such goods, (i) file in the applicable filing offices appropriately completed UCC financing statements, and (ii) execute, deliver, file and record any other statement, assignment, instrument, document, agreement or other paper and take any other action that from time to time may be necessary, or that the Trustee may reasonably request, to ensure that such goods shall not be subject to the claims of such third party’s creditors. The foregoing provision shall apply to single items of Collateral described herein with a fair market value greater than $100,000; provided that if the aggregate amount of Collateral with a fair market value not exceeding $100,000 exceeds the Maximum Level, the foregoing provision shall apply to all Collateral acquired after such Maximum Level has been exceeded.

(g) Within 60 days after the date hereof, Navistar Financial shall furnish to the Trustee file search reports from each UCC filing office set forth in Schedule 6 to the Perfection Certificate confirming the filing information set forth in such Schedule; provided that if Navistar Financial’s reasonable efforts to provide such a search report within such 60-day period from any such filing office are unsuccessful, Navistar Financial shall furnish to the Trustee such a file search report from such filing office as promptly as is reasonably practicable.

(h) If a Notice of Acceleration is in effect, Navistar Financial shall, subject to Section 2.06, immediately upon its receipt thereof, deliver or cause to be delivered to the Trustee for deposit in the Collateral Account all Proceeds of Equipment, General Intangibles or Inventory that is sold or otherwise disposed of pursuant to Section 2.05.

(i) Navistar Financial will not, without the prior consent of the Releasing Secured Parties, sell, lease, exchange, assign or otherwise dispose of or grant any option with respect to any Collateral, except as permitted by the Credit Agreement, Section 2.02, Section 2.05, Section 4.02 or Section 4.07(d).

SECTION 4.02. Marketable Securities. (a) On or before the date hereof, Navistar Financial shall, subject to Section 2.06(d), transfer or cause to be transferred to one or more of the Securities Accounts referred to below (i) all marketable securities (other than (x) repurchase agreements and (y) marketable securities as to which ownership or the existence of a security interest is evidenced by entries on the books of a “securities intermediary” (as defined in the UCC), custodian or other entity) owned by Navistar Financial on the date hereof, and (ii) all securities subject to, and all confirmations relating to, repurchase agreements constituting marketable securities owned by Navistar Financial on the date hereof. The marketable securities so transferred (other than repurchase agreements and confirmations) shall be in suitable form for transfer by delivery or shall be accompanied by duly executed and undated instruments of transfer or assignment in blank, in form and substance reasonably satisfactory to the Trustee.

(b) On and after the date hereof, all investments in marketable securities by Navistar Financial (except investments in marketable securities that are UCC Deposit Accounts

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or are covered by subsection (c) below) shall be made by and in the name of the Trustee at the written direction of Navistar through one or more accounts (each a “Securities Account”) established in the name of the Trustee and maintained with the Trustee or any agent thereof appointed for the purpose as provided in subsections (c) and (d) below. Unless a Notice of Acceleration is in effect, the purchase, sale or presentation for payment of any such marketable securities and the receipt by Navistar Financial of the proceeds of the sale or collection thereof and any interest paid thereon shall all occur as provided below in this subsection. To initiate the purchase of such marketable securities, Navistar Financial will in writing (i) inform the Trustee as to the particulars of such purchase and (ii) cause to be transferred to a bank account designated by, and in the name of, the Trustee (either as Trustee or in its individual capacity) funds, and/or instruct the Trustee to apply funds received by the Trustee in respect of other marketable securities, in an amount equal to the sum of (x) the purchase price plus (y) any brokers’ fees and other out-of-pocket expenses reasonably expected to be incurred in connection with such purchase, whereupon the Trustee will make arrangements (either directly or through one or more agents) for the purchase of such marketable securities, including the payment of the purchase price thereof. All marketable securities (other than repurchase agreements) purchased by the Trustee as aforesaid (and all securities subject to, together with all confirmations relating to, repurchase agreements) will be delivered to and, subject to the following sentence, held in the Securities Accounts. To initiate a sale or presentation for payment of such marketable securities, Navistar Financial will inform the Trustee in writing as to the particulars of such sale or presentation, whereupon the Trustee will make arrangements (either directly or through the appropriate agents) for the sale or presentation of such marketable securities, and the transfer of funds received by the Trustee or such agents on the sale or collection of such marketable securities to such bank account of Navistar Financial (other than a Proceeds Deposit Account that is not a UCC Deposit Account) as shall have been designated by Navistar Financial for the purpose, or for the application of such funds to another investment in marketable securities, as Navistar Financial shall elect; provided that the Trustee shall revoke any such arrangements previously made for the transfer of such funds to a bank account of Navistar Financial promptly after receiving a Notice of Acceleration. Any interest received by the Trustee or any agent thereof in respect of marketable securities held in a Securities Account will be similarly transferred or applied.

(c) Notwithstanding anything contained in this Agreement to the contrary, on and after the date hereof Navistar Financial may make investments through a Securities Account in marketable securities as to which ownership or the existence of a security interest is evidenced by entries on the books of a “securities intermediary” (as defined in the UCC), custodian or other entity; provided that,

(i)(A) such investment is made through a Securities Account maintained by the Trustee with a Permitted Financial Intermediary,

(B) concurrently with the making of such investment, such Permitted Financial Intermediary sends to the Trustee confirmation, substantially in the form of Exhibit B hereto, of the purchase of such marketable securities, and also by book entry to the relevant Securities Account identifies such marketable securities as subject to the Trustee’s Security Interest,

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(C) such Permitted Financial Intermediary shall have previously received a copy of this Agreement signed by Navistar Financial, and

(D) Navistar Financial promptly takes any other action that may be necessary under the UCC, or that the Trustee may reasonably request, to perfect the Trustee’s Security Interest in such marketable securities;

or

(ii)(A) before Navistar Financial makes such investment, the Trustee (1) has received an Opinion of Counsel setting forth the procedures to be followed so that, after making such investment, the Trustee will have a valid security interest in the relevant marketable securities which is perfected to the same extent as if physical delivery were made to the Trustee of marketable securities in bearer definitive form or in other suitable form for such delivery, and (2) has not received notice of any change in the law upon which such Opinion of Counsel is based, and

(B) the procedures set forth in such Opinion of Counsel are followed.

Navistar Financial shall promptly notify the Trustee as to any change in the law upon which any Opinion of Counsel referred to in clause (ii)(A) above is based and shall not make any investment in marketable securities of the type covered in such Opinion of Counsel (other than any such investment made in compliance with clause (i) above) until it furnishes the Trustee with a new Opinion of Counsel to the effect set forth in clause (ii)(A)(1) above.

To initiate the purchase of any marketable securities in accordance with clause (i) above, Navistar Financial will (x) inform the Trustee in writing as to the particulars of such purchase and (y) cause to be transferred to a bank account designated by, and in the name of, the Trustee (either as Trustee or in its individual capacity) funds, and/or instruct the Trustee to apply funds received by the Trustee in respect of other marketable securities, in an amount equal to the sum of (x) the purchase price plus (y) any brokers’ fees and other out-of-pocket expenses reasonably expected to be incurred in connection with such purchase, whereupon the Trustee will make arrangements through a Permitted Financial Intermediary for the purchase of such marketable securities, including the payment of the purchase price thereof.

Unless a Notice of Acceleration is in effect, the Trustee shall, upon the written instructions and for the account of Navistar Financial, sell or otherwise dispose of marketable securities in which Navistar Financial has invested pursuant to this subsection (c). To initiate a sale or other disposition of such marketable securities, Navistar Financial will inform the Trustee in writing as to the particulars of such sale or presentation, whereupon the Trustee will make arrangements through, and in accordance with the usual procedures of, the relevant Permitted Financial Intermediary for the sale or disposition of such marketable securities, and the transfer of funds received by the Trustee on the sale or collection of such marketable securities to such bank account of Navistar Financial (other than a Proceeds Deposit Account that is not a UCC Deposit Account) as shall have been designated by Navistar Financial for the purpose, or for the application of such funds to another investment in marketable securities, as Navistar Financial shall elect; provided that the Trustee shall revoke any such arrangements previously made for the transfer of such funds to a bank account of Navistar Financial promptly after receiving a Notice

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of Acceleration. Any interest received by the Trustee or any agent thereof in respect of marketable securities held in accordance with this subsection (c) will be similarly transferred or applied.

(d) The Trustee shall from time to time appoint, as its agent or agents, one or more Persons (which in no case shall be Navistar Financial or an Affiliate, employee or agent of Navistar Financial) designated by Navistar Financial and reasonably acceptable to the Trustee, located in New York, with whom a Securities Account shall be established and maintained. Prior to establishing such a Securities Account, the Person so appointed shall deliver to the Trustee a writing acknowledging that (i) in opening such Securities Account and holding securities therein, such Person is acting as agent of the Trustee, and will conduct transactions in securities in such account in the name and upon the instruction of the Trustee (with any confirmations of such transactions sent by such Person to reflect that fact), and (ii) such Person shall in no event (except upon the termination of this Agreement as provided in Section 9.10) deliver any securities held in such Securities Account to Navistar Financial or any Affiliate, employee or agent of Navistar Financial. The provisions of clause (ii) of the preceding sentence shall also apply to any Securities Account maintained with the Trustee.

(e) Upon receipt of a Notice of Acceleration and thereafter so long as such Notice of Acceleration is in effect, the Trustee shall transfer or cause to be transferred for deposit in the Collateral Account any funds in the Securities Accounts.

(f) Upon the sale or disposition of any marketable securities pursuant to this Section, the Trustee’s Security Interest therein (but not in the Proceeds arising from such sale or disposition) shall, without any further action on the part of the Trustee, be automatically released.

SECTION 4.03. Subsidiary Shares and Subsidiary Notes. (a) On or before the date hereof, Navistar Financial shall deliver or cause to be delivered to the Trustee, a co-trustee or any of their respective agents, all Subsidiary Notes and certificates representing Subsidiary Shares endorsed or accompanied by duly executed and undated instruments of transfer and assignment in blank so as to be in suitable form for transfer by endorsement and delivery by the Trustee, all in form and substance reasonably satisfactory to the Trustee.

(b) If a Notice of Acceleration is in effect, the Trustee may, in its sole discretion, cause any or all of the Subsidiary Shares to be transferred of record into the name of the Trustee or its nominee. If a Notice of Acceleration is in effect, Navistar Financial will promptly give or cause to be given to the Trustee copies of any notices or other communications received by it with respect to Subsidiary Shares registered in the name of Navistar Financial or any Navistar Financial Subsidiary and required to be delivered to the Trustee hereunder and the Trustee will promptly give to Navistar Financial copies of any notices and communications received by the Trustee with respect to Subsidiary Shares registered in the name of the Trustee or its nominee.

(c) If any Navistar Financial Subsidiary at any time issues any shares of capital stock of any class (including, without limitation, substitute shares of capital stock) to Navistar Financial or owes any Intercompany Debt which is evidenced by a promissory note or “instrument” (as defined in Article 9 of the UCC), including any substitute note or instrument,

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which has not previously been delivered hereunder, Navistar Financial will immediately pledge and deposit with the Trustee, a co-trustee or any of their respective agents certificates representing all such shares and such notes or instruments evidencing such Intercompany Debt as additional security for the Secured Obligations; provided that in no event shall more than 65% of the total outstanding capital stock of any Excluded Foreign Subsidiary be required to be so pledged and deposited. All such shares, notes or instruments shall be endorsed or accompanied by duly executed and undated instruments of transfer and assignment in blank so as to be in suitable form for transfer by endorsement and delivery by the Trustee, all in form and substance reasonably satisfactory to the Trustee. All such shares, notes and instruments constitute Pledged Securities and are subject to all relevant provisions of this Agreement.

(d) If any Navistar Financial Subsidiary at any time holds any certificate or “instrument” (as defined in Article 9 of the UCC) representing such Navistar Financial Subsidiary’s right to receive any payment from the purchasers of any Receivables sold by such Navistar Financial Subsidiary or from any trust to which any Receivables shall have been transferred (including, without limitation, any substitute certificate or instrument) which has not been previously delivered hereunder, Navistar Financial will immediately cause such Navistar Financial Subsidiary to pledge and deposit such certificate or instrument with Navistar Financial, and Navistar Financial will immediately deliver such certificate or instrument to the Trustee hereunder as additional security (to the extent of Navistar Financial’s interest therein) for the Secured Obligations.

(e) If a Notice of Acceleration is in effect, Navistar Financial shall promptly upon the request of the Required Secured Parties, (i) deliver to the Trustee hereunder as additional security (to the extent of Navistar Financial’s interest therein) for the Secured Obligations any “instruments” (as defined in Article 9 of the UCC) or “letters of credit” (as defined in the UCC) which are pledged to and held by or on behalf of Navistar Financial and (ii) make appropriate arrangements for any marketable securities as to which ownership or the existence of a security interest is evidenced by book entries which are pledged to Navistar Financial to be held by a Permitted Financial Intermediary in the name and for the account of the Trustee as additional security (to the extent of Navistar Financial’s interest therein) for the Secured Obligations. All such instruments and letters of credit shall be endorsed or accompanied by duly executed and undated instruments of transfer and assignment in blank so as to be in suitable form for transfer by endorsement and delivery by the Trustee, all in form and substance reasonably satisfactory to the Trustee.

(f) The Trustee shall have the right to receive and, while any Notice of Acceleration is in effect, to retain as Collateral hereunder in the Collateral Account all dividends and other payments and distributions made upon or with respect to (A) the Subsidiary Shares and (B) any Instruments delivered hereunder pursuant to Section 4.01(a)(ii). Navistar Financial shall take all such action as the Trustee may deem necessary or appropriate to give effect to such right. All such dividends and other payments and distributions which are received by Navistar Financial shall be received in trust for the benefit of the Trustee and the other Secured Parties and, if the Trustee so directs so long as a Notice of Acceleration is in effect, shall be segregated from other funds of Navistar Financial and shall forthwith upon demand by the Trustee so long as a Notice of Acceleration is in effect be paid over to the Trustee as Collateral for deposit in the Collateral Account in the same form as received (with any necessary endorsement). After a Notice of Acceleration has been cancelled, the Trustee’s right to retain dividends, interest and

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other payments and distributions under this Section 4.03(g) shall cease and the Trustee shall pay over to Navistar Financial any such Collateral retained by it while such Notice of Acceleration was in effect.

(g)(i) Unless a Notice of Acceleration shall be in effect, Navistar Financial shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Subsidiary Shares and the Trustee shall, upon receiving a written request from Navistar Financial, deliver to Navistar Financial or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Subsidiary Shares which are registered in the name of the Trustee or its nominee as shall be specified in such request and be in form and substance satisfactory to the Trustee.

(ii) If a Notice of Acceleration has been received by the Trustee and so long as such Notice of Acceleration is in effect, the Trustee shall have the right (to the extent permitted by law), and Navistar Financial shall take all such action as may be necessary, or as the Trustee may reasonably request, to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Subsidiary Shares with the same force and effect as if the Trustee were the absolute and sole owner thereof.

SECTION 4.04. Liens on the Collateral. Navistar Financial shall not create or suffer to exist any Lien on any Collateral other than (except with respect to Subsidiary Shares) Permitted Liens. Without limiting the generality of the foregoing, if any Lien on all or any part of the Collateral shall be filed pursuant to Section 4068 or 302(f) of ERISA or Section 6323 of the Internal Revenue Code, Navistar Financial shall cause such Lien to be released within 30 days after such filing.

SECTION 4.05. Place of Business and Collateral. Navistar Financial will not change the location of any of (i) its places of business, (ii) its chief executive office, (iii) its jurisdiction of incorporation or (iv) the offices or other locations where it keeps or holds any Collateral or any records relating thereto from the location listed in the Perfection Certificate (except to the extent temporary location elsewhere is needed in connection with litigation, repossession or other collection activities) unless Navistar Financial, promptly, and in any event within 30 days after making such change, notifies the Trustee of such change, makes all UCC filings required by Section 4.01(a) and takes all other action necessary, or that the Trustee may reasonably request, to preserve, perfect, confirm and protect (to the extent contemplated hereby) the Trustee’s Security Interest. Navistar Financial will not in any event change the location of any Collateral, if such change would cause the Trustee’s Security Interest in such Collateral to lapse or cease to be perfected. Navistar Financial will at all times maintain its chief executive office within one of the 48 contiguous states in which Article 9 of the Uniform Commercial Code (Secured Transactions) is in effect. Navistar Financial will permit the Trustee, or any agent designated by it, at any time and from time to time at the Trustee’s reasonable request during normal business hours with reasonable prior notice, to inspect, audit, check and make abstracts from Navistar Financial’s Books and Records.

SECTION 4.06. Insurance. Navistar Financial will cause any group, property or casualty insurance policy maintained by it on the Collateral to name the Trustee, for the benefit of the Secured Parties, as an additional named insured, loss payee, beneficiary or otherwise, as appropriate, to the extent its interest may appear.

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SECTION 4.07. Collection Procedures. (a) On or before the date hereof, Navistar Financial will establish a system of operations, accounts and instructions to the Concentration Bank, Collection Banks, Proceeds Account Banks, International, Dealers and Account Debtors, as provided in this Section.

Navistar Financial shall, subject to the provisions of Section 4.13, (i) instruct any Account Debtor obligated to make payments under any Navistar Financial Receivable (other than any Navistar Financial Receivable referred to in clause (ii) below) to make such payments directly to a separate special purpose account of Navistar Financial maintained at a Proceeds Account Bank and containing only Proceeds (a “Proceeds Deposit Account”) and (ii) subject to the provisions of Section 4.13, instruct any Account Debtor obligated to make payments under any Navistar Financial Receivable referred to in clause (d) of the definition of Navistar Financial Receivables to make such payments (except to the extent that any Permitted Receivables Sale Agreement may require otherwise with respect to Receivables sold thereunder) to lock-boxes (the “Lock-boxes”) (in the case of any payments in the form of cash, checks, drafts and other instruments or items for the payment of money) and accounts (the “Collection Accounts”) (in the case of any payments made by wire transfer or similar electronic means) maintained by Navistar Financial with the Collection Banks. Payments on account of Wholesale Receivables shall be paid to Lock-boxes and Collection Accounts which are separate from those to which payments on account of Retail Receivables are made. Navistar Financial shall, and shall request International and each Dealer to, pay forthwith into Lock-boxes and Collection Accounts, as appropriate, in the form received (or, in the case of any such payment received by wire transfer or similar electronic means, by such means), all payments on account of Wholesale Receivables and Retail Receivables received directly by Navistar Financial, International or any such Dealer; provided that any such payments received by International shall be deposited forthwith by International into the applicable retail suspense account of Navistar Financial (each such suspense account and each suspense account referred to in the next succeeding sentence, a “Suspense Account”) maintained by a Collection Bank. Navistar Financial shall instruct each Collection Bank to transfer by wire transfer or similar electronic means, on the same business day as received, all amounts deposited by wire transfer or similar electronic means into the wholesale or retail Collection Account maintained by such Collection Bank pursuant to this Section into a special purpose account of Navistar Financial maintained at the Concentration Bank (the “Proceeds Allocation Account”); provided that, if such Collection Bank receives any such amounts on a day that is not a business day, or too late on a business day to make such a transfer in accordance with such Collection Bank’s normal procedures, then such Collection Bank may make such transfer on the next succeeding business day. Navistar Financial shall instruct each Collection Bank (x) to deposit all cash, checks, drafts and other instruments or items for the payment of money paid into the wholesale or retail Lock-box (if any) maintained by such Collection Bank pursuant to this Section forthwith in the wholesale or retail Suspense Account of Navistar Financial, as appropriate, maintained by such Collection Bank (except that such Collection Bank may deal with items which are postdated, improperly endorsed or otherwise irregular in accordance with such Collection Bank’s usual procedures) and (y) to transfer by wire transfer or similar electronic means all cash, checks, drafts and other instruments or items deposited into any Suspense Account maintained by such Collection Bank to the Proceeds Allocation Account on the same business day as such items clear in accordance with such Collection Bank’s customary clearing schedule; provided that, if any such items so clear too late on a business day to make such a transfer in accordance with such Collection Bank’s normal procedures, then such Collection Bank may make such transfer on the next succeeding business

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day. Navistar Financial shall not deposit or, except as set forth above in this subsection (a), cause to be deposited any amount in any Proceeds Deposit Account.

The Trustee is hereby directed to instruct the Concentration Bank to follow the instructions of Navistar Financial given pursuant to this subsection (a). Navistar Financial shall instruct the Concentration Bank to retain all amounts transferred into the Proceeds Allocation Account in such account until they have been identified by Navistar Financial, either by actual identification or, so long as no Notice of Acceleration is in effect, by reasonable estimation in accordance with Navistar Financial’s usual procedures, as (i) Sold Collections, (ii) Retained Collections or (iii) other amounts. Upon such identification, (w) Navistar Financial shall provide prompt notice thereof to the Concentration Bank and the Trustee, (x) Retained Collections shall be transferred forthwith to a Proceeds Deposit Account, (y) Sold Collections shall be transferred in accordance with the terms under which the underlying Receivables were sold and (z) other amounts shall be transferred in accordance with Navistar Financial’s usual procedures. Such identification by Navistar Financial shall be effected as soon as reasonably practicable.

Navistar Financial shall not permit any Proceeds to remain in any account described in this subsection (a) (other than any such account that is a UCC Deposit Account) more than 10 days after receipt of such Proceeds by a Collection Bank.

If, notwithstanding the foregoing, the Trustee or any Purchaser shall in good faith challenge Navistar Financial’s identification of any item of payment or shall in good faith challenge any of Navistar Financial’s formulas for allocating items of payment, Deloitte & Touche LLP (or such other accounting firm as shall be acceptable to Navistar Financial, such Purchaser and the Trustee), at Navistar Financial’s expense, shall determine the proper identification of such item of payment or the propriety of such allocation formula. If any such determination shall result in additional amounts being transferable to a Proceeds Deposit Account with respect to any such item of payment, Navistar Financial shall promptly so transfer such additional amounts and, if it has been determined that Navistar Financial’s formula for allocation was in error, the proper allocation formula shall thereafter be applied to allocate items of payment, subject to any subsequent revision as provided herein. No such determination shall prevent Navistar Financial, the Trustee or any Purchaser from litigating a claim to a greater portion of such funds.

Navistar Financial will use all reasonable efforts to cause International and each Account Debtor, Dealer, Proceeds Account Bank and Collection Bank to comply with the foregoing procedures and instructions; provided that the failure of any of them so to comply shall not constitute a breach of this subsection.

(b) The name in which such Lock-boxes, Collection Accounts, Suspense Accounts and Proceeds Allocation Account are carried shall clearly indicate that (i) certain of the items and funds deposited therein are the property of Navistar Financial subject to the Trustee’s Security Interest and (ii) certain other items and funds deposited therein are the property of one or more other Persons. The name in which each Proceeds Deposit Account is carried shall reflect the fact that all items and funds deposited therein are the property of Navistar Financial subject to the Trustee’s Security Interest hereunder. The instructions governing such Lock-boxes and accounts shall not be altered in any material manner which is inconsistent with any Secured Instrument or which could reasonably be expected to adversely affect the Trustee, any Secured

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Party or any other holder of a Secured Obligation without the prior consent of the Required Secured Parties.

(c) Not later than the date hereof, as to (i) any Lock-box, Suspense Account or Collection Account with a Collection Bank established on or before the date hereof and (ii) any Proceeds Deposit Account with a Proceeds Account Bank established on or before the date hereof, and prior to establishing any such lock-boxes and accounts with any bank after the date hereof, Navistar Financial will cause such bank to deliver a writing to the Trustee confirming that the bank in question has received the instructions and established the relevant accounts and procedures referred to in this Section. Navistar Financial may, from time to time after the date hereof, designate a bank to act as a Collection Bank or a Proceeds Account Bank and such bank shall become a Collection Bank or a Proceeds Account Bank for purposes of this Agreement, provided that (i) such bank is located in one of the 48 contiguous states in which Article 9 of the Uniform Commercial Code (Secured Transactions) is in effect, (ii) such bank has delivered a writing to the Trustee confirming the matters set forth in the first sentence of this subsection (c), and (iii) Navistar Financial has delivered to the Trustee an amended Schedule B or C, setting forth the then current list of Collection Banks or Proceeds Account Banks, as the case may be.

(d) Unless a Proceeds Account Bank has received notice from the Trustee that a Notice of Acceleration is in effect, Navistar Financial shall be entitled to instruct such Proceeds Account Bank to transfer amounts held in a Proceeds Deposit Account maintained with such bank to or upon the order of Navistar Financial, whereupon, unless such amounts are deposited in a UCC Deposit Account, the Trustee’s Security Interest in such amounts (but not in any property or rights concurrently or subsequently acquired by Navistar Financial in consideration of Navistar Financial’s payment of any such amounts) shall cease immediately without any further action on the part of the Trustee; provided that Navistar Financial shall not instruct any Proceeds Account Bank to transfer funds from a Proceeds Deposit Account to any other bank account maintained by Navistar Financial which is not a Proceeds Deposit Account except to facilitate the prompt application thereof in Navistar Financial’s business. After receiving notice from the Trustee that a Notice of Acceleration is in effect, each Proceeds Account Bank shall immediately and from time to time thereafter (unless it receives notice from the Trustee stating that such Notice of Acceleration is no longer in effect) transfer all funds held in its Proceeds Deposit Account to the Trustee for deposit in the Collateral Account and shall notify the Trustee by facsimile transmission as to the details of each such transfer.

(e) Unless a Notice of Acceleration is in effect, Navistar Financial will, at its expense and in accordance with its normal commercial practices, for the benefit of the Trustee:

(i) ask for, demand, sue for, collect or cause to be collected from the Account Debtor or Account Debtors on each Navistar Financial Receivable, as and when due, any and all amounts, including interest, owing under or on account of such Navistar Financial Receivable;

(ii) compromise and settle any dispute related to any Navistar Financial Receivable; and

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(iii) take or cause to be taken such action to repossess goods securing any Navistar Financial Receivable, or to enforce any rights or liens arising thereunder and to dispose of such repossessed goods as Navistar Financial may deem proper;

provided that Navistar Financial will not be required to take any action under this subsection which would be contrary to any applicable law or court order.

(f) Not later than the date hereof, the Trustee will cause the Concentration Bank to deliver a writing to the Trustee and Navistar Financial, confirming that the Concentration Bank has received the instructions of the Trustee and Navistar Financial referred to in subsection (a) of this Section. The Concentration Bank may at any time, by giving written notice to the Trustee and Navistar Financial, resign its position as the Trustee’s agent and be discharged of its responsibilities hereunder, such resignation to be effective upon the appointment by the Trustee of a successor Concentration Bank (which Navistar Financial shall have the right to designate) and the acceptance of such appointment by such successor Concentration Bank. If no successor Concentration Bank shall be appointed and shall have accepted such appointment within 30 days after the Concentration Bank gives the aforesaid notice of resignation, the Trustee may appoint a successor Concentration Bank with the consent of Navistar Financial or apply to any court of competent jurisdiction to appoint a successor Concentration Bank. Upon the instruction of Navistar Financial, the Trustee shall, upon ten days’ prior notice, remove the Concentration Bank and appoint as its agent a successor Concentration Bank designated by Navistar Financial, provided that such successor Concentration Bank shall have accepted such appointment and delivered a writing to the Trustee and Navistar Financial confirming the matters set forth in the first sentence of this subsection (f). Any successor Concentration Bank shall be a bank (i) located in one of the 48 contiguous states in which Article 9 of the Uniform Commercial Code (Secured Transactions) is in effect and in a state in which Section 9-306 of the Uniform Commercial Code provides for continuous perfection of a security interest in separate deposit accounts containing only proceeds and (ii) having capital, surplus and undivided profits of at least $250,000,000 if there be such a bank with such capital, surplus and undivided profits willing, qualified and able to act as Concentration Bank upon reasonable or customary terms.

SECTION 4.08. Delivery of Secured Instruments. Within 30 days after the date hereof, Navistar Financial shall deliver to the Trustee true and complete copies of all Secured Instruments as in effect on the date hereof. Navistar Financial will deliver to the Trustee, promptly upon the execution thereof, a true and complete copy of (i) each Secured Instrument entered into after the date hereof and (ii) each amendment, modification or supplement to any Secured Instrument.

SECTION 4.09. Information as to Secured Parties. Navistar Financial shall deliver to the Trustee between November 1 and November 15 in each year, and from time to time upon reasonable request of the Trustee, a list setting forth as of a date not more than 30 days prior to the date of such delivery, (i) for each Secured Instrument (other than any Secured Instrument referred to in clause (iii), (iv) or (v) below), the aggregate unpaid principal or face amount outstanding thereunder, (ii) for each Secured Instrument (other than any Debt Indenture and the Credit Agreement), to the extent known, the names of the holders of Secured Obligations outstanding thereunder and the unpaid principal or face amount thereof owing to each such holder, (iii) the aggregate unpaid principal amount of Indenture Obligations outstanding under

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each Debt Indenture and the name and address of the Indenture Trustee thereunder, (iv) the aggregate unpaid principal amount of loans outstanding under the Credit Agreement and the name and address of the Administrative Agent thereunder, and (v) in the case of Secured Obligations other than Indenture Obligations and the Credit Agreement, the name and address of any duly authorized representative of the Secured Parties holding such Secured Obligations designated in accordance with Section 7.11(b). Navistar Financial shall furnish to the Trustee within 30 days after the date hereof a list setting forth the name and address of each party to whom notices must be sent under each Secured Instrument in effect on the date hereof and Navistar Financial shall furnish promptly to the Trustee any changes or additions to such list of which it receives notice. The Trustee shall provide a copy of such list to any Secured Party requesting it.

SECTION 4.10. Stamp and Other Similar Taxes. Navistar Financial shall indemnify and hold harmless the Trustee and each Secured Party from any present or future claim or liability for any stamp or any other similar tax and any penalties or interest with respect thereto which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, the Trust Estate or any Collateral.

SECTION 4.11. Filing Fees; Excise Taxes. Navistar Financial shall make any and all payments in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery and performance of this Agreement.

SECTION 4.12. Collateral Reports. Navistar Financial shall furnish or cause to be furnished to the Trustee from time to time, as promptly as feasible upon the Trustee’s reasonable request, schedules or other reports generated by Navistar Financial in the ordinary course of business identifying and describing the Collateral (including, without limitation, the locations of Books and Records and other Collateral), all as the Trustee may reasonably request.

SECTION 4.13. Government Receivables. (a) Navistar Financial’s right, title and interest in any Receivables as to which the United States of America or any agency or a department thereof is the obligor (“Government Receivables”) shall constitute “Navistar Financial Receivables” except for purposes of Sections 3.01(d), (e) and (g); provided that nothing in this Agreement shall obligate Navistar Financial to comply with the federal Assignment of Claims Act as set forth in 31 U.S.C.A. § 3727 (1983) and 41 U.S.C.A. § 15 (1987) (the “FACA”) until it is required to do so pursuant to subsection (b) below or to instruct any Account Debtor under any Government Receivable to make any payment into a Lock-box or Collection Account referred to in Section 4.07.

(b) If at any time:

(i) Navistar Financial notifies the Trustee that it desires to comply with the FACA with respect to the assignment to the Trustee of any Government Receivable, or

(ii) the Required Secured Parties notify the Trustee and Navistar Financial that (A) they have determined that Government Receivables constituted at the end of any month more than 5% of the total (net) receivables of Navistar Financial, determined on a basis consistent with the statement of consolidated financial condition of Navistar

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Financial and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche LLP, and (B) they have decided to require Navistar Financial to comply with the FACA with respect to the assignment to the Trustee of Government Receivables to the extent necessary so that Government Receivables as to which Navistar Financial has not so complied will constitute less than 5% of such total (net) receivables, then Navistar Financial will file with the appropriate contracting officer, head of department or agency or disbursing officer appropriate written notices of assignment which comply with the FACA

(x) within 30 days after the Trustee’s receipt of a notice described in clause (i) or (ii) above as to Government Receivables arising before the receipt of such notice, and

(y) promptly after the execution of the relevant contract as to Government Receivables arising after receipt of such notice to the extent required to comply with clause (i) or (ii) above and permitted by the terms of such Government Receivables.

(c) Notwithstanding any other provision of this Agreement, unless a Notice of Acceleration is in effect, any amounts received by the Trustee with respect to any Government Receivables assigned pursuant to the FACA shall be deposited in one or more special demand accounts of the Trustee or any of its agents (each a “Government Account”), the balance of which shall be subject to withdrawal or transfer upon the order of Navistar Financial in accordance with the Trustee’s or such agent’s normal rules and regulations governing commercial demand deposit accounts. If a Notice of Acceleration is delivered and so long as it remains in effect, any amounts in Government Accounts shall be held and applied by the Trustee or such agent in accordance with the provisions of Article VI. The Trustee agrees that such reports as may be requested by Navistar Financial as to the source of funds deposited in the Government Accounts will be rendered at reasonable intervals.

ARTICLE V

ACCELERATION OF SECURED OBLIGATIONS; REMEDIES

SECTION 5.01. Notice of Acceleration. (a) Upon receipt of a Notice of Acceleration, the Trustee shall (i) immediately notify Navistar Financial, any co-trustee, each Purchaser, the Concentration Bank, each Proceeds Account Bank and each insurance company that has issued an insurance policy naming the Trustee as an additional named insured, loss payee, beneficiary or otherwise in accordance with Section 4.06 (provided that Navistar Financial shall have notified, and hereby agrees to notify, the Trustee of the proper address, or facsimile number for such each such notice) of the receipt and contents thereof and (ii) within ten days thereafter, notify each Secured Party thereof. So long as such Notice of Acceleration is in

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effect, the Trustee shall exercise the rights and remedies provided in this Article. The Trustee is not empowered to exercise any remedy hereunder unless a Notice of Acceleration is in effect.

(b) A Notice of Acceleration shall become effective upon receipt thereof by the Trustee. A Notice of Acceleration, once effective, shall remain in effect unless and until it is cancelled as provided in Section 5.01(c).

(c) The party or parties giving a Notice of Acceleration shall be entitled to cancel such notice by delivering a written notice of cancellation to the Trustee (i) before the Trustee takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter, if the Trustee believes that all actions it has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty; provided that no Notice of Acceleration shall be cancelled more than 30 days after it is received by the Trustee. The Trustee shall immediately notify Navistar Financial as to the receipt and contents of any such notice of cancellation and shall promptly notify Navistar Financial, any co-trustee, the Concentration Bank, each Proceeds Account Bank, each insurance company that has received notice of the relevant Notice of Acceleration in accordance with Section 5.01(a), each Purchaser and each other Secured Party as to the cancellation of any Notice of Acceleration.

SECTION 5.02. General Authority of the Trustee over the Collateral. Navistar Financial hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of Navistar Financial or in its own name, from time to time in the Trustee’s discretion, so long as any Notice of Acceleration is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and accomplish the purposes hereof and, without limiting the generality of the foregoing, Navistar Financial hereby gives the Trustee the power and right on behalf of Navistar Financial, without notice to or further assent by Navistar Financial, except as provided in Section 5.03(b), to do the following:

(i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;

(ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments and Chattel Paper taken or received by the Trustee as, or in connection with, the Collateral;

(iii) to commence, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof or the proceeds or avails thereof as fully and effectively as if the Trustee were the absolute owner thereof;

(v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

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(vi) to do, at its option and at the expense and for the account of Navistar Financial, at any time or from time to time, all acts and things which the Trustee deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

SECTION 5.03. Remedies; Rights Upon Acceleration of Secured Obligations. (a) If a Notice of Acceleration is in effect and the related 30-day cancellation period referred to in the proviso to the first sentence of Section 5.01(c) shall have expired:

(i) The Trustee may at any time, without further notice to Navistar Financial, notify Account Debtors that a security interest in their obligations has been granted to the Trustee and that payments thereunder or in respect thereof should be made directly to the Trustee. If requested by the Trustee, Navistar Financial will so notify Account Debtors. The Trustee may in its own name or in the name of others communicate with Account Debtors.

(ii) All payments received by Navistar Financial under or in connection with the Collateral shall be held by Navistar Financial in trust for the Trustee, shall be segregated from other funds of Navistar Financial and shall, forthwith upon receipt by Navistar Financial, be turned over to the Trustee, in the same form as received by Navistar Financial (duly endorsed to the Trustee, if required) for deposit in the Collateral Account.

(iii) Any and all such payments so received by the Trustee (whether from Navistar Financial or otherwise) shall be deposited by the Trustee in the Collateral Account. Any Proceeds, whether consisting of cash, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall be deposited or held in the Collateral Account when received.

(b) If a Notice of Acceleration is in effect, the Trustee may exercise, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, for the purpose of enforcing any and all rights and remedies of the Trustee under this Agreement, may (i) enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to the Trustee seize and remove such Collateral from such premises and (ii) have access to and use Navistar Financial’s Books and Records relating to the Collateral. Without limiting the generality of the foregoing, Navistar Financial agrees that in any such event the Trustee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of any public or private sale) to or upon Navistar Financial or any other Person (all of which demands, advertisements and/or notices are hereby waived by Navistar Financial), may forthwith withdraw all cash and investments in the Collateral Account and apply such cash and investments and other cash, if any, then held by it as Collateral as specified in Section 6.04, withdraw all or any portion of the funds on deposit in any UCC Deposit Account or Government Account and otherwise collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any office of the Trustee or elsewhere in such commercially reasonable manner as it may

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deem best, for cash or on credit or for future delivery and at such price or prices as the Trustee may deem satisfactory. Upon any such sale the Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Navistar Financial which may be waived, and Navistar Financial, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Trustee or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Trustee may fix in the notice of such sale. The Trustee shall not be obligated to make any such sale pursuant to any such notice. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral sold may be retained by the Trustee until the selling price is paid by the purchaser thereof, but the Trustee shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Trustee is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933, as amended, and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Trustee deems necessary or advisable in order to comply with said Act or any other law. Navistar Financial covenants and agrees that it will and will cause each Navistar Financial Subsidiary to execute and deliver such documents and take such other action as the Trustee deems necessary or advisable in order that any such sale may be made in compliance with the law. Navistar Financial further agrees, at the Trustee’s request, to assemble the Collateral, and to make it available to the Trustee at places which the Trustee shall reasonably select, whether at Navistar Financial’s premises or elsewhere. The Trustee shall deposit the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale in the Collateral Account. To the extent permitted by applicable law, Navistar Financial waives all claims, damages and demands against the Trustee or any other Secured Party arising out of the foreclosure, repossession, retention or sale of the Collateral. The Trustee shall give Navistar Financial not less than 10 business days’ notice (which notification shall be deemed given when mailed, postage prepaid, addressed to Navistar Financial at its address determined pursuant to Section 9.01) of the time and place of any public sale or other intended disposition or of the time after which a private sale or other intended disposition may take place and Navistar Financial agrees that such notice is “reasonable notification” within the meaning of Section 9-611 of the UCC; provided that no such notice shall be required in the case of the public or private sale or other intended disposition of any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Trustee may also render any or all of the Collateral unusable at Navistar

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Financial’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Notwithstanding any provision hereof to the contrary, the rights and remedies of the Trustee with respect to any Collateral subject to a Senior Lien or an Existing Senior Lien shall be subject to the terms of any subordination agreement with respect thereto executed and delivered in accordance with Section 2.06. The Trustee shall be entitled to consult with financial advisors, accountants and counsel in connection with the sale of any Collateral and the Trustee shall not be liable for any actions it takes in reliance upon the advice of those financial advisors, accountants and counsel selected by it without gross negligence or willful misconduct.

SECTION 5.04. Right to Initiate Judicial Proceedings. If a Notice of Acceleration is in effect, the Trustee (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and (ii) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

SECTION 5.05. Right to Appoint a Receiver. If a Notice of Acceleration is in effect, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee or of the other Secured Parties under this Agreement, the Trustee shall, to the extent permitted by law, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Trustee) of the Trust Estate, or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Trust Estate be segregated, sequestered and impounded for the benefit of the Trustee and the Secured Parties, and Navistar Financial irrevocably consents to the appointment of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Trustee shall be entitled to retain possession and control of all cash held by or deposited with it pursuant to this Agreement.

SECTION 5.06. Instructions of Required Secured Parties. (a) The Required Secured Parties shall have the right, by one or more instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, or for the appointment of a receiver, or for the taking of any action authorized by this Article; provided that (i) such direction shall not conflict with the provisions of law or of this Agreement and (ii) the Trustee shall be indemnified as provided in Section 7.04(d). Nothing in this Section shall impair the right of the Trustee in its discretion to take any action which it deems proper and which is not inconsistent with such direction by the Required Secured Parties. In the absence of such direction, the Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein.

(b) If, within 45 days after the Trustee receives a Notice of Acceleration which has not been cancelled, the Trustee shall not have received written directions from the Required Secured Parties pursuant to subsection (a) above for the exercise of rights or remedies by the Trustee, the Trustee shall, until it receives written directions from the Required Secured Parties, follow written directions from Secured Parties holding more than 50% of the Secured Obligations then outstanding under the Secured Instruments in respect of which Notices of

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Acceleration have been given; provided that (i) such direction shall not conflict with the provisions of applicable law or of this Agreement, (ii) the Trustee shall be indemnified as provided in Section 7.04(d) and (iii) if any Secured Instrument is a Debt Indenture the relevant Indenture Trustee shall be deemed to be the holder of all Secured Obligations outstanding thereunder.

SECTION 5.07. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Trustee herein is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute.

(b) No delay or omission by the Trustee to exercise any right, remedy or power hereunder shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given under this Agreement to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

(c) If the Trustee shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then Navistar Financial, the Trustee and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

(d) All rights of action and of asserting claims upon or under this Agreement may be enforced by the Trustee without the possession of any Secured Instrument or Indenture Obligation or the production thereof in any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee and any recovery of judgment shall be held as part of the Trust Estate.

SECTION 5.08. Waiver and Estoppel. (a) Navistar Financial agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee in this Agreement but will suffer and permit the execution of every such power as though no such law were in force; provided that this subsection (a) shall not be construed as a waiver of any rights of Navistar Financial under any applicable federal bankruptcy law.

(b) Navistar Financial, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this

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Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c) Navistar Financial waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Agreement and any action taken by the Trustee with respect to the Collateral.

SECTION 5.09. Limitation by Law. All rights, remedies and powers provided by this Article and by Article VI may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

ARTICLE VI

COLLATERAL ACCOUNT; DISTRIBUTIONS

SECTION 6.01. The Collateral Account. On the date hereof there shall be established and, at all times thereafter until the trusts created by this Agreement shall have terminated in accordance with the terms hereof, there shall be maintained with the Trustee at the office of the Trustee’s corporate trust division an account which shall be entitled the “Navistar Financial Collateral Account” (the “Collateral Account”). All moneys which are required by this Agreement to be delivered to the Trustee while a Notice of Acceleration is in effect or which are received by the Trustee or any agent to the Trustee in respect of the Collateral, whether in connection with the exercise of the remedies provided in this Agreement or otherwise, while a Notice of Acceleration is in effect shall be deposited in the Collateral Account and held by the Trustee as part of the Trust Estate and applied in accordance with the terms of this Agreement. Upon the cancellation of any Notice of Acceleration pursuant to Section 5.01(c), the Trustee shall cause all funds on deposit in the Collateral Account to be applied as follows:

(i) all amounts transferred to the Collateral Account from a Proceeds Deposit Account pursuant to Section 4.07(d) shall be returned to such Proceeds Deposit Account or, at the request of Navistar Financial, to any other Proceeds Deposit Account, and

(ii) all other amounts remaining in the Collateral Account (including any amounts transferred to the Collateral Account from a Securities Account pursuant to Section 4.02(e), all dividends and other payments and distributions made upon or with respect to the Subsidiary Shares transferred into the Collateral Account pursuant to Section 4.03(e) and any insurance proceeds transferred into the Collateral Account) shall be paid over by the Trustee to Navistar Financial or as it may direct.

SECTION 6.02. Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Trustee, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Trustee.

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SECTION 6.03. Investment of Funds Deposited in Collateral Account. The Trustee shall invest and reinvest moneys on deposit in the Collateral Account at any time at the written direction of Navistar Financial in:

(i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twenty-four months from the date of acquisition;

(ii) certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any commercial bank incorporated under the laws of the United States of America, any state thereof or the District of Columbia having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(iii) repurchase obligations or securities lending arrangements for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above;

(iv) commercial paper having a rating of at least “A-2” from S&P or “P-2” from Moody’s and in each case maturing within 270 days after the date of acquisition or asset-backed securities having a rating of at least “A” from S&P or “A2” from Moody’s and in each case maturing within thirty-six months after the date of acquisition;

(v) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank has, at the time of the investment therein, (1) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100,000,000 and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the investment therein, are rated at least “A” from S&P or “A2” from Moody’s;

(vi) obligations (including, but not limited to demand or time deposits, bankers’ acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof and (B) such depository institution or trust company has at the time of the investment therein or contractual commitment providing for such investment, (x) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100,000,000 and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the investment therein or contractual commitment

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providing for such investment, are rated at least “A” from S&P or “A2” from Moody’s; and

(vii) money market funds at least 95% of the assets of which constitute permitted investments of the kinds described in clauses (i) through (v) above;

provided that the aggregate amount invested in obligations of the types described in clauses (ii), (iii) and (vii) above of any one issuer shall not exceed $10,000,000 at any time. Notwithstanding the foregoing, investments which would otherwise constitute permitted investments of the kinds described in clauses (i), (ii), (iii) and (iv) that are permitted to have maturities in excess of twelve months shall only be deemed to be permitted investments under this section if and only if the total weighted average maturity of all permitted investments of the kinds described in clauses (i), (ii), (iii) and (iv) does not exceed twelve months on an aggregate basis. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Trust Estate. The Trustee shall not have any liability for any loss sustained as a result of any investment made as provided above, any liquidation of any such investment prior to its maturity, or the failure of an authorized person of Navistar Financial to provide any written instruction to invest or reinvest moneys on deposit in the Collateral Account or any earnings thereon.

SECTION 6.04. Application of Moneys. (a) The Trustee shall have the right at any time to apply moneys of Navistar Financial held by it in the Collateral Account to the payment of due and unpaid Trustee’s Fees. Subject to Section 6.05, all remaining moneys held by the Trustee in the Collateral Account while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Trustee may liquidate investments prior to maturity in order to make a distribution pursuant to this Section), be distributed by the Trustee on dates fixed by the Trustee (the first of which shall be within 90 days after the Trustee receives a Notice of Acceleration and the remainder of which shall be monthly thereafter on the day of the month corresponding to the first Distribution Date (or, if there is no such corresponding day, the last day of such month) for such distribution (individually a “Distribution Date” and collectively “Distribution Dates”) in the following order of priority:

First: to any Secured Party which has theretofore advanced or paid any unpaid Trustee’s Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date;

Second: to any Secured Party which has theretofore advanced or paid any unpaid Trustee’s Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date;

Third: to the Secured Parties entitled thereto, an amount equal to their respective Catch-up Amounts (as defined in subsection (c) below), if any, and, if such moneys shall be insufficient to pay such Catch-up Amounts in full, then to such Secured Parties ratably in proportion to their respective Catch-up Amounts;

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Fourth: to the Secured Parties entitled thereto in an amount equal to the unpaid principal of, premium, if any, and interest on the Secured Obligations (other than Financial Services Obligations) then outstanding whether or not then due and payable, and all unpaid amounts then due and payable by Navistar Financial in respect of the Financial Services Obligations, and all unpaid fees and expenses of any Indenture Trustee under any Debt Indenture, and, if such moneys shall be insufficient to pay such principal, premium, interest and other amounts in full, then ratably (without priority of any one over any other, except in accordance with applicable subordination provisions) to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

Fifth: to the Secured Parties, amounts equal to all other sums then due and payable in respect of the Secured Obligations, including, without limitation, the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments as of such Distribution Date and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

Sixth: any surplus then remaining shall be paid to Navistar Financial or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b) The term “unpaid” as used in clause Fourth of subsection (a) above and in subsection (c) below, with respect to any Secured Obligations, refers:

(i) in the absence of a bankruptcy proceeding with respect to Navistar Financial, to all amounts of such Secured Obligations outstanding as of a Distribution Date, and

(ii) during the pendency of a bankruptcy proceeding with respect to Navistar Financial, to all amounts which have not been disallowed by the bankruptcy court in respect of such Secured Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to Section 6.05) have not been made in respect thereof.

(c) Catch-up Amounts shall be calculated on any Distribution Date before giving effect to any distribution on such Distribution Date pursuant to clauses Fourth, Fifth and Sixth of subsection (a) above. The term “Catch-up Amount” means, with respect to any Secured Instrument, the amount, if any, required to be distributed to the Secured Party or Parties in respect of Secured Obligations thereunder, so that, immediately after such distribution, the ratio of (i) all amounts theretofore distributed hereunder to such Secured Party or Parties in respect of such Secured Instrument to (ii) the unpaid amount then due and payable to such Secured Party or Parties thereunder plus the amount of all distributions theretofore made hereunder in respect thereof, is equal to the highest ratio of (x) all amounts theretofore distributed hereunder in respect of any other Secured Instrument to (y) the unpaid amount then due and payable to the Secured Party or Parties with respect thereto plus the amount of all distributions theretofore made hereunder in respect thereof.

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(d) Nothing in this Agreement shall affect the subordinated status of any subordinated Secured Obligation or affect the rights or obligations of any Secured Party under any applicable subordination provisions, and payments made to or by a Secured Party by reason of any subordination provisions shall be disregarded for purposes of computing the amounts of distributions made pursuant to this Section.

SECTION 6.05. Application of Moneys Distributable to Indenture Trustees. If at any time any moneys collected or received by the Trustee pursuant to this Agreement are distributable pursuant to Section 6.04 to an Indenture Trustee and if such Indenture Trustee shall notify the Trustee, which shall then notify Navistar Financial, that no provision is made under the relevant Debt Indenture for the application by such Indenture Trustee of moneys (whether because the Secured Obligations issued under such Debt Indenture have not become due and payable or otherwise) and that such Debt Indenture does not effectively provide for the receipt and the holding by such Indenture Trustee of such moneys pending the application thereof, then the Trustee shall invest such amounts at the written direction of Navistar Financial in obligations of the kinds referred to in clauses (i) and (ii) of Section 6.03 maturing within 90 days after they are acquired by the Trustee and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Indenture Trustee (in its capacity as trustee) and for no other purpose until such time as such Indenture Trustee shall request the delivery thereof by the Trustee for application pursuant to such Debt Indenture.

SECTION 6.06. Trustee’s Calculations. In making the determinations and allocations required by Sections 6.04 and 6.05, the Trustee may rely upon information supplied by each Secured Party as to the amounts payable with respect to Secured Obligations held by such Secured Party or as to the amounts of unpaid principal outstanding under the Debt Indentures, premium, if any, with respect thereto, and interest accrued thereon, as the case may be, and the Trustee shall have no liability to any of the other Secured Parties for actions taken in reliance on such information. All distributions made by the Trustee pursuant to such Sections shall be (subject to any decree of any court of competent jurisdiction) final and the Trustee shall have no duty to inquire as to the application by the Secured Parties of any amounts distributed to them.

SECTION 6.07. Pro Rata Sharing. If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Trustee’s Security Interest is avoided with respect to some, but not all, of the Secured Obligations then outstanding, the Trustee shall nonetheless apply the proceeds of the Collateral net of any unpaid Trustee’s Fees collected by it for the benefit of the holders of all Secured Obligations (except any holder as to which such security interest would have been enforced but for the gross negligence or willful misconduct of such holder or any predecessor in interest of such holder) in the proportions and subject to the priorities specified above; provided that, if the Trustee’s Security Interest is avoided with respect to any Additional Secured Obligation, no proceeds of the Collateral collected with respect to other Secured Obligations shall be distributed under this Section with respect to such Additional Secured Obligation. To the extent that the Trustee distributes proceeds collected with respect to Secured Obligations held by one holder to or on behalf of Secured Obligations held by a second holder, the first holder shall be deemed to have purchased a participation in the Secured Obligations held by the second holder, or shall be subrogated to the rights of the second holder to receive any subsequent payments and distributions made with respect to the portion thereof paid or to be paid by the application of such proceeds.

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ARTICLE VII

THE TRUSTEE

SECTION 7.01. Acceptance of Trust. The Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof.

SECTION 7.02. Exculpatory Provisions. (a) The Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by Navistar Financial. The Trustee makes no representations as to the value or condition of the Collateral or the Trust Estate or any part thereof, or as to the title of Navistar Financial thereto or as to the security afforded by this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement or of the Secured Obligations, and the Trustee shall incur no liability or responsibility in respect of any such matters. The Trustee shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that if the Trustee takes possession of any Collateral, the Trustee shall preserve the Collateral in its possession.

(b) The Trustee shall not be required to ascertain or inquire as to the performance by Navistar Financial of any of the covenants or agreements contained herein or in any Secured Instrument or Indenture Obligation. Whenever it is necessary, or in the reasonable opinion of the Trustee advisable, for the Trustee to ascertain the amount of Secured Obligations then held by a Secured Party, the Trustee may rely on a certificate of such Secured Party as to such amount and, if any such Secured Party shall not give such information to the Trustee, it shall not be entitled to receive distributions hereunder until it does so, in which case distributions shall be calculated by the Trustee based, with respect to such Secured Party, on the list then most recently delivered by Navistar Financial pursuant to Section 4.09 and the amount so calculated to be distributable to such Secured Party shall be held in trust for such Secured Party until such Secured Party has given such information to the Trustee, whereupon the amount distributable to such Secured Party shall be recalculated on the basis of such information and distributed to it.

(c) Notwithstanding any other provision of this Agreement, the Trustee, in its individual capacity, shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement except for its own gross negligence or willful misconduct. Other than as expressly set forth in this Agreement, nothing in this Agreement shall be construed to require the Trustee to take any action which would cause it to become liable, in its individual capacity, to any Person.

(d) The Trustee shall have the same rights under any Secured Instrument under which it is a party in its own right as any other Secured Party thereunder and may exercise such rights as though it were not the Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, Navistar Financial, International and the Parent as if it were not the Trustee.

SECTION 7.03. Delegation of Duties. Subject to the first sentence of Section 4.02(d) and subject to Section 4.07(f), the Trustee may execute any of the trusts or powers hereof

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and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, who may include officers and employees of Navistar Financial; provided that the Trustee shall directly hold all Pledged Securities and other “instruments” (as defined in Article 9 of the UCC) and “letters of credit” (as defined in the UCC) delivered hereunder. The Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

SECTION 7.04. Reliance by Trustee. (a) Whenever in the administration of this Agreement, the Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Trustee taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer delivered to the Trustee and not challenged by any Secured Party and such certificate shall be full warrant to the Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 7.05.

(b) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction.

(c) The Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of facsimile transmissions, to have been sent by the proper party or parties. Without limiting the generality of the immediately preceding sentence, the Trustee may rely, and shall be fully protected in acting, upon the information most recently delivered to the Trustee by Navistar Financial in accordance with Section 4.09. In the absence of its gross negligence or willful misconduct, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

(d) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Trustee by this Agreement at the request or direction of the Required Secured Parties pursuant to this Agreement unless the Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee.

(e) Upon any application or demand by Navistar Financial to the Trustee to take or permit any action under any of the provisions of this Agreement, Navistar Financial shall furnish to the Trustee a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is

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specifically required by any provision of this Agreement relating to such particular application or demand, such additional document shall also be furnished.

(f) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer or representations made by a Responsible Officer in a writing filed with the Trustee.

SECTION 7.05. Limitations on Duties of Trustee. (a) Unless a Notice of Acceleration is in effect, the Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee. If and so long as a Notice of Acceleration is in effect, the Trustee shall exercise the rights and powers vested in it by this Agreement, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of the Required Secured Parties or directions given to the Trustee pursuant to Section 5.06(b).

(b) Except as herein otherwise expressly provided, the Trustee shall not be under any obligation to take any action which is discretionary. The Trustee shall make available for inspection and copying by each Lender and each Indenture Trustee each certificate or other paper furnished to the Trustee by Navistar Financial under or in respect of this Agreement or any of the Collateral.

(c) Beyond the exercise of reasonable care in the custody and preservation thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if such items are accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage thereto, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Trustee in good faith.

SECTION 7.06. Moneys to be Held in Trust. All moneys received by the Trustee under or pursuant to any provision of this Agreement shall be held in trust for the purposes for which they were paid or are held.

SECTION 7.07. Resignation and Removal of the Trustee. (a) The Trustee may at any time, by giving written notice to Navistar Financial and the Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Trustee, (ii) the approval of such successor Trustee (evidenced in writing) by Navistar Financial and the Administrative Agent (such approval not to be unreasonably withheld), and (iii) the acceptance of such appointment by such successor Trustee. If no successor Trustee shall be appointed and shall have accepted such appointment within 45 days after the Trustee gives the aforesaid notice of resignation, the Trustee shall, or any Secured Party may, apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee shall have been appointed as above provided. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed by Navistar Financial and the Administrative

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Agent as provided above. So long as no Event of Default has occurred and is continuing, Navistar Financial may at any time, upon at least 10 days’ prior written notice, remove the Trustee and appoint a successor Trustee with the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), provided that such successor Trustee shall have accepted such appointment. If an Event of Default has occurred and is continuing, the Administrative Agent may at any time, upon at least 10 days’ prior written notice, remove the Trustee and appoint a successor Trustee with the approval of Navistar Financial (such approval not to be unreasonably withheld or delayed). Promptly upon receipt of such notice, the Trustee shall inform the Secured Parties of the contents thereof. Any Trustee shall be entitled to Trustee’s Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

(b) If at any time the Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Trustee for any other cause, a successor Trustee may, so long as no Event of Default has occurred and is continuing, be appointed by Navistar Financial with the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that if an Event of Default has occurred and is continuing, a successor Trustee shall be appointed by the Administrative Agent with the approval of Navistar Financial (such approval not to be unreasonably withheld or delayed), and the powers, duties, authority and title of the predecessor Trustee shall be terminated and cancelled without procuring the resignation of such predecessor Trustee and without any formality (except as may be required by applicable law) other than appointment and designation of a successor Trustee in writing duly acknowledged and delivered to the predecessor Trustee and Navistar Financial. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Trustee, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor Trustee; but such predecessor Trustee shall, nevertheless, on the written request of Navistar Financial or the successor Trustee, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor Trustee hereunder and deliver all Collateral held by it or its agents to such successor Trustee subject to the payment of all unpaid Trustee’s Fees due and owing to the predecessor Trustee. Should any deed, conveyance or other instrument in writing from Navistar Financial be required by any successor Trustee for more fully and certainly vesting in such successor Trustee the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Trustee, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor Trustee, be executed, acknowledged and delivered by Navistar Financial.

SECTION 7.08. Status of Successor Trustees. Every successor Trustee appointed pursuant to Section 7.07 shall be a bank or trust company in good standing and having power to act as Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $250,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

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SECTION 7.09. Merger of the Trustee. Any corporation into which the Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, shall be Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

SECTION 7.10. Co-Trustee; Separate Trustees. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Required Secured Parties shall in writing so request, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee and Navistar Financial shall, following consultation with each other, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and Navistar Financial, either to act as co-trustee or co-trustees (each a “co-trustee”) of all or any of the Collateral, jointly with the Trustee, or to act as separate trustee or trustees of any such property. If Navistar Financial shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Trustee to do so, or if a Notice of Acceleration is in effect, the Trustee may act under the foregoing provisions of this Section without the concurrence of Navistar Financial. Navistar Financial hereby appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies.

(b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 7.07, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

(i) except as the Required Secured Parties may otherwise expressly direct in writing, all rights, powers, duties and obligations conferred upon the Trustee in respect of the custody and management of moneys, marketable securities and other securities (including, without limitation, Pledged Securities) shall be exercised solely by the Trustee or, if applicable, (x) any agent appointed pursuant to Section 4.02(d) and (y) to the extent set forth in Section 4.07(a), the Concentration Bank;

(ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

(iii) no power given hereby to, or which it is provided herein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder by such co-trustee or co-trustees or separate trustee or separate

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trustees except jointly with, or with the consent in writing of, the Trustee, anything contained herein to the contrary notwithstanding;

(iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(v) each such separate trustee or co-trustee shall be entitled to the benefits of Sections 7.12 and 7.13 to the same extent as if such Person were the Trustee hereunder; and

(vi) following consultation with each other, Navistar Financial and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If Navistar Financial shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Trustee to do so, or if a Notice of Acceleration is in effect, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of Navistar Financial. Navistar Financial hereby appoints the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by Navistar Financial and the Trustee, or by the Trustee alone pursuant to this Section.

SECTION 7.11. Treatment of Payee or Indorsee by Trustee; Representatives of Secured Parties. (a) The Trustee may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture referred to in any Secured Instrument as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

(b) Any Person which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement or the Collateral shall present to the Trustee such documents, including, without limitation, Opinions of Counsel, as the Trustee may reasonably require, in order to demonstrate to the Trustee the authority of such Person to act as the representative of such Secured Parties.

SECTION 7.12. Compensation and Expenses. Navistar Financial shall pay to the Trustee, from time to time promptly upon written demand (together with appropriate backup documentation supporting such demand), (i) reasonable compensation in the amounts agreed upon by Navistar Financial and the Trustee (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust unless such provision may not effectively be waived) for its services hereunder and for administering the Trust Estate and (ii) all of the reasonable fees, costs and expenses incurred by the Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the

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Trustee elects to retain, any fees, costs and expenses arising pursuant to computer software license agreements and any amounts payable by the Trustee to any of its agents, whether on account of fees, indemnities or otherwise) (A) arising in connection with the preparation, execution, delivery, modification, and termination of this Agreement or the enforcement of any of the provisions hereof or (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of Collateral hereunder and the preservation, protection or defense of the Trustee’s rights hereunder and in and to the Collateral and the Trust Estate.

SECTION 7.13. Indemnification. (a) Navistar Financial shall pay, and indemnify and hold harmless the Trustee and its officers, directors, employees and agents from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any, kind or nature whatsoever, unless arising from the gross negligence or willful misconduct of the indemnitee, with respect to the execution, delivery, enforcement, performance and administration of this Agreement by the Trustee or any of its directors, officers, agents or employees. As security for such payment and for the payment of all other Trustee’s Fees, the Trustee shall have a Lien prior to all other Secured Parties upon all the Collateral; provided that the foregoing is not intended to relieve Navistar Financial of its obligation to pay Trustee’s Fees.

(b) In any suit, proceeding or action brought by the Trustee under or with respect to the Collateral for any sum owing hereunder or to enforce any provision hereof, Navistar Financial will save, indemnify and hold harmless the Trustee, its agents, officers, directors and employees and the holders of Secured Obligations from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Navistar Financial of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from Navistar Financial, and all such obligations of Navistar Financial shall be and remain enforceable against and only against Navistar Financial and shall not be enforceable against the Trustee, its agents or employees or any other Secured Party.

In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond their control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

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ARTICLE VIII

RELEASE OF COLLATERAL

SECTION 8.01. Permitted Releases. Unless a Notice of Acceleration is in effect, the Trustee may, at any time and from time to time prior to the termination of the Trustee’s Security Interest and release of all Collateral pursuant to Sections 8.02 and 8.03, release any portion of the Collateral with the prior written consent of the Releasing Secured Parties; provided that the Trustee shall have received a certificate of a Responsible Officer of Navistar Financial to the effect that no default, or event or condition which with notice or lapse of time or both would constitute a default, exists or, immediately after such release, will exist with respect to any of the Indenture Obligations. Upon any release in accordance with this Section 8.01, the Trustee will promptly, at Navistar Financial’s written request and expense, execute and deliver to Navistar Financial such documents as Navistar Financial shall reasonably request to evidence such release.

SECTION 8.02. Conditions to Termination of Security Interest and Release of All Collateral. The Trustee’s Security Interest shall terminate and all right, title and interest of the Trustee in and to the Collateral shall terminate and shall revert to Navistar Financial and its assigns upon the request of Navistar Financial as provided in Section 8.03 if (a):

(i) no default, or event or condition which with notice or lapse of time or both would constitute a default, exists or, immediately after such termination, will exist with respect to any of the Indenture Obligations or any Letter of Credit;

(ii) all principal of and interest on the Loans and all other amounts due under the Credit Agreement shall have been paid in full or shall have been extended (or refinanced) on an unsecured basis; and

(iii) the Commitments of the Lenders under the Credit Agreement shall have terminated (except to the extent that the relevant Lenders shall have agreed to maintain such respective Commitments on an unsecured basis).

or (b) an Upgrading shall have occurred.

SECTION 8.03. Procedure for Termination and Release. (a) Upon satisfaction of the conditions set forth in Section 8.02 necessary for terminating the Trustee’s Security Interest in the Collateral, Navistar Financial may request the termination of such security interest and the release of the Collateral by delivering to the Trustee written notice (a “Collateral Release Notice”), signed by a Responsible Officer of Navistar Financial. Such Collateral Release Notice shall certify that the conditions for release set forth in Section 8.02 have been satisfied. Promptly upon receiving a Collateral Release Notice, the Trustee shall mail a copy thereof (and of the accompanying accountants’ certificate, if any) to each Secured Party.

(b) Upon the termination of the Trustee’s Security Interest and the release of the Collateral, the Trustee will promptly, at Navistar Financial’s written request and expense, (i) execute and deliver to Navistar Financial such documents as Navistar Financial or its assigns shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to Navistar

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Financial, all property of Navistar Financial then held by the Trustee, any co-trustee or any of their respective agents. Any release of Collateral shall be without prejudice to the rights of the Trustee or any successor Trustee to charge and be reimbursed for any expenditures which it may thereafter incur in connection herewith.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. Unless otherwise specified in this Agreement, all notices, requests, demands, consents or other communications given to Navistar Financial, the Trustee or any Secured Party shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or when transmitted by facsimile transmission, addressed (i) if to Navistar Financial or the Trustee, to such party at its address, telecopy number specified on the signature pages hereof or any other address, telecopy number which such party shall have specified for the purpose of communications hereunder, by notice in writing to the party sending such communication or (ii) if to any Secured Party, to it at its address, telecopy number specified from time to time by it or in the list provided by Navistar Financial to the Trustee pursuant to Section 4.09; provided that any notice, request or demand to or upon the Trustee shall not be effective until received.

SECTION 9.02. No Waivers. No failure on the part of the Trustee, any co-trustee, any separate trustee or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 9.03. Amendments, Supplements and Waivers. (a) With the consent of the Required Secured Parties, the Trustee and Navistar Financial may, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement, waiving any provisions hereof or changing in any manner the rights of the Trustee, the Secured Parties, the holders of Secured Obligations or Navistar Financial hereunder; provided that no such supplemental agreement shall (i) amend, modify or waive any provision of this subsection (a) without the consent of each Secured Party, (ii) change the definition of “Required Secured Parties” or the definition of “Required Lenders” incorporated by reference therein, or change the definition of “Releasing Secured Parties” without the consent of each Secured Party adversely affected thereby, (iii) amend, modify or waive any provision of this Agreement which requires the consent of all of the Releasing Secured Parties without the consent of all of the Releasing Secured Parties, (iv) amend, modify or waive any provision of Section 6.04 or the definition of “Secured Obligations” without the consent of (x) each Secured Party whose rights would be adversely affected thereby and (y) each Indenture Trustee of a Debt Indenture under which rights to equal and ratable security would be adversely affected thereby, or (v) amend, modify or waive any provision of Article VII hereof or alter the duties or obligations of the Trustee hereunder without the consent of the Trustee. Any such supplemental agreement shall be binding upon Navistar Financial, the Secured Parties, the holders of Secured

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Obligations, the Trustee and their respective successors. The Trustee shall not enter into any such supplemental agreement unless it shall have received an Opinion of Counsel to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in any Debt Indenture which requires the securing of the indebtedness outstanding thereunder equally and ratably with other obligations or indebtedness of Navistar Financial.

(b) Without the consent of any Secured Party, the Trustee and Navistar Financial, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, (i) to add to the covenants of Navistar Financial for the benefit of the Secured Parties or to surrender any right or power herein conferred upon Navistar Financial, (ii) to mortgage or pledge to the Trustee, or grant a security interest in favor of the Trustee in, any property or assets as additional security for the Secured Obligations, or (iii) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (iii) shall not adversely affect the interests of the Secured Parties.

SECTION 9.04. Headings. The table of contents and the headings of Articles and Sections have been included herein for convenience only and should not be considered in interpreting this Agreement.

SECTION 9.05. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Secured Parties and their respective successors and permitted assigns and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. In addition, the final sentence of Section 2.06(d) shall inure to the benefit of the holders of any Existing Senior Liens.

SECTION 9.07. Currency Conversions. In calculating the amount of Secured Obligations for any purpose hereunder, including, without limitation, voting or distribution purposes, the amount of any Secured Obligation which is denominated in a currency other than Dollars shall be converted into Dollars at the spot rate of exchange in London that appears on the display page, applicable to such currency, on the Reuters System (or other such page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London) for the conversion of such currency into Dollars; provided that if at any time there shall no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent and if no such similar rate publishing service is available, by reference to the published rate of the Administrative Agent in effect at such date for similar commercial transactions.

SECTION 9.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by

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mandatory provisions of law; provided that all provisions of this Agreement relating to the Trustee’s Security Interest in any UCC Deposit Account shall be governed by and construed in accordance with the substantive laws of the applicable UCC Deposit Account Jurisdiction without regard to the choice of law principles of such jurisdiction.

SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement amends and restates in its entirety the terms and provisions of the Security, Pledge and Trust Agreement, dated as of June 8, 2001, between Navistar Financial and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee, and supersedes and replaces the terms thereof in their entirety.

SECTION 9.10. Termination. This Agreement shall terminate when the security interest granted hereunder has terminated and all the Collateral has been released; provided that the provisions of Sections 4.10, 4.11, 7.12 and 7.13 shall not be affected by any such termination.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

NAVISTAR FINANCIAL CORPORATION

By	/s/ Andrew J. Cederoth
Title:

425 N. Martingale Road Schaumburg, IL 60173
Telecopy number: [(708) 734-7090]
Attention: Treasurer

Copies of notices should be sent to each of the following:
Navistar Financial Corporation
425 N. Martingale Road Schaumburg, IL 60173
Telecopy number: [(708) 734-4090]
Attention: General Counsel

International Truck and Engine Corporation
4201 Winfield Road Warrenville, IL 60555-4025
Telecopy number: (630) 753-2305
Attention: Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS

By	/s/ Irina Golovashchuk
Title: Associate

Deutsche Bank Trust Company Americas Trust & Security Services
60 Wall Street New York, NY 10005
Telecopy: (212) 797-8614
Attn: Irina Golovashchuk

STATE OF ILLINOIS	)
: ss:
COUNTY OF COOK	)

On the      day of June, 2005 before me personally came Andrew J. Cederoth and, to me personally known and known to me to be the persons described in and who executed the foregoing instrument as VP & Treasurer of NAVISTAR FINANCIAL CORPORATION, who, being by me duly sworn, did depose and say that he resides at Naperville, IL; that he is VP & Treasurer of NAVISTAR FINANCIAL CORPORATION, one of the corporations described in and which executed the foregoing instrument; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.

Kristin L. Moran

[NOTARIAL SEAL]

My commission expires: 10/12/07

STATE OF NEW YORK	)
: ss:
COUNTY OF NEW YORK	)

On the 29 day of June, 2005 before me personally came Irina Golovashchuk and known to me to be the persons described in and who executed the foregoing instrument as an Associate of DEUTSCHE BANK TRUST COMPANY AMERICAS, who, being by me duly sworn, did depose and say that she resides at 153 Winston Drive, Matawan NJ 007747; that she is an Associate of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the foregoing instrument; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Boris Treyger

[NOTARIAL SEAL]

My commission expires: 12/30/06

SCHEDULE A

PERMITTED RECEIVABLES SALE AGREEMENTS

Dealer Note Master Trust

ARTICLE XPurchase Agreement, dated June 8, 1995, by and between NFC and NFSC.

Dealer Note Master Owner Trust

ARTICLE XISeries 2004-1 Indenture Supplement dated as of June 10, 2004 to Indenture dated as of June 10, 2004.

ARTICLE XIISeries 2005-1 Indenture Supplement dated as of February 28, 2005 to Indenture dated as of June 10, 2004.

2001-B Owner Trust

ARTICLE XIIIPurchase Agreement, dated November 1, 2001, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2001-B Owner Trust.

2002-A Owner Trust

ARTICLE XIVPurchase Agreement, dated April 30, 2002, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2002-A Owner Trust.

2002-B Owner Trust

ARTICLE XVPurchase Agreement, dated as of November 19, 2002, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2002-B Owner Trust.

2003-A Owner Trust

ARTICLE XVIPurchase Agreement, dated as of June 5, 2003, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2003-A Owner Trust.

Jupiter Securitization Corporation

ARTICLE XVIIReceivable Sales Agreement dated as of April 8, 2004 between Navistar Financial Corporation, as Transferor, and Truck Retail Accounts Corporation, as Transferee.

TRIP Retail Warehousing Facility

ARTICLE XVIIIReceivables Purchase Agreement, dated as of October 16, 2000, between TRIP and NFC.

ARTICLE XIXSeries 2005-1 Supplement dated as of June 29, 2005 to Indenture dated as of October 16, 2000 between TRIP and the Bank of New York.

2003-B Owner Trust

ARTICLE XXPurchase Agreement, dated as of October 31, 2003, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2003-B Owner Trust.

Truck Engine Receivables Master Trust

ARTICLE XXIReceivables Purchase Agreement, dated as of November 21, 2000, between NFC and Truck Engine Receivables Financing Co. (“TERFCO”).

RBC Conduit – Thunder Bay Funding, LLC

ARTICLE XXIIReceivables Purchase Agreement dated as of July 30, 2004 between NFC and NFRRC.

ARTICLE XXIIIReceivables Purchase Agreement dated as of April 29, 2005 between NFC and NFRRC.

2004-A Owner Trust

ARTICLE XXIVPurchase Agreement, dated as of April 1, 2004, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2004-A Owner Trust.

2004-B Owner Trust

ARTICLE XXVPurchase Agreement dated as of November 17, 2004 between NFC and NFRRC as Purchaser with respect to Navistar Financial 2004-B Owner Trust.

ITLC Lease Purchase Agreement

ARTICLE XXVIITLC Lease Purchase Agreement, dated as of June 30, 2004, between NFC and International Truck Leasing Corp.

SCHEDULE B

LIST OF COLLECTION BANKS, LOCK-BOXES,

SUSPENSE ACCOUNTS AND COLLECTION ACCOUNTS

COLLECTION BANK AND ADDRESS	LOCK-BOXES	SUSPENSE ACCOUNTS	COLLECTION ACCOUNTS

Bank of America Corporation 231 S. LaSalle St. Chicago, IL 60697	No. ***54	Harco Leasing Account No. ******1208

	No. ***70	Retail Suspense Account No. ******2116

	No. ***38	Wholesale Suspense Account No. *****2119

Dealer ACH Receipts Acct. No. ******9140

The Northern Trust Company 125 South Wacker Drive Chicago, IL 60675	No. **52	Retail Deposit Account No. ***14	Retail Deposit Account No. ***14

SCHEDULE C

LIST OF PROCEEDS

ACCOUNT BANKS AND PROCEEDS DEPOSIT ACCOUNTS

PROCEEDS ACCOUNT BANK AND ADDRESS	PROCEEDS DEPOSIT ACCOUNT

JPMorgan Chase Bank, N.A. 140 E. 45th Street New York, NY 10017	No. *****70-53

SCHEDULE D

SUBSIDIARIES AND CAPITALIZATION

Subsidiary		Outstanding share information	Percent Pledged

(f)	Navistar Financial Retail Receivables Corporation, a Delaware corporation	1,000 shares of common stock, par value $1.00 per share	100%

(g)	Navistar Financial Securities Corporation, a Delaware corporation	1,000 shares of common stock, par value $1.00 per share	100%

(h)	Harco Leasing Company, Inc., a Delaware corporation	13,618 shares of common stock, par value $1.00 per share	100%

(i)	Truck Retail Instalment Paper Corp., a Delaware corporation	1,000 shares of common stock, par value $1.00 per share	100%

(j)	Navistar, Inc., a Delaware corporation	1,000 shares of common stock, par value $10.00 per share	100%

(k)	Navistar Leasing Company, a Delaware statutory trust	N/A	N/A

(l)	Truck Engine Receivables Financing Co., a Delaware corporation	1,000 shares of common stock, par value $0.01 per share	100%

(m)	Truck Retail Accounts Corporation, a Delaware corporation	1,000 shares of common stock, par value $0.01 per share	100%

(n)	International Truck Leasing Corp., a Delaware corporation	1,000 shares of common stock, par value $0.01 per share	100%

(o)	Servicios Corporativos NFC, S.A. de C.V., a Mexican corporation	999 shares of Class I stock, par value $50.00 pesos per share; 28,512 shares of Class II stock, par value $50.00 pesos per share	65%

SCHEDULE E

INSTRUMENTS

A.	Subsidiary Notes

Navistar Financial Corporation Capital Contribution Note in the amount of $16,366,674

Harco Leasing Company, Inc. Second Amended and Restated Grid Note in the Amount of $200,000,000

Navistar Financial Securities Corporation Promissory Note in the amount of $25,000,000

Navistar Financial Retail Receivables Corporation Revolving Note

Truck Retail Instalment Paper Corp. Subordinated Revolving Note

Truck Retail Instalment Paper Corp. Revolving Note

Navistar Financial Securities Corporation Master Revolving Note

Servicios Financieros Navistar, S.A. de C.V. Promissory Note in the amount of $20,000,000

Arrendadora Financiera Navistar, S.A. de C.V. Promissory Note in the amount of $20,000,000

International Truck Leasing Corp. Revolving Note

B.	Stock Certificates

Stock certificate number 1 for 1,000 shares of common stock of Navistar Financial Retail Receivables Corporation, held by Navistar Financial Corporation.

Stock certificate number 2 for 1,000 shares of common stock of Navistar Financial Securities Corporation, held by Navistar Financial Corporation.

Stock certificate number 34 for 13,615 shares of the capital stock of Harco Leasing Company, Inc., held by International Harvester Credit Corporation.

Stock certificate number 35 for 3 shares of the capital stock of Harco Leasing Company, Inc., held by International Harvester Credit Corporation.

Stock certificate number 1 for 1,000 shares of common stock of Truck Retail Instalment Paper Corp., held by Navistar Financial Corporation.

Stock certificate number 5 for 100 shares of capital stock of The Monarch Agency, Inc., held by International Harvester Credit Corporation.

Stock certificate number 6 for 190 shares of capital stock of The Monarch Agency, Inc., held by International Harvester Credit Corporation.

Stock certificate number 7 for 710 shares of capital stock of The Monarch Agency, Inc., held by International Harvester Credit Corporation.

Stock certificate number 001 for 1,000 shares of common stock of Truck Engine Receivables Financing Co., held by Navistar Financial Corporation.

Stock certificate number C-1 for 1,000 shares of common stock of Truck Retail Accounts Corporation, held by Navistar Financial Corporation.

Stock certificate number 1 for 1,000 shares of common stock of International Truck Leasing Corp., held by Navistar Financial Corporation.

Stock certificate representing 999 shares of Class I stock of Servicios Corporativos NFC, S.A. de C.V., held by Navistar Financial Corporation.

Stock certificate representing 28,512 shares of Class II stock of Servicios Corporativos NFC, S.A. de C.V., held by Navistar Financial Corporation.

C.	Other Instruments

Navistar Financial 1991-1 Grantor Trust 6.40% Asset Backed Certificate, Class B

Navistar Financial 2001-B Owner Trust Certificate

Navistar Financial 2002-A Owner Trust Certificate

Navistar Financial 2002-B Owner Trust Certificate

Navistar Financial 2003-A Owner Trust Certificate

Navistar Financial 2003-B Owner Trust Certificate

Navistar Financial 2004-A Owner Trust Certificate

Navistar Financial 2004-B Owner Trust Certificate

EXHIBIT A

PERFECTION CERTIFICATE

The undersigned, the chief legal officer of NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (“Navistar Financial”), hereby certifies with reference to the Amended and Restated Security, Pledge and Trust Agreement dated as of July 1, 2005 (the “Agreement”) between Navistar Financial and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (terms defined therein being used herein as therein defined), to the Trustee and each Secured Party as follows:

1. Names. (a) The exact corporate name of Navistar Financial as it appears in its certificate of incorporation is as follows:

Navistar Financial Corporation

(b) Set forth below is each other corporate name Navistar Financial has had since its organization, together with the date of the relevant change:

Name changed from International Harvester Credit Corporation on 2/20/86

(c) Navistar Financial has not changed its identity or corporate structure in any way within the past five years.

(d) The following is a list of all other names (including trade names or similar appellations) used by Navistar Financial or any of its divisions or other business units at any time during the past five years:

International Finance Group

IFG

2. Current Locations. (a) The chief executive office of Navistar Financial is located at the following address:

Mailing Address	County	State

425 N. Martingale Road
Schaumberg, IL 60173	Cook	Illinois

(b) The jurisdiction of incorporation of Navistar Financial is Delaware.

(c) Navistar Financial from time to time maintains Inventory and/or Equipment in more than one county and more than one town in each state (other than Hawaii). Navistar Financial also maintains Inventory and/or Equipment in the District of Columbia.

3. Unusual Transactions. All Inventory and Equipment has been acquired by Navistar Financial in the ordinary course of its business.

4. File Search Reports. Attached hereto as Schedule 4(A) is a true copy of a file search report from AL, AZ, AK, AR, CA, CO, CT, DE, DC, FL, GA (DeKalb County), IL, ID, IN, IA, KS, KY, LA (Orleans Parish County), MD, ME, MA, MI, MN, MS, MO (Jackson Kansas County), MT, NE, NV, NH, NJ, NM, NY, NC, NC (Mecklenburg County), ND, OH, OH (Licking County), OK, OR, PA, PA (Philadelphia County), RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI and WY. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

5. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 5(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in Schedule 5(B) hereto.

6. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 5 above that have been made as of the date hereof have been paid.

7. Instruments. As of the date hereof, none of the Collateral (other than the Subsidiary Notes and the residual interest certificates) is evidenced by any Instrument.

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IN WITNESS WHEREOF, I have hereunto set my hand this      day of July, 2005.

/s/ Kristin L. Moran
Title:	Chief Legal Officer

SCHEDULE 5(A)

Description of Collateral

All personal property.

SCHEDULE 5(B)

FILING LOCATIONS

Jurisdiction	Filing Office

Delaware	Secretary of State

EXHIBIT B

CONFIRMATION

To:	Deutsche Bank Trust Company Americas, as Trustee

Navistar Financial Corporation

Re:	Purchase for the Account of Deutsche Bank Trust Company Americas,

as Trustee, of the marketable securities indicated below

Account Number:

Dear Sir or Madam:

Reference is made to the Amended and Restated Security, Pledge and Trust Agreement dated as of                  , 2005 (as the same may be amended from time to time, the “Agreement”) between Navistar Financial Corporation (with its successors, “Navistar Financial”) and Deutsche Bank Trust Company Americas, as trustee (with its successors in such capacity, the “Trustee”). Terms defined in the Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

We hereby confirm that we have purchased for the account of the Trustee the marketable securities identified on Schedule I hereto as to which ownership or the existence of a security interest is evidenced by entries on the books of a “securities intermediary” (as defined in the UCC), custodian or other entity. In addition, we hereby confirm that (a) we are a Permitted Financial Intermediary for purposes of the Agreement and the above-referenced purchase, (b) we have made such purchase through the above-referenced Securities Account of the Trustee, (c) we have made appropriate entries on our books to identify such marketable securities as being held for the Trustee, (d) we have received a copy of the Agreement executed by Navistar Financial and the Trustee and (e) such marketable securities [consist of direct obligations of the United States held in book-entry form at the Federal Reserve Bank of New York] [consist of specific certificated securities in our possession] [constitute or are part of a fungible bulk of “certificated securities” (as defined in the UCC) in our possession or of “uncertificated securities” (as so defined) registered in our name] [constitute or are part of a fungible bulk of “securities” (as defined in the UCC) shown on our account on the books of another “securities intermediary” (as so defined)].2

We agree as follows with respect to the above-referenced marketable securities: (a) we will have no right of compensation from any Person other than Navistar Financial; (b) we will look solely to Navistar Financial for payment of our expenses and charges, if any, in connection with any marketable securities held for the account of the Trustee or in connection with following the Trustee’s instructions with regard thereto; (c) such marketable securities will

[2]	Insert one of the four bracketed clauses, as appropriate.

be maintained free and clear of all Liens in our favor or in favor of anyone claiming by, through or under us; and (d) if certificates shall at any time be issued to us with regard to such marketable securities, we shall hold such certificates as the Trustee’s bailee and agent.

This Confirmation shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Permitted Financial Intermediary)

By:
Title:

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SCHEDULE I

EXHIBIT I

FORM OF FIRST AMENDMENT TO THE SECURITY AGREEMENT

FIRST AMENDMENT

First Amendment dated as of December 16, 2009 (this “First Amendment”) relates to the Amended and Restated Security, Pledge and Trust Agreement dated as of July 1, 2005 (as modified or supplemented from time to time, the “Security Agreement”), between Navistar Financial Corporation, a Delaware Corporation (“Navistar Financial”) and Deutsche Bank Trust Company Americas, a banking corporation duly organized and existing under the laws of the State of New York (the “Trustee”), acting individually and as trustee for the holders of the Secured Obligations.

WITNESSETH

WHEREAS, Navistar Financial and Navistar Financial, S.A. De C.V., Sociedad Financiera De Objecto Multiple, Entidad No Regulada (together with Navistar Financial, the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A., as syndication agent, and The Bank of Nova Scotia, as documentation agent, are entering into an Amended and Restated Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2009 Credit Agreement”) on the date hereof;

WHEREAS, pursuant to the 2009 Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Required Secured Parties have consented to Navistar Financial and the Trustee entering into this First Amendment; and

WHEREAS, in connection with, and as a condition to the initial extensions of credit under the 2009 Credit Agreement, Navistar Financial has agreed to enter into this First Amendment;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Security Agreement or the 2009 Credit Agreement, as applicable.

Section 2. Amendments.

(a) The definition of “Credit Agreement” in Section 1.01 of the Security Agreement shall be amended in its entirety to read as follows:

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of December 16, 2009 among Navistar Financial Corporation, a Delaware corporation and Navistar Financial, S.A. De C.V., Sociedad Financiera De Objecto Multiple, Entidad No Regulada, a Mexican corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A. as syndication agent, and The Bank of Nova Scotia, as documentation agent, as amended, supplemented or otherwise modified from time to time.

(b) The definition of “International” in Section 1.01 of the Security Agreement shall be amended in its entirety to read as follows:

“International” means Navistar Inc. (formerly known as International Truck and Engine Corporation), a Delaware corporation.

(c) The definition of “Receivable” in Section 1.01 of the Security Agreement shall be amended such that (i) the two references to “2004” shall be deleted and replaced with “2008” and (ii) the reference to “Deloitte & Touche” shall be deleted and replaced with “KPMG”.

(d) The definition of “Retail Receivables” in Section 1.01 of the Security Agreement shall be amended such that (i) the two references to “2004” shall be deleted and replaced with “2008” and (ii) the reference to “Deloitte & Touche LLP” shall be deleted and replaced with “KPMG”.

(e) The definition of “2004 Annual Report” in Section 1.01 of the Security Agreement shall be amended in its entirety to read as follows:

“2008 Annual Report” means Navistar Financial’s 2008 Annual Report on Form 10-K for the fiscal year ended October 31, 2008, in the form delivered to the Lenders prior to the date hereof.

(f) The definition of “Wholesale Receivables” in Section 1.01 of the Security Agreement shall be amended such that (i) the two references to “2004” shall be deleted and replaced with “2008” and (ii) the reference to “Deloitte & Touche LLP” shall be deleted and replaced with “KPMG”.

(g) Section 1.01 of the Security Agreement shall be amended by inserting in appropriate alphabetical order:

“KPMG” means KPMG LLP.

“Intercreditor Agreement” has the meaning specified in the Credit Agreement.

“Loan Documents” has the meaning specified in the Credit Agreement.

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(h) Section 2.01 of the Security Agreement is hereby amended by deleting the period at the end of the first sentence and adding the following proviso at the end of such sentence:

; provided, further, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in the equity interests of Servicios Corporativos NFC, S.A. de C.V., a Mexican corporation (“Servicos”), or a pledge of such ownership interests, the certificates representing Navistar Financial’s ownership interests in Servicios, to the extent held by the Trustee, shall be returned to Navistar Financial on or promptly following the date hereof.

(i) Section 2.07 of the Security Agreement shall be amended by adding thereto a new clause (c) reading in its entirety as follows:

(c) Navistar Financial shall not designate any proposed or existing Indebtedness or other obligations (other than any Secured Interest Rate Agreement) as an Additional Secured Obligation for purposes hereof on or after December 16, 2009.

(k) Section 4.07(a) of the Security Agreement shall be amended such that the reference to “Deloitte & Touche LLP” in the first sentence of the second to last paragraph in Section 4.07(a) shall be deleted and replaced with “KPMG”.

(l) Section 4.13(b)(ii) of the Security Agreement shall be amended such that (i) the two references to “2004” shall be deleted and replaced with “2008” and (ii) the reference to “Deloitte & Touche LLP” shall be deleted and replaced with “KPMG”.

(m) A new Section 7.14 shall be added to the Security Agreement:

SECTION 7.14. Intercreditor Agreement. The Trustee agrees to act as agent on behalf of the Administrative Agent and the Lenders under the Intercreditor Agreement and to take such actions on the Administrative Agent’s and Lenders’ behalf and to exercise such powers as are delegated to it or at the written direction of the Administrative Agent (provided that the Administrative Agent shall provide the Trustee with a Certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to the Intercreditor Agreement) by the terms of the Intercreditor Agreement, together with such actions and powers as are reasonably incidental thereto, it being understood that in so acting the Trustee shall be entitled to the protections and benefits of Article VII.

(n) A new Section 9.11 shall be added to the Security Agreement:

SECTION 9.11. Notwithstanding anything to the contrary contained in this Agreement, the Liens, security interests and rights granted pursuant to this Agreement or any other Loan Document shall be as set forth in, and subject to the terms and conditions of (and the exercise of any right or remedy

3

by the Administrative Agent (or by the Trustee on behalf of the Administrative Agent) hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement. In the event of any conflict between this Agreement or any other Loan Document and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Administrative Agent (or by the Trustee on behalf of the Administrative Agent) hereunder or under any other Loan Document shall be exercised by the Administrative Agent (or by the Trustee on behalf of the Administrative Agent), and no direction shall be given by the Administrative Agent (or by the Trustee on behalf of the Administrative Agent) in contravention of the Intercreditor Agreement.

Section 3. Effectiveness. This First Amendment shall become effective upon (i) its execution and delivery by Navistar Financial and the Trustee and (ii) the 2009 Credit Agreement becoming effective in accordance with its terms.

Section 4. Representations and Warranties. Navistar Financial hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement shall be, after giving effect to this First Amendment, true and correct in all material respects as if made on and as of the Effective Date (unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

Section 5. Continuing Effect of Operative Documents. Except as expressly set forth herein, this First Amendment shall not constitute an amendment or waiver of any provision of the Security Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of any Secured Party that would require a waiver or consent. Except as expressly amended, modified and supplemented hereby, the provisions of the Security Agreement are and shall remain in full force and effect in accordance with its terms.

Navistar Financial shall provide complete and updated schedules to the Security Agreement, including: Schedule A - Permitted Receivables Sale Agreements, Schedule B - List of Collection Banks, Lock-boxes, Suspense Accounts and Collection Accounts, Schedule C - List of Proceeds Account Banks and Proceeds Deposit Accounts, Schedule D - Subsidiaries and Capitalization and Schedule E - Instruments as of recent date. Such Schedules shall replace the existing Schedules A-E in their respective entireties.

Section 6. Governing Law. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have signed this First Amendment as of the date first above written.

NAVISTAR FINANCIAL CORPORATION

By
Title:
425 N. Martingale Road Schaumburg, IL 60173 Telecopy number: (630) 753-4420 Attention: Treasurer

Copies of notices should be sent to each of the following:

Navistar Financial Corporation

425 N. Martingale Road

Schaumburg, IL 60173

Telecopy number: [(708) 734-4090]

Attention: General Counsel

Navistar Inc.

ADDRESS

Telecopy number:

Attention: Treasurer

[Signature Page to Security Agreement First Amendment]

DEUTSCHE BANK TRUST COMPANY AMERICAS

By	Deutsche Bank National Trust Company

By
Title:

By
Title:

Deutsche Bank Trust Company Americas

Trust & Security Services

60 Wall Street

New York, NY 10005

Telecopy number: 732-578-4695

Attention: Irina Golovashchuk

Copies of notices should be sent to the

following:

Deutsche Bank National Trust Company

Global Transaction Banking

Trust & Securities Services

100 Plaza One, 6th Floor - MS 0699

Jersey City , NJ 07311-3901

Telecopy number: 732-578-4635

[Signature Page to Security Agreement First Amendment]

Acknowledged and Consented to by:

JPMORGAN CHASE BANK, N.A., as Administrative Agent on behalf of Required Secured Parties under Section 9.03(a) of the Security Agreement

By:
Title:

[Signature Page to Security Agreement First Amendment]

EXHIBIT J

FORM OF BLOCKED ACCOUNT AGREEMENT

BLOCKED ACCOUNT CONTROL AGREEMENT

(“Agent Control”)

AGREEMENT dated as of December 16, 2009, by and among Navistar Financial Corporation (“Company”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders under the Amended and Restated Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of December 16, 2009 with Company (in such capacity, “Agent”) and JPMorgan Chase Bank, N.A. (in such capacity, “Depositary”).

The parties hereto refer to Account No. *****9161 in the name of Company maintained at Depositary (the “Account”) and hereby agree as follows:

1. Company and Agent notify Depositary that by separate agreement Company has granted Agent a security interest in the Account and all funds on deposit from time to time therein. Depositary acknowledges being so notified and confirms that Depositary is a national banking association corporation and the Account is a money market deposit account maintained by Depositary in the ordinary course of business.

2. Depositary shall honor only withdrawal, payment, transfer or other fund disposition or other instructions which the Company is entitled to give under the Account Documentation (as hereinafter defined) (collectively, “instructions”) received from the Agent (without Company’s consent) concerning the Account. Company shall have no right to issue instructions or any other right or ability to access or withdraw or transfer funds from the Account without Agent’s express written consent with respect thereto.

3. This Agreement supplements, rather than replaces, Depositary’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any instructions, Agent shall provide Depositary with such documentation as Depositary may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of Agent. Agent may request the Depositary to provide other services (such as automatic daily transfers) with respect to the Account; however, if such services are not authorized or otherwise covered under the Account Documentation, Depositary’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to Company and/or Agent executing such Account Documentation or other documentation as Depositary may require in connection therewith).

4. Depositary agrees not to exercise or claim any right of offset, banker’s lien or other like right against the Account for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, reversals or cancellations of payment orders and other electronic fund transfers or other corrections or adjustments to the Account or transactions therein, (ii) overdrafts in the Account or (iii) Depositary’s reasonable charges, fees and expenses with respect to the Account or the services provided hereunder. Except for the claims and interests of Agent and Company in the Account, neither the employees of Depositary with direct responsibility for interacting with Agent and/or Company concerning the operation or maintenance of the Account (the “Responsible Employees”) nor the unit of Depositary designated to receive restraining orders, subpoenas and other legal process concerning the Account, is aware, as of the date of this Agreement, of any claim to, or interest in, the Account or in any of the funds credited thereto. If any Responsible Employee or the unit designated to receive restraining orders, subpoenas and other legal process concerning the Account becomes aware of any person asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account or in any funds therein, Depositary will promptly notify Agent and Company thereof (unless such notification is prohibited by applicable law or regulatory authority).

5. Notwithstanding anything to the contrary in this Agreement: (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by Company or Agent in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the Credit Agreement referred to in the introductory paragraph hereof or the separate agreement referred to in paragraph 1 above or any other related documentation or whether any actions by Agent, Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any indirect, special, consequential or punitive damages (as opposed to direct or actual damages)) and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary’s reasonable control.

6. Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Depositary) (collectively, “Covered Items”) incurred in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at Company's direction or instruction. Agent hereby agrees to indemnify, defend and save harmless Depositary against any Covered Items incurred (i) in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding related thereto, (ii) at Agent’s direction or instruction or (iii) due to any claim by Agent of an interest in the Account or the funds on deposit therein.

7. Depositary may terminate this Agreement (a) in its discretion upon the sending of at least thirty (30) days' advance written notice to the other parties hereto or (b) because of a material breach by Company or Agent of any of the terms of this Agreement or the Account Documentation, upon the sending of at least five (5) days advance written notice to the other parties hereto. Agent may terminate this Agreement upon the sending of at least three (3) days advance written notice to the other parties hereto. Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto. The provisions of paragraphs 5 and 6 above shall survive any such termination.

8. Company shall compensate Depositary for the opening and administration of the Account and services provided hereunder in accordance with the Account Documentation.

9. This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be Depositary’s jurisdiction (within the meaning of Section 9-304 of the UCC). All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement. All notices under this Agreement shall

2

be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designate in writing to the other parties from time to time).

3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

	NAVISTAR FINANCIAL CORPORATION	JPMORGAN CHASE BANK, N.A., as Agent

By:		By:
Name:			Name:
Title:			Title:

Address for			JPMorgan Chase Bank, N.A.
Notices:			270 Park Avenue
New York, NY 10017
Fax No.: 212-270-5100
Fax No.:

JPMORGAN CHASE BANK, N.A., as Depositary

By:
Name:
Title:

Address
For Notices

JPMorgan Chase Bank, N.A.

611 Woodward Avenue

7th Floor

Detroit, MI 48226-3408

Attention: Robert Peskin

Fax No.: 313-226-1455

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, NY 10017

Fax No.: 212-270-5100

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EXHIBIT K

FORM OF

BLOCKED ACCOUNT CERTIFICATE

Pursuant to Section 12.21(b) of the Amended and Restated Credit Agreement, dated as of December 16, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, a Mexican Corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, the undersigned hereby delivers this Blocked Account Certificate. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests consent from the Administrative Agent to access or withdraw or transfer funds from the Blocked Account.

The undersigned hereby certifies as follows:

(a) as of the date hereof, no Default or Event of Default has occurred and is continuing;

(b) such funds shall be utilized (A) for normal operating expenses of the US Borrower and its Subsidiaries consistent with the US Borrower’s and its Subsidiaries’ past business practices, (B) to purchase receivables in the normal course of business or (C) to make payments of permitted dividends consistent with the US Borrower’s past business practices; and

(c) the Cash Balance is less than $50,000,000.

IN WITNESS WHEREOF, I have hereunto set my hand on behalf of the Corporation this      day of             , 20    .

NAVISTAR FINANCIAL CORPORATION
By:
Name:
Title:

EXHIBIT L

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is made this 16th day of December, 2009 (the “Closing Date”), by and among WELLS FARGO EQUIPMENT FINANCE, INC., a Minnesota corporation (the “Senior Lender”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, acting individually and as trustee for the holders of the Junior Obligations (as defined herein) (the “Trustee”), JPMORGAN CHASE BANK, N.A. (in its capacity as Administrative Agent for the Lenders under the Credit Agreement (as such terms are defined below) (the “Administrative Agent”), and NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Senior Lender intends to (x) make a loan to the Company pursuant to that certain Loan and Security Agreement to be executed contemporaneously herewith (as such Loan Agreement may be amended, supplemented, extended, restated, amended and restated, or otherwise modified from time to time, together with the other Transaction Documents (as defined therein), the “Loan Agreement”) and (y) purchase from Navistar Financial Assets Sales Corp., a Delaware corporation (“NFASC”) certain assets (the “Purchased Assets”) pursuant to that certain Note Purchase Agreement to be executed contemporaneously herewith (as such Note Purchase Agreement may be amended, supplemented, extended, restated, amended and restated, or otherwise modified from time to time, and together with the other Basic Documents (as defined therein), the “Note Purchase Agreement”); and

WHEREAS, the Senior Obligations (as such term is defined below) are to be secured by, among other things, a first priority lien and security interest in, to and on the Senior Collateral (as such term is defined below); and

WHEREAS, the Administrative Agent, the Lenders and the Company have, among other things, entered into a credit facility pursuant to that certain Amended and Restated Credit Agreement being executed contemporaneously herewith (as such Amended and Restated Credit Agreement may be amended, supplemented, extended, restated, amended as restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Company and the Trustee have entered into that certain Amended and Restated Security, Pledge and Trust Agreement dated as of July 1, 2005 between the Company and the Trustee, as amended by that certain First Amendment dated as of the date hereof (as so amended and as such Amended and Restated Security, Pledge and Trust Agreement may be amended, supplemented, extended, restated, amended as restated or otherwise modified from time to time, the “Security Agreement”); and

WHEREAS, the Company’s obligations under the Credit Agreement are to be secured by, among other things, a lien and security interest in, to and on the collateral described in the Security Agreement; and

WHEREAS, in order to induce the Senior Lender to enter into the Loan Agreement and the Note Purchase Agreement, and to extend credit to the Company and purchase the assets from NFASC thereunder, respectively, and in order to induce the Administrative Agent, the Lenders and the Trustee to enter into the Junior Debt Documents (as such term is defined below) to which they are party, the Senior Lender, the Administrative Agent and the Trustee have agreed to enter into this Agreement in order to set forth the respective priorities of the security interests of the Senior Lender and the Trustee in, to and on the Senior Collateral.

NOW, THEREFORE, in consideration of each of the parties’ entry into the above referenced agreements and arrangements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

Administrative Agent means JPMorgan Chase Bank, N.A., and its successors and assigns under the Credit Agreement.

Affiliate means, with respect to any Person, any other Person which: (a) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such other Person, or (b) beneficially owns or holds the voting securities or other equity interest of such other Person. For the purposes of this Agreement, “control” of a Person means the power, directly or indirectly, either to (i) vote ten percent (10%) or more of the securities or other equity interests having ordinary voting power for the election of directors or managers (or Persons performing similar functions) of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Bankruptcy Code means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time, and any successor statute, and all rules and regulations promulgated thereunder.

Business Day means any day of the year excluding Saturday, Sunday or any day which shall be, in the cities of Minneapolis, Minnesota, Chicago, Illinois, and New York, New York, a legal holiday or any day on which banking institutions are authorized or required by law or other governmental actions to close.

Claim has the meaning set forth in Section 21 hereof.

Closing Date has the meaning set forth in the Preamble hereto.

Company has the meaning set forth in the Preamble hereto.

Credit Agreement has the meaning set forth in the Recitals hereto.

Junior Debt Documents means the Credit Agreement, the Security Agreement, and all other instruments, documents and agreements executed in connection therewith or in furtherance thereof, as the same may be amended, supplemented, extended, restated, amended and restated or otherwise modified from time to time.

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Junior Loan Default means the occurrence of any default, event of default or breach under the Credit Agreement and/or Security Agreement, or any of the other Junior Debt Documents which entitles the Administrative Agent and/or the Lenders to accelerate the Junior Obligations, whether or not the Administrative Agent and/or the Lenders elects to do so.

Junior Obligations means all obligations, liabilities and indebtedness of the Company to the Administrative Agent, the Lenders and the Trustee of whatsoever nature and howsoever evidenced, whether now existing or hereafter incurred, under the Junior Debt Documents, including any partial or complete refinancings thereof.

Lenders means the holders of the Junior Obligations.

Loan Agreement has the meaning set forth in the Recitals hereto.

NFASC has the meaning set forth in the Recitals hereto.

Note Purchase Agreement has the meaning set forth in the Recitals hereto.

Obligations mean, collectively, the Senior Obligations and the Junior Obligations.

Person means any individual, partnership, corporation, association, trust, business trust, joint venture, joint stock company, limited liability company, limited liability partnership, limited partnership, unincorporated organization or enterprise or governmental entity.

Proceeds means all proceeds as defined in the UCC as well as all cash, securities, dividends, insurance proceeds, condemnation awards and other income or property received in respect of any Senior Collateral or Purchased Assets, as applicable, including any cash, securities or other property received from any liquidations or adjustment of the Senior Collateral or Purchased Assets, as applicable, or the proceeds thereof which may be distributed in kind.

Purchased Assets means the property transferred by the Company to NFASC pursuant to that certain Note Sale Agreement to be executed contemporaneously herewith and purchased by Senior Lender from NFASC pursuant to the Note Purchase Agreement.

Remedies has the meaning set forth in Section 7(a) hereof.

Reorganization means, with respect to the Company, any filing, whether voluntary or involuntary, of any petition under the Bankruptcy Code, the bringing of any proceeding for the relief of the Company, distribution of the assets of the Company upon

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any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving the Company or the readjustment of the liabilities of the Company or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Company.

Senior Collateral means the “Collateral”, as defined in the Loan Agreement.

Senior Debt Documents means the Loan Agreement, the Note Purchase Agreement and any and all other instruments, documents and agreements executed in connection with or in furtherance of either or both of the Loan Agreement and the Note Purchase Agreement, including, but not limited to, any guaranties thereof, as the same may be amended, supplemented, extended, restated, amended and restated or otherwise modified from time to time.

Senior Lender means Wells Fargo Equipment Finance, Inc., a Minnesota corporation, and its successors and assigns.

Senior Loan Default means the occurrence of any default, event of default or breach under any of the Senior Debt Documents which, by the terms of the Senior Debt Documents, entitles the Senior Lender to accelerate the Senior Obligations, whether or not the Senior Lender elects to do so.

Senior Obligations means all obligations, liabilities and indebtedness of the Company or NFASC to the Senior Lender of whatsoever nature and howsoever evidenced, whether now existing or hereafter incurred, under the Senior Debt Documents, including any partial or complete refinancings thereof.

UCC shall mean the Uniform Commercial Code as in effect in the State of New York as amended from time to time.

2. Certain Representations, Warranties, Covenants and Acknowledgments.

(a) The Trustee in its individual capacity as set forth herein and otherwise as trustee for the Lenders hereby:

(i) acknowledges that the Senior Lender’s agreement to provide financing to the Company under the Loan Agreement and purchase certain assets from NFASC under the Note Purchase Agreement is made in reliance upon the Trustee’s agreement to, and the Trustee and the Lenders each agree to: (x) subordinate any security interests, liens and encumbrances it has or may claim to have in and to the Senior Collateral, (y) release and disclaim any interest it has or may have in the Purchased Assets (other than such interests as are indirectly subject of the pledge of the stock of NFASC), and (z) refrain from exercising any rights and remedies it may have under the Security Agreement with respect to the Senior Collateral and the stock of NFASC until Senior Lender has received indefeasible payment in full and full performance of all Senior Obligations;

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(ii) covenants and agrees that any purchaser, assignee, transferee or other successor of the Trustee under the Security Agreement shall be bound by the terms of this Agreement;

(iv) represents and warrants that it both as Trustee and in its individual capacity is not subject to any contractual limitation or restriction which would impair in any way the execution of or its performance under this Agreement;

(v) represents and warrants that both as Trustee and in its individual capacity this Agreement shall be binding upon it and enforceable against it in accordance with the terms hereof;

(vi) covenants and agrees that no payment or distribution to the Senior Lender pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until all of the Senior Obligations shall have been indefeasibly paid in full; and

(vii) covenants and agrees that all rights and interests of Senior Lender under this Agreement, and all agreements and obligations of Trustee under this Agreement, shall remain in full force and effect irrespective of (w) any lack of validity or enforceability of any of the Senior Debt Documents or any other agreement or instrument relating thereto; (x) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to departure from any of the Senior Debt Documents; (y) any exchange, release or non-perfection of any Senior Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations; or (z) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company or a subordinate creditor. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by the Senior Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(b) The Administrative Agent on behalf of itself and the Lenders hereby:

(i) acknowledges that the Senior Lender’s agreement to provide financing to the Company under the Loan Agreement and purchase certain assets from the Company under the Note Purchase Agreement is made in reliance upon the Administrative Agent’s agreement to, and the Administrative Agent on behalf of the Lenders agrees to: (x) subordinate any security interests, liens and encumbrances it has or may claim to have in and to the Senior Collateral, (y) release and disclaim any interest it has or may have in the Purchased Assets (other than such interests as are indirectly subject of the pledge of the stock of NFASC), and (z) refrain from instructing the Trustee to exercise any rights and remedies it may have under the Security Agreement with respect to the Senior Collateral and the stock of NFASC until Senior Lender has received indefeasible payment in full and full performance of all Senior Obligations;

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(ii) covenants and agrees that any purchaser, assignee, transferee or other successor of the Administrative Agent, the Lenders and the Trustee under the Junior Debt Documents, respectively, shall be bound by the terms of this Agreement;

(iv) represents and warrants that it is not subject to any contractual limitation or restriction which would impair in any way the execution of or its performance under this Agreement;

(v) represents and warrants that this Agreement shall be binding upon it and enforceable against it in accordance with the terms hereof;

(vi) certifies that the Senior Lender has been provided with true, correct and complete copies of the Junior Debt Documents, as they exist as of the Closing Date;

(vii) acknowledges that it has received from the Senior Lender copies of all of the Senior Debt Documents as in effect on the Closing Date, and consents to the transactions contemplated therein and thereby and acknowledges that the transactions contemplated therein and thereby do not violate or conflict with the Junior Debt Documents;

(viii) covenants and agrees that no payment or distribution to the Senior Lender pursuant to the provisions of this Agreement shall entitle the Administrative Agent, any Lender or the Trustee to exercise any rights of subrogation in respect thereof until all of the Senior Obligations shall have been indefeasibly paid in full; and

(ix) covenants and agrees that all rights and interests of Senior Lender under this Agreement, and all agreements and obligations of the Administrative Agent and the Trustee under this Agreement, shall remain in full force and effect irrespective of (w) any lack of validity or enforceability of any of the Senior Debt Documents or any other agreement or instrument relating thereto; (x) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to departure from any of the Senior Debt Documents; (y) any exchange, release or non-perfection of any Senior Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations; or (z) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company or a subordinate creditor. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by the Senior Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(c) The Senior Lender hereby:

(i) covenants and agrees that any purchaser, assignee, transferee or other successor of the Senior Lender under the Loan Agreement shall be bound by the terms of this Agreement;

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(ii) represents and warrants that it is not subject to any contractual limitation or restriction which would impair in any way the execution of or its performance under this Agreement;

(iii) represents and warrants that this Agreement shall be binding upon it and enforceable against it in accordance with the terms hereof; and

(iv) certifies that it has delivered to the Administrative Agent copies of all of the Senior Debt Documents as in effect on the Closing Date.

3. Priorities in Senior Collateral.

(a) Irrespective of (i) the time, order, manner or method of creation, attachment and/or perfection of any security interest and/or lien granted in favor of a Lender in or on any or all of the Senior Collateral, (ii) any provision of the UCC or any other applicable laws or decisions to the contrary, (iii) the dating, execution or delivery of any document or agreement granting the Senior Lender a security interest and/or lien in or on any Senior Collateral, (iv) the provisions of any contract or document in effect between the Senior Lender, the Lenders, the Administrative Agent and/or the Trustee, on the one hand, and the Company, on the other, (v) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests, and (vi) whether Senior Lender or any agent, custodian or bailee holds possession of any part or all of the Senior Collateral, any and all security interests, liens, mortgages, rights and interests of the Trustee, Administrative Agent and the Lenders, whether now or hereafter arising and howsoever existing, in or on any or all of the Senior Collateral, are and shall at all times continue to be subordinated to any and all security interests, liens, mortgages, rights and interests of the Senior Lender in and to the Senior Collateral. For purposes of the foregoing, any claim of a right of setoff shall be treated in all respects as a security interest, and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

(b) The Administrative Agent and the Trustee each acknowledges that the Senior Lender, Company and NFASC have structured and agreed to treat the transactions contemplated by the Note Purchase Agreement as a sale; the Administrative Agent and the Trustee each hereby covenants and agrees that neither the Administrative Agent nor the Trustee shall (directly or by permitting or cooperating with such action by the Company or its Affiliates or any bankruptcy trustee) contest, assert any claim or otherwise seek to recharacterize the Senior Lender’s purchase of the Purchased Assets pursuant to the Note Purchase Agreement as a loan. Notwithstanding the previous sentence, should a court of competent jurisdiction determine that the sale and assignment of the Purchased Assets did not constitute a sale or that such sale for any reason is ineffective or unenforceable or otherwise that the Purchased Assets are part of Company or NFASC’s estate, the Administrative Agent and the Trustee each acknowledges and agrees that the Senior Lender has a first priority perfected security interest in such Purchased Assets, and in such event such Purchased Assets are and shall be deemed to be included as “Senior Collateral” for all purposes of this Agreement and accordingly any security interest of the Trustee in such Purchased Assets and the stock of NFASC shall be subordinate to the Senior Lender’s security interest in such Purchased Assets on the terms and provisions of this Agreement.

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(c) The Senior Lender hereby consents to the granting by the Company to the Trustee of a second, subordinate and inferior lien on the Senior Collateral, subject to the terms and conditions of this Agreement, as security for the Junior Obligations. The Trustee hereby (i) subordinates the lien, operation and effect of the Junior Debt Documents in and to the Senior Collateral to the lien, operation and effect of the Senior Debt Documents in and to the Senior Collateral, and (ii) agrees that the lien, operation and effect of the Senior Debt Documents in and to the Senior Collateral shall be deemed to be prior and senior to the lien, operation and effect of the Junior Debt Documents in and to the Senior Collateral, and the lien, operation and effect of the Junior Debt Documents in and to the Senior Collateral shall be in all respects subject and subordinate to the lien, operation and effect of the Senior Debt Documents in and to the Senior Collateral, irrespective of the time, order or method of attachment or perfection of the respective liens of the Senior Lender and the Trustee in and to the Senior Collateral or the time or order of the applicable filings.

4. No Trustee Action With Respect to Senior Collateral; Payments In Trust.

Until the Senior Obligations have been indefeasibly paid in full and performed, the Trustee shall not commence or continue any foreclosure or liquidation proceedings or any other enforcement actions or otherwise exercise any rights and remedies it may have under the Security Agreement with respect to the Senior Collateral and the stock of NFASC. The Administrative Agent on behalf of itself and the Lenders agrees not to instruct the Trustee to take any of the actions referred to in the previous sentence. In the event any collections or any proceeds of the Senior Collateral shall be received by the Trustee or the Administrative Agent for any reason at any time prior to the indefeasible payment in full of all Senior Obligations and termination of all of the financing arrangements and commitments between the Company and the Senior Lender under the Senior Debt Documents, such collections or proceeds shall be held in trust for the benefit of, and within two (2) Business Days of receipt deliver the same to the Senior Lender in precisely the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to the Senior Lender) for application to the Senior Obligations, whether due or not due. The Senior Lender is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until the Senior Obligations have been indefeasibly paid in full, the Administrative Agent and the Trustee will not, without the prior written consent of the Senior Lender, amend or consent to any amendment of any provision of the Junior Debt Documents with respect to the Senior Collateral, the Purchased Assets, and the stock of NFASC.

5. Reorganization.

(a) The Administrative Agent and the Trustee each hereby acknowledges and agrees that this Agreement shall survive any Reorganization and shall continue unimpaired and in full force and effect and shall apply with full force and effect with respect to all of the Senior Collateral and the Purchased Assets.

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(b) During the pendency of any Reorganization, the Administrative Agent and the Trustee each hereby acknowledges and agrees as follows:

(i) If the Senior Lender shall desire to permit the use by the Company of any of the Senior Collateral that constitutes “cash collateral”, under 11 U.S.C. §363 or any successor statute or similar statute, or to provide or permit post-petition financing to the Company, under 11 U.S.C. §364 or any successor statute or similar statute: (1) adequate notice shall be deemed to have been provided for such use of cash collateral or such post-petition financing if the Trustee receives notice thereof at least five (5) Business Days prior to the earlier of (x) any hearing on a request to approve such use of cash collateral or such post-petition financing, or (y) the date of entry of an order approving the same; and (2) no objection, directly or indirectly, will be raised by the Administrative Agent or the Trustee to any such use of cash collateral or such post-petition financing.

(ii) No objection, directly or indirectly, will be raised by the Administrative Agent or the Trustee to any motion by the Senior Lender for relief from the automatic stay in any Reorganization (including the automatic stay under 11 U.S.C. §362 or any successor statute) to foreclose on, sell or otherwise realize upon the Senior Collateral.

(iii) No objection or other challenge, directly or indirectly, will be raised by the Administrative Agent or the Trustee to the validity, perfection or priority of the Senior Lender’s security interest in the Senior Collateral, or to the Senior Lender’s ownership of the Purchased Assets.

(iv) No objection, directly or indirectly, will be raised by the Administrative Agent or the Trustee to any sale or other disposition of the Senior Collateral under 11 U.S.C. §363, or any successor statute, to which the Senior Lender has consented.

(v) The Administrative Agent and the Trustee generally will not take any action in connection with any such Reorganization with respect to the Senior Collateral and the Purchased Assets that the Administrative Agent and the Trustee would not be permitted to take under this Agreement.

(vi) Nothing contained in this Section 5(b) shall prohibit the Trustee from making a claim in any Reorganization with respect to the Senior Collateral on the same basis as an unsecured creditor, so long as (1) such action is not based on the Trustee’s status as a secured creditor; (2) the Trustee shall not contest the validity, perfection or priority of the Senior Lender’s claim in such Reorganization or its lien on the Senior Collateral or any other collateral for the Senior Obligations and the Senior Lender’s ownership of the Purchased Assets; (3) payments received by the Trustee shall be held and distributed as otherwise provided in this Agreement; and (4) the Trustee shall not take any action inconsistent with the rights or priorities established for the parties under this Agreement.

(c) The Trustee may, in any Reorganization, file claims, proofs of claims and other instruments of similar character necessary to enforce the obligations of the Company in respect of the Junior Obligations. The Trustee shall not vote any claim in a manner inconsistent with this Agreement.

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6. Exercise of Rights and Remedies.

(a) So long as any of the Senior Debt Documents remain in effect or any of the Senior Obligations remain outstanding, the Senior Lender shall have the exclusive right to carry out the provisions of the Senior Debt Documents and to enforce and collect any loans or advances included within the Senior Collateral, or the Senior Obligations secured thereby and to exercise and enforce all rights and privileges accruing to the Senior Lender by reason of the Senior Debt Documents and any other agreements, security, guaranties or claims given to the Senior Lender in connection therewith, all in the Senior Lender's sole discretion and in the exercise of its sole business judgment. This includes more specifically, without limitation, the rights: (i) in the Senior Lender’s sole discretion, to make overadvances or other extensions of credit to the Company in excess of the amounts otherwise available to the Company under the Senior Debt Documents, (ii) to effect collection of all Senior Collateral and to settle and adjust the amounts due thereon directly with the applicable Portfolio Obligors (to the extent provided in and as defined in the Senior Debt Documents), (iii) to sell or otherwise dispose of Senior Collateral, and (iv) to incur expenses in relation to the foregoing; all as may be necessary in the Senior Lender's reasonable discretion, and all as more fully provided in the Senior Debt Documents and to exercise all the rights and remedies of a secured lender under the UCC. In exercising its rights as aforesaid, the Senior Lender agrees that it shall handle all transactions relating to the Senior Collateral in accordance with its usual practices in the ordinary course of its business. The Trustee agrees that, so long as the Company may be indebted or obligated to the Senior Lender in any manner whatsoever under the Senior Debt Documents, the Trustee shall not exercise any rights with respect to the Senior Collateral, the Purchased Assets and the stock of NFASC, except in compliance with the terms and conditions of this Agreement and the Senior Debt Documents.

(b) At the request of the Senior Lender, the Trustee shall promptly release any and all security interests, liens, claims and/or rights which they may have on or in the Senior Collateral to facilitate the collection, sale or other disposition of such Senior Collateral by the Senior Lender or by the Company (with the written consent of the Senior Lender) so long as the Proceeds thereof are applied in accordance with the provisions of Section 9 of this Agreement.

7. Limit on Trustee’s Right of Action.

(a) The Trustee may take any of the following actions with respect to any Junior Loan Default, so long as the taking of such actions does not unduly delay or materially impair the Senior Lender’s rights to realize upon the Senior Collateral or impair or challenge the Senior Lender’s ownership of the Purchased Assets: (1) take such actions as may be required to obtain or preserve its judgment lien or claim on the Senior Collateral and the stock of NFASC (including joining in (but not initiating or controlling) any foreclosure, sale or other judicial lien enforcement proceeding with respect to the Senior Collateral initiated by the Senior Lender); (2) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Trustee, including any claims secured by the Senior Collateral and the pledge of the stock of NFASC; (3) bid for and purchase Senior Collateral at any private or judicial foreclosure sale of such Senior Collateral; (4) exercise its rights under the Junior Debt Documents to impose the default rate of interest in accordance with the Credit Agreement; and

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(5) make any filing that may be necessary to prevent the expiration of or to toll the running of any applicable statute of limitations (so long as such filing is not made earlier than thirty (30) days prior to the expiration of such statute of limitations or such earlier date by which such filing is required to prevent the expiration of or to toll such statute of limitations). In the event that the Trustee is delayed in the exercise of any right or remedy by the provisions of this Agreement, the Company agrees that it will not assert, and waives any right to assert, that the exercise of such right or remedy is untimely or that failure or delay to exercise such right or remedy constitutes a waiver thereof.

(b) The Administrative Agent and the Trustee shall not take or permit any action prejudicial to or inconsistent with the provisions of this Agreement or the Junior Debt Documents.

(c) So long as the Senior Obligations have not been indefeasibly paid in full, any amounts collected by the Trustee as Proceeds of the Senior Collateral shall be promptly paid over to the Senior Lender in payment of the Senior Obligations.

8. Further Assurances. The Senior Lender, Administrative Agent and the Trustee each agree to execute such further documents or instruments as may be necessary to effect the purpose of this Agreement.

9. Application of Proceeds after Acceleration of the Obligations. Upon the Senior Lender’s or the Administrative Agent (or the Lenders) acceleration of the Senior Obligations or the Junior Obligations (as the case may be), all Proceeds received by either the Senior Lender or the Trustee as a result of the exercise of any of its rights and remedies, realized from the sale or other disposition of any Senior Collateral, shall be applied as follows (to which the Administrative Agent and the Company hereby irrevocably consents):

first, to the payment in full of all of the Senior Obligations;

second, unless otherwise directed by court order, to the payment in full of all of the Junior Obligations; and

third, unless otherwise directed by court order, to pay to the Company, or its representatives or as a court of competent jurisdiction may direct, any surplus then remaining.

10. Waivers. The Administrative Agent, the Trustee and the Senior Lender each agree not to assert and hereby waive, to the maximum extent permissible by law, any right to demand, request, plead or otherwise assert or claim the benefit of, any marshaling or other similar right that may otherwise be available under applicable law.

11. Additional Rights of the Senior Lender.

(a) If the Administrative Agent or the Trustee, in violation of this Agreement, shall commence or prosecute any suit, action or proceeding against the Company, the Company may interpose as a defense or plea the making of this Agreement and the Senior Lender may intervene

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and interpose such defense or plea in the Senior Lender's name or in the name of the Company. If the Administrative Agent or the Trustee obtains any assets of the Company as a result of any administrative, legal or equitable action, or otherwise, in violation of the terms of this Agreement, the Administrative Agent or the Trustee shall receive and hold such assets in trust, to and for the benefit of the Senior Lender, and shall promptly (within three (3) Business Days) pay over, deliver and assign to the Senior Lender any such assets for the application to the Senior Obligations.

(b) The Senior Lender shall have the right, in its sole discretion, to exercise or refrain from exercising any powers or rights which the Senior Lender may have under the Senior Debt Documents, and such exercise or failure to exercise shall not affect any of the Senior Lender's rights under this Agreement. The Administrative Agent and the Trustee each hereby agrees that the Senior Lender may from time to time in the Senior Lender's sole discretion, amend any of the terms of the Senior Debt Documents, grant extensions of time of payment or performance and make compromises and settlements with the Company or other lenders of the Company, without affecting the agreements of the Administrative Agent, the Trustee or the Company hereunder. This Agreement shall continue in full force and effect until the Senior Obligations have been indefeasibly paid in full in immediately available funds or other consideration acceptable to the Senior Lender and Senior Lender’s obligations under the Senior Debt Documents are terminated. Except as otherwise set forth in this Agreement and to the extent provided in the Senior Debt Documents, without notice to, or consent of, the Administrative Agent and the Trustee, and without in any way affecting, limiting, modifying, discharging or releasing the right of the Senior Lender to enforce this Agreement, the Senior Lender may, in its sole discretion, at any time and from time to time (i) extend, renew, accelerate, modify, amend, restate, change, increase, decrease, substitute, subordinate, exchange, sell, assign, compromise, settle, waive, terminate, release, discharge, grant indulgences with respect to, or otherwise deal with in any manner all or any part of the Senior Obligations, any collateral and security therefor, the Company, or any other maker, guarantor, endorser, surety or other person directly or contingently liable or obligated for all or any part of the Senior Obligations or any of the provisions of the Loan Agreement or of any of the other Senior Debt Documents, (ii) fail, omit, lack diligence or delay to perfect, maintain, enforce, assert or exercise any Lien, right or remedy conferred on the Senior Lender under the provisions of the Senior Debt Documents or applicable laws or otherwise, or (iii) take or omit to take any other action which may or might in any manner or to any extent constitute a defense available to, or discharge of, the Company, or any obligor in respect of the Senior Obligations or of the Administrative Agent or the Trustee in respect of this Agreement. The Administrative Agent and the Trustee each hereby waives any and all notices of the creation, renewal, extension or accrual of any of the Senior Obligations.

12. Additional Rights of Administrative Agent and the Trustee

(a) Subject to the limitations set forth in Section 12(b), the Administrative Agent and the Trustee each shall have the right, in its sole discretion, to modify, amend, waive or release any of the terms of the Junior Debt Documents, and to exercise or refrain from exercising any powers or rights which they may have thereunder, and such modification, amendment, waiver, release, exercise or failure to exercise shall not affect any of the Senior Lender’s rights under this Agreement. The Senior Lender hereby agrees that, subject to the limitations set forth in Section 12(b),

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the Administrative Agent and the Trustee may from time to time in its sole discretion amend any of the terms of the Junior Debt Documents, grant extensions of time of payment or performance and make compromises and settlements with the Company without affecting the agreements of the Administrative Agent, the Trustee, the Senior Lender or the Company hereunder.

(b) Notwithstanding anything contained in Section 12(a) to the contrary, it is understood that the Junior Debt Documents may not be amended or modified with respect to the Senior Collateral, the Purchased Assets and the pledge of the stock of NFASC if such modification conflicts with or is inconsistent with this Agreement and is otherwise adverse to the rights and interests of the Senior Lender in the Senior Collateral and the Purchased Assets.

13. Reliance, Independent Credit Investigations. The Administrative Agent and the Trustee each expressly waives all notice of the acceptance by the Senior Lender of the provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement. None of the Senior Lender, the Administrative Agent and the Trustee, nor any of their respective directors, officers, members, agents or employees shall be responsible to the other or to any other Person or entity for the Company’s solvency, creditworthiness, financial condition or ability to repay any of the Senior Obligations or Junior Obligations (as the case may be) or for the accuracy of any recitals, statements, representations or warranties of the Company, oral or written, or for the validity, sufficiency, enforceability, collectability or perfection of any liabilities, agreements, instruments or documents, or any security interests or liens granted by the Company in connection therewith. Each of the Senior Lender, the Administrative Agent and the Trustee has entered into its respective agreements with the Company based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 13. None of the Senior Lender, the Administrative Agent, and the Trustee shall have any responsibility under this Agreement to the other for monitoring or assuring compliance by the Company with any covenants or representations made to any party. Each of the Senior Lender, the Administrative Agent and the Trustee hereby assumes responsibility for keeping itself informed of the financial condition of the Company and of all other circumstances bearing upon the risk of non-payment of its respective obligations that diligent inquiry would reveal and each of such parties hereby agrees that it shall have no duty to advise the other party of any information regarding such condition or any such circumstances. Each of the Senior Lender, the Administrative Agent and the Trustee agrees, upon the written request of the other, to provide a written statement as to the amount of Senior Obligations or Junior Obligations, as the case may be, then outstanding.

14. Notices.

(a) Each of the Senior Lender, the Administrative Agent, and the Trustee agrees to use commercially reasonable efforts to furnish the other with copies of any notices of default, acceleration, demand or foreclosure as the party giving the notice may send to the Company, provided that failure to give any of the foregoing notices shall not (x) affect the priorities of the liens upon the Senior Collateral set forth herein, or (y) so long as such failure to notify would not otherwise constitute a breach of the terms of this Agreement result in any liability whatsoever to the other party.

13

(b) All notices, requests, demands and other communications hereunder to or upon Senior Lender, the Administrative Agent, the Trustee or the Company shall be in writing and shall be delivered by confirmed facsimile (so long as such facsimile notice is simultaneously provided by another method provided herein) or by depositing the same with a recognized overnight courier service or with the United States Postal Service (certified mail, postage prepaid, return receipt requested) and addressed as provided below:

If to the Company, to the following address:

Navistar Financial Corporation

425 N. Martingale Road

Schaumburg, Illinois 60173

Attention: General Counsel

Facsimile No.: (630) 753-4410

If to the Administrative Agent, to the following address:

JPMorgan Chase Bank, N.A.

1111 Fannin Street, 10th Floor

Houston, Texas 77002-6925

Attention: Loan and Agency Services

Facsimile No.: (713) 750-2938

with a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, New York 10017

Attention: Richard W. Duker

Facsimile No.: (212) 270-5100

14

If to the Trustee, to the following address:

Deutsche Bank Trust Company Americas

Trust & Security Services

60 Wall Street

New York, New York 10005

Attention: Irina Golovashchuk

Facsimile No.: (732) 578-4695

with a copy to:

Deutsche Bank National Trust Company

Global Transaction Banking

Trust & Securities Services

100 Plaza One, 6th Floor - MS 0699

Jersey City, New Jersey 07311-3901

Facsimile No.: (732) 578-4635

If to the Senior Lender, to the following address:

Wells Fargo Equipment Finance, Inc.

733 Marquette Avenue

Minneapolis, Minnesota 55402

Attn: Lease Portfolio Administrator

Facsimile No.: (866) 687-5578

with copy to: Ober, Kaler, Grimes & Shriver

A Professional Corporation

120 E. Baltimore Street

Baltimore, Maryland 21202

Attention: Ethan J. Blank, Esq.

Facsimile No.: (410) 547-0699

or to such other address or addresses as the parties to whom such notices are to be directed may have designated in writing to the other parties hereto. Notices shall be deemed given upon the business day received in the case or facsimile (or if received after normal business hours on the next succeeding business day), on the business day following deposit with a recognized overnight courier service, or five (5) Business Days after deposit with the Postal Service.

15. Successors; Continuing Effect, Etc. This Agreement is being entered into for the benefit of and shall be binding upon the Senior Lender, the Administrative Agent, the Trustee, and their respective successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect so long as there are both Senior Obligations outstanding and Junior Obligations outstanding. The obligations of the Administrative Agent and the Trustee hereunder shall be reinstated and revived, and the rights of the Senior Lender shall continue, with respect to any amount at any time paid on account of the Senior Obligations which

15

shall thereafter be required to be restored or returned by the Senior Lender in any Reorganization (including without limitation, any repayment made pursuant to any provision of Chapter 5 of the Bankruptcy Code), all as though such amount had not been paid.

16. Entire Agreement; Amendment; Waiver.

(a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the Senior Lender, the Administrative Agent and the Trustee (unless such amendment or modification shall impose any additional obligations upon the Company, in which case such amendment or modification shall also require execution by the Company, as applicable).

(b) No failure or delay on the part of any party in the exercise of any power, right, remedy, or privilege under this Agreement shall impair such power, right, remedy, or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise of any other power, right, or privilege. The waiver of any such right, power, remedy, or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

17. Execution in Counterparts. This Agreement may be executed on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto. This Agreement may be reproduced by any photostatic, microfilm, micro-card, miniature photographic, facsimile or other similar process and the original thereof may be destroyed. The parties agree that any such reproduction shall, to the extent permitted by law, be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

18. Governing Law. This Agreement and all other related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to the conflict of laws principles of such state (other than Sections 5-1401 and 5-1402 of the General Obligations Law)), including all matters of construction, validity and performance regardless of the location of the Senior Collateral.

19. Jurisdiction. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court of competent jurisdiction in the City of New York, in the Borough of Manhattan, and each party submits to the jurisdiction of such court and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of New York.

16

20. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SUCH PARTY MAY BE A PARTY, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY, AND EACH PARTY HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

21. Equitable Relief. Each party acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other parties. Therefore, the relief to which a party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

22. Heading. The captions and headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

23. Inconsistent Terms. In the event of any conflict between the provisions of this Agreement and the provisions of any of the Senior Debt Documents, the Junior Debt Documents or any of the documents, instruments and agreements executed at any time in conjunction therewith or in furtherance thereof, the provisions of this Agreement shall control.

24. Construction and Interpretation. For the purposes of this Agreement: (i) the masculine shall include the feminine and the singular the plural and vice versa; and (ii) any reference to the Senior Lender, the Lenders, the Administrative Agent, the Trustee or the Company shall be deemed to refer to any successors and assigns of such Person and, in the case of the Senior Lender and the Lenders, any subsequent holder of any of the Senior Obligations or the Junior Obligations, as applicable.

25. No Third Party Beneficiary. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lender on the one hand and the Trustee on the other hand and no other Person, specifically including, but without limitation, the Company, shall have any right, benefit or other interest under this Agreement. Nothing contained in this Agreement is intended to or shall impair, as between the Company and the Senior Lender and the Administrative Agent, the Lenders and the Trustee, as applicable, the obligations of the Company, which are

17

absolute and unconditional, to pay the Senior Obligations and the Junior Obligations as and when the same shall become due and payable in accordance with their respective terms. The existence of this Agreement shall not commit or obligate any party to make loans or extend credit to the Company.

26. Reservation of Security Interests as Against Third Parties. Nothing contained in this Agreement is intended to affect or limit in any way any consensual security interests and/or liens the Senior Lender may have now or in the future in or on any other property and assets of the Company, whether tangible or intangible, insofar as the Company and third parties are concerned. The Senior Lender specifically reserves all such security interests and/or liens and rights to assert such security interests and/or liens as against the Company and third parties, subject to the terms of this Agreement.

27. Severability. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

28. Subrogation. Subject to the Senior Obligations having been indefeasibly paid in full and all Senior Obligations being performed in full, the Trustee shall be subrogated to the rights of the Senior Lender to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Obligations until all amounts owing on the Junior Obligations shall be indefeasibly paid in full (and, for this purpose, no distribution on the Junior Obligations paid to or turned over to the Senior Lender shall be deemed to have reduced the Junior Obligations), it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Trustee and the Senior Lender. A distribution made or turned over to the Senior Lender pursuant to this Agreement which otherwise would have been made to Trustee is not, as between the Company or its other creditors and Trustee, a payment by the Company to or on account of the Senior Obligations.

29. Representative Capacity. The Administrative Agent is executing and delivery this Agreement in its capacity as the agent of the Lenders pursuant to the Credit Agreement. The Administrative Agent, on behalf of the Lenders (who are deemed to have consented to this Agreement) hereby authorizes and instructs the Trustee to enter into this Agreement. In entering into this Agreement, the Trustee shall be afforded the same rights, protections, immunities and indemnities as are set forth in the Security Agreement.

[Signature page follows]

18

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

WELLS FARGO EQUIPMENT FINANCE, INC.

By:
Name: Lisa K. Lenton
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee by Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

NAVISTAR FINANCIAL CORPORATION

By:
Name: William V. McMenamin
Title: Vice President, Chief Financial Officer and Treasurer

EXHIBIT M

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of December 16, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, a Mexican Corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.                                  (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 4.12(d) of the Credit Agreement.

Pursuant to the provisions of Section 4.12(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             ,     , 20[    ]

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of December 16, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, a Mexican Corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.                                  (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 4.12(d) of the Credit Agreement.

Pursuant to the provisions of Section 4.12(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN (or other applicable form) from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             ,     , 20[    ]

2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of December 16, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, a Mexican Corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.                                 (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 4.12(d) of the Credit Agreement.

Pursuant to the provisions of Section 4.12(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Foreign Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender in writing (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             ,    , 20[    ]

3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of December 16, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, a Mexican Corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.                                 (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 4.12(d) of the Credit Agreement.

Pursuant to the provisions of Section 4.12(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Foreign Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN (or other applicable form) from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             ,     , 20[    ]

4

EXHIBIT N

FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 8.01 of the Amended and Restated Credit Agreement, dated as of December 16, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “US Borrower”), NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA, a Mexican Corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the LENDERS party thereto, BANK OF AMERICA, N.A., as Syndication Agent, THE BANK OF NOVA SCOTIA, as Documentation Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. I am the duly elected, qualified and acting [Responsible Officer] of the US Borrower.

2. I have reviewed and am familiar with the contents of this Certificate.

3. Attached hereto as Attachment 1 are the computations showing compliance with the covenants set forth in Section 8.01(c) of the Credit Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this              day of     , 20    .

NAVISTAR FINANCIAL CORPORATION

Name:
Title:

2

Attachment 1

to Compliance Certificate

The information described herein is as of             ,         , and pertains to the period from             ,          to                          ,         .

[Set forth Covenant Calculations]

3